                                                                     EXHIBIT T3E

                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                            CORPUS CHRISTI DIVISION

In re:

TRANSTEXAS GAS CORPORATION,   )
TRANSAMERICAN ENERGY          )   CASE NO. 99-21550-C-11
CORPORATION, TRANSAMERICAN    )   (Jointly Administered)
REFINING CORPORATION,         )

Debtors.



             FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
                 PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                               September 29, 1999










JORDAN, HYDEN,                                         GARDERE & WYNNE, L.L.P.
WOMBLE & CULBRETH, P.C.                                John Nabors
Shelby Jordan                                          Deirdre B. Ruckman
Bank America Towers                                    3000 Thanksgiving Tower
500 N. Shoreline, Suite 900                            1601 Elm Street
Corpus Christi, TX  78471                              Dallas, TX  75201

COUNSEL FOR DEBTORS                                    SPECIAL COUNSEL FOR
                                                       DEBTORS

         TransTexas Gas Corporation ("TransTexas"), TransAmerican Energy Corporation ("TEC") and TransAmerican Refining Corporation ("TARC") (collectively, the "Debtors"), as debtors in possession under Chapter 11 of the Bankruptcy Code hereby propose and File this First Amended Joint Disclosure Statement for each of their Plans under Chapter 11 of the Bankruptcy Code.

         THE DEBTORS URGE ALL HOLDERS OF CLAIMS AND INTERESTS IN IMPAIRED CLASSES RECEIVING BALLOTS TO ACCEPT THE PLANS.

         AS A RESULT OF NEGOTIATIONS WITH THE DEBTORS, THE CREDITORS' COMMITTEE AND THE BONDHOLDER COMMITTEE SUPPORT ACCEPTANCE OF THE PLANS. THE SUBDEBT COMMITTEE DOES NOT SUPPORT ACCEPTANCE OF THE PLANS.

         THIS DISCLOSURE STATEMENT IS DESIGNED TO PROVIDE ADEQUATE INFORMATION TO ENABLE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS TO MAKE AN INFORMED JUDGMENT ON WHETHER TO ACCEPT OR REJECT THE PLANS. ALL HOLDERS OF CLAIMS AND INTERESTS ARE HEREBY ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLANS IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLANS. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLANS, WHICH ARE ANNEXED HERETO AS APPENDICES 3 TO 5, OTHER APPENDICES ANNEXED HERETO AND OTHER DOCUMENTS REFERENCED AS FILED WITH THE COURT BEFORE OR CONCURRENTLY WITH THE FILING OF THIS DISCLOSURE STATEMENT. FURTHERMORE, THE PROJECTED FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN THE SUBJECT OF AN AUDIT. SUBSEQUENT TO THE DATE HEREOF, THERE CAN BE NO ASSURANCE THAT: (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN WILL CONTINUE TO BE MATERIALLY ACCURATE; OR (B) THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.

         ALL HOLDERS OF IMPAIRED CLAIMS AND IMPAIRED INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT AS A WHOLE, INCLUDING THE SECTION ENTITLED "RISK FACTORS," PRIOR TO VOTING ON THE PLANS. IN MAKING A DECISION TO ACCEPT OR REJECT THE PLANS, EACH HOLDER OF A CLAIM OR INTEREST MUST RELY ON ITS OWN EXAMINATION OF THE DEBTORS AS DESCRIBED IN THIS DISCLOSURE STATEMENT AND THE TERMS OF THE PLANS, INCLUDING THE MERITS AND RISKS INVOLVED. IN ADDITION, CONFIRMATION AND CONSUMMATION OF THE PLANS ARE SUBJECT TO CONDITIONS PRECEDENT THAT COULD LEAD TO DELAYS IN CONSUMMATION OF THE PLANS. THERE CAN BE NO ASSURANCE THAT EACH OF THESE CONDITIONS WILL BE SATISFIED OR

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                       Page (ii)

WAIVED (AS PROVIDED IN THE PLANS) OR THAT THE PLANS WILL BE CONSUMMATED. EVEN AFTER THE EFFECTIVE DATE, DISTRIBUTIONS UNDER THE PLANS MAY BE SUBJECT TO SUBSTANTIAL DELAYS FOR HOLDERS OF CLAIMS AND INTERESTS THAT ARE DISPUTED.

         THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY ORDER OF THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION OF A KIND AND IN SUFFICIENT DETAIL TO ENABLE HOLDERS OF CLAIMS AND INTERESTS TO MAKE AN INFORMED JUDGMENT WITH RESPECT TO VOTING TO ACCEPT OR REJECT THE PLANS. HOWEVER, THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A RECOMMENDATION OR DETERMINATION BY THE BANKRUPTCY COURT WITH RESPECT TO THE MERITS OF THE PLANS.

         WITH THE EXCEPTION OF HISTORICAL INFORMATION, SOME MATTERS DISCUSSED HEREIN, INCLUDING THE PROJECTIONS AND VALUATION ANALYSIS DESCRIBED HEREIN ARE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD LOOKING STATEMENTS.

         NO PARTY IS AUTHORIZED BY THE DEBTORS TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PLANS OR THE REORGANIZATION SECURITIES OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS OR INFORMATION CONCERNING THE DEBTORS, THEIR FUTURE BUSINESS OPERATIONS OR THE VALUE OF THEIR PROPERTIES HAVE BEEN AUTHORIZED BY THE DEBTORS, OTHER THAN AS SET FORTH HEREIN. ANY INFORMATION OR REPRESENTATIONS GIVEN TO OBTAIN YOUR ACCEPTANCE OR REJECTION OF THE PLANS WHICH ARE DIFFERENT FROM OR INCONSISTENT WITH THE INFORMATION OR REPRESENTATIONS CONTAINED HEREIN AND IN THE PLANS SHOULD NOT BE RELIED UPON BY ANY HOLDERS OF CLAIMS AND INTERESTS IN VOTING ON THE PLANS.

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS AGAINST, INTERESTS IN OR

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                      Page (iii)

SECURITIES OF, THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT ONLY IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL OR REGULATORY AUTHORITY, AND NEITHER SUCH COMMISSION NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

         UNTIL THE EFFECTIVE DATE, WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED ACTIONS (WHETHER OR NOT PENDING), THIS DISCLOSURE STATEMENT AND THE INFORMATION CONTAINED HEREIN SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION BY ANY ENTITY, BUT RATHER AS STATEMENTS MADE IN SETTLEMENT NEGOTIATIONS GOVERNED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER RULE OR STATUTE OF SIMILAR IMPORT.

         THIS DISCLOSURE STATEMENT SHALL NEITHER BE ADMISSIBLE IN ANY PROCEEDING INVOLVING A DEBTOR OR ANY OTHER PARTY NOR BE CONSTRUED TO BE PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH HOLDER OF A CLAIM OR INTEREST SHOULD, THEREFORE, CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION, THE PLANS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         THE TERMS OF THE PLANS GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES THEREOF IN THIS DISCLOSURE STATEMENT.

         This Disclosure Statement, the Plans annexed hereto as Appendices "3" to "5" (and the other appendices hereto), the accompanying form of Ballots, if any, and the related materials delivered together herewith are being furnished by the Debtors to their respective holders of Impaired Claims and Impaired Interests pursuant to section 1125 of the Bankruptcy Code, in connection with the solicitation by the Debtors of votes to accept or reject the Debtors' Plans (and the transactions contemplated thereby), as described herein.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

         This Disclosure Statement incorporates by reference certain documents relating to the Debtors that are not presented herein or delivered herewith.

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                       Page (iv)

         The following documents are incorporated by reference herein:

         1. Annual Report of TransTexas on Form 10-K for the fiscal year ended January 31, 1999.

         2. Quarterly Reports of TransTexas on Form 10-Q for the fiscal quarters ended April 30, 1999 and July 31, 1999.

         3.       Current Report of TransTexas on Form 8-K dated April 19,
                  1999.

         4.       Proxy Statement of TransTexas dated June 1, 1999.

         5. Annual Report of TEC on Form 10-K for the fiscal year ended January 31, 1998.

         6. Quarterly Reports of TEC on Form 10-Q for the fiscal quarters ended April 30, 1998, July 31, 1998 and October 31, 1998.

         7. Current Reports of TEC on Form 8-K, dated August 31, 1998, September 1, 1998, December 11, 1998, December 15, 1998, February 23, 1999, April 20, 1999, May 3, 1999, July 9, 1999,
                  August 2, 1999 and September 1, 1999.

         8. Annual Report of TARC on Form 10-K for the fiscal year ended January 31, 1998.

         9. Quarterly Reports of TARC on Form 10-Q for the fiscal quarters ended April 30, 1998, July 31, 1998 and October 31, 1998.

         10. Current Reports of TARC on Form 8-K, dated August 31, 1998, September 1, 1998, December 11, 1998, December 15, 1998, April 20, 1999, July 9, 1999, August 2, 1999 and September 1, 1999.

         11. Registration Statement of TARC on Form S-4/A as filed with the Commission on January 25, 1999 (No. 333-53821).

         All documents and reports subsequently Filed by the Debtors pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the date hereof shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Disclosure Statement, shall be deemed to be modified or superseded for purposes of this Disclosure Statement to the extent that a statement contained herein or in any subsequently Filed document that also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page (v)
superseded shall not be deemed to constitute a part of this Disclosure Statement, except as so modified or superseded.

                             AVAILABLE INFORMATION

         Each of the Debtors has Filed reports and other information with the Commission pursuant to the requirements of the Exchange Act. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports and other information regarding the Debtors and other registrants that File electronically with the Commission. The Internet address of the Commission's Web site is http://www.sec.gov. In addition, certain documents Filed in the Chapter 11 Cases are available at the following Web site: http://www.transtexasgascorpreorg.com.



FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                       Page (vi)

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----

I.       INTRODUCTION AND SUMMARY............................................................................Page 1
         A.   The Solicitation...............................................................................Page 1
         B.   Recommendations................................................................................Page 2
         C.   Summary of the Plans...........................................................................Page 2
              1.  The TEC Plan...............................................................................Page 3
              2.  The TARC Plan..............................................................................Page 3
              3.  The TransTexas Plan........................................................................Page 3
         D.   Voting Procedures and Requirements............................................................Page 14
         E.   Votes Required for Acceptance; Confirmation...................................................Page 15
         E.   Effective Date of the Plans...................................................................Page 16

II.      BACKGROUND.........................................................................................Page 17
         A.   General.......................................................................................Page 17
         B.   Capital Structure.............................................................................Page 17
         C.   Capitalization................................................................................Page 19
         D.   Information Regarding TransTexas Common Stock.................................................Page 20
         E.   Business of the Debtors.......................................................................Page 21
         F.   Prior Transactions............................................................................Page 32
         G.   Events Leading to Chapter 11 Filings..........................................................Page 36
         H.   Filing of Chapter 11 Cases....................................................................Page 37

III.     THE CHAPTER 11 CASES...............................................................................Page 37
         A.   Continuation of Business; Stay of Litigation..................................................Page 37
         B.   Significant Events During the Chapter 11 Cases................................................Page 38
              1.  First Day Orders..........................................................................Page 38
              2.  Change of Venue...........................................................................Page 40
              3.  Appointment of creditors' committees......................................................Page 40
              4.  Retention of Professionals................................................................Page 40
              5.  Payments to Royalty Owners................................................................Page 41
              6.  Rejection of Contracts....................................................................Page 41
              7.  Removal of Litigation.....................................................................Page 41
              8.  Other Litigation..........................................................................Page 42
              9.  341 Meeting...............................................................................Page 45
              10. Motion for Procedures to Determine Mechanic's Lien Claims.................................Page 45
              11. Denial of Formation of Mineral Property Owners Committee..................................Page 45
              12. SubDebt Committee's Avoidance Claims......................................................Page 45
              13. Claims Process and Bar Date...............................................................Page 46

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                      Page (vii)

IV.      THE PLANS..........................................................................................Page 47
         A.   General.......................................................................................Page 47
         B.   Classification and Treatment of Claims and Interests Under the Plans..........................Page 48
              1.  Treatment of Administrative Expenses and Certain Priority Claims..........................Page 49
              2.  Treatment of Claims and Interests under the TEC Plan:.....................................Page 50
              3.  Treatment of Claims and Interests under the TARC Plan:....................................Page 51
              4.  Treatment of Claims and Interests under the TransTexas Plan:..............................Page 52
              5.  Principal Plan Documents..................................................................Page 60
              6.  Reorganization Securities.................................................................Page 62
              7.  Cancellation and Surrender of Existing Securities; Cancellation of
                  Indentures................................................................................Page 75
              8.  Employee Benefit Plans....................................................................Page 76
         C.   Securities Law Matters........................................................................Page 76
              1.  Exemption from Securities Act Registration................................................Page 76
              2.  Registration Rights.......................................................................Page 77
              3.  Registration of Reorganization Securities; Listing of Reorganization
                  Securities................................................................................Page 77
         D.   Executory Contracts and Unexpired Leases......................................................Page 78
         E.   Conditions to Occurrence of the Effective Date of the Plans.  ................................Page 79
         F.   Exemption From Certain Transfer Taxes.........................................................Page 80
         G.   Section 1125 of the Bankruptcy Code...........................................................Page 80
         H.   Effects of Confirmation of the Plans..........................................................Page 80
              1.  TransTexas................................................................................Page 80
              2.  TEC and TARC..............................................................................Page 82
              3.  Indemnification...........................................................................Page 82
              4.  Injunction................................................................................Page 83
              5.  Revesting.................................................................................Page 83
              6.  Retention and Enforcement of Causes of Action.............................................Page 84
         I.   Distributions Under the Plans.................................................................Page 84
              1.  Time of Distributions Under the Plans.....................................................Page 84
              2.  Rounding..................................................................................Page 84
              3.  Compliance with Tax Requirements..........................................................Page 85
              4.  Distribution of Undeliverable or Unclaimed Property.......................................Page 85
              5.  Set-Offs..................................................................................Page 85
              6.  Allocation of Consideration...............................................................Page 86
              7.  Manner of Payment.........................................................................Page 86
              8.  Disbursing Agent..........................................................................Page 86
         J.   Procedures for Resolving Disputed Claims......................................................Page 86
              1.  Objections to Claims......................................................................Page 86
              2.  Payments and Distributions With Respect to Disputed Claims or Interests...................Page 86

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                     Page (viii)

         K.   Dissolution of Creditors' Committee and SubDebt Committee.....................................Page 87
         L.   Other Provisions of the Plans.................................................................Page 87
              1.  Retention of Jurisdiction.................................................................Page 87
              2.  Amendment and Modification to the Plans...................................................Page 89
              3.  Withdrawal and Revocation of the Plans....................................................Page 89

V.       PROJECTIONS........................................................................................Page 89

VI.      RISK FACTORS.......................................................................................Page 91
         A.   TransTexas' Business Risks....................................................................Page 91
              1.  Tax Issues.  .............................................................................Page 91
              2.  Financial Condition of TransTexas; Payment at Maturity....................................Page 92
              3.  Contractual Restrictions in Post-Confirmation Environment.................................Page 93
              4.  Mandatory Conversion of Preferred Stock...................................................Page 93
              5.  Environmental Regulation and Litigation...................................................Page 93
              6.  Adequacy of Collateral; Risks of Foreclosure..............................................Page 93
              7.  Lien Priority.............................................................................Page 94
              8.  Potential Tax Liabilities.................................................................Page 94
              9.  Risks Related to Projections and Estimates................................................Page 95
              10. Absence of Public Market for the Reorganization Securities................................Page 96
              11. Substantial Capital Requirements..........................................................Page 96
              12. Ability to Replace Short-Lived  Reserves..................................................Page 97
              13. Natural Gas Price Fluctuations and Markets................................................Page 97
              14. Competition...............................................................................Page 98
              15. Drilling Risks............................................................................Page 98
              16. Operating Hazards and Uninsured Risks.....................................................Page 98
              17. Government Regulations....................................................................Page 98
              18. Lack of Complete Year 2000 Compliance.....................................................Page 98
              19. No Control of Operations of TCR Holding Corporation; Potential
                  Elimination of Value of TCR Holding Preferred Stock......................................Page 100
         B.   Bankruptcy Risks.............................................................................Page 101
              1.  Objection to Classifications.............................................................Page 101
              2.  Risk of Nonconfirmation of the Plans.....................................................Page 101
              3.  Nonoccurrence of Effective Date of the Plans.............................................Page 101
              4.  Potential Effect of Bankruptcy on Certain Relationships..................................Page 101
         C.   Liquidity Risks..............................................................................Page 102
              1.  Restrictions on Transfer.................................................................Page 102
              2.  Potential Illiquidity of Reorganization Securities.......................................Page 102



FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                       Page (ix)

VII.     CONFIRMATION OF THE PLANS.........................................................................Page 102
         A.   Voting Procedures and Requirements...........................................................Page 102
         B.   Acceptance...................................................................................Page 106
         C.   Confirmation of the Plans....................................................................Page 107
              1.  The Best Interests Test..................................................................Page 107
              2.  Feasibility..............................................................................Page 109
         D.   Non-Acceptance and Cramdown..................................................................Page 109
              1.  The Plans are Fair and Equitable.........................................................Page 110
              2.  No Unfair Discrimination.................................................................Page 110
         E.   Confirmation Hearing.........................................................................Page 111

VIII.    ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF PLANS............................................Page 111
         A.   Liquidation Under Chapter 7..................................................................Page 111
         B.   Alternative Plans............................................................................Page 111

IX.      MANAGEMENT OF REORGANIZED TRANSTEXAS..............................................................Page 112
         A.   New Board of Directors.......................................................................Page 112
         B.   Senior Management of Reorganized TransTexas..................................................Page 112
         C.   Management Agreement.........................................................................Page 114
         D.   Employee Benefits............................................................................Page 114

X.       CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........................................................Page 115

XI.      CONCLUSION AND RECOMMENDATION.....................................................................Page 133

APPENDICES

Appendix 1 - Glossary

Appendix 2 - TransTexas Proforma Financial Projections

Appendix 3 - Second Amended Plan of Liquidation under Chapter 11 of the
             Bankruptcy Code proposed by TransAmerican Energy Corporation

Appendix 4 - Second Amended Plan of Reorganization under Chapter 11 of the
             Bankruptcy Code proposed by TransTexas Gas Corporation

Appendix 5 - Second Amended Plan of Liquidation under Chapter 11 of the
             Bankruptcy Code proposed by TransAmerican Refining Corporation

Appendix 6 - Summary Liquidation Analysis

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page (x)

I. INTRODUCTION AND SUMMARY

         The following introduction and summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Disclosure Statement. References herein to a "fiscal" year refer to the fiscal years of the Debtors ended the last day of January in the calendar year indicated. All capitalized terms used in this Disclosure Statement have the meanings ascribed to such terms in the Glossary attached hereto as Appendix "1" and in the Plans, except as otherwise indicated.

         A. The Solicitation.

         On September 29, 1999, the Debtors Filed their respective Plans with the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division. The Debtors Filed the Disclosure Statement with the Bankruptcy Court pursuant to Section 1125 of title 11 of the Bankruptcy Code and in connection with the Solicitation with respect to the Plans.

         On September 29, 1999, the Bankruptcy Court determined that this Disclosure Statement contains "adequate information" in accordance with section 1125 of the Bankruptcy Code. Pursuant to section 1125(a)(1) of the Bankruptcy Code, "adequate information" is defined as "information of a kind, and in sufficient detail, as far as reasonably practicable in light of the nature and history of the debtors and the condition of the debtors' books and records, that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about the plan. 11 U.S.C. Section 1125(a)(1).

         On November 9, 1999, the Bankruptcy Court has scheduled a hearing to consider confirmation of the Plans for before the Honorable Richard Schmidt, United States Bankruptcy Court Judge at 9:00 a.m. Central Time. The hearing may be adjourned from time to time without further notice other than by announcement in the Bankruptcy Court on the scheduled date of such hearing. Any objections to confirmation of the Plans must be in writing and must be Filed with the Clerk of the Bankruptcy Court and served on the counsel listed below to ensure RECEIPT by them on or before November 1, 1999 at 4:30 p.m. Central Time. Bankruptcy Rule 3007 governs the form of any such objection. Counsel on whom objections must be served are:

Jordan, Hyden, Womble & Culbreth, P.C.      Gardere & Wynne, L.L.P.
800 N. Shoreline, Suite 900                 1601 Elm Street, Suite 3000
Corpus Christi, Texas 78471                 Dallas, Texas 75201
(361) 884-5678                              (214) 999-3000
Attn: Shelby Jordan                         Attn: Deirdre B. Ruckman








FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                          Page 1

Bracewell & Patterson, L.L.P.                   Cadwalader. Wickersham & Taft
711 Louisiana, Suite 2900                       100 Maiden Lane
Houston, Texas 77002                            New York, New York 10038
(713) 221-1107                                  (212) 504-6240
Attn: Alfredo R. Perez                          Attn: Michael J. Sage
Counsel for Unsecured Creditors Committee       Counsel for Bondholder Committee

Pillsbury Madison & Sutro LLP                   United States Trustee
650 Town Center Drive, 7th Floor                515 Rusk, Room 3401A
Costa Mesa, California 92625-7122               3rd Floor
Attn: Craig A. Barbarosh                        Houston, Texas 77002
Counsel for SubDebt Committee                   (713) 718-4650
                                                Attn:  Diane Livingstone



         B. Recommendations.

         THE DEBTORS RECOMMEND THAT EACH PERSON ENTITLED TO VOTE ON THE PLANS VOTE TO ACCEPT THE PLANS.

         With respect to its Plan, TransTexas believes that: (i) the TransTexas Plan provides the best possible result for the holders of Claims and Interests;
(ii) with respect to each Impaired Class of Claims or Interests, the distributions under the TransTexas Plan are greater than the amounts that would be received if TransTexas were to liquidate under Chapter 7 of the Bankruptcy Code; and (iii) acceptance of the TransTexas Plan is in the best interest of holders of Claims and Interests.

         In arriving at its conclusions, TransTexas considered (i) the limited alternatives available to TransTexas to restructure its respective debts, (ii) its estimated liquidation value, (iii) the rights, in both payment and security position, of creditors of TransTexas and (iv) the present status of the oil and gas industry.

         With respect to their respective Plans, each of TEC and TARC believes that its Plan provides for an orderly liquidation of its Estate and that acceptance of such Plan is in the best interests of holders of Claims and Interests of its Estate.

         C. Summary of the Plans.

         Set forth in detail elsewhere in this Disclosure Statement is a description of the technical aspects of the classification of Claims and Interests, the relative allocations of property to holders of such Claims and Interests, the methodology as to how such property is to be distributed, the risks inherent in the proposed Plans, and the applicable bankruptcy and tax consequences of the proposed liquidation of TEC and TARC and the reorganization of TransTexas. The Plans are complex and were arrived at after lengthy discussions between the Debtors and certain of their senior secured

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                          Page 2
creditors and other parties in interest and are based upon the Debtors' analysis of all claims, an evaluation of the relative merits of potential conflicting claims and a compromise between such claims consistent with the goals of the Bankruptcy Code. The Debtors believe that the following broad overview of what creditors and equity holders will receive under the Plans will be helpful in your consideration of whether you wish to accept or reject the appropriate plan. This summary does not purport to be complete and should only be relied upon for voting purposes when read in conjunction with the Plans and the Disclosure Statement in their entirety. In the event of any inconsistency between the Plans and the Plan Documents, on the one hand, and this Disclosure Statement, on the other hand, the Plans and the Plan Documents shall control and take precedence with respect to such inconsistency.

              1.       The TEC Plan

              The TEC Plan provides that TEC will be liquidated and that the creditors of TEC will receive distributions as follows: (i) holders of the Bondholder DIP Secured Claims will receive no Distributions under the TEC Plan;
(ii) holders of allowed Priority Claims will receive payment in full, in Cash;
(iii) holders of the TEC Senior Secured Note Claims will receive their Ratable Proportion of all of the Collateral pledged by TEC that secures the TEC Senior Secured Notes and all Distributions TEC would have been entitled to receive under the TransTexas Plan and the TARC Plan; (iv) holders (other than Affiliates of TEC) of Allowed General Unsecured Claims will receive their Ratable Proportion of $5,000; and (v) the Interests held by TEC common stockholders will be canceled.

              2.       The TARC Plan

              The TARC Plan provides that TARC will be liquidated and that the creditors of TARC will receive Distributions as follows: (i) holders of the Bondholder DIP Secured Claims will receive no Distributions under the TARC Plan; (ii) holders of allowed Priority Claims will be paid in full; (iv) holders of the TARC Senior Secured Note Claims will receive their Ratable Proportion of all of the Collateral pledged by TARC that secures the TARC Senior Secured Note; (v) holders of Allowed General Unsecured Claims will receive their Ratable Proportion of the Litigation Trust; (vi) holders of TARC Subordinated Note Claims will receive, pursuant to a compromise and settlement by and between Firstar and First Union their Ratable Proportion of 17.5% of the funds held in the Interest Reserve Accounts, less reasonable fees and expenses payable to First Union and its attorneys, plus their Ratable Proportion of the Litigation Trust; and (vii) the TARC Common Stock Interests will be canceled.

              3.       The TransTexas Plan

              The TransTexas Plan provides for the reorganization of its business and provides generally that the creditors of TransTexas will receive distributions as follows: (i) holders of allowed Priority Claims shall receive payment in full in Cash; (ii) holders of Secured Tax Claims shall

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                          Page 3
receive at the option of TransTexas (a) equal Cash payments every six months for six years plus 12% interest on the unpaid balance or (b) payment in full in Cash; (iii) holders of TransTexas Senior Secured Note Claims shall receive (a) all of the New Senior Secured Notes; (b) all of the New Senior Preferred Stock,
(c) all of the New Junior Preferred Stock, (d) all of the New Common Stock, (e) all of the New Warrants; and (f) an amount of Cash equal to the Maximum GUC
Cash Amount; (iv) the holders of the GMAC Secured Claim shall be assumed such treatment shall be Impaired; (v) holders of allowed Miscellaneous Secured
Claims shall receive at the option of the Debtor (a) such treatment as will leave such holder Unimpaired, (b) payment in full in Cash, or (c) return of such holder's Collateral in the possession of TransTexas; (vi) each holder of a Mineral Interest Secured Claim shall receive at such holder's election (a) equal Cash payments over five years totaling the principal amount of its Claim plus simple interest at the Plan Rate and a continuing Lien securing such Claim or (b) Cash in an amount equal to 40% of the Allowed Amount of its Claim; (vii) each holder of a M&M Lien Secured Claim shall receive equal Cash payments over five years totaling the principal amount of its Claim, plus simple interest at the Plan Rate and a continuing Lien securing such Claim, (viii) holders of the TransTexas Senior Secured Note Deficiency Claim shall receive no Distribution under the Plan; (ix) holders of Allowed General Unsecured Claims shall receive no Distribution on account of their General Unsecured Claims (but see full discussion in next paragraph); (x) holders of TransTexas Subordinated Note Claims shall receive no Distributions on account of their TransTexas Subordinated Note Claims; (xi) subject to acceptance of the Plan by their Class, holders of Allowed Convenience Claims that elect to reduce their claims to $500.00 or less, shall receive payment in full, in Cash; (xii) Production Payment Holder Claims shall receive such treatment as shall leave their Claims Unimpaired; and (xiii) holders of Allowed Interests will receive no Distribution on account of their Interests.

              Subject to the occurrence of the Effective Date, the holders of the Allowed TransTexas Senior Secured Note Claims have agreed to reallocate and direct Reorganized TransTexas to distribute certain of the Distributions it receives as a Class 3 Claimant, as follows: (i) each holder of an Allowed TransTexas Subordinated Note Claim shall receive its Ratable Proportion of 80 million shares of New Junior Preferred Stock; (ii) each holder of an Allowed General Unsecured Claim shall receive (a) Cash in an amount equal to its Ratable Proportion of the Maximum GUC Cash Amount and (b) its Ratable Proportion of five million shares of New Senior Preferred Stock (subject to Sections 6.10 and 7.20 of the TransTexas Plan); (iii) each holder of the TransTexas Old Common Stock that is not an Affiliate of the Debtor shall receive its Ratable Proportion of (a) 4.2% of the New Common Stock and (b) 109,375 New Warrants; and (iv) John R. Stanley, or his designee shall receive 19.8% of New Common Stock and 515,625 New Warrants.

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                         Page 4

              The following Table I sets forth a quick reference guide to the classification and treatment of Allowed Claims against and Allowed Interests in the Debtors. Table I is a summary only and is subject in all respects to the specific provisions of the Plans.


                                    TABLE I
           QUICK REFERENCE GUIDE TO CLASSIFICATION OF CLAIMS AGAINST
                         AND INTERESTS IN THE DEBTORS


                                      TEC


    CLASS                                               ESTIMATE OF
CLAIMS/INTERESTS           DESCRIPTION           ALLOWED CLAIMS/INTERESTS*                GENERAL DESCRIPTION OF CLASS
----------------           -----------           -------------------------                ----------------------------

Class 1 Claims         TEC Senior Secured             $1,605,000,000            Secured Claims of the holders of the TEC Senior
                       Note Claims                                              Secured Notes

Class 2 Claims         General Unsecured                    $695,000            any Claim, including the TEC Senior Secured
                       Claims                                                   Note Deficiency Claim, that is not an
                                                                                Administrative Expense, a Priority or a Secured
                                                                                Claim

Class 3 Interests      TEC Common Stock                 9,000 shares            all issued and outstanding shares of the common
                                                                                stock of TEC, $0.01 par value, as of the Petition
                                                                                Date

*Principal amount



FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                         Page 5

                                      TARC

    CLASS                                               ESTIMATE OF
CLAIMS/INTERESTS           DESCRIPTION           ALLOWED CLAIMS/INTERESTS*                GENERAL DESCRIPTION OF CLASS
----------------           -----------           -------------------------                ----------------------------

Class 1 Claims         TARC Senior Secured                $920,000,000          the Secured Claims of the holders of the TARC
                       Note Claims                                              Senior Secured Notes

Class 2 Claims         General Unsecured                    $5,832,000          any Claim that is not an Administrative Expense,
                       Claims                                                   a Priority, a Secured Claim, a TARC Senior
                                                                                Secured Note Claim or a TARC Subordinated
                                                                                Note Claim

Class 3 Claims         TARC Subordinated                  $200,000,000          the Claims of the holders of the TARC
                       Note Claims                                              Subordinated Notes

Class 4 Interests      TARC Common Stock             32,690,970 shares          all issued and outstanding shares of, and warrants
                       Interests                                                to purchase, common stock of TARC, $0.01 par
                                                                                value, as of the Petition Date

*Principal amount

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                         Page 6

                                   TRANSTEXAS

    CLASS                                               ESTIMATE OF
CLAIMS/INTERESTS           DESCRIPTION           ALLOWED CLAIMS/INTERESTS*                GENERAL DESCRIPTION OF CLASS
----------------           -----------           -------------------------                ----------------------------

Class 1 Claims         Priority Claims                    $100,000              any Claim entitled to priority pursuant to Section
                                                                                507(a) of the Bankruptcy Code, other than (a) an
                                                                                Administrative Claim; or (b) a Priority Tax Claim

Class 2 Claims         Secured Tax Claims              $10,300,000              a Secured Claim of a Governmental Unit for
                                                                                taxes

Class 3 Claims         TransTexas Senior              $300,000,000              any Claim of a holder of a TransTexas Senior
                       Secured Note Claims                                      Secured Note

Class 4 Claims         GMAC Secured Claim               $4,000,000              the Secured Claim of GMAC

Class 5 Claims         Miscellaneous Secured            $7,400,000              any Claim that is secured other than Secured Tax
                       Claims                                                   Claims, Bondholder DIP Secured Claims,
                                                                                TransTexas Senior Secured Note Claims, GMAC
                                                                                Secured Claims, Mineral Interest Secured Claims
                                                                                and M&M Lien Secured Claims

Class 6A Claims        Mineral Interest Secured         $1,800,000              an Allowed Secured Claim of a Mineral Interest
                       Claims                                                   Claimant

Class 6B Claims        M&M Lien Secured                    Nominal              an Allowed Secured Claim of a M&M Lien
                       Claims                                                   Claimant

Class 7 Claims         TransTexas Senior              $175,000,000              deficiency claim of the holder of the TransTexas
                       Secured Note                                             Senior Secured Note
                       Deficiency Claim




FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                         Page 7

    CLASS                                               ESTIMATE OF
CLAIMS/INTERESTS           DESCRIPTION           ALLOWED CLAIMS/INTERESTS*                GENERAL DESCRIPTION OF CLASS
----------------           -----------           -------------------------                ----------------------------

Class 8 Claims         General Unsecured              $100,000,000              any general unsecured Claim that is not an
                       Claims                                                   Administrative Expense, a Priority Tax Claim, a
                                                                                Priority Claim, a Convenience Claim or a
                                                                                Production Payment Holder Claim

Class 9 Claims         TransTexas                     $115,800,000              any Claim of the holder of a TransTexas
                       Subordinated Note                                        Subordinated Note due 2001
                       Claims

Class 10 Claims        Convenience Claims               $1,000,000              any unsecured, Nonpriority Claim against
                                                                                TransTexas either (a) in a Face Amount of $500
                                                                                or less or (b) in a Face Amount greater than $500
                                                                                as to which the holder thereof has elected on its
                                                                                Ballot to reduce such Claim prior to the
                                                                                Ballot/Election Deadline

Class 11 Claims        Production Payment              $56,200,000              the Claims of TCW Portfolio No. 1555, DRV
                       Holder Claims                                            Sub-Custody Partnership, TCW DR VI
                                                                                Investment Partnership L.P. and TCW Drilling
                                                                                Program, TCW DR VI Investment Partnership,
                                                                                L.P. and TCW Asset Management Company

Class 12 Claims        Interests                 57,515,566 shares              all issued and outstanding shares of the common
                                                                                stock of TransTexas, $0.01 par value, as of the
                                                                                Petition Date



FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                         Page 8

              Table II is a summary of estimated recoveries for the different classes under the Plans and is subject in all respects to the Plans.


                                    TABLE II
                PROJECTED PROPERTY DISTRIBUTIONS UNDER THE PLANS


                                    TEC PLAN


THE HOLDER OF A:                               WILL RECEIVE:
----------------                               -------------

Class 1 Claim                       its Ratable Proportion of all of TEC's
(TEC Senior Secured Note Claim)     right, title and interest in the TransTexas
                                    Senior Secured Note and all related rights
                                    less reasonable fees and expenses
                                    (including attorneys' fees and expenses)
                                    payable to Firstar, as Indenture Trustee,
                                    for the Senior Secured Notes, and the
                                    Bondholder Committee, the TARC Senior
                                    Secured Note and all related rights, the
                                    TransTexas/TEC Note and all related rights,
                                    the TCR Secured Note and all related
                                    rights, the TARC Common Stock, the
                                    TransTexas Common and all Distributions TEC
                                    would have under the TransTexas Plan and
                                    the TARC Plan

Class 2 Claim                       its Ratable Proportion of $5,000; except
(General Unsecured Claim)           Affiliates of TEC shall receive no
                                    Distribution.

Class 3 Interests                   Canceled
(TEC Common Stock Interest)



FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                         Page 9

                                                     TARC PLAN


THE HOLDER OF A:                          WILL RECEIVE:
----------------                          -------------

Class 1 Claim                             all of TARC's right, title and interest in each item of Collateral which secures TARC's
(TARC Senior Secured Note Claim)          obligations under the TARC Senior Secured Note and related agreements

Class 2 Claim                             its Ratable Proportion of the net proceeds of the Litigation Trust
(General Unsecured Claim)

Class 3 Claims                            pursuant to a compromise and settlement agreement by and between Firstar and First Union,
(TARC Subordinated Note Claim)            its Ratable Proportion of 17 1/2% of the funds held in the Interest Reserve Accounts, less reasonable fees and expenses (including attorneys' fees and expenses) payable to First
                                          Union, as Indenture Trustee for the TARC Subordinated Notes, plus its Ratable Proportion of the net proceeds of the Litigation Trust


Class 4 Interests                         Canceled
(TARC Common Stock Interest)




FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 10

                                                  TRANSTEXAS PLAN


THE HOLDER OF a:                          WILL RECEIVE:
----------------                          -------------

Class 1                                   Payment in full in cash
(Priority Claim)

Class 2                                   At the option of TransTexas (a) equal cash payments every six months for six years plus
(Secured Tax Claim)                       12% interest on the unpaid balance and a continuing lien in its Collateral or (b) payment in full in cash

Class 3                                   The New Senior Secured Notes, the New Senior Preferred Stock, the New Junior Preferred
(TransTexas Senior Secured Note Claim)    Stock, the New Common Stock, the New Warrants, cash equal to the Maximum GUC Cash
                                          Amount**

Class 4                                   Assumption of the loan as amended
(GMAC Secured Claim)

Class 5                                   At the option of the Debtor: (a) such treatment as will leave the holder unimpaired (b)
(Miscellaneous Secured Claim)             payment in full, in cash, (c) return of such holder's collateral or (d) deferred cash payments and a continuing lien in accordance with Section 1129(b) of the Bankruptcy Code

Class 6A                                  At the Holder's election (a) equal cash payments over five years totaling the principal
(Mineral Interest Secured Claim)          amount of its claim plus simple interest at the Plan Rate and a continuing lien securing such claim or (b) cash in an amount equal to 40% of the allowed amounts of its claim

Class 6B                                  Equal cash payments over five years totaling the principal amount of its claim plus
(M&M Lien Secured Claim)                  simple interest at the Plan Rate and retention of its Lien securing such claim


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 11

THE HOLDER OF a:                               WILL RECEIVE:
----------------                               -------------
Class 7                                        No Distribution
(TransTexas Senior Secured Note
Deficiency Claim)

Class 8                                        No Distribution**
(General Unsecured Claim)

Class 9                                        No Distribution**
(TransTexas Subordinated Note Claim)

Class 10                                       Claims in amount of $500 or less shall receive payment in full, in cash; or those
(Convenience Claim)                            Holders of claims that elect to reduce their claims to $500 shall receive payment in full, in cash

Class 11                                       Unimpaired
(Production Payment Holder Claim)

Class 12                                       Cancelled**
(Interest)

**Subject to the occurrence of the Effective Date, the holder of the Allowed TransTexas Senior Secured Note Claim has agreed to reallocate and direct Reorganized TransTexas to distribute certain of the Distributions it receives as a Class 3 Claimant, as follows: (i) each holder of an Allowed TransTexas Subordinated Note Claim shall receive its Ratable Proportion of 80 million shares of New Junior Preferred Stock; (ii) each holder of an Allowed General Unsecured Claim shall receive Cash in an amount equal to (a) its Ratable Proportion of the Maximum GUC Cash Amount and (b) its Ratable Proportion of five million shares of New Senior Preferred Stock; (iii) each holder of the TransTexas Old Common Stock that is not an Affiliate of the Debtor shall receive its Ratable Proportion of (a) 4.2% of the New Common

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 12

Stock and (b) 109,375 New Warrants; and (iv) John R. Stanley or his designee shall receive 19.8% of the New Common Stock and 515,625 New Warrants.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 13

         D.   Voting Procedures and Requirements.

         Pursuant to provisions of the Bankruptcy Code, only classes of Claims or Interests in a Debtor that are Impaired and that may receive Distributions under the terms and provisions of the Plan are entitled to vote to accept or reject the respective Plan. Classes of Claims or Interests that are Impaired but receive no Distributions on account of their Claims or Interests are deemed to have not accepted the respective Plan and are not entitled to vote on the respective Plan. Classes of Claims or Interests that are not Impaired are deemed to have accepted the respective Plans and are not entitled to vote on the respective Plans.

         Under the TEC Plan, the Claims in Classes 1 and 2 and the Interest in Class 3 are Impaired. Classes 1 and 2 are entitled to vote to accept or reject the TEC Plan. Class 3 does not vote and is deemed not to have accepted the TEC Plan because their Interests are canceled under the TEC Plan.

         Under the TARC Plan, the Claims in Classes 1, 2 and 3 and the Interests in Class 4 are Impaired. Classes 1, 2, and 3 are entitled to vote to accept or reject the TARC Plan. Class 4 does not vote and is deemed not to have accepted the TARC Plan because their Interests are canceled.

         Under the TransTexas Plan, the Claims in Classes 1 and 11 are Unimpaired and are deemed to have accepted the Plan. The Claims in Classes 2, 3, 4, 5, 6A, 6B, 7, 8, 9, 10, and 12 are Impaired. Classes 2, 3, 4, 5, 6A, 6B
and 10 are entitled to vote to accept or reject the TransTexas Plan. Classes 7, 8, and 9 do not vote and are deemed not to have accepted the TransTexas Plan by virtue of not receiving any Distributions on account of their Claims under the TransTexas Plan. The Interests of the holders of Class 12 Interests are deemed not to have accepted the TransTexas Plan because their Interests are canceled.

         Some holders of Claims and Interests might hold Claims and/or Interests in more than one Impaired Class and in more than one Plan and must vote separately for each Class in each Plan. Such holders will receive a separate Ballot for all of their Claims and/or Interests in each Class (in accordance with the records of the respective Debtors) and should complete and sign each Ballot separately.

         If you hold a Claim in the TEC Chapter 11 Case in Class 1 or Class 2, a Ballot is enclosed in the materials forwarded to you along with this Disclosure Statement.

         If you hold a Claim in the TARC Chapter 11 Case in Classes 1, 2, or 3, a Ballot is included in the materials forwarded to you along with this Disclosure Statement.

         If you hold a claim in the TransTexas Case in Classes 2, 3, 4, 5, 6A, 6B and 10, a Ballot is included in the materials forwarded to you along with this Disclosure Statement.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 14

         If you hold Claims or Interests in more than one Class or in more than one Plan, you will receive a separate Ballot for each such Claim or Interest.

         AFTER REVIEWING THE DISCLOSURE STATEMENT AND THE PLANS, PLEASE INDICATE YOUR VOTE ON THE ENCLOSED BALLOT (OR BALLOTS) AND RETURN IT (THEM) IN THE ENVELOPE PROVIDED IN A MANNER CALCULATED TO ENSURE RECEIPT NO LATER THAN 4:00 P.M. CENTRAL TIME ON NOVEMBER 4, 1999, THE BALLOT/ELECTION DEADLINE.

         EXCEPT TO THE EXTENT TRANSTEXAS SO DETERMINES OR AS PERMITTED BY THE BANKRUPTCY COURT PURSUANT TO BANKRUPTCY RULE 3018, BALLOTS THAT ARE NOT RECEIVED BY THE BALLOTING AGENT BY 4:00 P.M. CENTRAL TIME ON NOVEMBER 4, 1999 WILL NOT BE ACCEPTED OR USED BY THE DEBTORS IN CONNECTION WITH THE DEBTORS' REQUEST FOR CONFIRMATION OF THE THEIR RESPECTIVE PLANS. CONSISTENT WITH THE PROVISIONS OF BANKRUPTCY RULE 3018, THE BANKRUPTCY COURT HAS FIXED OCTOBER 1, 1999, AS THE RECORD DATE FOR DETERMINATION OF HOLDERS OF RECORD OF CLAIMS AND INTERESTS WHO ARE ENTITLED TO VOTE ON THE PLANS. IF YOU ARE THE BENEFICIAL BUT NOT RECORD HOLDER OF A TEC BONDHOLDER CLAIM, YOUR BALLOTS SHOULD BE RETURNED AS INSTRUCTED BY THE AGENT OR RECORD HOLDER, IF ANY. ALL OTHER BALLOTS OR ELECTIONS SHOULD BE RETURNED DIRECTLY TO THE DEBTORS BY MAIL IN THE PRE-ADDRESSED, POSTAGE-PAID ENVELOPE PROVIDED HEREWITH AS FOLLOWS:

                  D.F. KING & CO., INC.
                  77 WATER STREET, 20TH FLOOR
                  NEW YORK, NY 10005

         If your Ballot is not signed and returned as described, it will not be counted.

         Do not return any evidence of indebtedness of your Claim against TEC, TARC or TransTexas, (i.e., Senior Notes) or Interests in TEC, TARC or TransTexas (i.e., stock certificates) with your Ballot. For further information on casting your Ballot, please see Article VII of this Disclosure Statement.

         If you have any questions about the procedure for voting, if a Ballot is not included and you believe you are a holder of a Claim or Interest in one or more of the Classes listed above or if you have received a damaged Ballot or have lost your Ballot, you should contact: Simon Ward at (281) 987-8600.

         E.   Votes Required for Acceptance; Confirmation.

         The Bankruptcy Code defines acceptance of a Plan by an Impaired class of Claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of the Claims of that class which actually cast ballots. The Bankruptcy Code defines acceptance of a Plan by an Impaired class of Interests as acceptance by holders of at least two-thirds in amount of the Interests of that class that actually cast ballots. The vote of a holder of a Claim or Interest may

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 15
be disregarded if the Bankruptcy Court determines, after notice and hearing, that the acceptance or rejection was not solicited or procured in good faith.

         In addition to this voting requirement, section 1129 of the Bankruptcy Code requires that a Plan be accepted by each holder of a Claim or Interest in an Impaired class or that the Plan be found by the Bankruptcy Court to provide the holder with at least as much value on account of its claim as it would receive on a liquidation of the respective Debtor under Chapter 7 of the Bankruptcy Code.

         Confirmation of a Debtor's Plan will make the Plan binding upon the respective Debtor, holders of Claims against and Interests in such Debtor and other parties in interest regardless of whether they have accepted the Plan, and such holders of Claims and/or Interests will be prohibited from receiving payment from, or seeking recourse against, any assets that are distributed to other such holders of Claims and/or Interests under the confirmed Plan. In addition, Confirmation of a Plan will enjoin creditors and Interest holders from taking a wide variety of actions on account of a debt, claim, liability, interest or right that arose prior to the Confirmation Date. As of the Effective Date of the TransTexas Plan, confirmation will also operate as a discharge of all Claims against and Interests in TransTexas, to the full extent authorized by section 1141(d) of the Bankruptcy Code. Section 1141(d) of the Bankruptcy Code provides, generally, that except as otherwise provided in a Plan or order confirming a Plan, Confirmation of a Plan (i) discharges TransTexas from any debt that arose before the date of such confirmation, including a debt of a kind specified under specified sections of the Bankruptcy Code (such as rejection damages claims), whether or not a proof of claim based on such debt is Filed or deemed Filed, whether or not such Claim is Allowed, and whether or not the holder of such Claim has accepted the Plan, and (ii) terminates all rights and interests of equity security holders provided for by the Plan.

         E.   Effective Date of the Plans.

         The Plans will not be consummated immediately upon confirmation, but only upon the Effective Date. The Effective Date will not occur unless various conditions to the occurrence of the Effective Date are satisfied (or waived pursuant to, and in accordance with, the terms in the Plans). Certain of the conditions to the occurrence of the Effective Date may be waived by the Debtors with the prior written consent of the Bondholder Committee. There is no assurance, however, that Debtors would waive any such conditions or the Bondholder Committee would consent to the waiver. The Confirmation Orders may be vacated if the conditions to the respective Effective Dates are not timely met or waived.

         Because of the conditions to the occurrence of the Effective Date provided in the Plans, a delay will occur between Confirmation of the Plans and the Effective Date. There is no assurance that the conditions to the Effective Date will be fulfilled, or that any waivable condition which is not fulfilled will in fact be waived. The Plans provides that it is a condition to the occurrence of the Effective Date of the Plans that each of the conditions set forth in Section 9.01 of the TEC Plan,

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 16

Section 10.01 of the TARC Plan and Section 10.01 of the TransTexas Plan has been satisfied or waived.

         The implementation of the Plans involves certain risks and, similarly, the businesses in which Reorganized TransTexas is and will continue to be engaged involve certain risks. For a discussion of these risks, see Article VI, "RISK FACTORS."

         The Debtors currently believe that all conditions to the occurrence of the Effective Date of the Plans will likely be satisfied within thirty (30) days of the Confirmation Date, and that the Effective Date of the Plans is likely to occur by December 31, 1999.

II.      BACKGROUND

         A.   General

         TEC is a holding company incorporated in Delaware in July 1994 to hold certain shares of common stock of TransTexas and all of the outstanding capital stock of TARC. TransTexas was formed in Delaware in May 1993 for the purpose of owning and operating certain oil and gas and transmission assets previously owned and operated by TransAmerican. TARC was formed in Texas in September 1987 to hold and operate the refinery assets of TransAmerican. As of December 15, 1998, TARC no longer owns the refinery assets and has no business operations. The Debtors' chief executive offices are located at 1300 North Sam Houston Parkway East, Houston, Texas 77032.

         B.   Capital Structure

         TEC owns 72.3% of the outstanding common stock of TransTexas and 100% of the outstanding common stock of TARC (89% assuming exercise of all outstanding warrants to purchase common stock). TARC owns preferred stock of TCR Holding that, in addition to its liquidation preference, represents a 30.4% residual equity interest in TCR Holding. TransTexas owns 100% of the outstanding capital stock of Galveston Bay Processing Corporation and other, immaterial subsidiaries.

         TEC has outstanding $1.605 billion of TEC Senior Secured Notes. TransTexas has outstanding (i) the $450 million principal amount TransTexas Senior Secured Note payable to TEC, (ii) the TransTexas/TEC Note in the principal amount of $6.5 million payable to TEC and (iii) TransTexas Subordinated Notes in the aggregate principal amount of $115.8 million. TARC has outstanding the TARC Senior Secured Note in the principal amount of $920 million payable to TEC and the TARC Subordinated Notes in the aggregate principal amount of $200 million. TCR Holding has outstanding the TCR Secured
Note in the principal amount of $43.5 million payable to TEC.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 17

         The following chart depicts the organizational and capital structure of the Debtors before consummation of the Plans ($ in millions):


                                    [CHART]




FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 18

         C.       Capitalization

         The following tables set forth the capitalization of the Debtors as of July 31, 1999 (in thousands of dollars):

                                      TEC


Liabilities subject to compromise                                                          $1,629,133
                                                                                           ----------

Stockholder's equity:

     Common Stock                                                                                  --

     Paid-in capital                                                                          289,334

     Accumulated deficit                                                                          (55)
                                                                                           ----------

            Total stockholder's equity                                                        289,279
                                                                                           ----------

                                                                                           $1,918,412
                                                                                           ----------

                                      TARC




Liabilities subject to compromise                                                          $1,130,371
                                                                                           ----------

Stockholder's equity:

     Common Stock                                                                                 300

     Paid-in capital                                                                          597,023

     Accumulated deficit                                                                     (569,924)
                                                                                           ----------

            Total stockholder's equity                                                         27,399
                                                                                           ----------

                                                                                           $1,157,770
                                                                                           ==========

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 19

                                   TRANSTEXAS




Long-term debt, less current maturities                                                       $     --

Production payments, less current portion                                                       49,796

Liabilities subject to compromise                                                              727,752


Stockholders' deficit:

     Common stock                                                                                  740

     Additional paid-in capital (capital deficit)                                               20,615

     Accumulated deficit                                                                      (229,627)
                                                                                              --------

                                                                                              (208,272)

     Treasury stock                                                                           (262,405)
                                                                                              --------

          Total stockholders' deficit                                                         (470,677)
                                                                                              --------

                                                                                              $306,871
                                                                                              ========

         D.       Information Regarding TransTexas Common Stock

         As of September 22, 1999, there were 57,515,566 shares of Common Stock issued and outstanding and held by approximately 158 holders of record. Prices for the Old Common Stock of TransTexas are currently quoted on Nasdaq's Over The Counter Bulletin Board under the symbol "TTGGQ." TransTexas' common stock traded on the New York Stock Exchange ("NYSE") under the symbol "TTG" from October 30, 1997 until trading was suspended on April 19, 1999 due to TransTexas' bankruptcy filing. TransTexas' common stock was delisted from the NYSE on June 8, 1999. From March 10, 1994 until October 30, 1997, TransTexas' common stock traded on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol "TTXG." The following table sets forth, on a per-share basis for the periods indicated, the range of high and low bid prices for TransTexas' common stock as reported by Bloomberg L.P.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 20

                                                                                   HIGH         LOW
                                                                                 --------    --------
      Fiscal year ended January 31, 1998:
         Third Quarter ....................................................      $ 18.750    $ 13.500
         Fourth Quarter ...................................................        19.125      13.500

      Fiscal year ended January 31, 1999:
         First Quarter ....................................................      $ 16.938    $ 11.688
         Second Quarter ...................................................        12.375       6.813
         Third Quarter ....................................................         6.688       0.875
         Fourth Quarter ...................................................         4.500       1.813

      Fiscal year ending January 31, 2000:
         First Quarter* ...................................................      $  1.688    $  0.375
         Second Quarter* ..................................................         0.563       0.300
         Third Quarter (through September 22, 1999) .......................         0.594       0.375

-----------------------

*Price information is not available from April 20, 1999 through May 12, 1999.


         E.       Business of the Debtors

                                      TEC

         TEC is a holding company with no direct business operations. TEC currently owns 72.3% of the outstanding common stock of TransTexas and 89% of the outstanding common stock of TARC, assuming exercise of all outstanding common stock purchase warrants. TEC is indirectly wholly owned by TransAmerican.

                                      TARC

         Prior to December 15, 1998, TARC owned a refinery located in the Gulf Coast region along the Mississippi River approximately 20 miles from New Orleans, Louisiana. As a result of the TARC Transaction (described below), TARC no longer owns the refinery, but maintains a non-controlling equity interest in TCR Holding Corporation, a Delaware corporation ("TCR Holding"). TCR Holding owns a controlling equity interest in Orion Refining Corporation, a Delaware corporation ("Orion"), the corporation that owns the refinery.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 21

                                   TRANSTEXAS

         TransTexas is engaged in the exploration for and development and production of natural gas and condensate, primarily in South Texas and along the upper Gulf Coast. TransTexas' long-term goal is to convert unproven acreage to proved reserves through drilling in underexploited areas. TransTexas owns 100% of the outstanding common stock of Galveston Bay Processing Corporation and certain other, immaterial subsidiaries.

         As of February 1, 1999, TransTexas' net proved reserves, as estimated by Netherland, Sewell & Associates, Inc., were 161 Bcfe. As of July 31, 1999, TransTexas owned approximately 417,700 gross (263,890 net) acres of mineral interests. TransTexas' average net daily natural gas production for the twelve months ended July 31, 1999 was approximately 97 MMcfd, for a total net production of 35.5 Bcf of natural gas. TransTexas' average net daily liquids, condensate and oil production for the twelve months ended July 31, 1999 was approximately 4,876 Bpd, for a total net production of 1,780 MBbls of condensate and oil.

         Operating Areas

         TransTexas' primary areas of operations as of July 31, 1999 are:

         Eagle Bay. In November 1996, TransTexas reached an agreement with an unaffiliated third party to jointly conduct exploration of geological prospects in the Galveston Bay area. The parties have drilled six out of 10 prospects identified in the area, the first of which is known as Eagle Bay.

         In January 1998, TransTexas announced that it had successfully drilled, completed and flow- tested its first well in Eagle Bay, the State Tract 331 #1, located approximately one mile off the coast of San Leon, Texas, in a water depth of less than 10 feet. This discovery well flow tested at a gross rate of 76.4 MMcfd of natural gas and 11,002 Bpd of condensate and oil.

         TransTexas has successfully drilled, completed and produced three additional wells, the State Tract 331 #3, the State Tract 352 #1, and the State Tract 330 #1. These confirmation wells flow- tested at gross rates of 41 MMcfd of natural gas and 10,700 Bpd of condensate, 53.9 MMcfd of natural gas and 6,264 Bpd of condensate and 43.4 MMcfd of natural gas and 4,800 Bpd of condensate, respectively. In early March 1999, State Tract 331 #3 ceased production due to down- hole problems. TransTexas is currently considering a workover or side-track of this well.

         As of July 31, 1999, the Eagle Bay Field was producing at a rate of 73 MMcfd of natural gas and 9,100 Bpd of condensate. As of July 31, 1999, TransTexas owned a 75% working interest covering approximately 5,393 gross (5,288 net) acres in the Eagle Bay area.

         In order to facilitate commercial production of natural gas and oil from the Eagle Bay field and other contemplated production in the Galveston Bay area, in July 1998, Galveston Bay

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 22

Processing Corporation, a wholly owned subsidiary of TransTexas, completed construction of onshore production facilities at Winnie, Texas, approximately 60 miles east of Houston. These facilities are designed to separate produced natural gas and condensate streams, dehydrate and treat natural gas and stabilize condensate produced from the Eagle Bay field. Production from Eagle Bay is currently transported to Winnie through a third-party pipeline that crosses Galveston Bay.

         TransTexas intends to drill additional wells in Eagle Bay as a part of its strategy to further increase reserves and production, and has identified drilling locations from 3-D seismic data.

         Other Galveston Bay Prospects. TransTexas has also drilled exploratory wells on five other prospects in the Galveston Bay area. All of these were unsuccessful. However, one of these prospects, TroutPoint, indicated the potential of hydrocarbons. This prospect is currently being redrilled as the Sheldon #1-R. As of July 31, 1999, TransTexas owned a 75% working interest covering approximately 9,339 gross (8,836) net acres in the Galveston Bay area prospects, including Eagle Bay.

         Bob West North. In late 1994, TransTexas made a natural gas discovery in the Bob West North area of southern Zapata County, Texas. As of July 31, 1999, TransTexas had drilled 56 wells and completed 53 wells in the area. As of July 31, 1999, TransTexas' mineral interests in Bob West North consisted of a 100% working interest in 14,257 gross (12,658 net) acres. For the twelve months ended July 31, 1999, TransTexas produced 11.8 Bcf (8.2 Bcf net) from the Bob West North area at an average net daily rate of 22 MMcfd. Recently obtained 3-D seismic data indicates the potential for additional drilling locations to further develop productive reservoirs in the area.

         Fandango South. As of July 31, 1999, TransTexas had drilled 13 wells, completed nine wells and was drilling one well in the Fandango South field located in Jim Hogg County, Texas. For the twelve months ended July 31, 1999, TransTexas produced 1.5 Bcf (1.1 Bcf net) of natural gas from this field, at an average net daily rate of 3 MMcfd. As of July 31, 1999, TransTexas held a 98% working interest in approximately 5,503 gross (5,503 net) acres in Fandango South.

         Wharton and Austin Counties. In 1995, TransTexas entered into an agreement with an unaffiliated third party acting as operator, to jointly develop the mineral rights in the shallow Frio and Miocene sands in Wharton County, Texas. As of July 31, 1999, 62 wells had been drilled in shallow formations in the area, 26 of which had been completed. As of July 31, 1999, TransTexas held a 75% working interest in the shallow mineral rights in approximately 40,549 gross (37,757 net) acres in Wharton County.

         TransTexas also acquired mineral rights covering deeper Yegua and Wilcox formations in Wharton County and adjacent Austin County. As of July 31, 1999, TransTexas had drilled 14, and completed 10, deeper wells in the area, including the Joel Hudgins #1, the Rees-Gifford #1, the Obenhaus #2 and the Noska #1. As of July 31, 1999, TransTexas was completing one well and drilling one additional well. TransTexas intends to drill additional wells in the Yegua and Wilcox

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 23
formations as a part of its strategy to further increase reserves and production, and has identified drilling locations from 3-D seismic data. As of July 31, 1999, TransTexas held a 98% working interest in the mineral rights below the top of the Yegua formation in approximately 54,063 gross (49,639 net) acres.

         For the twelve months ended July 31, 1999, TransTexas' Wharton County properties produced 6.4 Bcf (4.3 Bcf net) of natural gas, at an average net daily rate of 12 MMcfd.

         Live Oak County. In June 1998, TransTexas announced that it had drilled, completed and flow-tested its first well in Live Oak County, Texas, the McNeil #1. This discovery well flow-tested at a rate of 19.2 MMcfd of natural gas. Production commenced in August 1998. TransTexas intends to drill additional wells to develop the field as a part of its strategy to further increase reserves and production, and has identified potential drilling locations from 3-D seismic data. For the twelve months ended July 31, 1999, TransTexas' Live Oak County properties produced 1.4 Bcf (0.9 Bcf net) of natural gas, at an average daily rate of 2 MMcfd. As of July 31, 1999, TransTexas held a 79% working interest in approximately 8,019 gross (7,947 net) acres in Live Oak County.

         Other Areas. TransTexas has also made discoveries of natural gas and oil in other prospects that, as of July 31, 1999, were in the preliminary stages of development drilling but which management believes have the potential to increase reserves and production.

         TransTexas owns a 100% working interest in 14,415 gross (14,286 net) acres in Chambers County, Texas. As of July 31, 1999, TransTexas had drilled seven wells and completed four wells in Chambers County. TransTexas has conducted a 3-D seismic survey covering approximately 31 square miles that indicates multiple prospective drilling locations. For the twelve months ended July 31, 1999, TransTexas' Chambers County properties produced 4.4 Bcf (2.8 Bcf net) of natural gas, at an average daily rate of 8 MMcfd.

         TransTexas holds a 98% working interest in approximately 11,197 gross (7,949 net) acres in the La Grulla area of Starr County, Texas. As of July 31, 1999, TransTexas had drilled 38 wells and completed 19 wells in La Grulla. For the twelve months ended July 31, 1999, TransTexas' La Grulla properties produced 1.5 Bcf (1.1 Bcf net) at an average net daily rate of 3 MMcfd.

         Exploration and Production Operations

         The exploration and production activities of TransTexas consist of geological evaluation of current and prospective properties, the acquisition of mineral interests in prospects and the development and operation of leased properties for the production and sale of natural gas, condensate and crude oil. TransTexas' technical staff consists of geologists, geophysicists and engineers. TransTexas' technical staff selects drilling locations based on the interpretation of available well data, enhanced by 3-D and 2-D seismic data. TransTexas operates substantially all of its producing

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 24
properties. TransTexas believes that this experience is especially important in south and upper coastal Texas, which are geologically complex.

         During the five years ended January 31, 1999, TransTexas completed approximately 69% of 533 wells. As of January 31, 1999, TransTexas was drilling three gross (two net) wells. As of January 31, 1999, TransTexas had a total of 127 productive wells. TransTexas had a working interest in the following numbers of wells that were drilled during the periods indicated:


                                 SIX MONTHS                               YEAR ENDED JANUARY 31,
                                 ----------                               ----------------------
                                   ENDED
                                   -----
                                JULY 31, 1999              1999                    1998                       1997
                              ----------------       ---------------        -----------------         ------------------
                              GROSS        NET       GROSS       NET        GROSS         NET         GROSS          NET
                              -----        ---       -----       ---        -----         ---         -----          ---
Exploratory Wells(1):
 Productive(2)............        1          1           9         9           13          11            36           33
 Non-Productive...........        4          3           6         5           16          14            45           41
 % Productive.............       20%        25%         60%       63%          45%         44%           44%          45%
Development Wells(1):
 Productive(2)............      -0-        -0-          14        12           47          43            67           66
 Non-Productive...........      -0-        -0-           9         9           31          27             3            3
 % Productive.............      -0-        -0-          61%       58%          60%         62%           96%          96%

--------------------------

(1) The number of net wells is the sum of the fractional working interests owned in gross wells.

(2) Productive wells consist of producing wells and wells capable of production, including gas wells awaiting pipeline connection. Wells that are completed in more than one producing zone are counted as one well.

         The following table sets forth information with respect to net production and average unit prices and costs for the periods indicated:


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 25

                                            SIX MONTHS                 YEAR ENDED JANUARY 31,
                                              ENDED
                                          JULY 31, 1999        1999              1998             1997
                                          -------------        ----              ----             ----
Production:
 Gas (Bcf)(1) ..........................       14.8              35.6               72.4            153.6
 NGLs (MMgals) .........................       16.9               8.4               62.4            174.2
 Condensate (MBbls) ....................        913             1,120                619              604
Average sales prices:
 Gas (dry (per Mcf)(2) .................  $    2.07         $    2.10          $    2.09        $    2.14
 NGLs (per gallon) .....................        .25               .21                .29              .36
 Condensate (per Bbl) ..................      15.82             11.91              19.20            21.54
Average lifting cost per Mcfe(3) .......         (4)              .37                .34              .29

-------------
(1) Net gas production volumes for the years ended January 31, 1998 and 1997, include 7.3 and 32.0 Bcf delivered pursuant to volumetric production payments.

(2)      Average prices for the years ended January 31, 1998 and 1997, include
         7.3 Bcf and 32.0 Bcf delivered pursuant to volumetric production payments. The average gas price for TransTexas' undedicated production for these periods was $2.10 per Mcf and $2.39 per Mcf, respectively.

(3) Condensate and oil are converted to a common unit of measure on the basis of six Mcf of natural gas to one barrel of condensate or oil. The components of production costs may vary substantially among wells depending on the methods of recovery employed and other factors. The calculation of average lifting cost per Mcfe for the years ended January 31, 1998 and 1997, includes volumes delivered to third parties under volumetric production payments.

(4)      Not available.

         Drilling Services Division

         On April 30, 1998, TransTexas sold its oilfield stimulation, cementing and coiled tubing equipment and related facilities to an unaffiliated third party for a sales price of $30 million, subject to post-closing adjustments. For the year ended January 31, 1999, TransTexas recorded a $10.5 million pre-tax gain as a result of this sale.

         On June 26, 1998, TransTexas sold its drilling rigs and related facilities to an unaffiliated third party for a sales price of $75 million. On August 17, 1998, TransTexas sold its remaining well services assets to an unaffiliated third party for a sales price of $20.5 million. TransTexas recorded pre-tax gains of $51.2 million and $5.3 million, respectively, as a result of these sales. As a result of these sales, TransTexas no longer operates in the drilling services segment.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 26

         Natural Gas Transportation and Processing

         As a part of the Lobo Sale, TransTexas divested the majority of its pipeline assets and no longer transports or processes a significant amount of natural gas for third parties. TransTexas believes that there is currently adequate pipeline transportation capacity for its hydrocarbon production in all of its operating areas, other than certain capacity constraints at Eagle Bay as discussed below. TransTexas intends to build or contract for additional pipeline capacity as future needs require. However, there can be no assurance that TransTexas will have funds available to build additional pipeline capacity.

         In July 1998, Galveston Bay Processing Corporation completed construction of onshore production facilities at Winnie, Texas, approximately 60 miles east of Houston. These facilities are designed to separate produced natural gas and condensate streams, dehydrate and treat natural gas and stabilize condensate from TransTexas' Eagle Bay field. Natural gas is transported by third-party pipeline from Winnie to Port Arthur or Beaumont where it is processed to remove natural gas liquids. TransTexas markets condensate and oil to third parties at the Winnie facility.

         TransTexas has entered into agreements for the gathering, transportation, processing and sale of natural gas produced from its Galveston Bay prospects. Current capacity constraints for transportation do not allow for optimal flow rates from the Eagle Bay field. TransTexas is negotiating additional agreements in order to increase available capacity for transportation of natural gas from the Eagle Bay field to Winnie.

         In June 1998, TransTexas and Duke Field Services, Inc. entered into a three-year contract to extract natural gas liquids from the high-Btu natural gas stream leaving the Winnie production facilities. TransTexas can elect, at its discretion on a monthly basis, whether to process the natural gas to recover natural gas liquids. TransTexas' decision whether to process the natural gas is based on prevailing market prices. During fiscal 1999, TransTexas produced 8.4 MMgals of natural gas liquids.

         Natural Gas Marketing

         TransTexas sells its natural gas on the spot market on an interruptible basis or pursuant to long-term contracts at market prices. For the year ended January 31, 1999, five purchasers accounted for a total of 71% of the consolidated natural gas, condensate and NGLs revenues of TransTexas. TransTexas believes that the loss of any single purchaser would not have a material adverse effect on TransTexas due to the availability of other purchasers for TransTexas' production at comparable prices.

         In June 1998, TransTexas entered into gas purchase agreements with Tejas Gas Marketing, LLC and PanEnergy Marketing Company, which set forth the terms and conditions covering the sale by TransTexas of substantially all of its gas production from the Eagle Bay field in Galveston

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 27

County, Texas. The agreements provide for deliveries in excess of 50,000 MMBtu per day at a price calculated from an industry index. The agreements have terms of five years and two years, respectively.

         Production Payments

         In February 1998, TransTexas entered into a production payment drilling program agreement with an unaffiliated third party for the reimbursement of certain drilling costs with respect to wells drilled by TransTexas. Pursuant to the agreement, upon the approval of the third party of a recently drilled or currently drilling well for inclusion in the program, the third party will commit to the reimbursement of all or a portion of the cost of such well, up to an aggregate maximum for all such wells of $75 million. The program wells are subject to a dollar-denominated production payment equal to the primary sum of such reimbursed costs, plus an amount equivalent to a 15% annual interest rate on the unpaid portion of such primary sum. As of July 31 1999, the outstanding balance of the production payment was $44.0 million.

         In September 1998, TransTexas sold to an unaffiliated third party a term overriding royalty in the form of a dollar-denominated production payment in certain of TransTexas' producing properties for net proceeds of $10 million. The production payment calls for the repayment of the primary sum plus an amount equivalent to a 16% annual interest rate on the unpaid portion of such primary sum. As of July 31, 1999, the outstanding balance of the production payment was $8.1 million.

         To the extent permitted by the Post-Confirmation Credit Facility, the Extended Bondholder DIP Facility, and the New Senior Secured Notes Indenture, Reorganized TransTexas intends to fund drilling expenses incurred by it after the Effective Date that are not covered by cash from operations through the sale of production payments.

         Hedging

         From time to time, TransTexas has entered into commodity price swap agreements (the "Hedge Agreements") to reduce its exposure to price risk in the spot market for natural gas. These Hedge Agreements were accounted for as hedges and, accordingly, any gains and losses were deferred and recognized in the respective month as physical volumes were sold. For the fiscal year ended January 31, 1998, TransTexas made net settlement payments totaling approximately $7.4 million to the counterparty pursuant to the Hedge Agreements. As of January 31, 1999, TransTexas had no Hedge Agreements or other derivative instruments outstanding.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 28

         Competition

         TransTexas encounters significant competition from major oil and gas companies and independent operators in the acquisition of desirable undeveloped natural gas leases and in the sale of natural gas. Many of its competitors are large, well-established companies with substantially greater capital and human resources than TransTexas' and which, in many instances, have been engaged in the energy business for a much longer time than TransTexas.

         The primary bases for competition in the natural gas and oil exploration and production businesses are available capital and the costs involved in finding and developing gas and oil resources combined with commodity sales prices and market access.

         Employees

         As of July 31, 1999, TransTexas had approximately 190 employees. TransTexas may engage the services of independent geological, engineering, land and other consultants from time to time. None of TransTexas' employees are parties to a collective bargaining agreement.

         Governmental Regulation

         TransTexas' gas exploration, production and related operations are subject to extensive rules and regulations promulgated by federal and state agencies. Failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the gas industry increases TransTexas' cost of doing business and affects its profitability. Because such rules and regulations are frequently amended or reinterpreted, TransTexas is unable to predict the future cost or impact of complying with such laws.

         The State of Texas (through the Texas Railroad Commission) and many other states require permits for drilling operations, drilling bonds and reports concerning operations, and impose other requirements related to the exploration and production of natural gas. Such states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of gas properties, the establishment of maximum rates of production from gas wells and the regulation of spacing, plugging and abandonment of such wells. The statutes and regulations of the State of Texas limit the rate at which natural gas can be produced from TransTexas' properties. Management believes that these statutes and regulations have not materially impacted TransTexas' results of operations; however, there can be no assurance that such statutes and regulations will not affect TransTexas' operating results in the future.

         The Federal Energy Regulatory Commission ("FERC") has implemented regulations that affect the economics of natural gas production, transportation and sales. The FERC continues to promulgate revisions to various aspects of the rules and regulations affecting those segments of the natural gas industry, most notably interstate natural gas transmission companies, that remain subject

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 29
to the FERC's jurisdiction. These initiatives may also affect the intrastate transportation of gas under certain circumstances. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the gas industry. The ultimate impact on TransTexas of these complex and overlapping rules and regulations, many of which are repeatedly subjected to judicial challenge and interpretation, cannot accurately be predicted.

         Environmental Matters

         TransTexas' operations and properties are subject to extensive federal, state, and local laws and regulations relating to the generation, storage, handling, emission, transportation, and discharge of materials into the environment. Permits are required for various of TransTexas' operations, and these permits are subject to revocation, modification, and renewal by issuing authorities. TransTexas also is subject to federal, state, and local laws and regulations that impose liability for the cleanup or remediation of property which has been contaminated by the discharge or release of hazardous materials or wastes into the environment. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines or injunctions, or both. Certain aspects of TransTexas' operations may not be in compliance with applicable environmental laws and regulations, and such noncompliance may give rise to compliance costs and administrative penalties. It is not anticipated that TransTexas will be required in the near future to expend amounts that are material to the financial condition or operations of TransTexas by reason of environmental laws and regulations, but because such laws and regulations are frequently changed and, as a result, may impose increasingly strict requirements, TransTexas is unable to predict the ultimate cost of complying with such laws and regulations.

         Acreage and Productive Wells

         The following table sets forth TransTexas' total developed and undeveloped acreage and productive wells as of July 31, 1999:

                                                                       DEVELOPED      UNDEVELOPED       PRODUCTIVE
                                                                        ACREAGE         ACREAGE          WELLS(1)
                                                                        -------         -------          --------

      Gross........................................................     19,100           398,589           117
      Net(2).......................................................     16,487           247,400           101

(1) Of the total productive wells, 108 gross (99 net) were gas wells and 9 gross (2 net) were oil wells. As of July 31, 1999, TransTexas had interests in 2 productive wells which had multiple completions.

(2) The number of net acres and net wells is the sum of the fractional working interests owned in gross acres and gross wells, respectively.

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 30

          Reserves

         TransTexas' estimated net proved reserves and proved developed reserves of natural gas (billions of cubic feet) and condensate (millions of barrels) are shown in the table below:

                                                                       YEAR ENDED JANUARY 31,
                                              ---------------------------------------------------------------------
                                                      1999                     1998                    1997
                                              --------------------     --------------------     -------------------
                                                GAS          OIL         GAS          OIL         GAS         OIL
                                              -------      -------     -------      -------     -------     -------

Proved reserves:
   Beginning of year ..................         348.7         15.9       919.7          5.7     1,139.1         2.9
   Increase (decrease) during
    the year attributable to:
   Revisions of previous estimates ....        (127.1)(1)     (9.7)     (103.8)        (1.0)        6.5          .1
   Extensions, discoveries and other
     additions ........................          26.1          2.0       123.7         15.1        90.3         3.6
   Sales of reserves ..................         (91.4)         (.5)     (525.8)        (3.3)     (204.9)        (.4)
   Purchase of reserves ...............            --           --          --           --        11.3          .1
   Production .........................         (35.6)        (1.1)      (65.1)         (.6)     (122.6)        (.6)
                                              -------      -------     -------      -------     -------     -------
End of year ...........................         120.7          6.6       348.7         15.9       919.7         5.7
                                              =======      =======     =======      =======     =======     =======

Proved developed reserves:
   Beginning of year ..................         134.3          4.2       381.5          2.4       425.3          .9
   End of year ........................          87.8          5.0       134.3          4.2       381.5         2.4

-----------------------------
(1) Reserve estimates were revised downward principally as a result of additional seismic information which indicated more highly faulted structures in certain key properties causing reserves to be reclassified from proved to probable.

         Proved reserves are the estimated quantities of natural gas, condensate and oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The estimation of reserves requires substantial judgment on the part of petroleum engineers, resulting in imprecise determinations, particularly with respect to recent discoveries. The accuracy of any reserve estimate depends on the quality of available data and engineering and geological interpretation and judgment. Results of drilling, testing and production after the date of the estimate may result in revisions of the estimate. Accordingly, estimates of reserves are often materially different from the quantities of natural gas, condensate and oil that are ultimately recovered, and these estimates will change as future production and development information becomes available. The reserve data represent estimates only and should not be construed as being exact.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 31

         Title to Properties/Liens and Claims

         As is customary in the oil and gas industry, TransTexas performs only a preliminary title investigation before leasing undeveloped properties. Accordingly, working interest percentages and gross and net acreage amounts for undeveloped properties are preliminary. However, a title opinion is typically obtained before the commencement of drilling operations and any material defects in title are remedied prior to the time actual drilling of a well on the lease is commenced. TransTexas has not obtained title opinions on all of its properties. TransTexas is uncertain as to the impact that failure to obtain a title opinion has on its title to developed properties. TransTexas' properties are subject to customary royalty interests, liens incident to operating agreements, liens for current taxes and other burdens.

         F.       Prior Transactions

         The Lobo Sale

         On May 29, 1997, TransTexas sold the stock of TransTexas Transmission Corporation, its subsidiary that owned substantially all of TransTexas' Lobo Trend producing properties and related pipeline transmission systems, for an adjusted sales price of approximately $1.1 billion (the "Lobo Sale"). With proceeds from the Lobo Sale, TransTexas repaid certain indebtedness and other obligations, including production payments. The remaining net proceeds were used for the redemption or repurchase of TransTexas' Senior Secured Notes due 2002 and for general corporate purposes.

         The TEC Transaction

         On June 13, 1997, TEC completed a private offering (the "TEC Notes Offering") of $475 million aggregate principal amount of 11 1/2% Senior Secured Notes due 2002 and $1.13 billion aggregate principal amount of 13% Senior Secured Discount Notes due 2002 (collectively, the "TEC Senior Secured Notes") for net proceeds of approximately $1.3 billion.

         On June 13, 1997, TEC made intercompany loans to TransTexas in the principal amount of $450 million (the "TransTexas Intercompany Loan") and to TARC in the original amount of $676 million (the "TARC Intercompany Loan" and, together with the TransTexas Intercompany Loan, the "Intercompany Loans"). The TransTexas Intercompany Loan was secured initially by a security interest in substantially all of the assets of TransTexas other than inventory, receivables and equipment. The TARC Intercompany Loan was secured initially by a security interest in substantially all of TARC's assets other than inventory, receivables and equipment.

         On June 13, 1997, TransTexas completed a tender offer for its then outstanding senior secured notes for 111 1/2% of their principal amount (plus accrued and unpaid interest). Approximately $785.4 million principal amount of senior secured notes were tendered and accepted by TransTexas. The senior secured notes remaining outstanding were called for redemption on June 30, 1997 pursuant to the terms of the indenture under which they were issued.


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PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 32

         On June 19, 1997, TransTexas completed an exchange offer, pursuant to which it exchanged approximately $115.8 million aggregate principal amount of its 13 3/4% Series C Senior Subordinated Notes due 2001 (the "TransTexas Series C Subordinated Notes") for all of its outstanding 13 1/4% Senior Subordinated Notes due 2003 (the "Old TransTexas Subordinated Notes"). On October 10, 1997, TransTexas completed a registered exchange offer resulting in the issuance of $115.8 million aggregate principal amount of its 13 3/4% Series D Senior Subordinated Notes due 2001 (the "TransTexas Subordinated Notes") in exchange for all of the outstanding TransTexas Series C Subordinated Notes.

         In June 1997, TransTexas implemented a share repurchase program pursuant to which it repurchased common stock from its public stockholders and from TEC and TARC. Pursuant to the share repurchase program, approximately 3.9 million shares were repurchased from public stockholders for an aggregate purchase price of approximately $61.4 million, and approximately 12.6 million shares were repurchased from TARC and TEC for an aggregate purchase price of approximately $201 million. The share repurchase program was terminated in December 1997.

         In December 1997, TEC obtained consents from the holders of the TEC Notes to certain amendments to the TEC Senior Secured Notes Indenture governing the TEC Notes and related documents. These amendments, among other things, allowed for the release to TransTexas of approximately $136.6 million in funds previously dedicated to the share repurchase program. TransTexas paid a fee of $14 million to holders of the TEC Notes in connection with the consent solicitation.

         On June 13, 1997, TARC completed a tender offer for the (i) TARC Mortgage Notes for 112% of their principal amount (plus accrued and unpaid interest) and (ii) TARC Discount Notes for 112% of their accreted value. TARC Mortgage Notes and TARC Discount Notes (the "TARC Notes") with an aggregate carrying value of $423 million were tendered to and accepted by TARC at a cost to TARC of approximately $437 million (including accrued interest, premiums and other costs).

         On February 17, 1998, TARC redeemed approximately $7 million in aggregate principal amount of TARC Notes pursuant to the terms of the indenture governing the TARC Notes. On January 16, 1998, TARC deposited pursuant to an irrevocable trust agreement approximately $9.8 million for defeasance of the remaining TARC Notes outstanding after the redemption. The remaining TARC Notes were redeemed on February 15, 1999.

         On June 13, 1997, TEC completed a tender offer for the then outstanding common stock purchase warrants of TARC ("1995 Warrants") at a price of $4.50 per warrant. Pursuant to the tender offer, TEC purchased 7,320,552 1995 Warrants for an aggregate purchase price of approximately $33 million. TransAmerican subsequently purchased 163,679 1995 Warrants for an aggregate purchase price of approximately $0.7 million. In December 1997, TransAmerican sold 11,100 1995 Warrants to an unaffiliated third party. The remaining 1995 Warrants owned by

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 33

TransAmerican, as well as the 1995 Warrants purchased by TEC in the tender offer, were contributed to TARC and canceled. As of April 30, 1999, there were 22,119 1995 Warrants outstanding.

         In connection with the offering of the TEC Senior Secured Notes, TransAmerican contributed 3.7 million shares of TransTexas common stock to TEC. Concurrently, TEC paid a dividend to TransAmerican in the amount of $23 million. A portion of the dividend was used to repay the debt of an affiliate, which had been secured by a pledge of the 3.7 million shares of TransTexas common stock.

         The TARC Transaction

         Prior to December 15, 1998, TARC owned a large petroleum refinery located in the Gulf Coast region along the Mississippi River, approximately 20 miles from New Orleans, Louisiana.

         In February 1995, TARC began a construction and expansion program designed to reactivate the refinery and increase its complexity. From February 1995 through May 1997, TARC spent approximately $251 million on the construction and expansion Program, procured a majority of the essential equipment required and completed substantially all of the process design engineering and a substantial portion of the remaining engineering necessary for its completion. In order to capitalize on the progress on the refinery, in June 1997 TARC commenced a modified two-phase construction and expansion program, which had a budget of $427 million.

         Beginning in June 1997, TARC experienced unanticipated cost increases which resulted in additional capital being required to complete the refinery.

          The TARC Transaction was consummated on December 15, 1998 in order to provide additional capital for construction of the refinery. Pursuant to the TARC Transaction,

                  (i) TARC issued $150 million of 15% Senior Secured Notes ("New Notes") to certain institutional investors (the "New Lenders"). The New Notes were secured by a security interest in and a lien against the Refinery Assets. The security interest in the Refinery Assets securing the TARC Intercompany Note was released pursuant to consents obtained from the TEC Bondholders.

                  (ii) TARC transferred the Refinery Assets to TCR Holding in exchange for (x) all the capital stock of TCR Holding, including: (a) Class A Participating Preferred Stock, Series A (the "Series A Preferred Stock"), (b) Class A Participating Preferred Stock, Series B (together with the Series A Preferred Stock, the "TCR Voting Preferred Stock"), (c) Class B Junior Non-Voting Participating Preferred Stock, (d) Class C Junior Non-Voting Participating Preferred Stock, (e) Class D Junior Non-Voting Participating Preferred Stock, (f) Class E Junior Non-Voting Participating Preferred Stock,
(g) Class A Voting Common Stock, Series A (the "TCR Voting Common Stock"), and
(h) Class B Non-Voting Common Stock, and (y) the assumption of debt and other specified

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 34
obligations of TARC, including the New Notes, the TARC/TEC Note and approximately $36 million in debt secured by certain tank storage and terminal facilities.

                  (iii) TCR Holding transferred the Refinery Assets to Orion and Orion assumed the debt and other obligations of TARC assumed by TCR Holding other than the TARC/TEC Note.

                  (iv) TARC sold certain shares of TCR Holding capital stock to the New Lenders, TEC Bondholders and certain holders of the TARC Subordinated Notes. TARC retained preferred stock of TCR Holding that provided for dividend payments designed to permit TARC to repay the TARC Senior Secured Note and the TARC Subordinated Notes and representing 35% of the residual equity and 41% of the voting power of TCR Holding. TARC retained the right to repurchase certain shares of the TCR Holding capital stock it sold for two years for $5 million or, in certain circumstances, nominal consideration. As a result of subsequent issuances of securities by TCR Holding, the residual equity interest represented by the TCR Holding preferred stock owned by TARC has been reduced to 30.4%.

                  (v) Orion sold shares of its preferred stock to the New
Lenders.

                  (vi) The TCR Holding stockholders and Orion stockholders entered into stockholders agreements effectively placing control of TCR Holding and Orion in the hands of the New Lenders.

                  (vii) With the consent of the TEC Bondholders and the holders of the TARC Subordinated Notes, the TCR Voting Preferred Stock held by TARC was pledged to secure the TARC Senior Secured Note and collaterally assigned to secure the TEC Senior Secured Notes. The Orion common stock held by TCR Holding was pledged to secure the TARC/TEC Note and collaterally assigned to secure the TEC Notes. The holders of the TCR Voting Preferred Stock have the right, in certain circumstances, to require TCR Holding to sell Orion common stock held by it, or any assets received on exchange or sale therefor, and apply the proceeds to reduce the liquidation preference and certain accrued but unpaid dividends on the TCR Voting Preferred Stock.

          According to press releases issued by Orion, subsequent to the TARC Transaction additional capital was required to complete construction of the refinery. Orion has incurred additional debt, but the necessity for further capital and the plan for raising such capital has not been disclosed. TARC does not have the wherewithal to value its equity interest in TCR Holding, which is pledged to secure the TARC Senior Secured Note. TARC has evaluated the potential for recovery under a fraudulent transfer action with respect to the TARC Transaction, and has concluded that no benefit would accrue to the estate as a result of such an action, if successful. TARC has been advised by counsel for the Committee that after its investigation with respect to the TARC Transaction, the Committee has concluded that no benefit would accrue to the estate as a result of such action, if successful.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 35

          G.     Events Leading to Chapter 11 Filings.

         Capital Expenditures/Development Costs

         Since August 1, 1997, TransTexas spent over $400 million as either capital expenditures or operation expenditures in the exploration and development of oil and gas properties. Over the same time frame, TransTexas also paid approximately $60 million in royalty payments to mineral interest owners. In early 1998, TransTexas discovered a significant field in Galveston Bay, now known as Eagle Bay Field. Completion of the exploration and confirmation wells in Eagle Bay was difficult, time consuming and expensive. The location of the field and the composition of the production stream required substantial expenditures on the infrastructure for the transportation, treatment and separation of the Eagle Bay hydrocarbons. By the end of 1998, TransTexas had spent over $36 million on development and infrastructure for the Eagle Bay Field. While the field was being developed, commodity prices collapsed, severely cutting cash flow. The new field was not yet well-enough developed to provide sufficient production to meet cash demands.

         Commodity Price Collapse/Deteriorating Industry Conditions

         Until early April 1999, energy prices were precipitously lower than in the fall of 1997 and, although they have recovered somewhat since then, the damage sustained by the industry has been far-reaching. Crude oil futures went down as low as $10.72 per barrel. Prices for physical delivery of West Texas Intermediate in the first calendar quarter of 1999 averaged $13.16 per barrel, down 36% from 1997 when prices were over $20 per barrel. Natural gas, which represents more than 70% of TransTexas' revenues, averaged $1.80 per Mcfe in the first quarter, down 40% from late 1997. Physical delivery prices at the Houston ship channel went as low as $1.60 per Mcfe in the first quarter. By early 1999, the domestic U.S. oil and gas business had incurred asset write-downs in excess of $11 billion, resulting from the crash in commodity prices. The U.S. rig count reached a 52-year low. The April 23 rig count of 488 is the lowest since record keeping began in 1940. The industry is undergoing a major restructuring, including the acquisitions and mergers of major oil companies as well as large independents.

         Failed Property Sales

         In January 1998, to provide the capital required to develop the Eagle Bay discovery, TransTexas began soliciting offers for the sale of certain of its South Texas properties. In late May 1998, TransTexas received a letter of intent for $150 million from a major integrated oil company. In September 1998, the buyer adjusted the sales price to $105 million. In the fall of 1998, the buyer abruptly terminated negotiations. Weeks later, that company announced its acquisition by another major oil company.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 36

         In late 1998, TransTexas began aggressively soliciting other bidders for the South Texas properties. The collapse of commodity prices had an adverse effect on the ability of TransTexas to market the properties. During the same time-frame, TransTexas was attempting to finance the costs of the infrastructure for Eagle Bay. Because of TransTexas' weakened financial condition, negotiations failed.

         H.      Filing of Chapter 11 Cases.

         By late March 1999, TransTexas was not generating and did not expect to generate in the near future cash flows necessary to meet its financial obligations. In January 1999, the plaintiff in a lawsuit obtained a $7.25 million judgment against TransTexas and began aggressively pursuing its collection efforts. During this period, TransTexas continued efforts to sell properties to alleviate its liquidity problems. Although TransTexas had potential buyers for several of its properties, it was precluded from consummating sales because a default existed under the TEC Senior Secured Notes Indenture as a result of the aging of TransTexas' accounts payable. TEC attempted to obtain waivers under its Indenture to permit such sales. During the course of its discussions with certain of the holders of the TEC Senior Secured Notes concerning the proposed waivers, and after consultation with its financial and legal advisors, the Board of Directors of TransTexas concluded that a complete restructuring of its financial obligations was necessary and decided that a Chapter 11 filing provided the most favorable means to accomplish the restructuring.

         All of the events and circumstances discussed above with respect to TransTexas' liquidity problems had a corollary effect on TEC's ability to meet its obligations under the TEC Senior Secured Notes. Further, because substantially all of the properties owned by TransTexas and TARC are subject to liens securing the TEC Senior Secured Notes, the Boards of Directors of TEC and TARC decided that Chapter 11 filings by the respective companies afforded a means to the comprehensive restructuring of the obligations of the companies.

III.     THE CHAPTER 11 CASES

         A.      Continuation of Business; Stay of Litigation.

         On April 19, 1999, TransTexas commenced its Chapter 11 Case. On April 20, 1999, TEC and TARC commenced their Chapter 11 Cases. The Chapter 11 Cases are being jointly administered for procedural purposes only. Since their respective Petition Dates, the Debtors have continued to operate as Debtors-In-Possession subject to the supervision of the Bankruptcy Court in accordance with the Bankruptcy Code. The Debtors are authorized to operate in the ordinary course of business. Transactions out of the ordinary course of business must have Bankruptcy Court approval. In addition, the Bankruptcy Court has supervised the Debtors' employment of attorneys, accountants and other professionals.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 37

         An immediate effect of the filing of the bankruptcy Petitions was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoined the commencement or continuation of all collection efforts by creditors, the enforcement of liens against the Debtors and litigation against the Debtors. This injunction remains in effect, unless modified or lifted by order of the Bankruptcy Court, until consummation of the Debtors' respective Plans.

         B.      Significant Events During the Chapter 11 Cases.

                  1. First Day Orders. TransTexas submitted numerous so-called "first day orders," along with supporting motions, to the Bankruptcy Court, which were approved. These first day orders included, among others: (i) orders authorizing the retention of Young Conaway Stargatt & Taylor, LLP as bankruptcy counsel and Gardere & Wynne, L.L.P. as special counsel to the Debtors; (ii) an order authorizing the retention of PricewaterhouseCoopers LLP as accountants and consultants to the Debtors; (iii) an order authorizing TransTexas to pay certain prepetition employee wages, reimbursable expenses and benefits and workers' compensation benefits; (iv) an order authorizing the Debtors to maintain their prepetition bank accounts, business forms, stationery, checks, and cash management system and granting additional time to comply with the investment guidelines of section 345 of the Bankruptcy Code; (v) an order extending the time by which the Debtors had been required to File certain information, including schedules and lists; (vi) an order determining adequate assurance of payment for future utility services and restraining utility companies from discontinuing, altering or refusing service; (vii) an order authorizing payment of certain sales and use taxes; (viii) an interim order authorizing the incurrence of post-petition debt; (ix) an order authorizing TransTexas to mail initial notices and to File a list of creditors in lieu of a matrix; and (x) an order directing the joint administration of Debtors' Chapter 11 Cases. Some of the First Day Orders are summarized below:

                  (a) Prepetition Wage and Benefits Order. The Bankruptcy Court approved an order authorizing TransTexas to pay certain prepetition (i) employee wages, salaries and other compensation and reimbursable employee expenses, (ii) employee medical, dental and similar benefits and (iii) workers' compensation benefits. TransTexas believed such relief was necessary to avoid serious disruption to its business at a critical juncture in TransTexas' reorganization. Payments made pursuant to such order will reduce the amount of Allowed Priority Claims and Allowed General Unsecured Claims.

                  (b) Bondholder DIP Facility. On April 27, 1999, the Bankruptcy Court granted interim approval of a debtor-in-possession financing facility pursuant to which the Bondholder Lenders provided TransTexas with post-petition financing of up to $30 million to be used by TransTexas for its working capital and general corporate requirements. TEC and TARC guaranteed the obligations under the Bondholder DIP Facility. As Collateral for the Bondholder DIP Facility, the Debtors pledged all of their assets except for TransTexas' accounts and inventory. The interim approval allowed TransTexas to immediately make borrowings of up to $6 million under the

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 38

Bondholder DIP Facility and on April 28, 1999 TransTexas borrowed $6 million from the Bondholder Lenders. On June 17, 1999, the Bankruptcy Court granted final approval of the Bondholder DIP Facility. Section 5.2(a) of the Bondholder DIP Facility provided that, as a condition to subsequent advances under such facility, among other things, the Debtors shall have each Filed a plan of reorganization in form and substance satisfactory to the Bondholder Lenders, acting in their reasonable discretion. On July 27, 1999, TransTexas borrowed $14 million from the Bondholder Lenders. On September 21, 1999, TransTexas borrowed an additional $10 million from one of the Bondholder Lenders. The Bondholder DIP Facility will mature on the earlier of (i) October 20, 1999, or
(ii) the Effective Date of the TransTexas Plan. Pursuant to the Bankruptcy Court's approval of the Bondholder DIP Facility, the Bondholder Lenders have an administrative claim with priority over virtually all other Claims in the Chapter 11 Cases, including Administrative Expenses (subject to certain carve-outs) and a lien that is senior to substantially all liens, claims, interests and encumbrances arising before or after the Petition Date.

                  (c) GMAC DIP Facility. On June 7, 1999 the Bankruptcy Court granted interim approval of a debtor-in-possession financing facility pursuant to which GMAC provided TransTexas with post petition financing of up to $10 million. As Collateral for the GMAC DIP Facility, TransTexas pledged its accounts and inventory. On June 17, 1999, the Bankruptcy Court granted final approval of the GMAC DIP Facility. The GMAC DIP Facility will mature on October 20, 1999. Pursuant to the Bankruptcy Court's approval of the GMAC DIP Facility, GMAC has an Administrative Expense (subject to certain carve outs) and a lien on TransTexas' accounts and inventory that is senior to all liens, claims and encumbrances on TransTexas' accounts and inventory.

                  On June 21, 1999, Zurich Insurance Company, as beneficiary, drew down $2,793,660 on a letter of credit issued by GMAC for the account of TransTexas.

                  The DIP Facilities include certain restrictive covenants that apply to TransTexas, including restrictions on other indebtedness, liens, sales of assets, dividends and distributions, capital expenditures, mergers, acquisitions, divestitures, reorganizations, payments of pre-petition debt (with certain exceptions) and transactions with affiliates, and requirements regarding satisfaction of certain financial ratios and insurance coverage. The DIP Facilities also include typical events of default, and entry of an order granting relief to the Bondholder Lenders from the automatic stay if there is, among other things, a conversion of the Chapter 11 Cases into cases under Chapter 7 of the Bankruptcy Code and/or a change of ownership or control of TransTexas.

                  The proceeds from the DIP Facilities have been used to pay for, among other things:

                  (i) the postpetition operating expenses incurred by TransTexas in the ordinary course of its business;

                  (ii) the fees of Professionals retained by TransTexas and the Creditors' Committee in these Cases; and

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 39

                  (iii)    Permitted Pre-Petition Claim Payments.

                  Pursuant to the Final DIP Orders, the Creditors' Committee reserved its right to object to and/or challenge within 120 days from the date the Committee was appointed: (i) the perfection of the liens and security interests of Firstar and the TEC Bondholders, and the prepetition liens of GMAC in and to the Collateral under their prepetition financing facilities; and (ii) the validity, allowability or status of the indebtedness incurred under the prepetition financing facilities, or the validity, extent or priority of the liens and security interests of the prepetition lenders in and to the collateral under the prepetition financing facility. The SubDebt Committee contends, and Debtors and the Bondholder Committee dispute, that the SubDebt Committee has 120 days from the date the SubDebt Committee was appointed to object to and/or challenge items (i) and (ii) of this section.

                  2. Change of Venue. Upon the motion of various creditors and parties in interest, and after a hearing held by the United States Bankruptcy Court for the District of Delaware (the "Delaware Court") on May 20, 1999, the Delaware Court transferred venue of the Debtors' Chapter 11 Cases to the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.

                  3. Appointment of creditors' committees. On May 6, 1999, the United States Trustee for the District of Delaware appointed the following Entities to the Creditors' Committee: (i) First Union National Bank, Indenture Trustee; (ii) Halliburton Energy Services, Inc.; (iii) Bank One, N.A., Indenture Trustee, (iv) Entex Gas Marketing Company; (v) Newpark Drilling Fluids, Inc.; (vi) B&G Crane Services; (vii) Zurich American Insurance Company;
(viii) Texas Gas Plants, L.P. and (ix) Hanson Production Company. Entex Gas Marketing Company and B&G Crane Services subsequently resigned. On June 17, 1999, the United States Trustee for the Southern District of Texas added two members to the Creditor's Committee: Schlumberger Technology and Key Energy Services, Inc. On August 31, 1999, the United States Trustee for the Southern District of Texas appointed the following Entities to the SubDebt Committee:
(i) BankOne, N.A., Indenture Trustee; (ii) CFSC Wayland Advisors, Inc. and
(iii) Alliance Capital Management Corp. Bank One, N.A. resigned from the Creditors' Committee. On September 15, 1999, Credit Suisse First Boston Corporation Filed a motion requesting the Court to appoint it as a member of the SubDebt Committee. The Court denied the motion.

                  4. Retention of Professionals. At the commencement of the Chapter 11 Cases, the Debtors retained Young Conaway Stargatt & Taylor, LLP, as bankruptcy counsel and Gardere & Wynne, L.L.P., as special counsel. When the Cases were transferred to Corpus Christi, Texas the Debtors substituted Jordan, Hyden, Womble & Culbreth, P.C. for Young Conaway Stargatt & Taylor, as bankruptcy counsel. In addition, the Debtors retained PricewaterhouseCoopers, LLP to assist in a variety of areas and issues relating to the Chapter 11 Case.

                  During the pendency of the Chapter 11 Cases, it has also been necessary for TransTexas to retain other professionals to assist in a variety of discrete projects.

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 40

                  Section 328 of the Bankruptcy Code authorizes any official committee (e.g. the Creditors' Committee and the SubDebt Committee) to employ professionals. The following are the professionals who have been retained by the Creditors' Committee by order of the Bankruptcy Court: Bracewell & Patterson, LLP as counsel to the Creditors Committee; Arthur Andersen LLP as special accountants and consultants and Miller & Lentz. The SubDebt Committee retained Pillsbury Madison & Sutro LLP and Beck, Redden & Secrest as its counsel and Crossroads LLC as its financial advisors.

                  5. Payments to Royalty Owners. The total unpaid prepetition amounts owing to Mineral Interest Claimants as of April 18, 1999, is $11,485,440. In order to avoid forfeiture of certain oil and gas leases an order was entered on June 17, 1999 authorizing TransTexas to make payment on Claims of certain owners of Mineral Interests in the amount of $1,852,331 leaving an unpaid prepetition amount owing of approximately $9,630,000.

                  6. Rejection of Contracts. TransTexas has Filed fourteen motions to reject burdensome executory contracts and leases in order to reduce Administrative Expenses. To date, orders have been entered granting all but three of these motions.

                  7. Removal of Litigation. TransTexas has Filed sixteen notices of removal to remove litigation pending in state and federal district court to the bankruptcy court. On April 29, 1999, TransTexas Filed a notice of removal to remove the lawsuit captioned Henry & Luz Hein Minerals L.C. v. TransTexas Gas Corporation, et al., to the United States Bankruptcy Court for the Southern District of Texas, Corpus Christ Division. In the lawsuit, Hein Minerals asserts claims based on failure timely to meet certain operational obligations. On July 12, 1999, the bankruptcy court heard arguments of counsel on Hein Minerals' motion for remand, and the court has taken the matter under advisement.

                           On June 4, 1999, TransTexas Filed notices of removal
to remove two lawsuits captioned BWS Vacuum Service Inc vs. Adobe Energy Inc. , et al., and Donald Schoenfield vs. Adobe Energy Inc. et al., to the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division. Both lawsuits involve breach of contract claims. TransTexas has reached a settlement with the plaintiff in the Schoenfield suit, and Filed a motion for approval of the settlement on September 21, 1999. The plaintiff in the BWS suit has filed a motion to sever TransTexas as a defendant and remand as to Adobe Energy. A hearing on the motion to sever and remand is set for September 27, 1999.

                           On July 19, 1999, TransTexas Filed twelve notices of
removal to remove actions pending in Texas and Louisiana state courts. Of these, all but three were removed to the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division. Two were removed to the same court, but in the Laredo Division. These two suits were subsequently transferred to the Corpus Christi Division. One suit, previously pending in a Louisiana state court, was removed to the United States Bankruptcy Court for the Eastern District of Louisiana. In that

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suit, the plaintiff's motion to remand and TransTexas' motion to transfer venue to the United States Bankruptcy Court for the Southern District of Texas,
Corpus Christi Division, have not yet been set for hearing. One of the removed suits asserts claims for personal injury. Three of the removed suits involve disputes regarding royalty payments, including one action in which the plaintiff seeks certification of a plaintiff class. The remaining eight suits seek foreclosure of liens and related relief. The plaintiff in one of those remaining eight suits, Weatherford U.S., L.P., has agreed to dismiss its claims against TransTexas without prejudice, and a joint motion for dismissal was filed by the parties on September 21, 1999.

                           In addition, on or about July 16, 1999, Veritas
Energy Services, Inc., et al., a co-defendant with TransTexas in a lawsuit pending in a Texas state court captioned Betsy Cardenas, et al. vs. Veritas Energy Services, Inc., et al., filed a notice of removal on or about July 16, 1999, to remove the litigation to the United States District Court for the Southern District of Texas, Laredo Division. On July 21, 1999, the Court entered an order extending the deadline for removal of additional litigation until September 17, 1999.

                           On September 17, 1999, TransTexas Filed a notice of
removal to remove a suit pending in the 229th Judicial District Court of Starr County, Texas, Case No. 96-32, captioned Nora Olga Hernandez v. Starr County Exploration, Inc. TransTexas is not a party to the suit, but Defendant Starr County Exploration has alleged an indemnity claim against TransTexas for the claims asserted by Plaintiff. The suit alleges claims based on injuries incurred by an employee of TransTexas in the scope of his employment.

                  8. Other Litigation. On June 12, 1999, TransTexas Filed its complaint commencing TransTexas Gas Corporation vs. Zurich Insurance Company, Adversary No. 99-2202. By the Complaint, TransTexas sought temporary and permanent injunctive relief, turnover of property of the estate, estimation of claims for allowance purposes and a determination of the extent and priority of liens claimed by Zurich Insurance Company in property of the estate. The bankruptcy court denied TransTexas' request for temporary injunctive relief. Zurich moved for a stay of the adversary proceeding and for limited relief from the automatic stay of 11 U.S.C. Section 362 to permit binding arbitration to proceed. The bankruptcy court granted Zurich's motion to permit the arbitration to proceed.

                           On June 24, 1999, Mitchell Gas Services LP filed its
complaint commencing Mitchell Energy Gas Services LP vs. TransTexas Gas Corporation, et al., Adversary No. 99-2203. The adversary proceeding is an interpleader action seeking a resolution of the rights and priorities regarding proceeds from the production of oil and gas among TransTexas, royalty owners, working interest owners, taxing authorities and TransTexas' lenders. TransTexas has answered the complaint and cross-claims asserted by co-defendants. The case remains pending.


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                           On July 1, 1999, TransTexas Filed its complaint
commencing TransTexas Gas Corporation vs. Certain Underwriters At Lloyd's and Other Insurance Companies, Adversary No. 99-2204, to recover property of the estate, in particular, TransTexas' right to payment under indemnity provisions of two insurance policies for losses incurred in two well blowouts at the Trout Point prospect in Galveston Bay. The defendants filed their answer and demand for jury trial. On September 8, 1999, the defendants filed a motion to withdraw the reference from the Bankruptcy Court to the District Court. A hearing on the motion to withdraw the reference and on the defendants' demand for a jury trial is set for September 27, 1999. On September 14, 1999, TransTexas Filed a motion requesting the Bankruptcy Court to appoint a mediator. The Bankruptcy Court ordered the parties to select a mediator in the case. The case remains pending.

                           On July 2, 1999, TransTexas Filed its complaint
commencing TransTexas Gas Corporation vs. Hanson Production Company and Neil E. Hanson, Adversary No. 99-2205, for a declaratory judgment and to avoid preferential transfer. In the adversary proceeding, TransTexas sought a declaration that its rights under an oil and gas lease remain in effect. TransTexas also sought to avoid a contingent interest claimed by Hanson Production in certain real property transferred to TransTexas as a preferential transfer under 11 U.S.C. Section 547. The parties reached a settlement of their disputes, and a motion for approval of their settlement was granted by the Bankruptcy Court by order entered on August 27, 1999. A proposed order to dismiss the adversary proceeding has been submitted and awaits entry by the Bankruptcy Court.

                           On July 28, 1999, TransTexas Filed its emergency
motion for authority to transfer and convey to Davis Petroleum interests in certain oil and gas wells, production equipment and related real estate pursuant to 11 U.S.C. Section 363. TransTexas asserts that it is obligated to convey such property to Davis pursuant to certain pre-bankruptcy contracts entered into by TransTexas and Davis, and that conveyance of the property to Davis will confer a significant benefit to TransTexas' estate in the form of additional joint interest billings to be paid by Davis. On August 16, 1999, the Court granted the motion as to all parties, except Firstar and the Bondholder Committee, subject to certain conditions. As to Firstar and the Bondholder Committee, the hearing on the motion was continued. TransTexas now believes that Firstar and the Bondholder Committee will consent to that motion. TransTexas intends to File a second motion with respect to Davis Petroleum that, together with the current motion, TransTexas believes will resolve all currently existing disputes between TransTexas and Davis Petroleum.

                           The United States Coast Guard commenced an
administrative proceeding before the United States Department of Transportation against TARC alleging that TARC failed to comply with certain federal noticing statutes and regulations involving the transmission of natural gas. The Coast Guard seeks damages of $700,000.

                           On July 28, 1999, Firstar Filed its complaint
commencing Firstar Bank of Minnesota, N.A., as Indenture Trustee for Senior Secured Noteholders of TransAmerican Energy

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Corporation vs. TransAmerican Energy Corporation, TransAmerican Refining
Corporation and First Union National Bank, as Indenture Trustee for Subordinated Noteholders of TransAmerican Refining Corporation, Adversary No. 99-2215. In its Complaint, Firstar seeks a declaration that it is entitled to payment of funds held in an "Interest Reserve Fund" account maintained at First Union in the name of TARC. Firstar alleges that the Interest Reserve Fund was established by TARC pursuant to the TARC Subordinated Notes Indenture in connection with the issuance by TARC of the TARC Subordinated Notes, for the purpose of paying semi-annual interest installments due under the TARC Subordinated Notes. Firstar further alleges that, by virtue of provisions in the TARC Subordinated Notes Indenture making payments to holders of the TARC Subordinated Notes subordinate to the "Senior Debt" of TARC, Firstar is entitled to payment of the amounts held in the Interest Reserve Fund because of alleged defaults by TARC under the TARC/TEC Note pledged to Firstar as collateral for the TEC Senior Secured Notes. In addition to declaratory relief, Firstar also seeks imposition of a constructive trust on the Interest Reserve Fund, monetary damages from First Union and attorneys' fees. Firstar and First Union have agreed to a compromise and settlement of this complaint which settlement is embodied in the TARC Plan. Under the settlement the holders of the TARC Subordinated Notes will receive 17 1/2% of the funds held in the Interest Reserve Accounts for distribution after payment of First Union's reasonable fees and expenses (including attorneys' fees and expenses), plus their Ratable Proportion of the net proceeds received by the Litigation Trust. The balance of the funds in the Interest Reserve Accounts will be paid to Firstar for distribution to the TEC Bondholders under the TEC Plan after payment of reasonable attorneys' fees and expenses of Firstar and the Bondholder Committee. The TARC Plan provides both Firstar and First Union with general releases from the Debtors and Creditors. Confirmation of the TARC Plan will constitute approval by the Bankruptcy Court of this compromise and settlement pursuant to Bankruptcy Rule 9019. If required by the Court, the payment of fees and expenses to Firstar, First Union and their attorneys will be subject to application to, and approval by, the Bankruptcy Court.

                           On September 3, 1999, eight adversary proceedings
were Filed against TransTexas Gas Corporation and/or its secured lenders by plaintiffs claiming mineral royalty interests or working interests in oil and gas leases held by TransTexas. In two of the cases, the plaintiffs claim to be working interest owners in oil and gas properties with TransTexas that are operated by TransTexas. The plaintiffs seek judgments that they have secured interests in oil and gas production as well as the proceeds therefrom under
Section 9.319 of the Texas Business & Commerce Code; that the production and proceeds are not estate assets; that the plaintiffs are entitled to an accounting; and that their interests are superior to those of TransTexas and its lenders. In the remaining cases, the plaintiffs are royalty owners in certain oil and gas properties held by TransTexas and under various leases. The plaintiffs seek enforcement of their alleged security interests in the oil and gas production and proceeds under Section 9.319, a judgment establishing a superior interest to TransTexas' lenders and an accounting for all production. TransTexas' answers are due in early October 1999.

                           On September 14, 1999, Firstar Bank, N.A., as
Indenture Trustee, Filed its complaint commencing Firstar Bank, N.A. vs. TransAmerican Refining Corporation, Adversary No.

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
99-2226. In its complaint, Firstar alleges that TCR Holding Corporation ("TCR") has defaulted on the obligation it assumed from TARC under that certain promissory note issued by TARC to TEC in the face amount of $50 million and collaterally assigned by TEC to Firstar. Firstar seeks to recover the entire balance due on the TARC/TEC Note, and a judgment of foreclosure on the collateral pledged by TARC and TCR for the TARC Note consisting of certain preferred stock of TCR and common stock of TransContinental Refining Corporation, now know as Orion. TransTexas' answer is due on October 14, 1999.

                  9. 341 Meeting. A meeting pursuant to Section 341 of the Bankruptcy Code for each Debtor was held in Corpus Christi on June 29, 1999. On July 16, 1999 a continued meeting was held in Houston, Texas.

                  10. Motion for Procedures to Determine Mechanic's Lien
Claims. On September 17, 1999, TransTexas Filed a motion requesting the Bankruptcy Court to enter an order, pursuant to the Court's authority under
Section 105(a) of the Bankruptcy Code, Federal Rule of Bankruptcy Procedure 9019(b) and Federal Rule of Evidence 706, establishing procedures for the efficient and cost-effective determination of numerous Claims asserted against TransTexas' estate and property by M&M Lien Claimants. This procedure does not deal with Claims of Mineral Property Claimants. The requested procedures will permit the amount, priority and allowance of such claims to be determined efficiently and with reduced impact on finite judicial and administrative resources. Once the Court approves the requested procedures, all M&M Lien Claimants will receive a copy of the Court's order containing the procedures. No hearing has been set on the motion.

                  11. Denial of Formation of Mineral Property Owners Committee. On or about August 2, 1999, a group of mineral property owners Filed a Motion for the Appointment of a Mineral Property Holders Committee. Numerous parties in interest objected to the motion, including the United States Trustee, the Debtor, the Creditors' Committee and the Debtors' DIP lenders. After hearings on August 24 and 27, 1999, the Court denied the motion, and subsequently denied the mineral property owners' motion for reconsideration.

                  12. SubDebt Committee's Avoidance Claims. The SubDebt Committee asserts that certain transactions among TransTexas, TEC, and the TEC Bondholders constitute avoidable fraudulent transfers of TransTexas property or have given rise to avoidable obligations of TransTexas or may be equitably subordinated or recast as equity. The Court will address the merits and defenses of these issues at the Confirmation Hearing. The transactions involved are described herein at section II. F. Prior Transactions -- the TEC Transactions.

                           The SubDebt Committee asserts that TransTexas
received inadequate consideration for the TransTexas Intercompany Loan and for the shares of common stock that it repurchased. The SubDebt Committee contends that through these transactions TEC recast its equity stake in TransTexas into debt secured by all assets of TransTexas, and the SubDebt Committee argues that as a result of these transactions TransTexas was left with negative working capital and

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



unreasonably small capital to operate its business and to pay its debts as they became due. The SubDebt Committee intends to litigate these issues in opposition to any effort to obtain confirmation of the TransTexas Plan. Upon information and belief, they will argue that the TransTexas Plan cannot be confirmed because the TransTexas Plan is based on the assumption that the TEC Transactions are not avoidable. The SubDebt Committee is expected to argue that it is entitled to (i) have the transfers and obligations avoided as fraudulent transfers and obligations under Bankruptcy Code Section 548(a)(1) and applicable state law; (ii) equitably subordinate the TransTexas Intercompany Loan and Debt pursuant to to Bankruptcy Code Section 510 and related state law doctrines; and/or (iii) recast the TransTexas Intercompany Loan from debt to equity. Among other remedies, the SubDebt Committee argues that they will be entitled to be relieved of the impact of a provision in the Indenture under which their bonds were issued which subordinates the TransTexas bonds to intercompany obligations. If the SubDebt Committee is successful in its actions it contends the TransTexas Plan cannot be confirmed.

                           The Debtors and certain of the holders of the
TransTexas Subordinated Notes constituting at least 40% of the TransTexas Subordinated Note Claims disagree with the foregoing assertions of the SubDebt Committee.

                           The Debtors believe and will demonstrate to the
Court, if necessary, at the Confirmation Hearing that there is no colorable claim for fraudulent transfers or equitable subordination with respect to the transactions that arose from the June 1997 debt offerings. Further, the Debtors intend to demonstrate that the Claims asserted by the SubDebt Committee were thoroughly investigated and considered by the Debtors before and after the June 1997 transaction.

                  13. Claims Process and Bar Date. The Debtors Filed with the Bankruptcy Court their schedules of assets and liabilities and statements of financial affairs on June 14, 1999. The Bankruptcy Court established September 27, 1999 (the "Bar Date") as the deadline for filing proofs of Claim, except with respect to certain specified Governmental Claims and Rejection Claims, against the Debtors.

                  The Debtors will review all Claims Filed and develop and analyze a database of all Claims asserted against them. Each proof of Claim and proof of Interest will be analyzed to determine whether to object to the allowance of such Claims or Interests.

                  The Claims asserted against the Debtors are materially in excess of the total amount of Allowed Claims estimated by TransTexas in the development of the TransTexas Plan because, among other things, certain Claims:
(i) are Filed in duplicate; (ii) consist of amendments to previously Filed Claims; (iii) are asserted against multiple Debtors or assert Claims in excess of the amount actually owed; (iv) do not allege an obligation of TransTexas;
(v) assert contingent Claims against multiple Debtors; and/or (vi) include postpetition interest and other disallowable charges.

                  TransTexas intends to File motions objecting to, among others, those Claims that are:

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                  (A)      duplicative;
                  (B)      superseded by amended Claims;
                  (C)      erroneously asserted against multiple Debtors;
                  (D)      not obligations of TransTexas;
                  (E)      Filed after the Bar Date; or
                  (F) in excess of the amount actually owed, as evidenced by TransTexas' books and records.

                  TransTexas projects that the Claims asserted against it will be resolved in and reduced to an amount that approximates TransTexas' estimates of Allowed Claims contained in this Disclosure Statement. However, the actual aggregate amount of Allowed Claims in any Class may differ significantly from TransTexas' estimates thereof and any variance from such estimates will affect Distribution in certain Classes.

IV.       THE PLANS

          THE FOLLOWING IS A SUMMARY OF CERTAIN SIGNIFICANT PROVISIONS OF THE PLANS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLANS. TO THE EXTENT THAT THE TERMS OF THE DISCLOSURE STATEMENT VARY WITH THE TERMS OF THE PLANS AND THE PLAN DOCUMENTS, THE TERMS OF THE PLANS AND THE PLAN DOCUMENTS SHALL BE CONTROLLING.

          A.      General.

          Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders.

          Formulation of a plan is the principal objective of Chapter 11. In general, a plan (i) divides Claims and Interests into separate classes, (ii) specifies the property that each class is to receive under the plan and (iii) contains other provisions necessary to the reorganization of the Debtor. Additionally, the Bankruptcy Code allows a debtor to File a plan of liquidation which allows for the orderly liquidation of the assets of a debtor.

          Chapter 11 does not require each holder of a claim or interest to vote in favor of a plan in order for the Bankruptcy Court to confirm a plan. However, a plan must be accepted by the holders of at least one class of claims that is impaired (as defined above) without considering the votes of "insiders" within the meaning of the Bankruptcy Code.


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          Distributions to be made under the Plans will be made after
Confirmation of the Plans, on the Effective Date or as soon thereafter as is practicable, or at such other time or times specified in the Plans.

          B. Classification and Treatment of Claims and Interests Under the Plans.

          Section 1123(a)(1) of the Bankruptcy Code requires that the Plans classify the Claims (other than administrative expenses and priority tax Claims) and the Interests. Section 1122 of the Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan may place a Claim or Interest in a particular class only if such Claim or Interest is substantially similar to the other Claims or Interests of such class. The Debtors believe they have classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code. If a creditor or interest holder challenges such classification of Claims or Interests and the Bankruptcy Court finds that a different classification is required for the Plans to be confirmed, the Debtors, to the extent permitted by the Bankruptcy Court, intend to make such reasonable modifications to the classification of Claims or Interests under the Plans to provide for whatever classification might be required by the Bankruptcy Court for confirmation.

          EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OF CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLANS BY ANY HOLDER OF A CLAIM OR INTEREST PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLANS' TREATMENT OF SUCH HOLDER OF A CLAIM OR INTEREST REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER OF A CLAIM OR INTEREST IS ULTIMATELY DEEMED TO BE A MEMBER.

          The Bankruptcy Code also requires that each of the Debtors' Plans provide the same treatment for each Claim or Interest of a particular class unless the holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest. The Debtors believe that they have complied with such standard. If the Bankruptcy Court finds otherwise, it could deny confirmation of the offending Plan if the holders of Claims or Interests affected do not consent to the treatment afforded them under such Plan.

          The TEC Plan categorizes the Claims against and Interests in TEC into three Classes. The TARC Plan categorizes the Claims against and Interests in TARC into four Classes. The TransTexas Plan categorizes the Claims against and Interests in TransTexas into twelve Classes. In accordance with the Bankruptcy Code, Administrative Expenses and Priority Tax Claims are not classified into Classes. Each Plan also provides that expenses incurred by the respective Debtor during the Chapter 11 Cases will be paid in full and specifies the manner in which the Claims and Interests in each Class are to be treated.

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                  1.       Treatment of Administrative Expenses and Certain
                           Priority Claims.

                  (a) Administrative Expenses. Administrative Expenses consist of (a) any cost or expense of administration of the Chapter 11 Cases allowable under section 503(b) of the Bankruptcy Code, including, without limitation, the fees and expenses of the Professionals employed by the Debtors and the Creditors' Committee, (b) a Claim given the status of an Administrative Expense by Final Order of the Bankruptcy Court and (c) all fees or charges assessed against the Debtors' estates under title 28, United States Code, section 1930. Such Administrative Expenses include, for example, costs incurred in the operation of the Debtors' businesses after the commencement of the Chapter 11 Cases, postpetition taxes, if any, and certain other obligations arising after the commencement of the Chapter 11 Cases.

                  Assuming that neither significant litigation nor objections are Filed with respect to the Plans and assuming the Plans are confirmed in December 1999, TEC estimates unpaid Administrative Expenses as of the Effective Date not to exceed $20,000; TARC estimates unpaid Administrative Expenses as of the Effective Date not to exceed $100,000 and TransTexas estimates unpaid Administrative Expenses as of the Effective Date not to exceed $1.2 million exclusive of Administrative Expenses in respect of the Bondholder DIP Facility and the GMAC DIP Facility. Such amount also includes the statutory fees payable to the United States Trustee, which the Debtors estimate should not be material. TransTexas' estimate of Administrative Expenses does not include amounts that will be payable in the ordinary course of business by Reorganized TransTexas.

                  Under the Debtors' Plans, each holder of an allowed Administrative Expense (including, without limitation, all compensation and reimbursement of expenses pursuant to sections 327, 328, 329, 330, 331, 503(b)(1), 503(b)(4) or 1103 of the Bankruptcy Code) will be paid 100% of the unpaid allowed amount of such Administrative Expense in Cash on or as soon as reasonably practicable after the later of: (a) the Effective Date; or (b) the date such Administrative Expense becomes Allowed, provided, however, that an allowed Administrative Expense representing obligations incurred in the ordinary course of business consistent with past practices, shall be paid in full or performed by TransTexas or Reorganized TransTexas, as the case may be, in accordance with its terms and conditions, in the ordinary course of business.

                  (b) Bondholder DIP Secured Claims. These Claims consist of the Debtor-In-Possession loans and other financial accommodations provided pursuant to the Credit Agreement among the Debtor, as Borrower, and TEC and TARC, as guarantors, and the Bondholder Lenders dated as of April 27, 1999, as amended, and all ancillary agreements and instruments thereto. The Debtors estimate that the aggregate principal amount of these Claims will not exceed $30 million. Unless otherwise agreed by the holders of the Bondholder DIP Secured Claims and the Debtor or Reorganized Debtor, on the Effective Date, each holder of an Allowed Bondholder DIP Secured Claim shall receive its Ratable Proportion of (a) Cash, in an amount equal to two-thirds of the sum of
(i) the principal amount owing under the Bondholder DIP Facility on the Effective Date, (ii) all

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interest accruing thereon in accordance with the Bondholder DIP Facility and
(iii) all fees and other charges relating thereto in accordance with the Bondholder DIP Facility and (b) Claims and entitlements under the Extended Bondholder DIP Facility.

                  (c) Priority Tax Claims. A Priority Tax Claim is any Claim against the Debtors are of the type specified in section 507(a)(8) of the Bankruptcy Code. These Claims consist of certain unsecured Claims of governmental units for taxes. TEC believes it does not have any Allowed Priority Tax Claims. TARC believes it does not have any Allowed Priority Tax Claims. TransTexas estimates that its Priority Tax Claims will not exceed $390,000.

                  Under the TransTexas Plan, with respect to each Allowed Priority Tax Claim, at the option of TransTexas upon prior written consent of the Bondholders' Committee, and following the Effective Date, at the option of Reorganized TransTexas, the holder of an Allowed Priority Tax Claim will be entitled to receive on account of such Allowed Priority Tax Claim: (a) equal Cash payments made on the last Business Day of every six (6) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus 12% interest on any outstanding balance from the Effective Date; (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and TransTexas or Reorganized TransTexas, as the case may be, provided such treatment is on more favorable terms to TransTexas or Reorganized TransTexas, as the case may be, than the treatment set forth in clause (a) hereof, upon prior written notice to the Creditors' Committee; or
(c) payment in full, in Cash, on or as soon as practicable after the later of
(i) the Effective Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim. TransTexas or Reorganized TransTexas, as the case may be, will have the right, in their sole discretion, to prepay the Allowed Priority Tax Claim without penalty of any sort or nature.

                  2.       Treatment of Claims and Interests under the TEC
                           Plan:

                  (a) Allowed Class 1 Claims - (TEC Senior Secured Note Claims). The TEC Senior Secured Note Claims are Allowed in full. On the Effective Date, each holder of an Allowed TEC Senior Secured Note Claim as of the Distribution Record Date shall receive on account of its Allowed TEC Senior Secured Note Claim its Ratable Proportion of all of TransTexas' right, title and interest in (i) each item of Collateral securing any of TransTexas' obligations arising under, in respect of, or relating to, the TEC Senior Secured Notes, the TEC Senior Secured Notes Indenture and/or any other agreement or instrument entered into in connection therewith, including, without limitation, all of TEC's right, title and interest in (A) the TransTexas Senior Secured Note and all related rights, including 82 1/2% of the funds held in the Interest Reserve Accounts, less reasonable fees and expenses (including attorneys' fees and expenses) of Firstar and the Bondholder Committee, (B) the TARC Senior Secured Note and all related rights, (C) the TransTexas/TEC Note and all related rights, (D) the TCR Secured Note and all related rights, (E) the TARC Common Stock and (F) the TransTexas Common Stock, and (iii) all Distributions TEC would have, but for

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Section 5.01(a) of the TEC Plan, been entitled to receive pursuant to the terms of the TransTexas Plan and the TARC Plan.

                  As more specifically set forth in, and without in any way limiting, Section 8.01 of the TEC Plan, the Distributions provided in Section
5.01 of the TEC Plan are in full settlement, release and discharge of each of the TEC Senior Secured Note Claims. Class 1 is Impaired. Holders of Allowed TEC Senior Secured Note Claims shall be entitled to vote to accept or reject the TEC Plan.

                  (b) Allowed Class 2 Claims (General Unsecured Claims). General Unsecured Claims (except Affiliates of TEC) shall receive their Ratable Proportion of $5,000 on their Claims. Class 2 is Impaired under the TEC Plan. Holders of such Claims shall be entitled to vote to accept or reject the TEC Plan.

                  (c) Allowed Class 3 Interests (TEC Common Stock Interests). On the Effective Date, the Interests shall be canceled. Class 3 is Impaired under the TEC Plan. Holders of such Interests are deemed to have rejected the TEC Plan.

                  3.       Treatment of Claims and Interests under the TARC
                           Plan:

                  (a) Allowed Class 1 Claim (TARC Senior Secured Note Claims). The TARC Senior Secured Note Claims are Allowed in full. On the Effective Date, the holder of the Allowed TARC Senior Secured Note Claims as of the Distribution Record Date shall receive on account of its Allowed TARC Senior Secured Note Claims all of TARC's right, title and interest in each item of the Collateral securing any of TARC's obligations arising under, in respect of, or relating to the TARC Senior Secured Note, the TARC Senior Secured Loan Agreement and/or any other agreement or instrument entered into in connection therewith, including, without limitation, all of TARC's right, title and interest in the TCR Preferred Stock. Class 1 is Impaired. Holders of Allowed TARC Senior Secured Note Claims shall be entitled to vote to accept or reject the TARC Plan.

                  (b) Allowed Class 2 Claims (General Unsecured Claims). Each holder of an Allowed General Unsecured Claim shall receive on account of its Allowed General Unsecured Claim, its Ratable Proportion of the Litigation Trust. Class 2 is Impaired under the Plan. Holders of such Claims shall be entitled to vote to accept or reject the TARC Plan.

                  On the Confirmation Date a Litigation Trust shall be established for the purpose of pursuing Claims of the Debtor or its Creditors against Bill Elder, WWL-TV, A. H. Belo and any other defendant in the case styled TARC and John Stanley v. Bill Elder, WWL-TV, A. H. Belo, currently pending in the 19th District Court, East Baton Rouge Parish, LA. The Litigation Trust will be governed by a Litigation Trust Agreement and will be implemented by the Estate Representative who shall serve as the trustee of the Litigation Trust.


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                                                                        Page 51

                  (c) Allowed Class 3 Claims (TARC Subordinated Note Claims). The TARC Subordinated Note Claims are allowed in full. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed TARC Subordinated Note Claim as of the Distribution Record Date, pursuant to a Compromise and Settlement Agreement by and between Firstar and First Union, shall be entitled to receive on account of its Allowed TARC Subordinated Note Claim its Ratable Proportion of 17 1/2% of funds held in the Interest Reserve Accounts, less reasonable attorneys' fees and expenses payable to First Union and its attorneys; and its Ratable Proportion of the net proceeds of the Litigation Trust. This compromise and settlement agreement shall be deemed approved, pursuant to Federal Bankruptcy Rule 9019, upon the confirmation of the TARC Plan. Class 3 is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the TARC Plan.

                  (d) Allowed Class 4 Interests (TARC Common Stock Interests). The holders of TARC Common Stock Interests shall receive no distributions of any kind under the Plan in respect of those Interests. Class 4 is Impaired under the TARC Plan. Holders of such Interests shall be deemed to have rejected the TARC Plan.

                  4. Treatment of Claims and Interests under the TransTexas Plan:

                  The terms of the TransTexas Plan, including the amounts of cash, New Senior Preferred Stock, New Junior Preferred Stock, New Common Stock and New Warrants to be issued to the various classes of creditors, including holders of Allowed TransTexas Subordinated Note Claims, holders of Allowed General Unsecured Claims and holders of Old Common Stock, respectively, were determined by negotiation between TransTexas, TEC, the Creditors' Committee, and the Bondholder Committee. In particular, the interest and dividend rates attaching to the various securities were determined by such parties by taking into account the total amount of the Claims of the TEC Bondholders, market conditions, the value of TransTexas' assets, comparable company credits and various other factors. In connection therewith, the Debtors considered the viability of other plan alternatives. One of the premises of the TransTexas Plan is that the value of Firstar's Secured Claim is no greater than the consideration being distributed pursuant to Section 5.03(a) of the TransTexas Plan.

                  A related premise is that certain classes receive distributions "on account of their Claims" are receiving reallocations or gifts pursuant to Section 5.03(b) of the TransTexas Plan. The SubDebt Committee disagrees with each of these premises.

                  In addition, the amount of New Class B Common Stock and New Warrants to be received by John R. Stanley was determined by negotiation between John R. Stanley and the Bondholder Committee. Based on these negotiations, as described below, the holder of the Allowed TransTexas Senior Secured Note Claim agreed to reallocate portions of the distributions to be received by it and direct their distribution to holders of Allowed TransTexas Subordinated Note

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                                                                        Page 52

Claims, Allowed General Unsecured Claims, holders of Old Common Stock and John
R. Stanley. These reallocated distributions will not be made in respect of the claims or equity interests of such persons. After investigation, including consultation with independent experts, TransTexas presently believes that the new securities issued pursuant to the Plan other than the New Senior Secured Notes have nominal or no value. The method used in making this determination was to add (1) the estimated fair market value of TransTexas' oil and gas properties, as determined by Scotia Energy, (2) net working capital as of August 31, 1999, and (3) other assets as of August 31, 1999, to arrive at a total enterprise value. From this amount, the following sums were deducted: (1) the Post-Confirmation Credit Facility, (2) the Extended DIP Facility, (3) New Senior Secured Notes, (4) Tax Liens, and (5) Production Payment Liabilities. The resulting sum leads TransTexas to believe that a value of $-0- should be allocated to the New Senior Preferred Stock, the New Junior Preferred Stock, the New Common Stock, and the New Warrants. The factors that could change the foregoing include: (1) the resolution of claims, (2) the future price of oil and gas, (3) the outcome of mediation on insurance proceeds, and (4) drilling results.

                  (a) Allowed Class 1 Claims (Priority Claims). Unless otherwise agreed by the holder of an Allowed Priority Claim and TransTexas, or following the Effective Date, the Reorganized Debtor, each holder of an Allowed Priority Claim shall receive an amount in Cash equal to 100% of the Allowed amount of such Claim on account of such Allowed Priority Claim on or as soon as practicable after the later of: (i) the Effective Date, or (ii) the date on which such Priority Claim becomes an Allowed Priority Claim.

                  As more specifically set forth in, and without any way limiting, Section 9.01 of the TransTexas Plan, the Distributions provided in
Section 5.01 of the TransTexas Plan are in full settlement, release and discharge of each such holder's Priority Claim. Class 1 is Unimpaired. Holders of Allowed Priority Claims shall be deemed to have accepted the TransTexas Plan.

                  (b) Allowed Class 2 Claims (Secured Tax Claims). Class 2 consists of the Secured Claims of Governmental Units. TransTexas estimates that Secured Tax Claims will aggregate approximately $10.3 million.

                  At the option of the Reorganized Debtor, each holder of an Allowed Secured Tax Claim shall receive on account of its Allowed Secured Tax Claim one of the following alternatives: (i) equal Cash payments made on the last Business Day of every six (6) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus 12% interest on any outstanding balance from the Effective Date and retain its Lien until paid in full; (ii) such other treatment agreed to by the holder of such Allowed Secured Tax Claim and the Reorganized Debtor, provided such treatment is on more favorable terms to the Reorganized Debtor, than the treatment set forth in clause (i) hereof; or (iii) payment in full of such Allowed Secured Tax Claim on or as soon as practicable after the later of: (A) the Effective Date, or (B) the date on which such Secured

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



Tax Claim becomes an Allowed Secured Tax Claim. The Reorganized Debtor, shall have the right, in its sole discretion, to prepay Allowed Secured Tax Claims without penalty of any sort or nature.

                  As more specifically set forth in, and without in any way limiting, Section 9.01 of the TransTexas Plan, the Distributions provided in
Section 5.02 of the TransTexas Plan are in full settlement, release and discharge of each holder's Secured Tax Claim. Class 2 is Impaired. Holders of Allowed Secured Tax Claims shall be entitled to vote to accept or reject the TransTexas Plan.

                  (c) Allowed Class 3 Claim (TransTexas Senior Secured Note Claims). Class 3 consists of the Claims of TEC which are held by the TEC Bondholders. TransTexas estimates that the principal amount of the TransTexas Senior Secured Note Claims will aggregate $300 million.

                  The TransTexas Senior Secured Note Claims are Allowed in full. On the Effective Date, the holder of the Allowed TransTexas Senior Secured Note Claims shall receive on account of its Allowed TransTexas Senior Secured Note Claims: (i) all of the New Senior Secured Notes; (ii) all of the New Senior Preferred Stock; (iii) all of the New Junior Preferred Stock; (iv) all of the New Common Stock; (v) all of the New Warrants; and (vi) an amount in Cash equal to the Maximum GUC Cash Amount.

                  Subject to the occurrence of the Effective Date, the holder of Allowed TransTexas Senior Secured Note Claims has agreed to reallocate and to direct the Reorganized Debtor to distribute certain of the Distributions set forth in Section 5.03(a) of the TransTexas Plan, and the Reorganized Debtor shall distribute such Distributions, as follows:

                  (i) each holder of an Allowed TransTexas Subordinated Note Claim as of the Distribution Record Date shall receive its Ratable Proportion of 80 million shares of New Junior Preferred Stock on the Effective Date or as soon thereafter as is practicable;

                  (ii) each holder of an Allowed General Unsecured Claim shall receive, on the earlier of the Effective Date or the date on which such Claim becomes an Allowed General Unsecured Claim, or as soon thereafter as is practicable: Cash in an amount equal to its Ratable Proportion of (a) the Maximum GUC Cash Amount and (b) five million shares of New Senior Preferred Stock;

                  (iii) each holder of the Old Common Stock on the Distribution Record Date that is not an Affiliate of TransTexas shall receive its Ratable Proportion of (a) 52,500 shares of the New Class A Common Stock (which will constitute 4.2% of the New Common Stock) and (b) 109,375 New Warrants on the Effective Date or as soon thereafter as is practicable; and


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



                  (iv) John R. Stanley, or his designee, shall receive 247,500 shares of the New Class B Common Stock (which will constitute 19.8% of the New Common Stock) and 515,625 New Warrants on the Effective Date or as soon thereafter as is practicable.

                  Subject to the occurrence of the Effective Date, the holder of the Allowed TransTexas Senior Secured Note Claims has agreed to allow Reorganized TransTexas to retain an amount of Cash equal to the aggregate amount not paid to the holders of Allowed General Unsecured Claims pursuant to
Section 5.03(b)(ii) of the TransTexas Plan.

                  As more specifically set forth in, and without in any way limiting, Section 9.01 of the TransTexas Plan, the Distributions provided in
Section 5.03 of the TransTexas Plan are in full settlement, release and discharge of the holder's TransTexas Senior Secured Note Claims. Class 3 is Impaired. Holders of Allowed TransTexas Senior Secured Note Claims shall be entitled to vote to accept or reject the TransTexas Plan.

                  (d) Allowed Class 4 Claim (GMAC Secured Claim). Class 4 consists of any Claim of GMAC against TransTexas arising under the GMAC Credit Facility. TransTexas estimates the GMAC Secured Claim to be approximately $4 million. The GMAC Secured Claim is Allowed in full. On the Effective Date, the Reorganized Debtor shall assume the GMAC Secured Claim, which shall be paid in accordance with such terms and conditions as are agreed to in writing between GMAC and the Reorganized Debtor (the "GMAC Post-Confirmation Agreement"). Among other things, the GMAC Post-Confirmation Agreement shall provide that the indebtedness and obligations of the Reorganized Debtor to GMAC shall be secured by a first priority Lien and/or security interest in and to the Receivables and certain other assets of the Debtor and Reorganized Debtor, as set forth with specificity therein (the "GMAC Post-Confirmation Collateral").

                           Notwithstanding anything to the contrary set forth
in any other provision of this Plan, any and all Liens and/or security interests in the assets comprising the GMAC Post-Confirmation Collateral granted by the Debtor and Reorganized Debtor to any person or entity other than GMAC pursuant to this Plan and the Confirmation Order or at any time thereafter shall be subject and subordinate in all respects to the Liens and/or security interests in the GMAC Post-Confirmation Collateral granted to GMAC pursuant to this Plan, and the sole remedy and entitlement of each such holder of a Lien and/or security interest in the assets comprising the GMAC Post-Confirmation Collateral other than GMAC shall be to receive, after the occurrence of an event of default under the Post-Confirmation Agreements, the liquidation of the collateral granted to GMAC thereunder and repayment in full of all indebtedness and obligations due to GMAC, the balance of such proceeds of such assets comprising the GMAC Post-Confirmation Collateral as may remain.

                           The indebtedness and obligations of, and rights
granted by, the Debtor to GMAC during the period from the Confirmation Date to the Effective Date, pursuant to the parties' pre-petition agreements, the GMAC DIP Facility and the GMAC DIP Order shall remain in full force

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                                                                        Page 55
and effect with respect to the Debtor and/or the Reorganized Debtor, including without limitation all right, title, interest, claims, liens and security interests of GMAC in the Debtor's and/or the Reorganized Debtor's assets, which shall be deemed continuously perfected.

                           In consideration for the obligations undertaken by
GMAC pursuant to the Plan, including without limitation pursuant to the Post-Confirmation Agreement, the Confirmation Order shall provide (collectively, the "GMAC Waiver and Injunction") that (1) every holder of a Claim or Cause of Action against the Debtor, including without limitation all Mineral Interest Claimants, all holders of Priority Tax Claims, all holders of Secured Tax Claims and all Governmental Units holding Claims for property, severance, sales, use, personal property and other taxes ("Releasors") shall be deemed under the TransTexas Plan to have waived, released and relinquished any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted against GMAC, its affiliates, successors, assigns, employees and agents (the "GMAC Releasees") arising out of or relating to the Debtor, Claims against the Debtor, the Chapter 11 Case, the Plan, the Loans, advances and financial accommodations provided to the Debtor by GMAC, the Debtor's business operations and/or management of the affairs of the Debtor and/or its affiliates, arising at any time on or prior to the Effective Date (the "Released Claims"), and (2) the Releasors shall be specifically permanently enjoined and restrained from the commencement, conduct or continuation of any action or proceeding against the GMAC Releasees upon the Released Claims, in any manner, directly or indirectly.

                           Class 4 is Impaired. GMAC shall be entitled to vote
to accept or reject the TransTexas Plan.

                  (e) Allowed Class 5 Claims (Miscellaneous Secured Claims). Class 5 consists of any Claim against TransTexas that is a Secured Claim other than Secured Tax Claims, Bondholder DIP Secured Claims, TransTexas Senior Secured Note Claims, GMAC Secured Claims, Mineral Interest Secured Claims and M&M Lien Secured Claims.

                  TransTexas estimates that Miscellaneous Secured Claims will aggregate approximately $7.4 million. Holders of Class 5 Claims may include:
Hanover Compressor Company, Home Insurance Company, International Fidelity Insurance Co., Jefferies Analytical Trading, Risk Enterprise Management, and Zurich Insurance Company. Each holder of a Class 5 Miscellaneous Secured Claim will be deemed to be in a separate Class for classification, voting and distribution purposes under the TransTexas Plan.

                  At the option of the Reorganized Debtor, on the Effective Date, each holder of an Allowed Miscellaneous Secured Claim shall receive on account of its Allowed Miscellaneous Secured Claim one of the following alternatives: (i) the Reorganized Debtor shall execute a written

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



undertaking in favor of the holder of such Claim, whereby the Reorganized Debtor shall assume such Claim and leave unaltered such holder's legal, equitable and contractual rights with respect to such Claim, (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, the Reorganized Debtor, shall (1) cure any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (2) reinstate the maturity of such Claim as such maturity existed before such default, (3) compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law or (4) execute a written undertaking in favor of such holder, whereby the Reorganized Debtor shall assume such Claim and, except as permitted in clauses (1), (2) and (3) hereof, shall not otherwise alter the legal, equitable or contractual rights of such holder with respect to such Claim, or (iii) the Reorganized Debtor shall provide such other treatment agreed to by the holder of such Allowed Miscellaneous Secured Claim, and the Reorganized Debtor with the prior consent of the Bondholders.

                  Notwithstanding the foregoing, TransTexas may elect by sending written notice to the Bondholder Committee and to the affected Claim holder on or before the Confirmation Date to (i) pay the holder of such Allowed Miscellaneous Secured Claim the allowed Amount thereof in Cash; (ii) distribute to the holder of an Allowed Claim in Class 5 the property securing such holder's Claim, in which event such holder shall be entitled within thirty (30) days of such election to File a proof of Claim for any deficiency entitled to treatment as a Claim in Class 8 or be forever barred from thereafter asserting a Deficiency Claim against TransTexas or the Reorganized Debtor; or (iii) provide to such holder such treatment, including deferred Cash payments, as shall be consistent with Section 1129(b) of the Bankruptcy Code.

                  As more specifically set forth in, and without in any way limiting Section 9.01 of the TransTexas Plan, the Distributions provided in
Section 5.05 of the TransTexas Plan are in full settlement, release and discharge of each holder's Miscellaneous Secured Claim. Class 5 is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the TransTexas Plan.

                  (f) Allowed Class 6A Claims (Mineral Interest Secured Claims). Class 6A consists of Mineral Interest Owners who hold Secured Claims. TransTexas estimates that these Claims will aggregate approximately $1.8 million.

                  Each holder of an Allowed Mineral Interest Secured Claim shall receive on account of its Allowed Mineral Interest Secured Claim one of the following alternatives in accordance with the Ballot/Election submitted by such holder or its predecessor in interest with respect to such Mineral Interest Secured Claim on or before the Ballot/Election Deadline, on the earlier of the Effective Date or the date on which such Claim becomes an Allowed Mineral Interest Secured Claim, or as soon thereafter as is practicable: (i) equal Cash payments made on the last Business Day in December in each year following the Effective Date, over a period of five (5) years, totaling

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PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
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



the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate, and a continuing Lien securing such Claim until paid in full, which Lien shall have the priority and rights set forth more fully in Section 5.06 of the TransTexas Plan, or (ii) in Cash, an amount equal to forty percent (40%) of the Allowed Mineral Interest Secured Claim; provided, however, that each election made by a holder of an Allowed Mineral Interest Secured Claim shall be irrevocable and binding on any subsequent holder of such claim; and provided further, that each holder of an Allowed Mineral Interest Secured Claim that fails to submit its Ballot/Election on or before the Ballot/Election Deadline and otherwise in accordance with the instructions contained therein shall be deemed to have elected to receive equal Cash payments made on the last Business Day in December in each year following the Effective Date, over a period of five (5) years, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate, and a continuing Lien securing such Claim until paid in full.

                  As more specifically set forth in, and without in any way limiting, Section 9.01 of the TransTexas Plan, the Distributions provided in
Section 5.06 are in full settlement, release and discharge of each Mineral Interest Secured Claim.

                  Class 6A is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan. Each Mineral Interest Secured Claim receiving treatment under Section 5.06(b) of the TransTexas Plan shall be deemed to be in a separate Class for classification, voting and distribution purposes.

                  (g) Allowed Class 6B Claims (M&M Lien Secured Claims). Class 6B consists of M&M Lien Claimants who hold Secured Claims. TransTexas believes that the amount of Allowed M&M Lien Secured Claims will be nominal either because the value of the relevant properties are insufficient or because of the existence of prior, perfected liens on the relevant properties ultimately in favor of the TEC Bondholders.

                           Each holder of an Allowed M&M Lien Secured Claim
shall receive on account of its Allowed M&M Lien Secured Claim, on the earlier of the Effective Date or the date on which such Claim becomes an Allowed M&M Lien Secured Claim, or as soon thereafter as practicable, equal Cash Payments made on the last Business Day in December in each year following the Effective Date, over a period of five (5) years, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate, and a continuing Lien securing such Claim until paid in full.

                           As more specifically set forth in, and without in
any way limiting, Section 9.01 of the TransTexas Plan, the Distributions provided in Section 5.07 are in full settlement, release and discharge of each M&M Lien Secured Claim.


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



                           Class 6B is impaired. Holders of such Claims shall
be entitled to vote to accept or reject the Plan. Each M&M Lien Secured Claim receiving treatment under Section 5.07(b) of the TransTexas Plan shall be deemed to be in a separate class for classification, voting and distribution purposes.

                  (h) Allowed Class 7 Claims (TransTexas Senior Secured Note Deficiency Claims). Class 7 consists of the Deficiency Claim of the TransTexas Senior Secured Noteholders. TransTexas estimates that these Claims will aggregate $175 million.

                  The holder of the TransTexas Senior Secured Note Deficiency Claims shall receive no Distribution on account of its TransTexas Senior Secured Notes Deficiency Claims. Class 7 is Impaired. The holder of such Claim shall be deemed to have rejected the TransTexas Plan.

                  (i) Allowed Class 8 Claims (General Unsecured Claims). Class 8 consists of all General Unsecured Claims against TransTexas. TransTexas estimates that the aggregate amount of General Unsecured Claims that will be allowed is approximately $100 million.

                  The holders of Allowed General Unsecured Claims shall receive no Distribution on account of their General Unsecured Claims. Class 8 is Impaired. Holders of such Claims shall be deemed to have rejected the Plan.

                  (j) Allowed Class 9 Claims (TransTexas Subordinated Note Claims). Class 9 consists of the Claims of the holders of the Subordinated Notes. TransTexas estimates that the aggregate principal amount of these Claims will be approximately $116 million.

                  The holders of the TransTexas Subordinated Note Claims shall receive no Distributions on account of their TransTexas Subordinated Note Claims. Class 9 is Impaired. Holders of such Claims shall be deemed to have rejected the TransTexas Plan.

                  (k) Allowed Class 10 Claims (Convenience Claims). Class 10 consists of any Allowed General Unsecured Claim which is (a) in an amount equal to $500 or less or (b) in an amount greater than $500, but which is reduced to an amount of $500 or less. TransTexas estimates that Allowed Convenience Claims, not including Claims that are reduced to $500 in accordance with
Section 6.14 of the TransTexas Plan, will total approximately $1 million.

                  On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Convenience Claim shall receive on account of its Allowed Convenience Claim Cash in an amount equal to 100% of its Allowed Convenience Claim (as reduced in accordance with Section 6.14 of the TransTexas Plan), without interest.


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



                  As more specifically set forth in, and without in any way limiting, Section 9.01 of the TransTexas Plan, the Distributions provided to the holders of Convenience Claims are in full settlement, release and discharge of each holder's Convenience Claim. Class 10 is Impaired under this Plan. Holders of such Claims shall be entitled to vote to accept or reject the TransTexas Plan.

                  (l) Allowed Class 11 Claims (Production Payment Holder Claims). Class 11 consists of the Claims of TCW Portfolio No. 1555 DRV Sub-Custody Partnership, L.P., TCW DR VI Investment Partnership, L.P. and TCW which relate to a Drilling Program dated February 23, 1998; and Claims of TCW DR VI Investment Partnership, L.P. and TCW Asset Management Company which relate to the Production Payment Transactions dated September 30, 1998. TransTexas estimates that the total amount of the Production Payment Claims will be approximately $56 million.

                  On the Effective Date, except to the extent that a holder of an Allowed Production Payment Holder Claim agrees to a different treatment of such Allowed Production Payment Holder Claim, each Allowed Production Payment Holder Claim shall be rendered Unimpaired in accordance with Section 1124 of the Bankruptcy Code. All Allowed Production Payment Holder Claims that are not due and payable on or before the Effective Date shall be paid in accordance with the terms of their underlying agreement and in the ordinary course of business of TransTexas.

                  As more specifically set forth in, and without in any way limiting, Section 9.01 of the TransTexas Plan, the Distributions provided to Allowed Production Payment Holders are in full settlement, release and discharge of each Production Payment Holder Claim.

                  Class 11 is Unimpaired. Holders of such Claims shall be deemed to have accepted the Plan.

                  (m) Allowed Class 12 Interests (Old Common Stock Interests). Class 12 consists of all Interests represented by the Old Common Stock.

                  The holders of Old Common Stock Interests shall receive no Distributions of any kind under the Plan in respect of those Interests. Class 12 is Impaired under the Plan. Holders of such Claims shall be deemed to have rejected the Plan.

                  5. Principal Plan Documents. The following is a list of the principal documents to be entered into by Reorganized TransTexas in connection with the Plans. To the extent available, TransTexas will File the principal Plan Documents with the Bankruptcy Court no later than five (5) Business Days prior to the hearing to consider confirmation of the Plans unless otherwise provided herein: (i) the New Secured Notes Security Documents, (ii) the New Secured Notes, (iii) the New Senior Secured Notes Indenture, (iv) the New Senior Preferred Stock, (v) the New Junior Preferred Stock, (vi) the New Warrant Agreement, (vii) the New Warrants, (viii) the Registration Rights

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Agreement, (ix) the Management Agreement, (x) the Post-Confirmation Credit
Facility, (xi) the Extended Bondholder DIP Facility and, (xii) the GMAC DIP Facility.

                  On or before the Confirmation Date, the appropriate Debtors and the other parties will execute and deliver the Plan Documents. Such documents will not be binding on TransTexas until the Effective Date has occurred, at which time they shall become binding automatically on Reorganized TransTexas.

                  The following description is qualified in its entirety by reference to the definitive documents, the forms of which will be Filed with the Bankruptcy Court. With respect to any inconsistency between the following description and the actual document, the actual document will control.

                  (a) Certificate of Incorporation and New By-Laws. On the Effective Date, Reorganized TransTexas will adopt its Amended Certificate of Incorporation, the principal effects of which will be: (i) authorize 326 million shares of the New Senior Preferred Stock, (ii) authorize shares of New Junior Preferred Stock in an amount adequate to allow reallocation of such shares by the holders of Class 3 Claims to the holders of other Claims pursuant to Section 5.03 of the TransTexas Plan, and to allow for dividends payable in kind on such shares for ten years after the Effective Date, (iii) authorize 100 million shares of New Class A Common Stock; (iv) authorize 247,500 shares of New Class B Common Stock; (v) provide for the cancellation of the Old Common Stock and other Interests; (vi) provide for the indemnification of officers and directors to the fullest extent permitted by section 145 of the DGCL; and (vii) prohibit the issuance of non-voting equity securities, as and to the extent required by section 1123(a)(6) of the Bankruptcy Code.

                  The Amended Certificate of Incorporation will also provide that a director of Reorganized TransTexas will not be personally liable to Reorganized TransTexas or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases where liability is mandated by the DGCL. The foregoing provision has no effect on any nonmonetary remedies that may be available to Reorganized TransTexas for non-compliance with federal or state securities laws.

                  (b) On the Effective Date or as soon thereafter as is practicable, Reorganized TransTexas shall File with the Secretary of State of the State of Delaware in accordance with sections 103 and 303 of the DGCL, its Amended Certificate of Incorporation. On the Effective Date, the Amended By-Laws shall become the by-laws of the Reorganized TransTexas.

                  (c) Post-Confirmation Credit Agreement. TransTexas is negotiating the terms of a proposed Post-Confirmation Credit Facility providing for aggregate loans of up to $42.5 million in principal amount to refinance a portion of the debt incurred under the Bondholder DIP Facility and finance the future working capital needs of TransTexas. Any agreement entered into with

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                                                                        Page 61
respect to such proposed facility will be Filed with the Bankruptcy Court at least five days prior to the date of the Confirmation Hearing.

                  6. Reorganization Securities. The following is a brief summary of the terms of the Reorganization Securities that may be issued pursuant to the TransTexas Plan. The issuance of New Senior Secured Notes, New Senior Preferred Stock, New Junior Preferred Stock, New Common Stock and New Warrants by Reorganized TransTexas will be authorized by and reserved under the TransTexas Plan without the need for any further corporate action.

                  (a) New Senior Secured Notes. The principal terms of the New Senior Secured Notes will be as follows:

Principal Amount:              $200 million.

Interest:                      15% per annum, accruing from the Effective Date,
                               payable semi-annually in arrears, in cash, beginning six months after the Effective Date.

Maturity:                      Five years after the Effective Date.

Mandatory Redemption:          None.

Optional Redemption:           The New Senior Secured Notes will be
                               redeemable by the Reorganized Debtor, at its option, in whole or in part, in cash, at the redemption prices (expressed as a percentage of the outstanding principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date:


                     If redeemed during the 12-             Redemption
                     month period beginning                    Price
                     ----------------------                 -----------
                     the Effective Date                         115%
                     1 year after the Effective Date            112%
                     2 years after the Effective Date           109%
                     3 years after the Effective Date           106%
                     4 years after the Effective Date           103%

Collateral:                    Lien on all Collateral securing the note
                               governed by the TransTexas Senior Secured
                               Loan Agreement and all assets securing the Bondholder

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                                                                        Page 62

                                    DIP Facility, subordinated to the lien
                                    securing the Post-Confirmation Facility and the Extended Bondholder DIP Facility.

Ranking: The New Senior Secured Notes will be senior indebtedness of the Reorganized Debtor.

Registration:                       The New Senior Secured Notes will be
                                    registered pursuant to the Shelf
                                    Registration Statement and freely tradable subject to applicable law.

Restrictive Covenants:              The New Senior Secured Notes Indenture will
                                    contain covenants limiting the Reorganized
                                    Debtor's ability to (a) incur indebtedness other than the Post-Confirmation Facility and the Extended Bondholder DIP Facility
                                    (in an aggregate amount not to exceed
                                    $52,500,000), Liens of holders of Allowed
                                    Mineral Interest Secured Claims electing to continue such Liens under Section
                                    5.06(a)(i) and the Ballots/Elections and the GMAC DIP Facility, (b) engage in transactions with affiliates and related parties, including Mr. John R. Stanley, absent unanimous approval of the New Board of Directors and the furnishing of a fairness opinion from an internationally recognized investment bank or accounting firm to the indenture trustee for the New
                                    Senior Secured Notes, (c) dispose of assets or engage in sale/leaseback transactions,
                                    (d) issue dividends to the holders of the New Common Stock while the New Senior
                                    Secured Notes are outstanding, (e) change the Reorganized Debtor's line of business,
                                    (f) consolidate with or merge into any
                                    other Entity or convey, transfer or lease substantially all of the Reorganized
                                    Debtor's assets, and (g) suffer a change of control.

Other Provisions:                   The New Senior Secured Notes Indenture will
                                    contain other customary provisions and such Indenture will be qualified under the Trust
                                    Indenture Act of 1939, as amended.

                 (b)           New Senior Preferred Stock.

                 The New Senior Preferred Stock will be authorized by the Amended Certificate of Incorporation of Reorganized TransTexas as a new series of preferred stock, par value $1.00 per share. The Amended Certificate of Incorporation will provide that no shares of New Senior Preferred Stock may be issued other than those issued initially pursuant to the TransTexas Plan and shares issued to pay dividends in kind on the New Senior Preferred Stock.

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




                 Dividends. Holders of shares of New Senior Preferred Stock will be entitled to receive, when, as and if declared by the New Board of Directors out of funds at the time legally available therefor, dividends, as follows: (i) subject to the right of reorganized TransTexas to pay dividends in kind in the first two years, as described below, quarterly cash dividends, in preference to holders of any other shares of capital stock of Reorganized TransTexas, at an annual rate of $0.10 per share, and no more, payable quarterly on the last day of the third, sixth, ninth and twelfth months after the Effective Date and on successive anniversaries of such dates, except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. During the first two years after the Effective Date, in lieu of paying cash dividends, Reorganized TransTexas will be entitled, at its option, to pay dividends in kind (i.e., in additional shares of New Senior Preferred Stock with an aggregate par value equal to the dividend amount), at an annual rate of $0.20 per share, and no more. After the first two years following the Effective Date, dividends will be payable in cash at an annual rate of $0.0775 per share, and no more. Dividends will accrue and be cumulative from the Effective Date and will be payable to holders of record as they appear on the stock books of Reorganized TransTexas on such record dates as are fixed by the New Board of Directors. The New Senior Preferred Stock will not be entitled to participate in any dividends paid by Reorganized TransTexas on the New Common Stock.

                 The New Senior Preferred Stock will be junior as to dividends to any series or class of Reorganized TransTexas' stock hereafter issued that ranks senior as to dividends to the New Senior Preferred Stock ("senior dividend stock"), and if at any time Reorganized TransTexas has failed to pay or declare and set apart for payment accrued and unpaid dividends on any senior dividend stock, Reorganized TransTexas may not pay any dividend on the New Senior Preferred Stock. The New Senior Preferred Stock will have priority as to dividends over the New Junior Preferred Stock, the New Common Stock and any series or class of Reorganized TransTexas' stock hereafter issued that ranks junior as to dividends to the New Senior Preferred Stock ("junior dividend stock"), and no dividend (other than dividends payable solely in New Junior Preferred Stock, New Common Stock or any other series or class of Reorganized TransTexas' stock hereafter issued that ranks junior as to dividends and as to liquidation rights to the New Senior Preferred Stock) may be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by Reorganized TransTexas of, any junior dividend stock unless all accrued and unpaid dividends on the New Senior Preferred Stock have been paid or declared and set apart for payment. Reorganized TransTexas may not pay dividends on any class or series of Reorganized TransTexas' stock having parity with the New Senior Preferred Stock as to dividends ("parity dividend stock") unless it has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on the New Senior Preferred Stock; and Reorganized TransTexas may not pay dividends on the New Senior Preferred Stock unless it has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on the parity dividend stock. Whenever all accrued dividends are not paid in full on the New Senior Preferred

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                                                                        Page 64

Stock or any parity dividend stock, all dividends declared on the New Senior Preferred Stock and such parity dividend stock will be declared or made pro rata so that the amount of dividends declared per share on the New Senior Preferred Stock and such parity dividend stock will bear the same ratio that accrued and unpaid dividends per share on the New Senior Preferred Stock and such parity dividend stock bear to each other. The Amended Certificate of Incorporation will prohibit the issuance of additional preferred stock by Reorganized TransTexas without the Consent of the holders of 75% of the shares of the New Senior Preferred Stock.

                 The amount of dividends payable per share of New Senior Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months. No interest will be payable in respect of any dividend payment on the New Senior Preferred Stock which may be in arrears.

                 Under Delaware law, Reorganized TransTexas may declare and pay dividends on its shares of capital stock only out of its surplus.

                 Liquidation Rights. In the event of any liquidation, dissolution or winding up of Reorganized TransTexas, holders of shares of New Senior Preferred Stock will be entitled to receive the liquidation preference of $1.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of New Junior Preferred Stock, New Common Stock or any series or class of Reorganized TransTexas' stock hereafter issued that ranks junior as to liquidation rights to the New Senior Preferred Stock, but the holders of the shares of the New Senior Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series or class of Reorganized TransTexas' stock hereafter issued that ranks senior as to liquidation rights to the New Senior Preferred Stock ("senior liquidation stock") has been paid in full. The holders of New Senior Preferred Stock and all series or classes of Reorganized TransTexas' stock hereafter issued that rank on a parity as to liquidation rights with the New Senior Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the New Senior Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by Reorganized TransTexas. Neither a consolidation, merger or other business combination of Reorganized TransTexas with or into another corporation or other entity nor a sale or transfer of all or part of Reorganized TransTexas' assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of Reorganized TransTexas.


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



                 Voting Rights. The holders of the New Senior Preferred Stock will have the right, voting separately as a class, to elect four of the five directors to the New Board of Directors of Reorganized TransTexas; provided, that if dividends have not been paid with respect to the payments due on the New Senior Preferred Stock commencing two (2) years after the Effective Date, such holders will have the right, voting separately as a class, to elect all five (5) directors to the New Board of Directors of Reorganized TransTexas. (Such voting rights will terminate when all such dividends accrued and in default have been paid in full or set apart for payment. The term of the fifth director so elected will terminate immediately upon such payment or setting apart for payment.) Holders of the New Senior Preferred Stock will have one vote per share, voting together with the New Class A Common Stock (and the New Junior Preferred Stock and any other series or classes of Reorganized TransTexas' stock entitled to vote with the New Class A Common Stock), on all matters on which holders of the New Class A Common Stock are entitled to vote generally. In exercising such voting rights, each outstanding share of New Senior Preferred Stock will be entitled to one vote, excluding shares held by Reorganized TransTexas or any entity controlled by Reorganized TransTexas, which shares shall have no voting rights.

                 In addition, so long as any New Senior Preferred Stock is outstanding, Reorganized TransTexas shall not, without the affirmative vote or consent of the holders of at least 75% of all outstanding shares of New Senior Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws of Reorganized TransTexas so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the New Senior Preferred Stock,
(ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking senior to the New Senior Preferred Stock as to dividends or upon liquidation, dissolution or winding up of Reorganized TransTexas or (iii) effect any reclassification of the New Senior Preferred Stock.

                 Mandatory Redemption. Reorganized TransTexas will be required to redeem the New Senior Preferred Stock on the sixth anniversary of the Effective Date, at 100% of the liquidation preference per share.

                 Redemption at Option of Reorganized TransTexas. The New Senior Preferred Stock may be redeemed for cash, in whole or in part, at any time at the option of Reorganized TransTexas, at an initial price equal to $0.88 per share, increasing by $0.005 per share per month to a maximum of 100% of the liquidation preference per share; provided, however, that no redemption shall be permitted prior to the time the New Senior Secured Notes have been retired.

                 If fewer than all of the outstanding shares of New Senior Preferred Stock are to be redeemed, Reorganized TransTexas will select those to be redeemed pro rata or by lot or in such other manner as the New Board of Directors may determine. In the event that Reorganized TransTexas has failed to pay accrued and unpaid dividends on the New Senior Preferred Stock, it may not redeem any of the then outstanding shares of the New Senior Preferred Stock until all such

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



accrued and unpaid dividends and (except with respect to shares to be redeemed) the then current quarterly dividend have been paid in full.

                 Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of record of shares of New Senior Preferred Stock to be redeemed at the address shown on the stock transfer books of Reorganized TransTexas. After the redemption date, dividends will cease to accrue on the shares of New Senior Preferred Stock called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest.

                 Mandatory Conversion. If either (i) more than 75 million shares of the New Senior Preferred Stock are outstanding after the sixth anniversary of the Effective Date or (ii) two successive dividend payments have not been paid on the New Senior Preferred Stock, one-half of the shares of the New Senior Preferred Stock will be automatically converted into shares of the New Class A Common Stock on the basis of .4175 share of New Class A Common Stock for each $1 of liquidation preference of the shares of New Senior Preferred Stock converted.

                 The Amended Certificate of Incorporation will contain appropriate anti-dilution provisions with respect to the New Senior Preferred Stock.

                 Restrictive Covenants. The Amended Certificate of Incorporation will contain covenants restricting Reorganized TransTexas comparable to the restrictive covenants contained in the New Senior Secured Notes Indenture. See "--New Senior Secured Notes" above.

                 Other Provisions. The shares of New Senior Preferred Stock, when issued as described in this Disclosure Statement, will be duly and validly issued, fully paid and nonassessable. The holders of the shares of New Senior Preferred Stock will have no preemptive rights with respect to any securities of Reorganized TransTexas. The transfer agent, conversion agent and registrar for the New Senior Preferred Stock and the transfer agent and registrar for the New Class A Common Stock issuable upon conversion thereof will be named prior to the Confirmation Date.

                 (c)           New Junior Preferred Stock.

                 The New Junior Preferred Stock will be authorized by the Amended Certificate of Incorporation of Reorganized TransTexas as a new series of preferred stock, par value $1.00 per share. The Amended Certificate of Incorporation will provide that no shares of New Junior Preferred Stock may be issued other than those issued initially pursuant to the TransTexas Plan and shares issued to pay dividends in kind on the New Junior Preferred Stock.

                  Dividends. Holders of shares of New Junior Preferred Stock will be entitled to receive, when, as and if declared by the New Board of Directors out of funds at the time legally available therefor, dividends, as follows: quarterly dividends, in preference to holders of any other

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



shares of capital stock of Reorganized TransTexas, at an annual rate of $0.08 per share, and no more, payable in kind (i.e., in additional shares of New Junior Preferred Stock with an aggregate par value equal to the dividend amount) quarterly on the last day of the third, sixth, ninth and twelfth months after the Effective Date and on successive anniversaries of such dates, except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. The New Junior Preferred Stock will not be entitled to participate in any cash dividends paid by Reorganized TransTexas. Dividends will accrue and be cumulative from the Effective Date and will be payable to holders of record as they appear on the stock books of Reorganized TransTexas on such record dates as are fixed by the New Board of Directors.

                 The amount of dividends payable per share of New Junior Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months. No interest will be payable in respect of any dividend payment on the New Junior Preferred Stock which may be in arrears.

                 Under Delaware law, Reorganized TransTexas may declare and pay dividends on its shares of capital stock only out of its surplus.

                 Liquidation Rights. In the event of any liquidation, dissolution or winding up of Reorganized TransTexas, holders of shares of New Junior Preferred Stock will be entitled to receive the liquidation preference of $1.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of New Common Stock or any series or class of Reorganized TransTexas' stock hereafter issued that ranks junior as to liquidation rights to the New Junior Preferred Stock, but the holders of the shares of the New Junior Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of the New Senior Preferred Stock and any other series or class of Reorganized TransTexas' stock hereafter issued that ranks Junior as to liquidation rights to the New Junior Preferred Stock ("Junior liquidation stock") has been paid in full. The holders of New Junior Preferred Stock and all series or classes of Reorganized TransTexas' stock hereafter issued that rank on a parity as to liquidation rights with the New Junior Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the Junior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the New Junior Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by Reorganized TransTexas. Neither a consolidation, merger or other business combination of Reorganized TransTexas with or into another corporation or other entity nor a sale or transfer of all or part of Reorganized TransTexas' assets for cash,

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



securities or other property will be considered a liquidation, dissolution or winding up of Reorganized TransTexas.

                 Voting Rights. Holders of the New Junior Preferred Stock will have one-tenth of one vote per share, voting together with the New Class A Common Stock (and the New Senior Preferred Stock and any other series or classes of Reorganized TransTexas' stock entitled to vote with the New Class A Common Stock), on all matters on which holders of the New Class A Common Stock are entitled to vote generally. In exercising such voting rights, each outstanding share of New Junior Preferred Stock will be entitled to one-tenth of one vote, excluding shares held by Reorganized TransTexas or any entity controlled by Reorganized TransTexas, which shares shall have no voting rights.

                 No Mandatory Redemption. Reorganized TransTexas will not be required to redeem the New Junior Preferred Stock at any time before the liquidation of Reorganized TransTexas, at which time it will be required to redeem the New Junior Preferred Stock at 100% of the liquidation preference per share.

                 Redemption at Option of Company. The New Junior Preferred Stock may be redeemed for cash, in whole or in part, at any time at the option of Reorganized TransTexas, at a price of 100% of the par value per share; provided, however, that no redemption shall be permitted prior to the time the New Senior Secured Notes have been retired and the New Senior Preferred Stock has been redeemed in full.

                 If fewer than all of the outstanding shares of New Junior Preferred Stock are to be redeemed, Reorganized TransTexas will select those to be redeemed pro rata or by lot or in such other manner as the New Board of Directors may determine. In the event that Reorganized TransTexas has failed to pay accrued and unpaid dividends on the New Junior Preferred Stock, it may not redeem any of the then outstanding shares of the New Junior Preferred Stock until all such accrued and unpaid dividends and (except with respect to shares to be redeemed) the then current quarterly dividend have been paid in full.

                 Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of record of shares of New Junior Preferred Stock to be redeemed at the address shown on the stock transfer books of Reorganized TransTexas. After the redemption date, dividends will cease to accrue on the shares of New Junior Preferred Stock called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest.

                 Mandatory Conversion. If either (i) more than 75 million shares of the New Senior Preferred Stock are outstanding after the sixth anniversary of the Effective Date or (ii) two successive dividend payments have not been paid on the New Senior Preferred Stock, all of the

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



shares of the New Junior Preferred Stock will be automatically converted into shares of the New Common Stock on the basis of .04175 share of New Common Stock for each $1 of liquidation preference of the shares of New Junior Preferred Stock converted.

                 The Amended Certificate of Incorporation will contain appropriate anti-dilution provisions with respect to the New Junior Preferred Stock.

                 Other Provisions. The shares of New Junior Preferred Stock, when issued as described in this Disclosure Statement, will be duly and validly issued, fully paid and nonassessable. The holders of the shares of New Junior Preferred Stock will have no preemptive rights with respect to any securities of Reorganized TransTexas. The transfer agent, conversion agent and registrar for the New Junior Preferred Stock and the transfer agent and registrar for the New Common Stock issuable upon conversion thereof will be named prior to the Confirmation hearing.

                 (d) New Common Stock. Pursuant to the TransTexas Plan, the Reorganized Debtor shall reserve for issuance 1,002,500 shares of New Class A Common Stock and 247,500 shares of New Class B Common Stock for holders of Allowed Claims in Class 3. All Old Common Stock will be canceled pursuant to the Plans.

                 The New Class A Common Stock and the New Class B Common Stock will be identical in all respects except that the holders of the New Class B Common Stock will have the right, voting separately as a class, to elect one director of Reorganized TransTexas during periods in which the holders of the New Senior Preferred Stock are not entitled to elect all five directors of Reorganized TransTexas. The New Class B Common Stock will be automatically converted into New Class A Common Stock upon the transfer thereof from the initial holder thereof to any person who is not an affiliate of John R. Stanley or a member of his family.

                 The New Common Stock will not be redeemable, will not have any conversion rights and will not be subject to call. Holders of shares of New Common Stock will have no preemptive rights to maintain their respective percentage ownership in future offerings or sales of stock of Reorganized TransTexas. Subject to the rights described above of holders of the New Senior Preferred Stock and the Class B Common Stock to elect directors of Reorganized TransTexas, holders of shares of New Common Stock will be entitled to one vote per share on any matter submitted to a vote of stockholders of Reorganized TransTexas. Cumulative voting will be prohibited in the election of directors. Subject to restrictions in certain agreements, including the Post-Confirmation Credit Facility and the New Senior Secured Notes Indenture and other agreements that may be entered into by Reorganized TransTexas in the future, and provided that no dividends may be paid on the New Common Stock so long as the New Senior Preferred Stock is outstanding, the holders of New Common Stock are entitled to receive ratably such dividends, if any, as and when declared from time to time by the Board of Directors of Reorganized TransTexas out of funds legally available therefor. See "--Dividend Policy." Upon liquidation, dissolution or winding-up of the

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



affairs of Reorganized TransTexas, the holders of New Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Reorganized TransTexas available for distribution to holders of New Common Stock. The shares of New Common Stock currently outstanding are, and the shares of New Common Stock issuable upon exercise of the New Warrants when issued will be, validly issued, fully paid and nonassessable.

                 Dividend Policy. Reorganized TransTexas' ability to pay cash dividends in the future will be restricted by the Post-Confirmation Credit Facility and the New Senior Secured Notes Indenture and (with respect to the New Common Stock) the provisions of Reorganized TransTexas' Certificate of Incorporation relating to the New Senior Preferred Stock, and will depend upon Reorganized TransTexas' debt levels, earning levels, and book value and discounted value of certain tangible assets. In determining whether to declare and pay a cash dividend, the Board of Directors will consider various other factors, including Reorganized TransTexas' capital requirements and financial condition.

                 Limitations on Liability of Directors. Reorganized TransTexas' Certificate of Incorporation will contain a provision that is designed to limit the directors' liability to the extent permitted by the DGCL and any amendments thereto. Under current law, directors will not be held liable to Reorganized TransTexas or its stockholders for monetary damages for any breach of fiduciary duty except for liability as a result of: (i) a breach of the duty of loyalty to Reorganized TransTexas or its stockholders, (ii) actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper stock repurchases, or improper stock redemptions, or (iv) actions or omissions pursuant to which the director will receive an improper personal benefit.

                 The principal effect of the limitation of liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of Reorganized TransTexas unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, may not eliminate or limit director liability arising in connection with causes of action brought under Federal securities laws.

                 Reorganized TransTexas' Certificate of Incorporation will not eliminate its directors' duty of care. The inclusion of this provision in Reorganized TransTexas' Certificate of Incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefitted Reorganized TransTexas and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

                  Indemnification of Officers and Directors. Reorganized TransTexas' Amended Certificate of Incorporation and Bylaws provide that Reorganized TransTexas will indemnify its

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
officers and directors to the fullest extent permitted by Delaware law. In addition, TransTexas has customary directors' and officers' liability insurance policies for its directors and officers.

                 (e) New Warrants.

                 The New Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") between Reorganized TransTexas and the warrant agent named therein (the "Warrant Agent"). The following summary of certain provisions of the Warrant Agreement and the New Warrants does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement and the New Warrants, including the definitions therein of certain terms. The Warrant Agent may resign at any time, in which case a successor warrant agent is to be appointed pursuant to the terms of the Warrant Agreement.

                 General. Each Warrant will entitle the holder thereof to receive one share of New Class A Common Stock of Reorganized TransTexas (each, a "Warrant Share") at an exercise price of $120.00 per share. The exercise price and the number of Warrant Shares issuable upon exercise of a Warrant are both subject to adjustment in certain cases. See "Adjustments" below. The New Warrants will be exercisable at any time on or after the date of issuance thereof (the "Exercisability Date"). Unless exercised, the New Warrants will automatically expire on June 30, 2002 (the "Expiration Date"). The New Warrants will entitle the holders thereof to purchase in the aggregate approximately 33% of the outstanding New Common Stock of Reorganized TransTexas on a fully diluted basis (including the New Common Stock issuable upon exercise of the New Warrants, but without giving effect to the exercise of any New Warrants issued after the Effective Date or to the conversion of the New Senior Preferred Stock or the New Junior Preferred Stock into shares of New Common Stock, which would have a substantial dilutive effect upon the New Warrants) as of the date of issuance of the New Warrants.

                 The New Warrants may be exercised at any time on or after the Exercisability Date by surrendering to Reorganized TransTexas the Warrant certificates evidencing such New Warrants, if any, with the accompanying form of election to purchase, properly completed and executed, together with payment of the exercise price. Payment of the exercise price may be made in the form of cash or a certified or official bank check payable to the order of Reorganized TransTexas. Upon surrender of the New Warrant certificate and payment of the exercise price, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole Warrant Shares or other securities or property to which such holder is entitled under the New Warrants and Warrant Agreement, including, without limitation, any cash payable to adjust for fractional interests in Warrant Shares issuable upon such exercise. If fewer than all of the New Warrants evidenced by a Warrant certificate are to be exercised, a new Warrant certificate will be issued for the remaining number of New Warrants.

                 No fractional Warrant Shares will be issued upon exercise of the New Warrants. If any fraction of a Warrant Share would, except for the foregoing provision, be issuable upon the

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exercise of any New Warrants (or specified portion thereof), Reorganized
TransTexas will, in lieu of issuing a fraction of a Warrant Share, pay to the holder of the New Warrant at the time of exercise an amount in cash equal to the same fraction of the Current Market Value (as defined) of a share of New Class A Common Stock less the portion of the Exercise Price attributable thereto.

                 Certificates for New Warrants will be issued in global form or registered form as definitive warrant certificates and no service charge will be made for registration of transfer or exchange upon surrender of any Warrant certificate at the office of the Warrant Agent maintained for that purpose. Reorganized TransTexas may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any registration of transfer or exchange of New Warrant certificates.

                 The holders of the New Warrants will have no right to vote on matters submitted to the stockholders of Reorganized TransTexas and will have no right to receive cash dividends. The holders of the New Warrants will not be entitled to share in the assets of Reorganized TransTexas in the event of the liquidation, dissolution or winding up of Reorganized TransTexas' affairs.

                 Adjustments. Each of the number of Warrant Shares purchasable upon the exercise of the New Warrants and the Exercise Price will be subject to adjustment in certain events, including: (i) the payment by Reorganized TransTexas of dividends (or other distributions) on the New Class A Common Stock of Reorganized TransTexas payable in shares of such New Class A Common Stock or other shares of Reorganized TransTexas' capital stock, (ii) subdivisions, combinations and reclassification of the New Class A Common Stock, (iii) the distribution to all holders of the New Class A Common Stock of any of Reorganized TransTexas' assets, debt securities or any rights or New Warrants to purchase securities (excluding cash dividends or other cash distributions from current or retained earnings); and (iv) if Reorganized TransTexas issues (x) shares of New Class A Common Stock for a consideration per share less than the Current Market Value per share net of commissions and fees (other than shares of New Class A Common Stock issued upon conversion of New Senior Preferred Stock or New Junior Preferred Stock or upon exercise of New Warrants) or (y) any securities convertible into or exchangeable for New Class A Common Stock (other than shares of New Senior Preferred Stock and New Junior Preferred Stock issued in payment of dividends on such stock) for a consideration per share of New Class A Common Stock initially deliverable upon conversion or exchange of such securities that is less than the Current Market Value per share net of commissions and fees on the date of issuance of such securities.

                 Notwithstanding the foregoing, no adjustment or action need be made for (i) a change solely in the par value or no par value of the New Class A Common Stock, provided that Reorganized TransTexas shall not increase the par value to exceed the Exercise Price, (ii) the conversion or exchange (other than pursuant to a reclassification), in any case on a share-for-share basis, of New Common Stock for non-voting New Class A Common Stock that has rights (other than voting rights) identical to the New Class A Common Stock, or of such non-voting stock for New Class A Common Stock, (iii) the issuance to employees of Reorganized TransTexas or any of its

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Subsidiaries of stock or stock options in an amount which, upon purchase or exercise, as the case may be, would represent in the aggregate, less than 10% of Reorganized TransTexas' New Common Stock on a fully diluted basis or (iv) any exercise of the New Warrants.

                 As used herein, the term "Current Market Value" per share of New Class A Common Stock or any other security at any date means, on any date of determination (a) the average of the daily closing sale prices for each of 15 trading days immediately preceding such date (or such shorter number of days during which such security has been listed or traded), if the security has been listed on the New York Stock Exchange, the American Stock Exchange or other national securities' exchange or the NASDAQ National Market for at least 10 trading days prior to such date, (b) if such security is not so listed or traded, the average of the daily closing bid prices for each of the 15 trading days immediately preceding such date (or such shorter number of days during which such security had been quoted), if the security has been quoted on a national over-the-counter market for at least 10 trading days, and (c) otherwise, the value of the security most recently determined as of a date within the six months preceding such day by Reorganized TransTexas' Board of Directors.

                 In case of certain reclassifications, redesignations, reorganizations or changes in the number of outstanding shares of New Class A Common Stock or consolidations or mergers of Reorganized TransTexas or the sale of all or substantially all of the assets of Reorganized TransTexas, each New Warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the New Warrants been exercised immediately prior thereto.

                 The holders of unexercised New Warrants will not be entitled, as such, to receive dividends or other distributions with respect to the New Class A Common Stock, receive notice of' any meeting of the stockholders of Reorganized TransTexas, consent to any action of the stockholders of Reorganized TransTexas, receive notice of any other stockholder proceedings, or to any other rights as stockholders of Reorganized TransTexas.

                 Reservation of Shares. Reorganized TransTexas will authorize and reserve for issuance such number of shares of New Class A Common Stock as shall be issuable upon the exercise of outstanding New Warrants. Such shares of New Class A Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                 Amendment. From time to time, Reorganized TransTexas and the New Warrant Agent, without the consent of the holders of the New Warrants, may amend or supplement the New Warrant Agreement for certain purposes, including, without limitation, curing defects or inconsistencies or making any change that does not materially adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has a material adverse effect on the interests of the holders of the New Warrants shall require the written consent of the holders of a

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majority of the then outstanding New Warrants. The consent of each holder of the New Warrants affected shall be required for any amendment pursuant to which the exercise price would be increased or the number of shares purchasable upon exercise of New Warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement).

                 7. Cancellation and Surrender of Existing Securities; Cancellation of Indentures.

                 (a) Cancellation of Existing Securities and Agreements. On the Effective Date, the TransTexas Senior Secured Notes, the TransTexas Senior Secured Loan Agreement, the TransTexas Subordinated Notes, the TransTexas Subordinated Notes Indenture, the Old Common Stock, and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating TransTexas to issue, transfer, or sell any shares of Old Common Stock, or any other capital stock of TransTexas shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the Distributions to be made to holders of such instruments under this Plan. After the Indenture Trustees or their agents perform their obligations under the Plan, the Plan Documents and their respective Indentures, the Indenture Trustees and their agents, successors and assigns shall be discharged of all of their obligations associated with the respective Indentures and related agreements and released from all Claims arising in this Chapter 11 Case, and as of the Effective Date, such Indentures shall be deemed canceled, except that such cancellation shall not impair the rights of the holders of the TransTexas Senior Secured Note Claims and the TransTexas Subordinated Note Claims to receive Distributions under the Plan or the rights of the Indenture Trustee under their charging liens, if any, pursuant to the Indentures to the extent that the Indenture Trustee has not received payment.

                 (b) Surrender of Existing Securities. As a condition to receiving any Distribution under the Plan, each holder of a promissory note, share certificate, or other instrument evidencing a Claim or Interest must surrender such promissory note, share certificate, or other instrument to the Reorganized Debtor or its designee. Any holder of a Claim or Interest that fails to (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtor and furnish a bond in the form, substance, and amount reasonably satisfactory to the Reorganized Debtor before the later to occur of (1) the second anniversary of the Effective Date and (2) six (6) months following the date such holder's Claim becomes an Allowed Claim, shall be deemed to have forfeited all rights, Claims, and/or Interests and may not participate in any Distribution under the Plan.

                 (c) Payment of Firstar's Fees and Expenses As Indenture Trustee. Unless otherwise agreed by Firstar and TransTexas, on the Effective Date, TEC, pursuant to the terms of the TEC Plan shall pay or cause to be paid to Firstar an amount in Cash equal to the Indenture Trustee Claim of Firstar for its reasonable fees and expenses (including attorneys' fees and expenses) incurred as Indenture Trustee prior to the Effective Date.

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                 8. Employee Benefit Plans. Except as otherwise provided in the
Plans, subject to the occurrence of the Effective Date, all employee benefit plans, policies and programs of TransTexas, and TransTexas' obligations thereunder, will survive confirmation of the TransTexas Plan, remain unaltered thereby, and not be discharged. Except as otherwise provided in the TransTexas Plan, employee benefit plans, policies and programs will include, without limitation, all savings plans, retirement pension plans (to the extent not otherwise affected by health care plans), disability plans, severance benefit plans, life, accidental death and dismemberment insurance plans (to the extent not executory contracts assumed under the TransTexas Plan) and Workers' Compensation Programs, but will exclude all employees' equity or equity-based incentive plans.

         C. Securities Law Matters.

                 1. Exemption from Securities Act Registration. The Reorganization Securities to be issued on the Effective Date will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") (and of equivalent state securities or "blue sky" laws), provided by section 1145(a)(1) of the Bankruptcy Code. Generally, section 1145(a)(1) of the Bankruptcy Code exempts from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws the issuance of securities directly or through a warrant to purchase such securities if the following conditions are satisfied:
(a) the securities are issued by a debtor (or its successor) under a chapter 11 plan; (b) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor and (c) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor or are issued "principally" in such exchange and "partly" for cash or property. Section 1145(a)(2) of the Bankruptcy Code also exempts from such registration requirements offers of securities through warrants and similar rights such as the New Warrants distributed pursuant to the exemption set forth in section 1145(a)(1). TransTexas believes that the issuance of the Reorganization Securities will satisfy the aforementioned requirements.

                 The Reorganization Securities may be resold by the holders thereof without registration unless, as more fully described below, any such holder is deemed to be an "underwriter" with respect to such securities, as defined in section 1145(b)(1) of the Bankruptcy Code. Generally, section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who
(a) purchases a claim against, or interest in, a bankruptcy case, with a view towards the distribution of any security to be received in exchange for such claim or interest, (b) offers to sell securities issued under a bankruptcy plan on behalf of the holders of such securities, (c) offers to buy securities issued under a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan or with the offer of sale of securities under the plan, or (d) is an issuer within the meaning of section 2(11) of the Securities Act. Although the definition of the term "issuer" appears in section 2(4) of the Securities Act, the reference (contained in section 1145(b)(1)(D) of the Bankruptcy Code) to section 2(11) of the Securities Act purports to include as "underwriters" all persons who, directly or indirectly, through one or more intermediaries, control,

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are controlled by, or are under common control with, an issuer of securities.
"Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities by contract, or otherwise.

                 THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. IN LIGHT OF THE COMPLEX AND SUBJECTIVE INTERPRETIVE NATURE OF WHETHER A PARTICULAR RECIPIENT OF NEW SENIOR SECURED NOTES, NEW SENIOR PREFERRED STOCK, NEW JUNIOR PREFERRED STOCK, NEW COMMON STOCK, OR NEW WARRANTS MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145(B)(1) OF THE BANKRUPTCY CODE UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND, CONSEQUENTLY, THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND "BLUE SKY" LAWS, THE DEBTORS ENCOURAGE EACH HOLDER OF A CLAIM OR INTEREST POTENTIALLY ENTITLED TO RECEIVE A REORGANIZATION SECURITY UNDER THE PLANS TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS.

                 2. Registration Rights. The final drafts of such Registration Rights Agreement will be filed by TransTexas with the Bankruptcy Court no later than a date which is five (5) days prior to the first date set by the Bankruptcy Court as the Voting Deadline. Such Registration Rights Agreement will be in form and substance satisfactory to the Bondholder Committee.

                 3. Registration of Reorganization Securities; Listing of Reorganization Securities. Reorganized TransTexas shall use its best efforts to
(i) maintain its status as a reporting company under the Exchange Act and cause, on the Effective Date, the shares of New Common Stock issued hereunder to be listed on a national securities exchange or on the National Market System of the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ"), (ii) in accordance with the terms of the Registration Rights Agreement, file within 10 days after the Effective Date, and have declared effective as soon as practicable thereafter, a registration statement or registration statements under the Securities Act for the offering on a continuous or delayed basis in the future of the Reorganization Securities (the "Shelf Registration"), (iii) cause to be filed with the Commission on or prior to the Effective Date, and have declared effective as soon as practicable thereafter, a registration statement under the Exchange Act with respect to the Reorganization Securities, (iv) keep the Shelf Registration effective for a three-year period and (v) supplement or make amendments to the Shelf Registration, if required under the

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Securities Act or by the rules and regulations promulgated thereunder, or in accordance with the terms of the Registration Rights Agreement, and have such supplements and amendments declared effective as soon as practicable after filing. Registration of the Reorganization Securities under the Exchange Act will facilitate the trading of the Reorganization Securities on a national securities exchange or on the National Market System of the NASDAQ as applicable. There can be no assurance, however, that the Reorganization Securities will be listed on any stock exchange or quoted on the National Market System. Moreover, no assurance can be given that a trading market for such securities will develop following the effectiveness of the Plans or, if a trading market for the Reorganization Securities develops, no assurance can be given as to the liquidity of such a trading market.

         D. Executory Contracts and Unexpired Leases.

         Subject to the approval of the Bankruptcy Court, the Bankruptcy Code empowers a debtor in possession to assume or reject executory contracts and unexpired leases. Generally, an "executory contract" is a contract under which material performance is due from both parties as of the Petition Date. If an executory contract or unexpired lease is rejected by a debtor in possession, such rejection will constitute a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code and the other parties to the agreement may File a claim for damages incurred by reason of such rejection, which claim is treated as a prepetition claim. If an executory contract or unexpired lease is assumed by a debtor in possession, the debtor in possession has the obligation to cure all prepetition defaults and perform its obligations thereunder in accordance with the terms of such agreement and failure to perform such obligations could result in a claim for damages which may be entitled to administrative expense status.

         On the Effective Date, all executory contracts and unexpired leases of TEC and TARC will be rejected by TEC and TARC.

         On the Effective Date, all executory contracts and unexpired leases of TransTexas shall be assumed by TransTexas (subject to the same rights that Reorganized TransTexas held or holds at, on, or after the Petition Date to modify or terminate such agreements under applicable nonbankruptcy law) pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except: (a) any executory contract or unexpired lease that is the subject of a separate motion to reject Filed pursuant to section 365 of the Bankruptcy Code by TransTexas before the entry of the Confirmation Order; (b) executory contracts and unexpired leases listed in the "Schedule of Rejected Executory Contracts and Unexpired Leases" (the "Schedule of Rejected Contracts") annexed to the TransTexas Plan which shall be served and Filed by TransTexas at least five (5) Business Days before the Confirmation Hearing. Each executory contract and unexpired lease assumed pursuant to the TransTexas Plan by TransTexas shall revest in and be fully enforceable by Reorganized TransTexas in accordance with its terms, except as modified by the provisions of the TransTexas Plan, any Final Order authorizing and providing for its assumption, or applicable federal law.


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         TransTexas estimates that rejection of the executory contracts and unexpired leases set forth on the Schedule of Rejected Contracts will give rise to General Unsecured Claims aggregating no more than $33 million. TransTexas estimates that the assumption of executory contracts and unexpired leases will require TransTexas to spend in the aggregate no more than $2.3 million to cure prepetition defaults under certain of those contracts and leases.

         E. Conditions to Occurrence of the Effective Date of the Plans.

         Prior to the occurrence of the Effective Date, the following conditions must occur and be satisfied:

         (a) The Bankruptcy Court shall have entered an order confirming the Plans, and the Plans and the order confirming the Plans shall each be in form and substance satisfactory to the Bondholder Committee and the respective Debtor.

         (b) The orders confirming the TEC Plan, the TARC Plan and the TransTexas Plan shall have become Final Orders in form and substance satisfactory to the Bondholder Committee and the respective Debtor.

         (c) TransTexas shall have sufficient Cash under the Post-Confirmation Credit Facility and otherwise to satisfy all Cash obligations under the Plan due on or as of the Effective Date.

         (d) The Amended Certificate of Incorporation shall have been filed with the Secretary of State of Delaware in accordance with the DGCL and the Amended By-Laws shall have been adopted by Reorganized TransTexas and in form and substance satisfactory to the Bondholder Committee.

         (e) All authorizations, consents and regulatory approvals required, if any, in connection with each of the Plans' effectiveness shall have been obtained.

         (f) No order of a court shall have been entered and shall remain in effect restraining any Debtor from consummating its Plan.

         (g) TransTexas and the Bondholder Committee shall each have approved each of the Plan Documents and such Plan Documents shall have been executed in accordance with their terms.

         (h) All amounts required to be paid pursuant to Section 3.02 of the TransTexas Plan shall have been paid in full in Cash to the Bondholder Lenders.

         Each Debtor may waive, with the prior consent of the Bondholder Committee, by a writing signed by an authorized representative and subsequently Filed with the Bankruptcy Court, one or more of the conditions to the occurrence of the Effective Dates.

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         A hearing to consider confirmation of the Plans has been scheduled for
November 9, 1999, at 9:00 a.m., as a result of which, if all conditions to confirmation of the Plans have occurred or been waived by that time, the respective Confirmation Orders may be entered by the Bankruptcy Court.

         The Debtors believe that all conditions to the Effective Date of the Plans will likely be satisfied within 45 days of the Confirmation Date, and that the Effective Date of the Plans could occur by December 31, 1999.


         F. Exemption From Certain Transfer Taxes.

         The Plans provide that, pursuant to Bankruptcy Code section 1146(c), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer, shall not be subject to any stamp tax, real estate transfer tax or similar tax. Transfers under the Plans that are exempt from taxation pursuant to section 1146(c) of the Bankruptcy Code include, but are not limited to, the issuance, transfer, assignment or exchange of the New Senior Secured Notes, New Common Stock, New Senior Preferred Stock, New Junior Preferred Stock and New Warrants; the creation of any mortgage, deed of trust, lien or other security interest; the making, reinvestment, or delivery of any deed or instrument or transfer under, in furtherance of, or in connection with, the Plans, including any deeds, bills of sale, pledges, mortgages, deeds of trust or assignments executed in connection with the Plans, agreements entered into in connection with the Plans or the Confirmation Order.

         G. Section 1125 of the Bankruptcy Code.

         The Plans provide that the Debtors upon confirmation of the Plans shall be deemed to have solicited acceptances of the Plans in good faith and in compliance with the applicable provisions of the Bankruptcy Code and that the Debtors (and their respective affiliates, agents, directors, officers, employees, members, advisors and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale and purchase of the securities offered and sold under the Plans, and therefore are not, and on account of such offer, issuance, sale, solicitation and/or purchase will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plans or the offer, issuance, sale or purchase of the securities offered and sold under the Plans.

         H. Effects of Confirmation of the Plans.

                 1. TransTexas.

                 (a) Discharge. Except as otherwise specifically provided by the TransTexas Plan, the confirmation of the TransTexas Plan (subject to the occurrence of the Effective Date) will discharge Reorganized TransTexas from any debt that arose before the Confirmation Date, and any debt of the kind specified in sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or

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not a proof of claim for such debt is Filed or is deemed Filed, whether or not such Claim is Allowed, and whether or not the holder of such Claim has voted on the TransTexas Plan. The effect of discharging a Claim is to release Reorganized TransTexas from any obligations to make payments with respect to such debt, other than those specifically provided by the Plan, and to prohibit any collection efforts by the holder of the Claim.

                 (b) Binding Effect. The provisions of the Plan will be binding upon and inure to the benefit of Reorganized TransTexas, any holder of a Claim or Interest, their respective predecessors, successors, assigns, agents, officers and directors and any other Entity affected by the Plan.

                 (c) Releases. Except as otherwise specifically provided by the Plan, the distributions and rights that are provided in the Plan will be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date) of (i) all Claims and Causes of Action against, liabilities of, liens on, obligations of and Interests in Reorganized TransTexas on the assets and properties of Reorganized TransTexas, whether known or unknown, and (ii) all Causes of Action (whether known or unknown, either directly or derivatively through Reorganized TransTexas) against, claims (as defined in section 101 of the Bankruptcy Code) against, liabilities (as guarantor of a Claim or otherwise) of, liens on the assets and properties of, and obligations of successors and assigns of, Reorganized TransTexas and their successors and assigns, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was Filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on the Plan.

                 Further, except as otherwise specifically provided by the Plan, any Entity accepting any distribution pursuant to the Plan will be presumed conclusively to have released the Reorganized TransTexas, and successors and assigns of Reorganized TransTexas from any Cause of Action based on the same subject matter as the Claim or Interest on which a distribution is received. The release described in the preceding sentence will be enforceable as a matter of contract against any Entity that accepts any distribution pursuant to the Plan.

                 On the Effective Date, TransTexas will release the officers and directors of TransTexas from any and all Claims or liability based upon any act or omission related to service prior to the Effective Date with, for or on behalf of TransTexas as Debtor or Debtor-In-Possession, except that the Releasees shall not be released with respect to:

                 (i) any indebtedness of any such Releasee to TransTexas or Debtors-In-Possession for money borrowed by such Releasee;


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                 (ii) any setoff or counterclaim TransTexas or
Debtors-In-Possession may have or assert against any such Releasee, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Releasee against TransTexas or Debtors-In-Possession, as the case may be; and

                 (iii) claims arising from the fraud, willful misconduct or gross negligence of such Releasee.

                 The releases provided above will not extend, and not be deemed to extend, to any person or entity other than the Releasees (including without limitation, any affiliate of any Releasees).

                 The releases embodied in the Plans are in addition to, and not in lieu of, any other release separately given, conditionally or unconditionally, by TransTexas or Debtors-In-Possession to any other person or entity.

                 IN CONSIDERATION OF THE DISTRIBUTIONS UNDER THE TRANSTEXAS PLAN, UPON THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM OR INTEREST WILL BE DEEMED TO HAVE RELEASED TRANSTEXAS, REORGANIZED TRANSTEXAS, THE GMAC RELEASEES, THE RELEASEES, THE CREDITORS' COMMITTEE, THE BONDHOLDER COMMITTEE AND THEIR RESPECTIVE PROFESSIONALS FROM ANY AND ALL CAUSES OF ACTION (OTHER THAN THE RIGHT TO ENFORCE TRANSTEXAS' OBLIGATIONS UNDER THE TRANSTEXAS PLAN AND THE RIGHT TO PURSUE A CLAIM BASED ON ANY WILLFUL MISCONDUCT) ARISING OUT OF ACTIONS OR OMISSIONS DURING THE ADMINISTRATION OF TRANSTEXAS' ESTATE. THE SUBDEBT COMMITTEE IS NOT RECEIVING SUCH RELEASE.

                 2. TEC and TARC. Upon Confirmation of the TEC Plan and the TARC Plan, and pursuant to Section 1141(a) of the Bankruptcy Code, the provisions of the respective Plans will bind the respective Debtors, the Bondholder Committee, the Creditors' Committee, all Creditors and Interests, including their successors and assigns, whether or not they accept the respective Plan.

                 The holders of the "Senior Debt" (as defined in the TARC Subordinated Notes Indenture) and the holders of the TARC Subordinated Notes Claims have agreed to a compromise and settlement embodied in the TARC Plan pursuant to which the holders of the TARC Subordinated Notes Claims will receive their Ratable Proportion of 17 1/2% of the funds held in the Interest Reserve Accounts, less reasonable fees and expenses payable to First Union and its attorneys, plus their Ratable Proportion of the net proceeds of the Litigation Trust, in satisfaction of their TARC Subordinated Notes Claims, and the holders of the Senior Debt will receive the balance of the funds held in the Interest Reserve Accounts, less reasonable fees and expenses (including attorneys' fees and expenses) of Firstar and the Bondholder Committee.

                 3. Indemnification. Subject to the occurrence of the Effective Date, the obligations of the Debtors to indemnify officers and directors, holding such offices from and

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PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
including the Petition Date through and including the Confirmation Date, against any obligation pursuant to each Debtor's certificate of incorporation, bylaws, or applicable state law shall not survive confirmation of the Plan, provided, however, Reorganized TransTexas shall take all action necessary to maintain in full force and effect the existing insurance policies until they expire by their terms.

                 4. Injunction. Except as otherwise provided in the TransTexas Plan, the Confirmation Order shall provide, among other things, that all Entities who have held, hold or may hold Claims against or Interests in TransTexas are, with respect to any such Claims or interests, permanently enjoined from and after the Confirmation Date from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting TransTexas, Reorganized TransTexas, Firstar or any member of the Bondholder Committee, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Entities, or any property of any such transferee or successor; (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order against TransTexas, Reorganized TransTexas, Firstar or any member of the Bondholder Committee, any of its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Entities, or any property of any such transferee or successor; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against TransTexas. Reorganized TransTexas, Firstar or any member of the Bondholder Committee, any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due TransTexas, Reorganized TransTexas, Firstar or any member of the Bondholder Committee, any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plans.

                 5. Revesting. On the Effective Date, pursuant to sections 1123(a) (5) and 1141 of the Bankruptcy Code, title to all property of the TransTexas estate will pass to Reorganized TransTexas, free and clear of all Claims, liens, charges, encumbrances and Interests (except as otherwise provided in the Plans). As of the Effective Date, TransTexas may operate its businesses and use, acquire and dispose of property and settle and compromise claims or interests without supervision of the Bankruptcy Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plans and Confirmation Order. Without limiting the foregoing, Reorganized TransTexas may pay any expenses, including any fees and expenses of professionals, accruing from and after the Confirmation Date without any application to the Bankruptcy Court. Confirmation of the TransTexas Plan (subject to occurrence

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE of the Effective Date) will be binding and TransTexas' debts will be discharged as provided in section 1141 of the Bankruptcy Code.

                 6. Retention and Enforcement of Causes of Action. Except as otherwise provided in the Plans, pursuant to section 1123(b)(3) of the Bankruptcy Code, Reorganized TransTexas will retain and have the exclusive right to enforce against any entity, any and all Causes of Action (including all Causes of Action which may exist under sections 510, 544 through 550 and 553 of the Bankruptcy Code or otherwise arising under the Bankruptcy Code and/or those arising under other applicable law) that arise before the Effective Date including all Causes of Action of a trustee and Debtor in Possession under the Bankruptcy Code other than those released or compromised as part of or pursuant to the Plans.

                 In this connection, TransTexas and the Creditors' Committee continue to review payments made by and transactions involving TransTexas prior to the Petition Date to determine whether preference and other actions to avoid such payments and transactions should be brought. Failure to specifically identify potential actions in this Disclosure Statement shall not be deemed a waiver of any such action by TransTexas, the Creditors' Committee or any other party.

                 TransTexas or Reorganized TransTexas, as the case may be, and the Creditors' Committee will be reviewing all expenditures made in the 90 days prior to the Petition Date to determine whether any of these payments constitute recoverable preferences and whether any preference actions would result in significant recoveries in view of any defenses that may exist. TransTexas does not expect that preference recoveries will be material. When voting on the Plans, holders of Claims and/or Interests that received payments from TransTexas, directly or indirectly, within 90 days prior to the Petition Date (one year for insiders of TransTexas) should take into account that they may be named by TransTexas or Reorganized TransTexas as defendants in preference actions.

         I. Distributions Under the Plans.

                 1. Time of Distributions Under the Plans. Except as otherwise provided in the Plans, payments and distributions in respect of Allowed Claims and Allowed Interests will be made by Reorganized TransTexas (or its designee) on or as promptly as practicable after the Effective Date. Cash or Reorganization Securities otherwise distributable with respect to Disputed Claims and Disputed Interests will be held by Reorganized TransTexas pending resolution of all objections to each such Claim. When such objections have been resolved and the Claim or Interest has become an Allowed Claim or Allowed Interest, Reorganized TransTexas will make an appropriate Distribution with respect to such Allowed Claim or Allowed Interest.

                 2. Rounding. Only whole numbers of shares of Reorganization Securities will be distributed. All Allowed Claims or Allowed Interests of a holder in a particular Class will be aggregated and treated as an Allowed Claim or Allowed Interest for purposes of distribution. If

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PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
any calculated distribution on account of such Allowed Claim or Allowed Interest would otherwise result in the distribution of a number of New Common Stock or New Warrants that is not a whole number, then the actual distribution of shares of such stock or such warrants will be rounded to the nearest whole number unless such rounding results in a class of Allowed Interests receiving more than the aggregate number of New Warrants allotted for distribution to that Class. In such a case, the actual distribution of New Warrants shall be rounded so that the total amount of New Warrants distributed to the Class will be no more than the amount allotted for distribution in that Class. Holders of Allowed Claims or Allowed Interests that would be entitled to fractional shares of New Common Stock or to fractional New Warrants but for this provision shall receive no consideration therefor because such amount would be de minimis.

                 3. Compliance with Tax Requirements. TransTexas will comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plans.

                 4. Distribution of Undeliverable or Unclaimed Property. Any Entity that is entitled to receive a Cash Distribution under the Plans but that fails to cash a check within 120 days of its issuance shall be entitled to receive a reissued check from Reorganized TransTexas for the amount of the original check, with any interest, if such Entity requests Reorganized TransTexas or their designee to reissue such check and provides Reorganized TransTexas or their designee, as the case may be, with such documentation as Reorganized TransTexas or their designee requests to verify that such Entity is entitled to such check, prior to the later of (a) the second anniversary of the Effective Date or (b) six (6) months after such Claim becomes an Allowed Claim. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (a) the second anniversary of the Effective Date or (b) six months following the date such Entity's Claim becomes an Allowed Claim, such Entity shall not be entitled to receive any distribution under the Plans with respect to the amount of such check. If the distribution to any holder of an Allowed Claim or Interest is returned to Reorganized TransTexas or their designee as undeliverable, no further distributions will be made to such holder unless and until either Reorganized TransTexas or its designee, as applicable, is notified in writing of such holder's then current address.

                 All claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such Entity's Claim becomes an Allowed Claim or Allowed Interest. After such date, all unclaimed property shall revert to Reorganized TransTexas and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheatment laws.

                 5. Set-Offs. Except as otherwise expressly provided in the Plans, agreements entered into in connection with the Plans, the Confirmation Order or in agreements previously approved by Final Order of the Bankruptcy Court, TransTexas or Reorganized TransTexas, as the

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE case may be, may, but will not be required to, setoff against any Claim and the Distributions to be made pursuant to the Plans in respect of such Claim, any claims of any nature whatsoever which TransTexas or Debtors-In-Possession may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plans will constitute a waiver or release of any such claim TransTexas or Debtors-In-Possession may have against such holder except for distributions to holders of Allowed TransTexas Senior Secured Note Claims (as to which TransTexas and Reorganized TransTexas shall have no right of setoff of recoupment'). To the extent Reorganized TransTexas fails to set off against a creditor and seek to collect a claim from such creditor after a distribution to such creditor pursuant to the Plans, Reorganized TransTexas shall be entitled to full recovery on their claim against such creditor.

                 6. Allocation of Consideration. The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plans shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest if any.

                 7. Manner of Payment. Payments provided under the Plans may be made, at the option of Reorganized TransTexas, in Cash, by wire transfer or by check drawn on any money center bank.

                 8. Disbursing Agent. Reorganized TransTexas shall be the initial Disbursing Agent for making Distributions under the TransTexas Plan.

         J. Procedures for Resolving Disputed Claims.

                 1. Objections to Claims. An objection to the allowance of a Claim or Interest shall be in writing and may be Filed with the Court by TransTexas or Reorganized TransTexas, as the case may be, or any other party in interest, at any time on or before the Objection Deadline. The "Objection Deadline" is the later of (a) the 120th day following the Effective Date unless such period is extended by order of the Bankruptcy Court, (b) sixty (60) days after the filing of the proof of such Claim or Interest or (c) such other date set by order of the Bankruptcy Court (the application for which may be made on an ex parte basis). The objecting party shall serve a copy of each such objection upon the holder of the Claim or Interest to which it pertains and upon TransTexas or Reorganized TransTexas, as the case may be. TransTexas or Reorganized TransTexas will prosecute each objection to a Claim or Interest until determined by a Final Order unless TransTexas or Reorganized TransTexas
(i) compromises and settles an objection to a Claim or Interest by written stipulation, subject to Bankruptcy Court approval, if necessary or (ii) withdraws an objection to a Claim or Interest.

                 2. Payments and Distributions With Respect to Disputed Claims or Interests. No payments or distributions will be made in respect of a Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Notwithstanding the foregoing, on or as soon as practicable after the Objection Deadline, Reorganized TransTexas will make Distributions to the holders of Disputed Claims or Disputed Interests to the extent, and only to the extent, the portion of such Claim or Interest is not the subject of a pending objection. Subject to the provisions of the Plans, Cash payments and Distributions with respect to each Disputed Claim or Disputed Interest that becomes an Allowed Claim or Allowed Interest shall be made within thirty (30) days after the date that such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

         K. Dissolution of Creditors' Committee and SubDebt Committee.

         Except with respect to any appeal of an order in the Chapter 11 Cases, and any matters related to any proposed modification of the Plans, on the Effective Date, the Creditors' Committee and the SubDebt Committee shall be dissolved and the members, employees, agents, advisors and representatives (including without limitation, attorneys, financial advisors, and other Professionals) of each thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with the Chapter 11 Cases and shall be indemnified (including reasonable attorneys' fees and costs) by Reorganized TransTexas for any and all acts performed, or omissions, in connection with the Chapter 11 Cases, except for acts or omissions as shall constitute fraud, willful misconduct, or gross negligence. Notwithstanding the foregoing, for a period not to exceed 2 years from Effective Date, the Executive Committee (and its counsel) shall continue for the sole purpose of monitoring and, if necessary, participating in the claim objection process

         L. Other Provisions of the Plans.

                 1. Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

                 (a) to determine (i) any Disputed Claims, Disputed Interests and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances, (iii) preconfirmation tax liability pursuant to section 505 of the Bankruptcy Code and (iv) controversies and disputes regarding the interpretation of the Plans and documents executed in connection therewith;

                 (b) to allow, disallow, estimate, liquidate or determine any Claim or Interest against a Debtor and to enter or enforce any order requiring the filing of any such Claim or Interest before a particular date;

                 (c) to approve all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of TransTexas pursuant to section 365 of

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE the Bankruptcy Code and Article VIII of the TransTexas Plan and the TARC Plan and Article VII of the TEC Plan;

                 (d) to determine requests for payment of administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto;

                 (e) to resolve controversies and disputes regarding the interpretation and implementation of the Plans, any disputes relating to whether or not a timely and proper proof of claim was Filed or whether a Disallowed Claim or Disallowed Interest should be reinstated;

                 (f) to implement the provisions of the Plans and to enter orders in aid of confirmation and consummation of the Plans;

                 (g) to modify the Plans pursuant to section 1127 of the Bankruptcy Code;

                 (h) to adjudicate any and all Causes of Action that arose in the Chapter 11 Cases pre-confirmation or in connection with the implementation of the Plans, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals;

                 (i) to resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Interests or the administration thereof;

                 (j) to resolve any disputes concerning whether a person or entity had sufficient notice of the Chapter 11 Cases, the applicable claims bar date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of the Plans for the purpose of determining whether a Claim or Interest is discharged thereby or for any other purpose;

                 (k) to determine any and all applications, Claims, Interests, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims or Interests) in the Chapter 11 Cases;

                 (1) to enter and implement such orders as may be appropriate in the event any one of the Confirmation Orders is for any reason stayed, revoked, modified, or vacated;

                 (m) to issue orders in aid of execution of the Plans, to the extent authorized by section 1142 of the Bankruptcy Code;

                 (n) to consider any modifications of the Plans, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                 (o) to recover all assets of the Debtors and property of their estates, wherever located, including any Causes of Action under sections 544 through 550 of the Bankruptcy Code.

                 (p) to hear and resolve matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                 (q) to hear any other matter not inconsistent with the Bankruptcy Code;

                 (r) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves to be established, under the Plans, including, without limitation, Distributions to be made by the Indenture Trustee; and

                 (s) to enter a final decree closing the Chapter 11 Cases.

                 2. Amendment and Modification to the Plans. In accordance with the provisions of the Plans, the Debtors reserve the right, in accordance with the Bankruptcy Code, to alter, amend or modify the Plans prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the respective Debtor may, upon order of the Bankruptcy Court, alter, amend or modify the Plans in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plans in such manner as may be necessary to carry out the purpose and intent of the Plans.

                 3. Withdrawal and Revocation of the Plans. In accordance with the provisions of the Plans, the Debtors reserve the right to revoke or withdraw their respective Plan prior to the Confirmation Date. If a Debtor revokes or withdraws its Plan or if the Confirmation Date does not occur, the respective Plan shall have no force and effect.

V.       PROJECTIONS

         The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, TransTexas has prepared projections of Reorganized TransTexas' expected financial performance (the "Proforma Financial Projections") for each of the fiscal years beginning January 31, 2000, through January 31, 2006 (the "Projected Period"). These projections, and the assumptions on which they are based, are annexed hereto as Appendix 2.

         The Proforma Financial Projections make numerous assumptions (the material assumptions are outlined in Appendix 2) with respect to industry performance, general business and economic conditions, commodity prices, competition, taxes and other regulatory matters, many of which are beyond Reorganized TransTexas' control. Accordingly, such forecasts and assumptions are not necessarily indicative of future performance. Although the Proforma Financial Projections represent TransTexas' best estimates of the prospective financial performance of Reorganized TransTexas,

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE actual performance may vary significantly from the Proforma Financial Projections. Consequently, the Proforma Financial Projections should not be regarded as a representation by TransTexas, TransTexas' management, Reorganized TransTexas, or any other person, that the forecasted results will be achieved. The Proforma Financial Projections were not prepared with a view towards compliance with published guidelines of the Securities and Exchange Commission, or the American Institute of Certified Public Accountants. The Proforma Financial Projections have not been examined, compiled or audited by TransTexas' independent accountants or its financial advisors.

         The Proforma Financial Projections have been prepared in accordance with accounting and reporting principles for entities in reorganization under the Bankruptcy Code ("SOP 90-7").

         A. Conclusion

                 Based on the Proforma Financial Forecast, TransTexas believes that Reorganized TransTexas will be able to make all payments required pursuant to the TransTexas Plan and, therefore, that confirmation of the TransTexas Plan is not likely to be followed by liquidation or the need for further reorganization. TransTexas believes that Reorganized TransTexas will be able to repay or refinance any and all of the then outstanding indebtedness under the TransTexas Plan at or prior to the maturity of such indebtedness.

         B. Oil and Gas Exploration and Development

                 Reorganized TransTexas, consistent with historical objectives, intends to focus on converting unproven acreage to proved reserves through drilling in under-exploited areas. The Proforma Financial Projections assume Reorganized TransTexas incurs approximately $251 million for capital expenditures (excluding capitalized interest) and the drilling of 129 wells (gross, unrisked) over the Projection Period. The results of the drilling and related capital expenditures have been risked by TransTexas in an attempt estimate future results. Production generated by the assets of Reorganized TransTexas increases over the Projection Period from 112.3 Mmcfed in October 1999, to 171.8 Mmcfed in January 2006.

         C. Prospective Indebtedness

                 A priority of Reorganized TransTexas is to repay the indebtedness included in the TransTexas Plan. The Proforma Financial Projections assume that Reorganized TransTexas is able to repay the $42.5 million of exit financing, and the $10 million of remaining debtor-in-possession financing obligations by July 31, 2003. Additionally, based on the Proforma Financial Projections, Reorganized TransTexas is able to reduce the amount of the outstanding Senior Secured Notes by $38 million to a remaining balance of $162 million as of January 31, 2006.

         D. Selected Information from the Proforma Financial Projections

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                 The following table sets forth certain information contained in the Proforma Financial Projections attached hereto as Appendix 2.


                             Year Ended January 31,

                                                                                 Forecast

Pro Forma Summary Financial Data             2000         2001        2002        2003        2004        2005        2006

Revenues                                    106.0        178.2       194.9       198.9       190.1       176.4       164.9
Operating Costs and Expenses                 30.1         40.3        39.1        38.7        38.6        37.9        38.2
General and Administrative                   28.8         21.4        22.1        22.7        25.4        24.1        24.8
Depreciation, Depletion and                  70.2         93.2        68.2        61.8        54.3        51.0        48.4
Amortization
Operating Income                            (23.1)        23.2        65.6        75.7        71.8        63.3        53.5
Net Cash Interest and Dividends              16.0         47.5        41.2        61.8        56.9        52.2        50.0
Sales Volumes:
         Gas (Bcf)                           29.9         50.5        53.9        54.6        54.5        53.0        51.8
         Condensate and Oil (Mbbls)         1,911        2,908       3,354       3,485       3,036       2,528       2,078
         Total Sales (Bcfc)                  41.4         68.0        74.0        75.5        72.8        68.2        64.3



VI.      RISK FACTORS

         HOLDERS OF CLAIMS AND INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLANS.

         A. TransTexas' Business Risks.

                 1. Tax Issues. TransTexas expects that a significant portion of its net operating loss carryovers ("NOLs") will be eliminated and the use of those NOLs that are not eliminated will be severely restricted as a consequence of the TransTexas Plan. In addition, certain other tax attributes of Reorganized TransTexas may under certain circumstances be eliminated or reduced as a consequence of the TransTexas Plan. The elimination or reduction of NOLs and such other tax attributes may substantially increase the amount of tax payable by Reorganized TransTexas following the consummation of the TransTexas Plan as compared with the amount of tax payable

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE had no such attribute reduction or restriction been required. The projected financial information contained in this Disclosure Statement assumes that the NOLs are not preserved. Nevertheless, TransTexas has endeavored to take such steps as are reasonable to maximize its use of the NOLs.

                 2. Financial Condition of TransTexas; Payment at Maturity. TransTexas is currently, and after the Effective Date Reorganized TransTexas will continue to be, highly leveraged. There can be no assurance that the operating cash flow of Reorganized TransTexas, after giving effect to operating requirements, will be adequate to fully fund the payment of interest under its post-confirmation indebtedness and cash dividends on its New Senior Preferred Stock when due as well as all capital expenditures contemplated in TransTexas' cash-flow projections.

                 Reorganized TransTexas' high degree of leverage could have important consequences for creditors and equity holders in Reorganized TransTexas, including the following:

                 (a) Reorganized TransTexas' ability to obtain additional financing for working capital, capital expenditures or general corporate or other purposes may be impaired in the future;

                 (b) a substantial portion of Reorganized TransTexas' cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to Reorganized TransTexas for other purposes;

                 (c) Reorganized TransTexas may be substantially more leveraged than certain of its competitors, which may place Reorganized TransTexas at a competitive disadvantage;

                 (d) Reorganized TransTexas' cash flow will be more sensitive to fluctuations in natural gas prices than less highly leveraged companies; and

                 (e) Reorganized TransTexas' ability to adjust rapidly to changing market conditions may be hindered and could make TransTexas more vulnerable in the event of a downturn in general economic conditions or their businesses.

                 Reorganized TransTexas' ability to make scheduled payments of principal and interest with respect to its indebtedness and to make scheduled payments of cash dividends and redemption payments with respect to its preferred stock or to refinance such obligations will depend on its financial and operating performance, which, in turn, will be subject to prevailing economic conditions and to certain financial, business and other factors beyond its control. For fiscal year 1999, TransTexas had a net loss of $447.7 million. If Reorganized TransTexas' cash flow and capital resources are insufficient to fund its debt service and preferred stock obligations, TransTexas may be forced to reduce or delay planned capital expenditures, sell assets, obtain additional equity capital or restructure its indebtedness or preferred stock obligations. Covenants in the New Senior Secured Notes Indenture and the provisions of the New Senior Preferred Stock will limit Reorganized TransTexas' ability to sell assets. There can be no assurance that Reorganized

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

TransTexas' operating results, cash flow and capital resources will be sufficient for payment of its indebtedness and preferred stock obligations in the future.

                 TransTexas does not currently intend to pay dividends on the New Common Stock at any time in the foreseeable future.

                 3. Contractual Restrictions in Post-Confirmation Environment. The agreement relating to the Post-Confirmation Credit Facility, the New Senior Secured Notes Indenture and the provisions of the New Senior Preferred Stock will contain restrictive financial and operating covenants and prohibitions, including provisions that will limit Reorganized TransTexas' ability to incur secured indebtedness, dispose of assets, engage in sale/leaseback transactions, make capital expenditures and pay cash dividends and make other distributions to holders of New Common Stock, New Senior Preferred Stock and New Junior Preferred Stock. As noted above, failure to make necessary capital expenditures could have an adverse effect on Reorganized TransTexas' ability to achieve its projected financial results.

                 There can be no assurance that Reorganized TransTexas' performance and its ability to satisfy its debt service obligations will not be adversely affected by one or a combination of the above or other factors.

                 4. Mandatory Conversion of Preferred Stock. If either (i) more than 75 million shares of the New Senior Preferred Stock are outstanding after the sixth anniversary of the Effective Date or (ii) two successive dividend payments are in arrears on the New Senior Preferred Stock at any time, one-half of the shares of the New Senior Preferred Stock will be automatically converted into shares of the New Class A Common Stock on the basis of .4175 shares of New Class A Common Stock for each $1.00 of liquidation preference of the shares of New Senior Preferred Stock converted and all of the outstanding shares of the New Junior Preferred Stock will be automatically converted into shares of New Class A Common Stock on the basis of .04175 share of New Class A Common Stock for each $1.00 of liquidation preference of the New Junior Preferred Stock. If these automatic conversions occur, they will result in substantial dilution of the interests in Reorganized TransTexas theretofore held by the holders of New Junior Preferred Stock and New Common Stock and the elimination of the liquidation preference and dividend rights of the New Senior Preferred Stock that is converted and all of the New Junior Preferred Stock.

                 5. Environmental Regulation and Litigation. TransTexas' operations and properties are subject to extensive federal, state, and local laws and regulations relating to the generation, storage, handling, emission, transportation, and discharge of materials into the environment. See "Background-Business of the Debtors-TransTexas-Environmental Matters."

                 6. Adequacy of Collateral; Risks of Foreclosure. Reorganized TransTexas will grant and pledge to the New Senior Secured Notes Indenture Trustee, for the ratable benefit of the holders of the New Senior Secured Notes, a security interest in substantially all of the assets of

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Reorganized TransTexas, excluding Equipment, Inventory and Receivables (the
"Collateral"). There can be no assurance that the New Senior Secured Notes Indenture Trustee will be able to foreclose on or dispose of any of the Collateral without substantial delays and other risks or that the proceeds obtained therefrom will be sufficient to pay all amounts owing to holders of the New Senior Secured Notes.

                 In addition, if Reorganized TransTexas becomes a debtor in a new case under the Bankruptcy Code, the automatic stay imposed by the Bankruptcy Code would prevent the New Senior Secured Notes Indenture Trustee from selling or otherwise disposing of the Collateral without the Bankruptcy Code authorization. In that case, the foreclosure might be delayed indefinitely.

                 7. Lien Priority. The mortgage securing the New Senior Secured Notes will create a lien on substantially all of TransTexas' assets, excluding Inventory, Receivables and Equipment, subject to exceptions permitted under the security documents relating thereto. Certain types of subsequent encumbrances (such as tax liens, mechanics' and materialmen's liens, and environmental liens) will be entitled to priority over the liens of the mortgages as a matter of law.

                 The New Senior Secured Notes Indenture and the New Secured Notes Security Documents will provide that the security interest of the New Senior Secured Notes Indenture Trustee in the Collateral securing the New Senior Secured Notes will be subordinated to the security interests securing the Extended Bondholder DIP Facility and the Post Confirmation Credit Facility. In addition, the security interest of the New Senior Secured Notes Indenture Trustee may be subordinated to certain Permitted Liens (as defined) that constitute First Lien Debt (as defined) under the New Senior Secured Notes Indenture.

                 8. Potential Tax Liabilities. Based upon independent legal advice, including an opinion from a nationally recognized law firm, TransTexas did not report any significant federal income tax liability as a result of the Lobo Sale. However, no assurance can be given that TransTexas' position will be sustained if challenged by the Internal Revenue Service (the "IRS"). TransTexas is part of an affiliated group for tax purposes (the "TNGC Consolidated Group"), which includes TNGC Holdings Corporation, the sole stockholder of TransAmerican ("TNGC"), TransAmerican, TEC, TransTexas, and TARC. If the IRS were to successfully challenge TransTexas' position, each member of the TNGC Consolidated Group would be severally liable under the consolidated tax return regulations for the resulting taxes, in the estimated amount of up to $270 million (assuming the use of none of the available tax attributes of the TNGC Consolidated Group), possible penalties equal to 20% of the amount of the tax, and interest at the statutory rate (currently 8%) on the tax and penalties (if any). Assuming the use of available tax attributes of the TNGC Consolidated Group, primarily the carryback of NOLs, this estimated tax would be reduced to approximately up to $25 million (with the NOL carrybacks reducing interest as of the end of the tax year in which the carryback arose and not reducing penalties. In this event, a substantial portion of TransTexas' NOLs would be utilized and thus not available to Reorganized TransTexas after the Effective Date. Pursuant to the tax allocation agreement among the members of the TNGC

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Consolidated Group, TransAmerican is obligated to fund the entire tax deficiency (if any) resulting from the Lobo Sale. There can be no assurance that TransAmerican would be able to make any such payment and the other members of the TNGC Consolidated Group including TransTexas, thus, may be required to pay the tax, penalties and interest. There can be no assurance that TransTexas could pay this contingency.

                Part of the refinancing of TransAmerican's debt in 1993 involved the cancellation of approximately $65.9 million of accrued interest and of a contingent liability for interest of $102 million owed by TransAmerican. TransAmerican has taken the federal tax position that the entire amount of this debt cancellation is excluded from its income under the cancellation of indebtedness provision (the "COD Exclusion") of the Internal Revenue Code of 1986, as amended (the "Tax Code"), and has reduced its tax attributes (including its net operating loss and credit carryforwards) as a consequence of the COD Exclusion. No federal tax opinion was rendered with respect to this transaction, however, and TransAmerican has not obtained a ruling from the IRS regarding this transaction. TransTexas believes that there is substantial legal authority to support the position that the COD Exclusion applies to the cancellation of TransAmerican's indebtedness. However, due to factual and legal uncertainties, there can be no assurance that the IRS will not challenge this position, or that any such challenge would not be upheld. Under the Tax Allocation Agreement, TransTexas has agreed to pay an amount equal to any federal tax liability (which would be approximately $25.4 million) attributable to the inapplicability of the COD Exclusion. Any such tax would be offset in future years by alternative minimum tax credits and retained loss and credit carryforwards to the extent recoverable from TransAmerican.

                                    As a member of the TNGC Consolidated Group,
each of TEC, TransTexas and TARC will be severally liable for any tax liability resulting from the above-described transactions. The IRS has commenced an audit of the consolidated federal income tax returns of the TNGC Consolidated Group for its taxable years ended July 31, 1994 and July 31, 1995. Because the audit is in its initial stages, it is not possible to predict the scope of the IRS' review or whether any tax deficiencies will be proposed by the IRS as a result of its review.

                  9. Risks Related to Projections and Estimates. This Disclosure Statement and the material incorporated by reference herein (the "Incorporated Materials") include "forward-looking statements" as defined in
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Disclosure Statement and the Incorporated Materials regarding the Debtors' financial positions, business strategies, plans and objectives of management for future operations and indebtedness covenant compliance, including but not limited to words such as "anticipates," "expects," "estimates," "believes" and "likely," are forward-looking statements. Management of the Debtors believe that their current views and expectations are based on reasonable assumptions; however, there are significant risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those in the forward-looking statements ("Cautionary Statements") are disclosed throughout this Disclosure Statement and include, without limitation,

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fluctuations in the commodity prices for natural gas, crude oil, condensate and natural gas liquids, the success of Reorganized TransTexas' exploration and production activities, conditions in the equity and capital markets, competition and the ultimate resolution of litigation. All subsequent written and oral forward-looking statements attributable to the Debtors, or persons acting on their behalf, are expressly qualified in their entirety by the Cautionary Statements. The Debtors do not intend to update or otherwise revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                  There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the control of Reorganized TransTexas. The reserve data included and incorporated by reference in this Disclosure Statement represent only estimates prepared by Netherland, Sewell & Associates, Inc. ("Netherland Sewell"). Gas reserve assessment is a subjective process of estimating the recovery from underground accumulations of gas that cannot be measured in an exact way, and estimates by other persons might differ materially from those of Netherland Sewell. Certain events, including production, acquisitions and future drilling and development could result in increases or decreases in estimated quantities of proved reserves. In addition, estimates of Reorganized TransTexas' future net revenues from proved reserves and the present value thereof are based on certain assumptions regarding future natural gas prices, production levels, production and ad valorem taxes and operating and development costs that may not prove to be correct over time.

                  10. Absence of Public Market for the Reorganization Securities. The Reorganization Securities will constitute new issues of securities with no established trading market. Although Reorganized TransTexas intends to apply for a listing of the New Class A Common Stock on a national securities exchange or to seek the admission thereof to trading in the NASDAQ National Market System if and when the requirements for such listing or admission can be satisfied, there can be no assurance that such listing will be accomplished. The other Reorganization Securities will not be so listed or admitted. Accordingly, no assurance can be given that an active public or other market will develop for any of the Reorganization Securities. If a market for the Reorganization Securities does not develop, holders may not be able to resell any of the Reorganization Securities for an extended period of time, if at all. If a market for the Reorganization Securities does develop, the New Senior Secured Notes, the New Senior Preferred Stock and the New Junior Preferred Stock may trade at discounts from their principal amount and liquidation preferences, respectively, depending upon prevailing interest rates, results of operations of Reorganized TransTexas, the market for similar securities and other factors. There can be no assurance that a holder of Reorganization Securities will be able to sell such securities in the future or of any price of which any such sale might be made.

                  11. Substantial Capital Requirements. TransTexas believes that a substantial capital expenditure program will be crucial to Reorganized TransTexas' future profitability as well as its ability to generate the cash flow necessary for its operating requirements, to pay interest on its debt and cash dividends on its preferred stock and for payment of the principal amounts of its debt at maturity and the redemption price of the New Senior Preferred Stock on the scheduled redemption

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date thereof. Historically, TransTexas has financed capital expenditures and serviced its debt with cash from operations, public and private offerings of debt and equity securities, the sale of production payments, asset sales and other financings. TransTexas intends to use cash flow from operations to fund Reorganized TransTexas' cash requirements following the Effective Date. If capital expenditures are higher than anticipated or cash flow from operations is lower than anticipated, Reorganized TransTexas may not have sufficient funds for capital expenditures necessary to replace its reserves, to maintain production at current levels or to attain increased production levels, and, as a result, production from operations may decrease over time. No assurance can be given that Reorganized TransTexas' cash flow from operating activities will be sufficient to meet actual capital expenditures, debt service and preferred stock obligations in the future.

                  12. Ability to Replace Short-Lived Reserves. TransTexas' principal producing properties are characterized by high initial production followed by a steep decline in production rates. As a result, Reorganized TransTexas will be required to find and develop or acquire new natural gas reserves to replace those being depleted by production. Without successful drilling and exploration or acquisition activities, Reorganized TransTexas' reserves and production will decline rapidly. TransTexas' business strategy has been to add reserves by pursuing an active drilling program on its existing undeveloped properties and on properties that it may acquire in the future. There can be no assurance that Reorganized TransTexas will have funds available to pursue an active drilling program or that production from new wells will be sufficient to replace production from existing wells.

                  13. Natural Gas Price Fluctuations and Markets. TransTexas' results of operations and the value of its gas and oil properties are highly dependent upon the prices TransTexas receives for its natural gas. Substantially all of TransTexas' sales of natural gas are made in the spot market, or pursuant to contracts based on spot market prices, and not pursuant to long-term, fixed-price contracts. Accordingly, the prices received by Reorganized TransTexas for its natural gas production will be dependent upon numerous factors beyond the control of Reorganized TransTexas, including the level of consumer product demand, the North American supply of natural gas, government regulations and taxes, the price and availability of alternative fuels, the level of foreign imports of oil and natural gas, and the overall economic environment. Demand for natural gas is seasonal, with demand typically higher during the summer and winter, and lower during the spring and fall, with concomitant changes in price.

                  Any significant decline in current prices for natural gas could have a material adverse effect on Reorganized TransTexas' financial condition, results of operations and quantities of reserves recoverable on an economic basis. In order to mitigate its vulnerability to natural gas price volatility, Reorganized TransTexas may enter into commodity price swap agreements to reduce its exposure to price risk in the spot market for natural gas. However, a substantial majority of Reorganized TransTexas' production likely will remain subject to natural gas price fluctuations.


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                  14. Competition. TransTexas competes in the highly
competitive areas of natural gas exploration, development and production. Many of Reorganized TransTexas' competitors will have substantially larger financial resources, staffs and facilities than Reorganized TransTexas.

                  15. Drilling Risks. Drilling activities are subject to numerous risks, including mechanical risk and the risk that no commercially productive reservoirs will be encountered. There can be no assurance that new wells drilled by Reorganized TransTexas will be productive or that Reorganized TransTexas will recover all or any portion of its investment. The cost of drilling, completing and operating wells is often uncertain. Reorganized TransTexas' drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which will be beyond Reorganized TransTexas' control, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services.

                  16. Operating Hazards and Uninsured Risks. TransTexas' operations are subject to hazards and risks inherent in drilling for, and the production, processing and transportation of, natural gas, such as fires, explosions, encountering formations with abnormal pressures, blowouts, cratering, pipeline ruptures and spills, any of which can result in loss of hydrocarbons, environmental pollution, personal injury claims and other damage to properties of TransTexas and others. TransTexas' insurance coverage includes, among other things, operator's extra expense, physical damage on certain assets, employer's liability, comprehensive general liability, automobile and workers' compensation insurance. TransTexas believes that its insurance is adequate and customary for companies of a similar size engaged in operations similar to those of TransTexas, but losses can occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage.

                  17. Government Regulations. TransTexas' business is subject to certain federal, state and local laws and regulations relating to the exploration for and the development, production and transportation of natural gas, as well as environmental and safety matters. Many of these laws and regulations have become more stringent in recent years, often imposing greater liability on a larger number of potentially responsible parties. Because the requirements imposed by such laws and regulations are frequently changed, TransTexas is unable to predict the ultimate cost of compliance with these requirements or their effect on its operations.

                  18. Lack of Complete Year 2000 Compliance. The widespread use of computer programs that rely on two-digit date programs to perform computations and decision-making functions may cause information technology ("IT") systems to malfunction in and around the Year 2000. Such malfunctions may lead to significant business delays in the U.S. and internationally. The Year 2000 problem will potentially impact Reorganized TransTexas' normal business activities because information necessary to monitor and control various operations is controlled by computers. In addition to potential problems from computer systems, potential problems could arise from equipment with embedded chips.


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                  TransTexas has defined a Year 2000-compliant system as one capable of correct identification, manipulation and calculation when processing data in connection with the year change from December 31, 1999 to January 1, 2000. A Year 2000-compliant system is also capable of correct identification, manipulation and calculation using leap years both alone and in conjunction with other dates.

                  Not all of TransTexas' systems are compliant under the above definition. However, TransTexas is addressing the issues associated with this problem in the following manner.

                  o In the first stage, TransTexas commenced preparation of an inventory of all IT and non-IT systems, as well as equipment that could have embedded chips, whether or not critical to the operation of the business. TransTexas also compiled a listing of material relationships with third parties with which it conducts business. These relationships include contractors, suppliers and financial institutions. This stage of the Year 2000 compliance process is substantially complete.

                  o In stage two, TransTexas is assessing the results of the completed portions of inventory done in the first stage to determine the Year 2000 impact and what actions need to be taken to obtain Year 2000 compliance. For TransTexas' internal systems, actions needed include obtaining vendor certification of Year 2000 compliance, remediating internal systems or replacing systems and equipment that cannot be remediated. This stage is approximately 95% complete with respect to internal systems. Major outstanding items include receipt of vendor certifications and installation of Year 2000 upgrades for certain non-critical systems. TransTexas has determined a course of action for remediation or replacement of all identified critical internal systems. TransTexas is surveying and obtaining information about Year 2000 readiness of its material third-party relationships. Contingency plans will be developed for those third parties that cannot satisfactorily demonstrate Year 2000 compliance.

                  o The third stage includes the repair, replacement or retirement of systems. This stage of the Year 2000 process is ongoing and is dependent upon the availability of upgrades from TransTexas' IT vendors, technician time to implement the upgrades and notification from other third parties of Year 2000 compliance. TransTexas has been upgrading packaged software throughout the organization. TransTexas has implemented a new financial reporting system. Several operational systems are in various stages of implementation, which should be completed prior to November 1999. Some vendors of these new systems have provided certification that their



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                            respective software packages are Year 2000 compliant
                            according to TransTexas' definition.

                  o The last stage of the implementation process, which is approximately 80% complete, includes testing all of the changes implemented individually and integrating those changes with all of the systems of TransTexas and its suppliers and customers. Various forms of testing are used depending on the type of change implemented. Each upgrade, to the extent economically feasible, will be run through a test environment before it is implemented. It is then tested to see how well it integrates into TransTexas' overall IT environment. Currently, TransTexas is not employing any independent verification processes of its systems' tests.

                  As of July 31, 1999, TransTexas had incurred approximately $2 million in direct costs with respect to its Year 2000 compliance program. TransTexas anticipates spending an additional $0.2 million in direct costs to complete its Year 2000 compliance program.

                  Despite TransTexas' best efforts to ready its systems and infrastructure for the Year 2000, there are many factors outside of TransTexas' control that could affect readiness for the Year 2000. Although TransTexas believes that Year 2000 compliance will be accomplished by the implementation of the program described above, there could be operational issues with the new systems implemented that prevent TransTexas from solving the Year 2000 compliance issue in a timely manner. In such event, Reorganized TransTexas could be required to implement a contingency plan for Year 2000 compliance. Although TransTexas has not completely finalized its contingency plans, TransTexas will select from several alternative plans including remediation of its software, installation of other third party vendor software, or some combination of alternatives. Substantial completion of these plans is expected by November 1999 with continual refinement until all of TransTexas' critical systems and all critical third-party relationships have demonstrated Year 2000 compliance.

                  The potential impact of the Year 2000 problem on Reorganized TransTexas could be material, as virtually every aspect of its business will be affected. Reorganized TransTexas may be adversely affected by this problem, depending on whether it and the entities with which it does business address this issue successfully.

                  19. No Control of Operations of TCR Holding Corporation; Potential Elimination of Value of TCR Holding Preferred Stock. Pursuant to the TARC Plan and the TEC Plan, holders of the TEC Senior Secured Notes will receive the preferred stock owned by TARC in TCR Holding Corporation (the "TCR Holding Preferred Stock"). The TCR Holding Preferred Stock does not entitle the holders thereof to control TCR Holding Corporation or its subsidiary Orion Refining Corporation ("Orion") which owns the refinery formerly owned by TARC. In addition, Orion has significant debt obligations that rank senior to the interest of the holders of the TCR


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Holding Preferred Stock (certain of which are secured by a pledge of substantially all of Orion's assets), and TCR Holding may incur additional debt obligations without any approval of the holders of the TCR Holding Preferred Stock. A default by Orion in its debt payment obligations could result in a foreclosure on Orion's assets and the elimination of the indirect interest therein currently held by the holders of the TCR Holding Preferred Stock and, consequently, a total loss on the TCR Holding Preferred Stock.

         B. Bankruptcy Risks.

                  1. Objection to Classifications. Section 1122 of the Bankruptcy Code provides that a Plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. TransTexas believes that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

                  2. Risk of Nonconfirmation of the Plans. Even if all Classes of Claims or Interests that are entitled to vote accept the Plans, the Plans might not be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, that the confirmation of a plan of reorganization is not likely to be followed by the liquidation or the need for further financial reorganization of TransTexas, and that the value of distributions to dissenting creditors and equity security holders not be less than the value of distributions such creditors and equity security holders would receive if TransTexas were liquidated under Chapter 7 of the Bankruptcy Code. TransTexas believes that its Plan satisfies all the requirements for confirmation of a plan of reorganization under the Bankruptcy Code. There can be no assurance, however, that the Bankruptcy Court will also conclude that the requirements for confirmation of the Plan has been satisfied.

                  3. Nonoccurrence of Effective Date of the Plans. Even if all Classes of Claims and Interests that are entitled to vote accept the Plans, the Plans may not go effective on the Effective Date. The Plans set forth conditions to the occurrence of the Effective Date of the Plans which may not be satisfied by the Effective Date. The Debtors believe that they will satisfy all requirements for consummation required under the Plans. There can be no assurance, however, that the Bankruptcy Court will also conclude that the requirements for consummation of the Plans have been satisfied.

                  4. Potential Effect of Bankruptcy on Certain Relationships. The effect, if any, which the commencement of the Chapter 11 Cases may have upon the operations of Reorganized TransTexas cannot be accurately predicted or quantified. If, however, confirmation and consummation of the Plans do not occur expeditiously, the Chapter 11 Cases could adversely affect TransTexas' relationship with its purchasers, suppliers and employees, resulting in a material adverse impact on the operations of TransTexas. Moreover, even expedited Chapter 11 Cases could have


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a detrimental impact on such operations due to the possibility that the Chapter
11 Cases may create a negative image of TransTexas.

                  The pendency of the Chapter 11 Cases has negatively affected the operations of TransTexas and its results of operations, and adverse effects of the Chapter 11 Cases may affect future periods as well.

         C. Liquidity Risks.

                  1. Restrictions on Transfer. Holders of New Senior Secured Notes, New Common Stock, New Senior Preferred Stock, New Junior Preferred Stock or New Warrants who are deemed to be "underwriters" as defined in subsection 1145(b) of the Bankruptcy Code, or who are otherwise deemed to be "affiliates or "control persons" of Reorganized TransTexas within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), will be unable to offer or sell its New Senior Secured Notes, New Senior Preferred Stock, New Junior Preferred Stock, New Common Stock or New Warrants after the Effective Date, except pursuant to an available exemption from registration under the Securities Act and under equivalent state securities or "blue sky" laws. Holders who believe they may be statutory underwriters as defined in Section 1145 of the Bankruptcy Code are advised to consult with their own legal advisors as to the availability of the exemption provided by Rule 144 of the Securities Act.

                  2. Potential Illiquidity of Reorganization Securities. No established trading market exists for the Reorganization Securities, and no assurance can be given that such a trading market will develop following the effectiveness of the Plans or, if a trading market for the Reorganization Securities develops, no assurance can be given as to the liquidity of such a trading market.

                  As provided in the TransTexas Plan, Reorganized TransTexas will use its reasonable best efforts to cause the New Class A Common Stock to be listed on a stock exchange or quoted on the NASDAQ National Market System. There can be no assurance, however, that the New Class A Common Stock will be listed on any stock exchange or quoted on the NASDAQ National Market System. None of the other Reorganization Securities will be listed on an exchange or quoted on NASDAQ.

VII.     CONFIRMATION OF THE PLANS

         A. Voting Procedures and Requirements.

         The Debtors are providing copies of this Disclosure Statement, Ballots and, where appropriate, summary Ballots, to all known holders of Impaired Claims and Interests who are entitled to vote on the Plans, including registered holders of TransTexas' securities. Registered holders may include brokerage firms, commercial banks, trust companies or other nominees. Any such nominee


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who requires additional copies of the Disclosure Statement and Ballots for distribution to beneficial holders may obtain them from D.F. King & Co., Inc., by calling 1-212-425-1685. If a registered holder does not hold for its own account, then it is required to provide promptly copies of this Disclosure Statement and appropriate Ballots to its customers and to beneficial owners. Any beneficial owner who has not received a Ballot should contact his or its brokerage firm, nominee, or D.F. King & Co., Inc.

         Pursuant to the provisions of the Bankruptcy Code, only classes of Claims and Interests in a Debtor that are "Impaired" under the terms and provisions of a Plans and entitled to receive a Distribution thereunder are entitled to vote to accept or reject a Plan. Accordingly, Classes of Claims or Interests that are not Impaired are not entitled to vote on the Plans. In addition, Classes of Claims or Interests that are not entitled to a Distribution are deemed to have rejected the Plans and are not entitled to vote to accept or reject the Plans.

         Under the TEC Plan, the Claims in Classes 1 and 2 and the Interest in Class 3 are Impaired. Classes 2 and 3 do not vote and are deemed not to have accepted the TEC Plan by virtue of not receiving any Distribution under the TEC Plan.

         Under the TARC Plan, the Claims in Classes 1, 2 and 3 and the Interests in Class 4 are Impaired. Classes 1, 2, and 3 are entitled to vote to accept or reject the TARC Plan. Class 4 does not vote and is deemed not to have accepted the TARC Plan because their Interests are canceled.

         Under the TransTexas Plan, the Claims in Classes 1 and 11 are Unimpaired and are deemed to have accepted the Plan. The Claims in Classes 2, 3, 4, 5, 6A, 6B, 7, 8, 9, 10, and 12 are Impaired. Classes 2, 3, 4, 5, 6A, 6B
and 10 are entitled to vote to accept or reject the TransTexas Plan. Classes 7, 8, and 9 do not vote and are deemed not to have accepted the TransTexas Plan by virtue of not receiving any Distributions on account of their Claims under the TransTexas Plan. The Interests of the holders of Class 12 Interests are deemed not to have accepted the TransTexas Plan because their Interests are canceled.

         Some holders of Claims and Interests may hold Claims and/or Interests in more than one Impaired Class and must vote separately for each Class. Such holders will receive a separate Ballot for all their Claims in each Class and should complete and sign each Ballot separately. The voting procedures are set forth in a voting procedures order, dated October 1, 1999 (the "Voting Procedures Order"). The Voting Procedures Order establishes the following procedures with respect to the amount and classification of a Claim or Interest for voting purposes:

                  1. With respect to a Claim or Interest as to which a proof of Claim or proof of Interest, as the case may be, has not been timely Filed (i.e., was not Filed or was Filed after the deadline set by the Bankruptcy Court for the filing of a Claim of that type), the voting amount of such Claim or Interest (subject to any applicable limitations set forth below) shall be equal to the amount listed, if any, in respect of such Claim or Interest in the appropriate Debtor's Schedules to


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                                                                        Page 103
the extent such Claim or Interest is not listed as contingent, unliquidated, undetermined or disputed. Such Claim or Interest shall be placed in the appropriate Class based upon the appropriate Debtor's records and the classification scheme set forth in the Plans.

                  2. With respect to a proof of Claim or proof of Interest, as the case may be, which, according to the Clerk of the Bankruptcy Court's records, was not timely Filed (i.e., was Filed after the deadline set by the Bankruptcy Court for the filing of a proof of a Claim or a proof of Interest of that type) and is not subject to the provisions of the immediately preceding paragraph, such Claim or Interest shall be provisionally disallowed for voting purposes.

                  3. With respect to a liquidated, non-contingent, undisputed Claim as to which a proof of Claim has been timely Filed and as to which an objection has not been Filed at least five days prior to the end of the voting period fixed by the Bankruptcy Court with respect to a Plan (as may be extended by the appropriate Debtor, the "Voting Period"), the amount and classification of such Claim shall be that specified in such proof of Claim as reflected in the records of the appropriate Debtor, the agent for the Clerk of the Bankruptcy Court, subject to any applicable limitations set forth below.

                  4. With respect to a proof of Claim or proof of Interest, as the case may be, which is the subject of an objection Filed at least five days prior to the end of the Voting Period, the Claim or Interest represented by such proof of Claim or proof of Interest shall be provisionally disallowed for voting purposes, except to the extent and in the manner that: (i) the appropriate Debtor indicates in its objection the extent to which such Claim or Interest should be allowed; or (ii) the Bankruptcy Court otherwise orders.

                  5. A timely Filed proof of Claim that is designated as wholly unliquidated and/or contingent shall be accorded one vote valued at one dollar for purposes of section 1126(c) of the Bankruptcy Code, unless the Claim is disputed as set forth in the immediately preceding paragraph.

                  6. With respect to a Claim that has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, the amount and classification of such Claim shall be that set by the Bankruptcy Court.

                  7. With respect to a Claim that is unliquidated, contingent and/or disputed in part, the holder of the Claim shall be entitled to vote that portion of the Claim that is liquidated, non- contingent and undisputed in the liquidated, non-contingent and undisputed amount, subject to any limitations set forth herein and unless otherwise ordered by the Bankruptcy Court.

                  8. Holders shall not be entitled to vote Claims or Interests to the extent such Claims or Interests duplicate or have been superseded by other Claims or Interests of such holders of Claims or Interests.



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                                                                        Page 104

                  In addition, the following rules have also been established under the Voting Procedures Order:

                  1. Whenever a holder of a Claim or Interest submits more than one Ballot voting the same Claim or Interest prior to the deadline for submission of Ballots, the first of such multiple Ballots Filed (and only such Ballot) shall be counted in accordance with the rules otherwise established pursuant to the Voting Procedures Order, unless either (i) the Debtors consent to the filing and counting of a superseding Ballot, or (ii) the Bankruptcy Court, after notice and a hearing, orders otherwise.

                  2. The authority of the signatory of each Ballot to complete and execute the Ballot shall be presumed.

                  3. Except with respect to "summary" Ballots (as described below), a holder of a Claim or Interest must vote all of its Claim or Interest within a particular Class under the Plans either to accept or reject the Plans and may not split its vote. Accordingly, a Ballot (or multiple Ballots with respect to separate Claims or Interests within a single Class) that partially rejects and partially accepts the Plans or that indicates both a vote for and against the Plans will not be counted.

                  4. Any Ballot that does not indicate whether the holder of the relevant Claim or Interest is voting for or against the Plans will not be counted.

                  5. Any Ballot that is not signed will not be counted.

                  6. For the purpose of voting on the Plans, the Debtors will be deemed to be in constructive receipt of any Ballot timely delivered to any address designated for the receipt of Ballots cast in connection with the Plans.

                  7. Any Ballot postmarked prior to the end of the Voting Period but received by the appropriate Debtor after the end of the Voting Period shall not be counted unless such Debtor, in its discretion, consent to the counting of such Ballot or the Bankruptcy Court orders such Ballot to be counted.

                  8. All Ballots must be cast using the Ballots distributed to the holders of Claims and Interests. Votes cast in any manner other than by using such Ballots will not be counted.

                  In accordance with Bankruptcy Rule 3017(d), the Debtors expect to send Ballots to holders of Claims and Interests as of October 1, 1999 (the "Voting Record Date"). In the event that the record holders are Indenture Trustees, transfer agents, registrars, servicing agents or other intermediaries (collectively, the "Intermediaries") holding Claims or Interests for or acting on behalf of beneficial owners, they will be entitled to receive, upon request made of the appropriate Debtor by no later than October 15, 1999, sufficient copies of Ballots to distribute to the beneficial holders


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                                                                        Page 105

(as of the Voting Record Date) of the Claims or Interests for which it is an Intermediary. The Intermediary must collect those Ballots and complete and submit a "summary" Ballot within the voting period. IN ORDER TO BE COUNTED, EXCEPT TO THE EXTENT THE DEBTORS SO DETERMINE OR AS PERMITTED BY THE BANKRUPTCY COURT PURSUANT TO BANKRUPTCY RULE 3018, BALLOTS MUST BE MAILED, SIGNED AND RETURNED SO THAT THEY ARE RECEIVED NO LATER THAN 4:00 P.M. CENTRAL TIME, ON NOVEMBER 4, 1999 AT THE FOLLOWING ADDRESS:

                                   D.F. King & Co., Inc.
                                   77 Water Street, 20th Floor
                                   New York, NY   10005

                  "Summary" Ballots must be returned to the above address so that they are received no later than 4:00 p.m. Central Time on November 4, 1999. As mentioned above, if your Ballot is not signed and returned as described, it will not be counted. If your Ballot is damaged or lost, or if you do not receive a Ballot, you may request a replacement by addressing a written request to Kevin Schwicardi at the foregoing address, or calling 1-212-425-1685. Please follow the directions contained on the enclosed Ballot carefully.

                  The process of soliciting consents to confirmation of the Plans must be fair and open without outside influence in the form of representations, inducements or duress of any kind. To the extent that you believe solicitation of your vote from any party is being sought outside of the judicially-approved and statutorily-defined disclosures requirements and voting procedures, please contact co-counsel for the Debtors.

                  B. Acceptance.

                  Acceptance of a Plan requires that each Impaired Class of Claims or Interests (as classified therein) accepts that Plan, with certain exceptions hereinafter discussed below. Thus, acceptance of a Plan requires acceptance by each of the Impaired Classes.

                  Classes of Claims and Interests that are not Impaired under a Plan are deemed to have accepted the Plan. Acceptances of the Plans are being solicited only from those persons who hold Claims or Interests of Impaired Classes.

                  The Bankruptcy Code defines acceptance of a Plan by a Class of Claims as acceptance by the holders of at least two-thirds (2/3) in dollar amount and a majority in number of Claims of that class, but for that purpose, only those Claims, the holders of which actually vote to accept or reject a Plan, are counted. The Bankruptcy Code defines acceptance of a Plans by a class of Interests as acceptance by the holders of at least two-thirds (2/3) of the allowed interests in such class, but for that purpose, only those Interests, the holders of which actually vote to accept or reject the Plans, are counted.


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                                                                        Page 106

                  C. Confirmation of the Plans.

                  In order to confirm a Plan, section 1129 of the Bankruptcy Code requires that the Bankruptcy Court make a series of determinations concerning the Plan, including, without limitation: (a) that a Plan has classified claims and interests in a permissible manner; (b) that the contents of a Plan complies with the technical requirements of the Bankruptcy Code; (c) that the Debtor has proposed the Plan in good faith; and (d) that the Debtor has made disclosures concerning the Plan which are adequate and include information concerning all payments made or promised in connection with the Plan and the Chapter 11 Case. The Debtors believe that all of these conditions have been or will be met.

                  The Bankruptcy Code requires unless the "cramdown" provisions of the Bankruptcy Code (as discussed below) are utilized, as a condition precedent to confirmation, that the Plans be accepted by the requisite votes of each Class of Claims and Interests voting as separate Classes. Therefore, the Bankruptcy Court must find, in order to confirm a Plan, that the Plan has been duly accepted. In addition, the Bankruptcy Court must find that the Plan is feasible and that the TransTexas Plan is in the "best interests" of all holders of Claims and Interests. Thus, even if holders of Claims or Interests of the Debtors were to accept the TransTexas Plan by the requisite number of votes, the Bankruptcy Court would be required to make independent findings respecting the TransTexas Plan's feasibility and whether the TransTexas Plan is in the best interests of holders of Claims and Interests before it can confirm the TransTexas Plan.

                  1. The Best Interests Test. Whether or not the TransTexas Plan is accepted by each Impaired Class of Claims and each Impaired Class of Interests entitled to vote on the TransTexas Plan, in order to confirm the TransTexas Plan the Bankruptcy Court must, pursuant to section 1129(a)(7) of the Bankruptcy Code, independently determine that the TransTexas Plan is in the best interests of each holder of an Impaired Claim or Interest that has not accepted the TransTexas Plan. This requirement is satisfied if the TransTexas Plan provides each non-accepting holder of a Claim or Interest in such Impaired Class a recovery on account of such holder's Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the Distribution each such holder would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code.

                  To determine the value that holders of Impaired Claims and Interests would receive if TransTexas was liquidated under Chapter 7, the Bankruptcy Court must determine the aggregate dollar amount that would be generated from the liquidation of TransTexas' assets if TransTexas' Chapter 11 Case was converted to a Chapter 7 liquidation case and TransTexas' assets were liquidated by a Chapter 7 trustee (the "Liquidation Value"). The Liquidation Value would consist of the net proceeds from the disposition of TransTexas' assets, augmented by cash held by TransTexas and reduced by certain increased costs and Claims that arise in a Chapter 7 liquidation case that do not arise in a Chapter 11 reorganization case. Liquidation Value was arrived at assuming that cash and accounts receivable were liquidated at full book value of the July 31, 1999

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                                                                        Page 107
balance sheet. The receivable from affiliate was assumed to have no liquidation value. Inventories were assumed to be liquidated at 50% of book value. Oil and gas properties were valued at the Liquidation Value calculated by The Scotia Group, less 1% sales commission to the liquidating broker. Other Plant, Property & Equipment was valued in liquidation at book value, less associated liabilities and less 1% sales commission to the liquidating broker. Chapter 7 liquidation expenses were assumed to be approximately $1 million, or 0.3% of the assets being liquidated.

                  The Liquidation Value available for satisfaction of general creditors of, and Interests in, TransTexas would be reduced by: (a) the Claims of Secured Creditors to the extent of the value of their collateral and (b) the costs, fees and expenses of the liquidation under Chapter 7, which would include: (i) the compensation of a trustee and its counsel and other professionals retained, (ii) disposition expenses, (iii) all unpaid expenses incurred by TransTexas during the Chapter 11 Cases (such as compensation for attorneys, financial advisors, investment bankers, brokers, auctioneers and accountants and the costs and expenses of members of any statutory committee of unsecured creditors appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code and any other such appointed committee) which are allowed in a Chapter 7 case, (iv) litigation costs, and (v) Claims arising from the operation of TransTexas during the pendency of the Chapter 11 Cases and the Chapter 7 liquidation case. The liquidation itself would trigger certain Claims, such as Claims for severance pay and environmental claims, and would accelerate other priority payments which would otherwise be paid in the ordinary course. These Claims would be paid in full out of the liquidation proceeds before the balance would be made available to pay most other Claims or to make any Distribution in respect of Interests. Liquidation would also involve the rejection of additional executory contracts and unexpired leases of TransTexas and substantial additional rejection damage Claims.

                  To determine if the TransTexas Plan is in the best interests of each Impaired Class, the present value of the Distributions from the proceeds of the liquidation of TransTexas' assets and properties, after subtracting the amounts attributable to the foregoing Claims, costs, fees and expenses, are compared with the value of the property offered to such Classes of Claims and Interests under the TransTexas Plan on the Effective Date.

                           (a) TransTexas' Estimate of Liquidation Value. The
liquidation analysis annexed to the Disclosure Statement as Appendix 6 is based on the projected assets and liabilities of TransTexas as of July 31, 1999. Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of TransTexas. Accordingly, there can be no assurances that the values assumed in the analysis would be realized if TransTexas was in fact liquidated.

                           (b) Comparison of Liquidation Values with Recoveries
under the TransTexas Plan. If TransTexas were liquidated in a Chapter 7 proceeding only administrative expenses and approximately 51% of the unpaid balance of the TransTexas Senior Secured Note

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PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                                        Page 108
would be paid. (See Appendix 6). Payments would be made to the Holders of Production Payments as those assets are not property of the Estate of TransTexas pursuant to 11 U.S.C. Section 541(b)(4).

                           Under the TransTexas Plan the holder of the Allowed
TransTexas Senior Secured Note Claim has agreed to reallocate and to direct Reorganized TransTexas to distribute certain of the Distributions it receives as a Class 3 Claimant. Because of these redirected allocations the Holders of Allowed TransTexas Subordinate Note Claims, the Holders of Allowed General Unsecured Claims and certain Holders of the TransTexas Old Common Stock receive distributions that they otherwise would not receive in a liquidation of TransTexas.

                           (c) Conclusion. Due to the numerous uncertainties and
time delays associated with liquidation under Chapter 7, it is not possible to predict with certainty the outcome of liquidation of TransTexas or the timing of any Distribution to Creditors. As the Liquidation Analysis and Comparison of Recoveries under the TransTexas Plan versus Liquidation demonstrate, however, liquidation under Chapter 7 of the Bankruptcy Code would result in much lower Distributions for most holders of Claims and Interests than that provided for in the TransTexas Plan, and no holder of a Claim or Interest would obtain a greater recovery on its Claim or Interest in a Chapter 7 liquidation case than it would obtain under the TransTexas Plan.

                  2. Feasibility. Even if the TransTexas Plan is accepted by each Class of Claims and Interests voting on the Plan, and even if the Bankruptcy Court determines that the TransTexas Plan satisfies the best interests test, the Bankruptcy Code requires that, in order for the TransTexas Plan to be confirmed by the Bankruptcy Court, it must be demonstrated that consummation of the TransTexas Plan is not likely to be followed by the liquidation or the need for further financial reorganization of TransTexas. For purposes of determining whether the TransTexas Plan meets this requirement, TransTexas has analyzed its ability to meet its obligations under the TransTexas Plan. As part of such analyses, TransTexas has prepared forecasts of Reorganized TransTexas' cash flow (assuming the transactions contemplated by the TransTexas Plan is consummated) for the 6 fiscal years through January 31, 2006. These forecasts, and the significant assumptions on which they are based, are set forth above. Based on such forecasts, TransTexas believes that Reorganized TransTexas will be able to make all payments required to be made pursuant to the TransTexas Plan.

                  D. Non-Acceptance and Cramdown.

                  Pursuant to section 1129(b) of the Bankruptcy Code, the Bankruptcy Court may confirm a Plan despite the non-acceptance of the Plan by an impaired class. This procedure is commonly referred to as a "cramdown". Section 1129(b) of the Bankruptcy Code provides that upon request of the proponent of a Plan, the Bankruptcy Court shall confirm a Plan despite the lack of acceptance by an Impaired Class or Classes if the Bankruptcy Court finds that (a) the Plan does not discriminate unfairly with respect to each non-accepting Impaired Class, (b) the Plan is "fair and equitable" with respect to each non-accepting Impaired Class, (c) at least one Impaired Class has accepted the Plan (without counting acceptances by insiders) and (d) the Plan satisfies the




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                                                                        Page 109

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requirements set forth in Bankruptcy Code section 1129(a) other than section
1129(a)(8). In general, section 1129(b) of the Bankruptcy Code permits confirmation notwithstanding non-acceptance by an impaired class if that class and all more junior class are treated in accordance with the "absolute priority" rule, which requires that the dissenting class be paid in full before a junior class may receive anything under a Plan.

                  1. The Plans are Fair and Equitable. The Bankruptcy Code establishes different "fair and equitable" tests for holders of secured claims, unsecured claims and equity interests. As to the dissenting class, the test sets different standards, depending on the type of claims or interests in such class.

                                    (a) Secured Claims: With respect to a Class
of Secured Claims that does not accept a Plan, the appropriate Debtor must demonstrate to the Bankruptcy Court that either (i) the holders of such Claims are retaining the liens securing such Claims and that each holder of a Claim of such Class will receive on account of such Claim deferred cash payments totaling at least the Allowed amount of such Claim, of a value, as of the Effective Date, of at least the value of such holder's interest in such property, or (ii) the holders of such Claims will realize the indubitable equivalent of such Claims under the Plans.

                                    (b) Unsecured Claims: With respect to a
Class of unsecured Claims that does not accept a Plan, the appropriate Debtor must demonstrate to the Bankruptcy Court that either (i) each holder of an unsecured Claim of the dissenting class receives or retains under the Plans property of a value equal to the Allowed amount of its unsecured Claim or (ii) the holders of Claims or Interests that are junior to the Claims of the holders of such unsecured Claims will not receive or retain any property under the Plan.

                                    (c) Interests: With respect to a class of
Interests that does not accept the Plans, the appropriate Debtor must demonstrate to the Bankruptcy Court that (i) each holder of an Interest of the dissenting Class receives or retains on account of such Interest property of a value equal to the greatest of the Allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled or the value of such Interest or (ii) the holders of any Interest that is junior to the Interests of the holders of such Class of Interest will not receive or retain any property under the Plan. The Debtors believe their respective Plans are fair and equitable with respect to each Class.

                  2. No Unfair Discrimination. A Chapter 11 plan "does not discriminate unfairly" with respect to a nonaccepting class if the value of the cash and/or securities to be distributed to the nonaccepting class is equal or otherwise fair when compared to the value of distributions to other classes whose legal rights are the same as those of the nonaccepting class. Since all similarly situated holders of Claims or Interests are classified together, each of the Plans does not unfairly discriminate against any Class.



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                                                                        Page 110

                  E. Confirmation Hearing.

                  Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing (the "Confirmation Hearing"). Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a Plan. Notice of the Confirmation Hearing will be provided to all holders of Claims and Interests and other parties in interest (the "Confirmation Notice"). The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof. Objections to confirmation of a Plan must be made in writing, specifying in detail the name and address of the person or Entity objecting, the grounds for the objection, and the nature and amount of the Claim or Interest held by the objector. Objections must be Filed with the Bankruptcy Court, together with proof of service, and served upon the parties so designated in the Confirmation Notice, on or before the time and date designated in the Confirmation Notice as being the last date for serving and filing objections to confirmation of a Plan. Objections to confirmation of a Plan are governed by Bankruptcy Rule 9014 and the local rules of the Bankruptcy Court.

VIII.    ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF PLANS

                  If the Plans are not confirmed by the Bankruptcy Court and consummated, the alternatives to the Plans include (a) liquidation of the Debtors under Chapter 7 of the Bankruptcy Code and (b) alternative plans under Chapter 11 of the Bankruptcy Code.

                  A. Liquidation Under Chapter 7.

                  If a Plan cannot be confirmed, the Debtors' Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Debtors for distribution to holders of Claims and Interests in accordance with the priorities established by the Bankruptcy Code. For the reasons discussed above, the Debtors believe that confirmation of the Plans will provide each holder of a Claim entitled to receive a distribution under its Plans with a recovery that is not less (and is expected to be substantially more) than it would receive pursuant to liquidation of the Debtors under Chapter 7 of the Bankruptcy Code.

                  B. Alternative Plans.

                  If a Plan is not confirmed, the appropriate Debtor (or if the Debtor's exclusive period in which to File a Plan or Plan of reorganization has expired, any other party in interest) may be entitled to File a different Plan. Such a Plan might involve either a reorganization and continuation of the Debtor's businesses or an orderly liquidation of its assets under Chapter 11 of the Bankruptcy Code. The Debtors believe that their respective Plans enable holders of Claims or Interests to realize the most value under the circumstances. In a liquidation under Chapter 11, a Debtor's assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under



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


Chapter 7, probably resulting in somewhat greater (but indeterminate) recoveries than would be obtained in a Chapter 7 liquidation. Further, if a trustee were not appointed (such appointment is not required in a Chapter 11 case), the expenses for professional fees would most likely be lower than those incurred in a Chapter 7 case. Although preferable to a Chapter 7 liquidation, TransTexas believes that liquidation of TransTexas under Chapter 11 would result in substantially lower recoveries than provided for by the Plans. Further, the Proponents believe that any alternative Plans would likely be less favorable to holders of Claims or Interests because, inter alia, distributions would be delayed.

IX.      MANAGEMENT OF REORGANIZED TRANSTEXAS

                  A. New Board of Directors.

                     Composition

                  The Board of Directors of TransTexas currently consists of John R. Stanley, Thomas B. McDade, Robert L. May and James V. Langston. On the Effective Date, each of the existing members of the Board of Directors, other than Mr. Stanley, will be deemed to have resigned and a new Board of Directors will be created. The new Board of Directors will consist of five members whose appointment will be subject to the approval of the Bankruptcy Court. After the Effective Date, the selection of directors of Reorganized TransTexas will be governed by the Amended Bylaws or the Amended Certificate of Incorporation, as the case may be.

                  Director Compensation

                  The amount and nature of compensation to be paid to the non-employee directors of Reorganized TransTexas will be determined by the new Board of Directors. It is expected that such compensation will be consistent with compensation paid to non-employee directors of companies of a similar size and nature. It is expected that Reorganized TransTexas will maintain officer and director liability insurance coverage comparable to that currently maintained by TransTexas.

                  B. Senior Management of Reorganized TransTexas

                  The following individuals are expected to serve as executive officers of Reorganized TransTexas. There can be no assurance that the new Board of Directors will not make one or more changes in senior management after the Effective Date. Any changes that are made prior to the Confirmation Hearing will be disclosed at such hearing.



FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
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                                                                        Page 112

               Name                            Office

         John R. Stanley                 Chief Executive Officer
         Arnold H. Brackenridge          President and Chief Operating Officer
         Edwin B. Donahue                Vice President, Chief Financial Officer
                                         and Secretary
         Simon Ward                      Vice President and Treasurer
         George Wright                   Vice President of Accounting

         Set forth below is a description of the business experience of each of the executive officers.

         John R. Stanley, age 60, has been a director and Chief Executive Officer of TransTexas since May 1993. He is also a director and the Chief Executive Officer of TEC and TARC. Mr. Stanley is also the founder, Chairman of the Board, Chief Executive Officer and sole stockholder of TNGC Holdings Corporation ("TNGC Holdings"), which is the sole stockholder of TransAmerican. He is also a director of TCR Holding and Orion. He has operated TransAmerican since 1958.

         Arnold H. Brackenridge, age 66, has been President and Chief Operating Officer of TransTexas since May 1993. Mr. Brackenridge is also the Executive Vice President of TransAmerican. From 1984 until June 1992, Mr. Brackenridge was the President and Chief Executive Officer of Wintershall Energy, a business group of BASF Corporation. Mr. Brackenridge has worked in the domestic and international oil and gas industry for over 40 years.

         Edwin B. Donahue, age 48, has been Vice President, Chief Financial Officer and Secretary of TransTexas since May 1993. He also serves as Vice President, Chief Financial Officer and Secretary of TEC and as Vice President and Secretary of TransAmerican and TARC. Mr. Donahue also serves as a director of TARC, TCR Holding and Orion. Mr. Donahue has been employed in various positions with TransAmerican for over 20 years.

         Simon Ward, age 43, has been Vice President and Treasurer of TransTexas since June 1999. He served as Manager of Investor Relations of TransTexas from 1994 until June 1999. From 1976 until 1994, he held various positions with ICO, Inc., Baker Hughes Vetco Services, Inc. and Vetco Services, Inc.

         George Wright, age 57, has been Vice President of Accounting of TransTexas since March 1999. He has been employed by TransTexas and its affiliates since June 1982.


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                                                                        Page 113

         C. Management Agreement

         On the Effective Date, Reorganized TransTexas and John R. Stanley will enter into a three-year management agreement. Any securities that Mr. Stanley receives pursuant to 5.03(b) of the TransTexas Plan is not on account of his Claims, if any, against the Estate of TransTexas. The management agreement may be renewed for two additional one-year terms if certain performance tests are met. Pursuant to the management agreement, Mr. Stanley will receive an annual salary of $300,000. He will also receive warrants to purchase 300,000 shares of New Common Stock annually at an exercise price of $120 per share. If the management agreement is terminated for cause, Mr. Stanley will be entitled to received a severance payment of $1.5 million. If the management agreement is terminated other than for cause, the severance payment will be $3 million. "Cause" includes, among other things, the failure of Reorganized TransTexas to meet its principal or interest payment obligations on the New Senior Secured Notes or its dividend or redemption payment obligations on the New Senior Preferred Stock and a bankruptcy filing by Reorganized TransTexas. The terms of the Management Agreement have not been approved or disapproved by TransTexas or its board of directors.

         D. Employee Benefits

                  Savings Plan

                  TransAmerican maintains a long-term savings plan (the "Savings Plan") in which eligible employees of Reorganized TransTexas and certain of its affiliates may elect to participate. Each employee becomes eligible to participate in the Savings Plan on January 1 or July 1 following the completion of one year of service with TransTexas or its participating affiliates and attainment of age 21. The Savings Plan is intended to constitute a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and contains a salary reduction arrangement described in
Section 401(k) of the Code.

                  Each participant may elect to reduce his compensation by a percentage equal to 2% to 15% and TransTexas will contribute that amount to the Savings Plan on a pre-tax basis on behalf of the participant. The Code limits the annual amount that a participant may elect to have contributed on his behalf on a pre-tax basis to the Savings Plan. For 1999, this limit is $10,000. TransTexas presently makes a matching contribution in an amount equal to 10%, 20% or 50% of the amount elected to be contributed by each participant on a pre-tax basis, up to a maximum of 3% of each participant's compensation, depending on whether the employee has been a participant in the Savings Plan for one year, two years, or three years. Each participant also may elect to contribute up to 10% of his compensation to the Savings Plan on an after-tax basis. The Code imposes nondiscrimination tests on contributions made to the Savings Plan pursuant to participant elections and on TransTexas' matching contributions, and limits amounts which may be allocated to a



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participant's Savings Plan account each year. In order to satisfy the nondiscrimination tests, contributions made on behalf of certain highly compensated employees (as defined in the Code) may be limited. Contributions made to the Savings Plan pursuant to participant elections and matching contributions are at all times 100% vested. Contributions to the Savings Plan are invested, according to specified investment options selected by the participants, in investment funds maintained by the trustee of the Savings Plan. Generally, a participant's vested benefits will be distributed from the Savings Plan as soon as administratively practicable following a participant's retirement, death, disability, or other termination of employment. In addition, a participant may elect to withdraw his after-tax contributions from the Savings Plan prior to his termination of employment, and subject to strict limitations and exceptions, the Savings Plan provides for withdrawals of a participant's pre-tax contributions prior to a participant's termination of employment, in the event of the participant's severe financial hardship or attainment of age
59 1/2. The Savings Plan may be amended or terminated by the Board of Directors of TransAmerican. As of January 31, 1999, approximately 200 employees of TransTexas were eligible to participate in the Savings Plan, including the executive officers.

                  Executive Reimbursement Plan

                  TransAmerican also maintains an executive reimbursement plan in which certain officers of TransTexas are entitled to participate. Pursuant to this plan, participants are entitled to reimbursement for medical expenses not otherwise covered by TransTexas' medical insurance. As of January 31, 1999, no amounts had been reimbursed under this plan.

X.       CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion summarizes certain federal income tax consequences of the Plans to TransTexas and holders of Claims and Interests that are individual citizens or residents of the United States or corporations that are created or organized in or under the laws of the United States or any political subdivision thereof. The analysis contained herein is based upon the Internal Revenue Code of 1986, as amended (the "Tax Code"), the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations enacted or promulgated hereafter could alter or modify the analysis and conclusions set forth below. Any such changes or interpretations may be retroactive and could affect significantly the federal income tax consequences discussed below. This summary does not address the federal income tax consequences to any holders of Claims or Interests that will either be satisfied in full under the Plans or will receive no recovery under the Plans. Finally, this summary does not address foreign, state or local tax law, or any estate or gift tax consequences of the Plans, nor does it purport to address the federal income tax consequences of the Plans to special classes of taxpayers (such as taxpayers who are not United States domestic corporations or citizens or residents of the United States, S corporations, banks, mutual funds, insurance companies, financial institutions, regulated investment companies, broker-dealers, small business investment companies,


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persons that hold Claims or Interests as part of a straddle or conversion transaction and tax-exempt organizations).

                  Due to the complexity of the transactions described herein and in the Plans, the lack of applicable legal precedent and the possibility of changes in law, differences in the nature of the Claims, differences in the Claimants' methods of accounting (including Claimants within the same class) and the potential for disputes as to legal and factual matters, the tax consequences described herein are subject to significant uncertainties. No rulings or determinations by the IRS have been obtained or sought by the Debtors with respect to the Plans and no opinion of counsel has been obtained with respect to the tax aspects of the Plans.

                  THE TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. MOREOVER, THE TAX CONSEQUENCES OF CERTAIN ASPECTS OF THE PLANS ARE UNCERTAIN DUE TO THE LACK OF APPLICABLE LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN THE APPLICABLE TAX LAW. THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT CHALLENGE ANY OF THE TAX CONSEQUENCES DESCRIBED HEREIN, OR THAT SUCH A CHALLENGE, IF ASSERTED, WOULD NOT BE SUSTAINED. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FOREIGN, FEDERAL, STATE OR LOCAL TAX CONSEQUENCES OF THE PLANS.

         A. Federal Income Tax Consequences to the Debtors.

                  1. Utilization by the Debtors of Existing Tax Attributes. As of the Effective Date and before reductions for income or gain, including discharge of indebtedness income ("COI income"), realized as a result of the Plans, it is estimated that TransTexas and TARC each will have net operating loss carryovers ("NOLs") of approximately $466 million and $402 million, respectively. The Debtors do not believe that any of these tax attributes are subject to current limitation under section 382 of the Tax Code or subject to the separate return limitation year ("SRLY") restrictions of the Treasury Regulations. After properly offsetting any income or gains of the Debtors, including income or gain resulting from the Plans, the remaining tax attributes of TARC and TEC, including TARC's NOLs, will be eliminated immediately after the Effective Date as a result of the Plans. TransTexas' NOLs expire during the taxable years ranging from 2011 to 2020. As discussed below, TransTexas' tax attributes that will be available to Reorganized TransTexas after the Effective Date will be reduced by any gain or income recognized as a result of the transactions contemplated by the Plans, and by certain COI income that is excluded from income pursuant to section 108 of the Tax Code. Further, TransTexas' NOLs and other tax attributes are subject to review and to possible disallowance by the IRS on audit of any year to which they are carried forward.



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                  The Debtors will realize COI income in respect of each Claim generally in an amount equal to the difference, if any, between (i) the portion of the Claim (including accrued and previously deducted but unpaid interest) from which the Debtors are (or are deemed to be) discharged and (ii) the sum of any cash, the issue price of the New Senior Secured Notes, the fair market value of the new stock and warrants of TransTexas and the fair market value of any other property distributed under the Plan in discharge of such Claims. The exact amount of COI income realized but not recognized upon consummation of the Plans has not been finally determined, and will depend in part upon the cash, fair market value of the stock and other property and the issue price of the New Senior Secured Notes distributed under the Plans. In addition, because the TransTexas Plan will result in an "ownership change" (as defined in section 382 of the Tax Code) of TransTexas, the availability of TransTexas' NOLs remaining after reduction for COI income and other income to offset income of Reorganized TransTexas after the Effective Date will likely be severely limited, unless the exception provided in section 382(l)(5) of the Tax Code (the "Bankruptcy Exception") applies. In general, an ownership change occurs if the stock ownership of a company changes by more than 50 percentage points during a three-year testing period.

                           (a) Discharge of Indebtedness Income and Other Income
and Gain Recognized by the Debtors. Under the Tax Code, a taxpayer is generally required to include COI income in gross income. COI income is not includable in gross income, however, if it occurs in a case under the Bankruptcy Code, provided the taxpayer is under the jurisdiction of a court in such case and the cancellation of indebtedness is granted by the court or is pursuant to a plan approved by the court. The Debtors' COI income resulting from the Plans should satisfy these requirements. COI income otherwise includable in gross income is generally applied to reduce certain tax attributes in the following order: NOLs, general business credit carryovers, minimum tax credit carryovers, capital loss carryovers, the taxpayer's basis in property and foreign tax credit carryovers. Discharge under the Plans of certain of the Claims will result in the realization of COI income, which will reduce the tax attributes of the Debtors by the difference between the fair market value of the consideration received and the amount of the discharged indebtedness.

                  The proper application of these attribute reduction rules to debtors that constitute members of a single "affiliated group" for federal income tax purposes is unclear. Under a "separate entity" approach, COI income would reduce only the portion of the consolidated NOL attributable to the member that realizes COI income in the Plans. Accordingly, the consolidated NOL that remains after application of the attribute reduction rules may be substantial, even if the total COI income realized upon consummation of the Plans equals or exceeds the pre-reduction consolidated NOL. Although the IRS may take a contrary position, the Debtors intend to apply section 108(b) of the Tax Code on a "separate entity" basis.

                  This summary does not address the treatment of intercompany indebtedness owed by one Debtor to another Debtor, which will be treated under the Plan either as settled and paid or as discharged. Under special rules applicable to corporations filing consolidated United States federal income tax returns, such as the consolidated group of which the Debtors are members, the discharge

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of intercompany indebtedness in bankruptcy will result in COI income for the borrower member. However, because the creditor member will not be repaid in full for such discharged indebtedness, the creditor member should recognize a bad debt deduction, which should exactly offset the COI income. The foregoing discussion also does not reflect the effect of the proposed bankruptcy liquidation of TARC and TEC. Special consolidated return rules are expected to prevent TEC from taking a full worthless stock deduction to reflect its unreturned investment, as a stockholder, in TARC. On the Effective Date, TEC and TransAmerican will recognize income or gain from the excess loss account balance in their TransTexas Common Stock in the approximate amount of $372 million. Based upon the Debtors' present belief concerning the value of TARC's equity interest in TCR Holding and the value of the Reorganization Securities and the Debtors' calculation of their available tax attributes, it is anticipated that this income or gain will be offset in total by NOLs and other tax attributes of the Debtors.

                  (b) Effect of Section 382 of the Tax Code. Section 382 of the Tax Code contains very complex rules that may limit the ability of a corporation that undergoes an "ownership change" to use pre-change NOLs to shelter its post-change income. Section 382 of the Tax Code imposes certain limitations upon the carryforward of NOLs and other tax attributes after an "ownership change." Given the anticipated amount of COI income and other income realized as a result of implementing the Plans, the significance of these limitations will depend largely upon whether any substantial portion of TransTexas' NOLs will remain after utilizing such NOLs against the non-COI income realized by the Debtors and reducing these tax attributes under section 108(b) of the Tax Code, as described above.

                  The TransTexas Plan will cause an "ownership change" of TransTexas within the meaning of Section 382 of the Tax Code on the Effective Date. In general, unless the Bankruptcy Exception applies, the general restrictions on the use of NOL carryovers of a corporation that has an ownership change are as follows: A corporation that experiences an ownership change may utilize its prechange NOLs (and possibly certain built-in losses) only up to an annual amount equal to the "Section 382 limitation," which is calculated as the product of (i) the federal long-term tax-exempt rate at the time of such ownership change (5.45% for changes occurring in October 1999) and (ii) the fair market value of the equity of the corporation immediately before the ownership change. In a bankruptcy proceeding, however, the fair market value of the equity of the corporation will also include the increase in value resulting from any surrender or cancellation of claims. Finally, if Section 382 of the Tax Code applies with respect to an ownership change, and the continuity of business enterprise requirement of Section 382 of the Tax Code is not satisfied during the two-year period following the date of such ownership change, then the
Section 382 limitation is limited to recognized built-in gains. TransTexas expects, however, to satisfy this continuity of business enterprise requirement. If the corporation's taxable income which would otherwise be offset by NOLs in a given year exceeds the Section 382 limitation, the excess is generally subject to federal income tax (except to the extent attributable to certain "built-in gains" of the corporation). NOLs not utilized in a given year by virtue of this limitation remain available for use in future years until their normal expiration dates. To the extent that a corporation's Section 382 limitation in a given


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year exceeds its taxable income for such year, the excess amount will increase the Section 382 limitation for the following taxable year.

                  In addition to restricting the use of NOLs after an "ownership change," section 382 of the Tax Code also restricts the use of certain recognized losses from the sale or other disposition of each asset, and deduction of depreciation, depletion and amortization of each asset, that has a built-in losses (tax basis in excess of fair market value as of the Effective
Date) if as of the ownership change, the loss corporation owns the asset and has a "net unrealized built-in loss". In general, a corporation has a "net unrealized built-in loss" if the fair market value of its assets immediately before an ownership change is less than the aggregate adjusted basis of such assets at that time by more than a specified de minimis amount. If a corporation that undergoes an ownership change has a net unrealized built-in loss, then to the extent of such net unrealized built-in loss and subject to certain other limitations, any built-in loss recognized (including certain depreciation, depletion and amortization) during the five-year period beginning with the date of the ownership change is treated as a pre-change loss and is subject to the general Section 382 limitation described above.

                           (c) The Bankruptcy Exception. Pursuant to the
Bankruptcy Exception under section 382(l)(5) of the Tax Code, the general
Section 382 limitation will not apply if the stockholders and certain "qualified creditors" of such corporation determined immediately before the ownership change own at least 50 percent of the stock of the corporation, by vote and value, immediately after such change, by virtue of their status as stockholders or "qualified creditors" immediately before such change. For this purpose, stock transferred to a creditor is taken into account only to the extent that such stock is transferred in satisfaction of debt and only if such debt either (i) was held by the creditor at least 18 months before the filing of the Chapter 11 case, or (ii) arose in the ordinary course of the trade or business of the old loss corporation and is held by the person who at all times held the beneficial interest in such debt. Even if the Bankruptcy Exception applies, however, TransTexas must reduce its NOLs and certain other tax attributes by the amount of interest claimed as a deduction on any indebtedness converted into stock during the three-year period preceding the taxable year of the ownership change, in addition to the portion of the current year that precedes the Effective Date. In addition, a second ownership change during the two-year period following consummation of the Plans will effectively eliminate the NOLs and other tax attributes of TransTexas carried forward from pre-Effective Date taxable years with respect to any taxable year ending after the date of the second ownership change. The Bankruptcy Exception automatically applies to Plans of reorganization that satisfy its requirements. A debtor has the option, however, to "elect out" of the Bankruptcy Exception. In such a case, the normal Section 382 limitation will apply, and the NOLs will be subject to the annual limitation as described above.

                  At this time, it is unclear if "qualified creditors" of TransTexas will receive the requisite 50 percent or more of the new stock of TransTexas. Further, TransTexas will not impose any transfer restrictions upon the sale of its new stock issued in connection with the TransTexas Plan. Accordingly, there is a significant risk that a second ownership change would occur during

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the two year period following consummation of the TransTexas Plan. As described above, assuming that the TransTexas Plan qualifies under the Bankruptcy Exception, the second ownership change would eliminate TransTexas' NOLs and certain other tax attributes. TransTexas, therefore, presently intends to "elect out" of the Bankruptcy Exception even if the TransTexas Plan otherwise satisfies its conditions.

                  2. Alternative Minimum Tax. The Tax Code provides that, for any taxable year, a corporation's federal income tax liability equals the greater of (i) the regular tax computed at the maximum regular 35% corporate tax rate on taxable income and (ii) the alternative minimum tax ("AMT") computed at a lower tax rate (20%) but on a broader income base (alternative minimum taxable income ("AMTI")). For purposes of computing a corporation's regular federal income tax liability, all of the income recognized in a taxable year may be offset by available NOLs and other tax carryovers (to the extent permitted under, inter alia, sections 382 and 383 of the Tax Code). In contrast, for purposes of computing AMTI, NOLs (as determined for AMT purposes) and other tax carryovers generally are taken into account, but may not offset more than 90% of the pre-NOL AMTI. Thus, a corporation that is currently profitable for AMT purposes generally will be required to pay federal income tax at an effective rate of at least 2% of its pre-NOL AMTI (10% of the 20% AMT tax rate), regardless of the amount of its NOLs. As a result, even if TransTexas is otherwise able to fully shelter its income with NOLs, it will be subject to current taxation in any year in which it has positive net pre-NOL AMTI (including as a result of gain and income recognition, other than COI income, in connection with the transactions contemplated by the TransTexas Plan). To the extent that a corporation's AMT liability for any taxable year exceeds its regular federal income tax liability, the excess may be carried forward as a credit against regular tax liability in subsequent years.

         B. Federal Income Tax Consequences to Creditors.

                  1. Generally. The federal income tax consequences of the Plans to a Creditor will depend upon several factors, including but not limited to:
(i) whether the Creditor's Claim (or portion thereof) constitutes a Claim for principal or interest; (ii) the type of consideration received by the Creditor in exchange for the Claim; (iii) whether the Creditor is a resident of the United States for tax purposes (or falls into any of the special classes of taxpayers excluded from this discussion as noted above); (iv) whether the Creditor has taken a bad debt deduction or worthless security deduction with respect to his Claim; and (v) whether the Creditor receives distributions under the TransTexas Plan in more than one taxable year. CREDITORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX TREATMENT UNDER THE PLANS OF THEIR PARTICULAR CLAIMS.

                  2. Creditors Who Receive Solely Cash or Solely an Interest of the Litigation Trust. Creditors receiving solely cash in exchange for their Claims will generally recognize taxable gain or loss in an amount equal to the difference between the amount realized and each such Creditor's adjusted tax basis in the Claim. The amount realized will equal the amount of cash to the



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extent that such consideration is not allocable to any portion of the Claim representing accrued and unpaid interest. See "Federal Income Tax Consequences to Creditors-Receipt of Interest" below. A holder of an Allowed General Unsecured Claim of TARC that receives an interest in the Litigation Trust may be subject to special tax rules concerning the timing of income or loss with respect to the receipt of such interest.

                  The character of any recognized gain or loss (i.e., ordinary income, or short-term or long-term capital gain or loss) will depend upon the status of the Creditor, the nature of the Claim in the Creditor's hands, the purpose and circumstances of its acquisition, the Creditor's holding period of the Claim, and the extent to which the Creditor previously claimed a deduction for the worthlessness of all or a portion of the Claim. A loss generally is treated as sustained in the taxable year for which there has been a closed and completed transaction, and no portion of a loss with respect to which there is a reasonable prospect of reimbursement may be deducted until it can be ascertained with reasonable certainty whether or not such reimbursement will be recovered.

                  Creditors should consult with their own tax advisors as to the matters discussed in this section concerning character and timing of recognition of gain or loss. Because a loss will be allowed as a deduction only for the taxable year in which the loss was sustained, a Creditor that claims a loss in the wrong taxable year risks denial of such loss altogether. In the case of certain categories of Claims, consideration should be given to the possible availability of a bad debt deduction under section 166 of the Tax Code for a period prior to the Effective Date. In addition, a portion of any distributions received after the Effective Date may be taxed as ordinary income under the imputed interest rules.

                  3.       Creditors Who Receive Reorganization Securities.

                           (a) Generally.  The federal income tax consequences
of the Plans to Creditors who receive Reorganization Securities will depend in large part on whether the exchange of their Claims for such consideration will be treated as a "recapitalization" within the meaning of section 368(a)(1)(E) of the Tax Code. This discussion assumes that each such Creditor holds its Claim, and will hold any Reorganization Security received under the TransTexas Plan, as "capital assets" within the meaning of section 1221 of the Tax Code. Claims arising out of extension of trade credit or performance of personal services generally are not held as capital assets by their original holders.

                  If an exchange of a Claim for cash and Reorganization Securities is properly treated as a recapitalization within the meaning of section 368(a)(1)(E) of the Tax Code, then subject to the discussion below with respect to accrued but unpaid interest, a Creditor generally would not recognize loss on the exchange, but would recognize gain to the extent of the lesser of
(a) the amount of gain realized in the exchange and (b) the sum of the fair market value of the cash, the New Preferred Stock (to the extent that shares of the New Preferred Stock constitute "disqualified" preferred stock under section 351(g) of the Tax Code) and the issue price of the Senior Secured


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Notes (assuming such notes do not constitute a "security" for tax purposes)
(collectively, "boot"). The Creditor's tax basis in the boot received would equal the fair market value of such property as of the Effective Date and the holding period of the property would begin on the day immediately following the Effective Date. The Creditor's tax basis in the property, other than boot, on which the Creditor did not recognize gain or loss because of the "recapitalization" provisions of the Tax Code, will equal the Creditor's basis in the Claim exchanged in the TransTexas Plan, less the amount of cash and the fair market value of other boot received, plus any gain recognized by the Creditor on such exchange. This aggregate basis would be allocated among the non-boot properties on a relative fair market basis. The amount of gain realized, if any, would be equal to the excess of the sum of the fair market value of the cash and the Reorganization Securities received over such Creditor's adjusted tax basis in its Claim. Any such gain would constitute capital gain that would qualify as long-term capital gain if as of the Effective Date the Claim constituted a capital asset and such Creditor held the Claim for more than one year.

                  Alternatively, if the exchange does not constitute a "recapitalization," then subject to the discussion below as to accrued but unpaid interest, a Creditor would recognize gain or loss on the exchange in an amount equal to the difference between the sum of the fair market value of the cash and the Reorganization Securities as determined as of the Effective Date and such Creditor's adjusted tax basis in its Claim. Such gain or loss should constitute capital gain or loss that qualifies as long-term capital gain or loss if as of the Effective Date the Claim constituted a capital asset and such Creditor held its Claim for more than one year. The Creditor's tax basis in the property received would be equal to the fair market value of such property as of the Effective Date and the holding period of the property would begin on the day immediately following the Effective Date. The maximum regular individual United States federal income tax rate on capital gains is 20% for capital assets held for more than one year. Capital gains on the sale of capital assets held for one year or less are subject to United States federal income tax at ordinary income rates.

                           (b) Tax Treatment to TEC Senior Secured Noteholders.
Because the holders of TEC Senior Secured Notes will receive stock and notes of TransTexas rather than of TEC, the Debtors intend to take the position that receipt by the TEC Creditors of Reorganization Securities should not constitute a "recapitalization" within the meaning of section 368(a)(1)(E) of the Tax Code. Under the Plans, the holders of the TEC Senior Secured Notes will be entitled to receive all of the Reorganization Securities, including (i) 80 million shares of New Junior Preferred Stock that will be reallocated and distributed to holders of the TransTexas Subordinated Notes, (ii) cash and shares of New Senior Preferred Stock that will be reallocated and distributed to holders of the Allowed General Unsecured Claims and (iii) New Common Stock and New Warrants that will be and reallocated and distributed to holders of the TransTexas Old Common Stock, who are not affiliated with the Debtors, and to John R. Stanley (or his designee). Although not clear, it appears that a risk exists that the holders of TEC Senior Secured Notes will be deemed to have received such cash, stock and warrants and, in turn, treated as constructively transferring such property to the ultimate recipients. Viewed in this manner, the holders of TEC Senior Secured Notes would be taxed on the deemed receipt as if they actually received such property and cash in accordance with the tax


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rules set forth above. Under this analysis. it is unclear whether the holders of
TEC Senior Secured Notes would be entitled to a deduction for the constructive transfer of such property to the ultimate recipients and it is possible that all or a portion of any such deduction might be available only to Reorganized TransTexas. EACH HOLDER OF TEC SENIOR SECURED NOTES IS URGED TO CONSULT WITH
SUCH HOLDER'S OWN TAX ADVISORS CONCERNING THE TAX TREATMENT TO THEM RESULTING FROM THE PLANS.

                  (c) Tax Treatment to TransTexas Subordinated Noteholders. A holder of TransTexas Subordinated Notes will receive a New Junior Preferred Stock pursuant to a tax-free recapitalization if such stock was exchanged for a Claim that constitutes a "security" is not defined in the Tax Code or the regulations issued thereunder, and has not been clearly defined by court decisions. In general, a debt instrument constitutes a "security" if it represents a participating, continuing interest in the issuer, rather than merely the right to a cash payment. The length of the term of the debt instrument is usually regarded as a significant factor in determining whether it is a security. The IRS has ruled that a debt instrument with a maturity of ten years or more is treated as a security, while under the case law, debt instruments with maturities ranging between five and ten years are often held to be securities. Instruments with a five-year term or less, however, often do not qualify as tax securities. Claims arising out of the extension of trade credit or litigation generally will not constitute tax securities. When issued, the TransTexas Subordinated Notes had a term of approximately 4.5 years. It is unclear whether the TransTexas Subordinated Notes constitute securities for federal income tax purposes.

                  Even if the TransTexas Subordinated Notes qualify as securities for tax purposes, the holders of the TransTexas Subordinated Notes will receive no distribution under the TransTexas Plan in respect of their TransTexas Subordinated Note Claims. Rather, holders the Allowed TransTexas Senior Secured Note Claims, who are entitled to receive all of the New Junior Preferred Stock under the Plans, have agreed to reallocate and direct Reorganized TransTexas to distribute to each holder of TransTexas Subordinated Notes its Ratable Proportion of the shares of New Junior Preferred Stock. Accordingly, although not clear, based on the foregoing facts, a risk exists that the holders of the TransTexas Subordinated Notes will not be treated as receiving the New Junior Preferred Stock in exchange for their TransTexas Subordinated Notes and, thus, will not receive such stock in a recapitalization transaction under section 368(a)(1)(E) of the Tax Code. Under this analysis, it appears that holders of the TransTexas Subordinated Notes might recognize income or gain equal to the fair market value of the New Junior Preferred Stock received and, presumably would be entitled to a worthless debt deduction for any basis they have in their TransTexas Subordinated Note Claims. Alternatively, it is possible that the IRS might argue successfully that the cancellation of the TransTexas Subordinated Note Claims for no consideration and the receipt of the New Junior Preferred Stock might be collapsed and treated as one interdependent transaction whereby holders of the TransTexas Subordinated Notes might (i) recognize gain or loss (other than that portion, if any, attributable to accrued but unpaid interest) in an amount equal to the difference between the sum of the fair market value of the New Junior Preferred Stock received and such


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holder's tax basis in their TransTexas Subordinated Note Claims, if the
TransTexas Subordinated Notes are not tax securities or (ii) recognize no gain or loss on such deemed exchange (other than that portion, if any, attributable to accrued but unpaid interest) if the TransTexas Subordinated Notes are tax securities. EACH HOLDER OF TRANSTEXAS SUBORDINATED NOTE CLAIMS IS URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE TAX TREATMENT TO THEM RESULTING FROM THE TRANSTEXAS PLAN.



                               (d) Tax Treatment to Holders of TransTexas
General Unsecured Claims. For purposes of this discussion, it is assumed that each TransTexas Allowed General Unsecured Claim does not constitute a "security" for tax purposes. Under the TransTexas Plan, the holders of Allowed General Unsecured Claims of TransTexas will receive no distribution on account of their Claims. Instead, the holders of the Allowed TransTexas Senior Secured Note Claims, who are entitled to receive all of the New Senior Preferred Stock and the Maximum GUC Cash Amount under the Plans, have agreed to reallocate and direct Reorganized TransTexas to distribute to each holder of an Allowed General Unsecured Claim a specified amount of cash and shares of New Senior Preferred Stock. Accordingly, although not clear, based on the foregoing facts, a risk exists that the holders of the Allowed General Unsecured Claims will not be viewed as receiving such cash or the value of New Senior Preferred Stock in exchange for their Claims. Under this analysis, it appears that holders of the General Unsecured Claims might recognize income or gain equal to the amount of cash received and the fair market value of the New Senior Preferred Stock received and, presumably would be entitled to a worthless deduction for any basis they have in their Claims. Alternatively, it is possible that the cancellation of the General Unsecured Claims for no consideration and the receipt of cash and the value of New Senior Preferred Stock might be collapsed and treated as one interdependent transaction whereby holders of the TransTexas Allowed General Unsecured Claims might recognize gain or loss (other than that portion, if any, attributable to accrued but unpaid interest) in an amount equal to the difference between (i) the cash and the fair market value of the New Senior Preferred Stock received and (ii) such holder's tax basis in their TransTexas Allowed General Unsecured Claims. EACH HOLDER OF TRANSTEXAS ALLOWED GENERAL UNSECURED CLAIMS IS URGED TO CONSULT WITH SUCH HOLDER'S OWN TAX ADVISORS CONCERNING THE TAX TREATMENT TO THEM RESULTING FROM THE TRANSTEXAS PLAN.

                               (e) Market Discount. Generally, a debt instrument
will have a "market discount" for federal income tax purposes if the debt instrument is acquired after its original issuance for less than the issue price of such instrument plus the aggregate amount, if any, of original issue discount includable in the income of all holders of such instrument prior to such acquisition. A Claimant with market discount must treat as ordinary income any gain recognized on the satisfaction of such Claim pursuant to the Plan, to the extent that such gain does not exceed the accrued but previously unrecognized market discount on such Claim in the hands of the Claimant. To the extent that a Claim, that has been acquired by the holder with market discount and constitutes a tax security, is exchanged under the Plan in a tax-free transaction for another tax security, any market discount that accrued but was not recognized with respect to the Claim should be carried over to the security



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


received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such security should be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Claim.

                  4. Receipt of Interest. The Plans provide that the aggregate consideration to be distributed to Creditors shall first satisfy an amount equal to the stated principal amount of the Claim and any remaining consideration shall be allocated to accrued but unpaid interest. Based upon certain legislative history to the Bankruptcy Tax Act of 1980, the IRS should respect this allocation of consideration under the Plans. Nevertheless, a portion of the consideration received by a Creditor in satisfaction of a Claim may be allocated to accrued but unpaid interest. If any portion of the distribution were required to be allocated to accrued but unpaid interest, such portion would be taxable to the Creditor as interest income, except to the extent the Creditor has previously reported such interest as income. In the event that a Creditor has previously reported the interest income, only the balance of the distribution after the allocation of proceeds to accrued interest would be considered received by the Creditor in respect of the principal amount of the Claim. Such an allocation would reduce the amount of the gain, or increase the amount of loss, realized by the Creditor with respect to the Claim. If such loss were a capital loss, it would not offset any amount of the distribution that was treated as ordinary interest income (except, in the case of individuals, to the limited extent that capital losses may be deducted against ordinary income).

         C. Federal Income Tax Consequences to Holders of TransTexas Old Common Stock.

                  1. Tax Treatment to Holders of TransTexas Old Common Stock. Under the TransTexas Plan, holders of TransTexas Old Common Stock other than affiliates of the Debtors (the "TransTexas Nonaffiliate Old Shareholders") will receive shares of New Class A Common Stock and New Warrants that are exercisable into shares of New Class A Common Stock. If these holders are properly viewed as exchanging their TransTexas Old Common Stock for New Class A Common Stock and New Warrants, the exchange should constitute a recapitalization under section 368(a)(1)(E) of the Tax Code and the holders would not recognize gain or loss on such exchange, although the recipients might be taxed on the fair market value of the New Warrants to the extent of the recipient's gain realized from the exchange.

                  Under the TransTexas Plan, however, the TransTexas Nonaffiliate Old Shareholders will receive no distributions with respect to their TransTexas Old Common Stock. Instead, the holders of the Allowed TransTexas Senior Secured Note Claims, who are entitled to receive all of the New Common Stock and New Warrants issued under the Plans, have agreed to reallocate and direct Reorganized TransTexas to distribute a specified amount of New Class A Common Stock and New Warrants to the TransTexas Nonaffiliate Old Shareholders. Although not entirely clear, a risk exists that the receipt of the New Class A Common Stock and New Warrants should not be viewed as issued in exchange for TransTexas Old Common Stock and, thus, the receipt of the New Class A Common Stock and New Warrants should not constitute a tax-free recapitalization under section 368(a)(1)(E) of the Tax Code. Under this analysis, it appears that the TransTexas Nonaffiliate Old

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Shareholders might recognize income or gain equal to the fair market value of the New Class A Common Stock and New Warrants received and, presumably would be entitled to a worthless stock deduction characterized as a capital loss for any basis they have in their TransTexas Old Common Stock. Under this analysis, a TransTexas Non-Affiliate Old Shareholder's capital loss generally would be available only to offset capital gain (plus, in the case of individuals, a small amount of annual ordinary income). Alternatively, it is possible that the cancellation of the TransTexas Old Common Stock and the receipt of the New Class A Common Stock and New Warrants might be collapsed and treated as one interdependent transaction under section 368(a)(1)(E) of the Tax Code whereby the TransTexas Nonaffiliate Old Shareholders would recognize no loss and apparently would recognize no gain. It is possible, however, that the IRS might argue that in this event a TransTexas Nonaffiliate Old Shareholder might recognize gain equal to the lesser of the holder's realized gain on the deemed exchange (i.e., the excess of the sum of the fair market value of the New Class A Common Stock and New Warrants over such holder's tax basis in the Old Common Stock) or the fair market value of the New Warrants received. EACH TRANSTEXAS NONAFFILIATE OLD SHAREHOLDER IS URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE TAX TREATMENT TO THEM RESULTING FROM THE TRANSTEXAS PLAN.

         D.       Federal Income Tax Consequences of Holding Reorganization
Securities.

                  1.       New Senior Secured Notes.

                           (a) Issue Price. The "issue price" of the New Senior
Secured Notes is relevant in determining (i) the amount of COI income realized by the Debtors, and the gain or loss realized by the creditors who receive these notes in connection with the Plan, and (ii) whether the New Senior Secured Notes are issued with original issue discount ("OID"). If neither the New Senior Secured Notes nor the existing Claims exchanged therefor are treated as traded on an established market within the 60-day period ending 30 days after the issue date of the New Senior Secured Notes (such 60-day period, the "Issue Period"), then, under section 1274 of the Tax Code, the issue price of the New Senior Secured Notes should be equal to their stated principal amount. In general, a new debt instrument (or the property exchanged therefor) will be treated as traded on an established market if, at any time during the Issue Period, the debt instrument (or property) (i) is listed on the New York Stock Exchange, certain other qualifying national or foreign securities exchanges, or certain qualifying interdealer quotation systems, (ii) appears on a system of general circulation that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of identified brokers, dealers or traders or actual prices of recent sales transactions or (iii) has price quotations that are readily available from dealers, brokers or traders.

                  The Debtors believe that neither the New Senior Secured Notes nor the debt underlying the Claims exchanged therefor appear or will appear on an interdealer quotation system or a system of general circulation that provides a reasonable basis to determine fair market value, and that no price quotations on such New Senior Secured Notes or debt otherwise are or will be



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

readily available during the Issue Period. Thus, the Debtors believe that neither the New Senior Secured Notes nor the debt underlying the Claims exchanged therefor should be treated as traded on an established market. However, because the New Senior Secured Notes will be freely tradable upon issuance, there can be no assurance that such Notes will not be traded on an established market during the Issue Period. If the New Senior Secured Notes or the debt underlying the Claims exchanged therefore under the Plans were properly treated as traded on an established securities market during the Issue Period, then the issue price of the New Secured Senior Notes would generally equal the trading price on the Effective Date. If such issue price was less than the stated principal amount of the New Senior Secured Notes by more than a de minimis amount, such difference would constitute original issue discount ("OID") for federal income tax purposes. If the New Senior Secured Notes are issued with OID, holders of the notes wold be required to include OID in gross income in advance of the receipt of cash attributable to such income during the period in which the holder holds New Senior Secured Notes. The remainder of this summary assumes that the New Senior Secured Notes and the debt underlying the Claims exchanged therefor under the Plans will be treated as not traded on an established market and that the New Senior Secured Notes will have an issue price equal to their stated principal amount and, thus, will not be issued with OID. EACH CLAIMANT IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE NONPUBLICLY-TRADED STATUS OF THE NEW SENIOR SECURED NOTES AND THE CLAIMS EXCHANGED THEREFOR UNDER THE PLANS.

                  (b) Sale, Exchange or Retirement. Generally, any sale, redemption or other disposition of New Senior Secured Notes will result in taxable gain or loss equal to the difference between (i) the amount of cash and the fair market value of other property received and (ii) the holder's adjusted tax basis in the note disposed of. Any gain or loss upon a sale or other disposition of a note will generally be capital gain or loss, which will be long-term if the New Senior Secured Note has been held by the holder for more than twelve months.

                  (c) Subsequent Purchasers. The foregoing summary does not discuss special rules which may affect the treatment of holders of a New Senior Secured Note that acquires such note other than in connection with the Plans, including those provisions of the Tax Code relating to the treatment of "market discount," "acquisition premium" and "amortization bond premium." For example, the market discount provisions of the Tax Code may require a taxpayer who purchases a New Senior Secured Note subsequent to its distribution under the Plans at a market discount to treat all or a portion of any gain recognized upon sale or other disposition of the note as ordinary income and to defer a portion of any interest expense that would otherwise be deducible on any indebtedness incurred or maintained to purchase or carry such New Senior Secured Note until the holder disposes of the note in a taxable transaction.

          2.       New Preferred Stock.

                  (a) Distributions on the Stock. If a distribution is made with respect to the New Preferred Stock, including a distribution on the New Preferred Stock that is paid in kind, the



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amount of the distribution generally will be subject to tax to the holder as a dividend under section 301 of the Tax Code to the extent of Reorganized TransTexas' current and accumulated earnings and profits, as calculated for tax purposes. Such distributions received by corporate holders may be eligible for the dividends-received deduction. In the case of a distribution of New Preferred Stock that is paid in kind, a holder would recognize current ordinary income to the extent that the distribution is characterized as a dividend, even though no cash is received with respect to such distribution. The amount of the distribution, and the recipient's tax basis, with respect to a distribution in kind on the New Preferred Stock will equal the fair market value of the shares distributed as determined on the distribution date. The amount of any distribution on the New Preferred Stock in excess of current and accumulated earnings and profits will first be a tax-free recovery of basis to the extent of (and reduce) such holder's adjusted basis in the stock, and any remaining amount of the distribution will generally be subject to tax to the holder of the stock as capital gain. Corporate holders may be subject to limitations on their ability to claim the dividends-received deduction.

                  (b) Redemption Premium. Reorganized TransTexas has an optional right to redeem the New Preferred Stock and also has a mandatory redemption right with respect to the New Senior Preferred Stock. Under section 305 of the Tax Code, if the redemption price of the New Senior Preferred Stock or New Junior Preferred Stock exceeds their respective issue price by more than a de minimis amount, such excess (the "redemption premium") is includible in ordinary income as a dividend and taxable as a constructive distribution of additional New Preferred Stock over the period that the stock cannot be called for redemption to the extent that the distribution is paid from Reorganized TransTexas' current or accumulated earnings and profits. The issue price generally will equal the fair market value of the New Preferred Stock as of the Effective Date. To the extent a constructive distribution is treated as dividend, it will increase the holder's adjusted basis in the New Preferred Stock. A holder should not recognize taxable income or gain from a constructive distribution (and the holder's basis in his New Preferred Stock should not be adjusted) to the extent it is not paid from the Reorganized TransTexas' current or accumulated earnings and profits.

         It is expected that the New Junior Preferred Stock will have a fair market value as of the Effective Date substantially below its par value. Accordingly, if a holder was required to calculate the redemption premium of the New Junior Preferred Stock based on the optional redemption price of $1.00 per share, a holder might have a substantial constructive distribution on such stock to the extent such constructive distribution is treated as paid out of current or accumulated earnings and profits. An optional redemption price will not result in a constructive distribution under section 305 of the Tax Code, however, if either (i) based on all the facts and circumstances as of the issue date, the optional redemption is not more likely than not to occur or (ii) the optional redemption premium is solely in the nature of a penalty for premature redemption. Under a "safe harbor" provisions in the Treasury Regulations, an optional redemption right will not be treated as more likely than not to occur if (i) the issuer of the stock and the holder are not related, (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to exercise the optional



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redemption right (disregarding, a separate mandatory redemption) and (iii)
exercise of the right to redeem will not reduce the yield of the preferred stock. Based on these Treasury Regulations, Reorganized TransTexas intends to take the position that it satisfies the regulatory safe harbor with respect to the New Junior Preferred Stock and that the existence of the optional redemption right in the New Junior Preferred Stock does not result in a constructive distribution to the holders of such stock.

         It is possible that the New Senior Preferred Stock will have a fair market value as of the Effective Date that is less than its par value by more than a de minimis amount. For purposes of determining the amount of the redemption premium, redemption of the New Senior Preferred Stock will be deemed to occur at the mandatory redemption price unless, based on all of the facts and circumstances when the New Senior Preferred Stock is issued, the optional redemption is more likely than not to occur. Reorganized TransTexas believes that it is not more likely than not that it will exercise its right to optionally redeem the New Senior Preferred Stock. To the extent that the mandatory redemption price of the New Senior Preferred Stock exceeds its issue price (assuming such excess is more than a de minimis amount), a holder will be required to include such redemption premium in ordinary income to the extent of Reorganized TransTexas' current or accumulated earnings or profits over the six-year period during which the New Senior Preferred Stock can not be redeemed. CREDITORS WHO RECEIVE NEW SENIOR PREFERRED STOCK UNDER THE PLANS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS CONCERNING THE APPLICATION OF SECTION 305 OF THE TAX CODE WITH RESPECT TO THE NEW SENIOR PREFERRED STOCK.

         If additional shares of New Senior Preferred Stock are distributed on the New Senior Preferred Stock having a fair market value at the time of distribution that is less than its redemption price, the additional New Senior Preferred Stock will have a redemption premium that may be taxable as a constructive distribution of additional stock to a holder that is taxed as a dividend to the extent of Reorganized TransTexas' current and accumulated earnings and profits. Such redemption premium on the additional shares of New Senior Preferred Stock may differ from that attributable to the New Senior Preferred Stock issued in connection with the TransTexas Plan, resulting in the additional shares of New Senior Preferred Stock not being fungible with the shares issued under the TransTexas Plan.

         CREDITORS WHO RECEIVE NEW PREFERRED STOCK IN CONNECTION WITH THE TRANSTEXAS PLAN ARE URGED TO CONSULT WITH THEIR TAX ADVISORS CONCERNING THE CONSTRUCTIVE DISTRIBUTION TAX RULES WITH RESPECT TO THE NEW PREFERRED STOCK.

                  (c) Conversion of Stock. The terms of the New Preferred Stock provide that one-half of the shares of the New Senior Preferred Stock and all of the shares of New Junior Preferred Stock will automatically be converted to shares of New Class A Common Stock based on



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

the conversion ratios set forth under their terms if either (i) more than 75 million shares of New Senior Preferred Stock are outstanding after the sixth anniversary of the Effective Date or (ii) two successive dividend payments are in arrears on the New Senior Preferred Stock. Except to the extent attributable to unpaid accrued dividends, a holder of the New Preferred Stock will generally not recognize gain or loss upon conversion of such stock into New Class A Common Stock. A holder's initial tax basis in the New Preferred Stock that is acquired pursuant to the Plans will generally be equal to the fair market value of such stock as of the Effective Date (or as determined under section 358 of the Tax Code if such stock was received in a tax-free recapitalization transaction under section 368(a)(1)(E) of the Tax Code). The tax basis of shares of the New Class A Common Stock acquired upon conversion of the New Preferred Stock (exclusive of any shares the receipt of which is taxable because of dividend arrearages) will be equal to the holder's adjusted tax basis in such New Preferred Stock immediately before the conversion and the holding period of the common stock received will include the period during which the New Preferred Stock was held by the holder. If dividends are in arrears on the New Preferred Stock at the time of the conversion into New Class A Common Stock, a portion of the New Class A Common Stock so received the value of which is less than or equal to the amount of such arrearage may be includible in income as a dividend (to the extent of Reorganized TransTexas' current or accumulated earnings and profits).

                  (d) Sale or Other Disposition of New Preferred Stock of Reorganized TransTexas. Upon a sale, exchange or other taxable disposition of New Preferred Stock, excluding a mandatory conversion into New Class A Common Stock, a holder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the sum of any amount of cash and the fair market value of any property received upon such sale, exchange or other disposition and (ii) the holders' adjusted tax basis in the New Preferred Stock disposed of. Any gain or loss recognized upon a sale, exchange or disposition of such stock generally would be long-term capital gain or loss if the holder's holding period for the New Preferred Stock exceeds twelve months at the time of the sale or exchange. If the New Preferred Stock is redeemed by the issuer, the redeemed shareholder will generally recognize capital gain or loss if the holder has no other interest in the issuer, directly or constructively through the attribution rules of section 318 of the Tax Code. If the holder of the redeemed New Preferred Stock has such an interest, the redemption could be treated as a dividend under section 302 of the Tax Code.

                  (e) Adjustment. The conversion ratio of the New Preferred Stock is subject to adjustments under certain circumstances. Under section 305 of the Tax Code, holders of the New Preferred Stock will be treated as having received a constructive distribution, resulting in ordinary income (subject to a possible dividends-received deduction in the case of corporate holders) to the extent of Reorganized TransTexas' current or accumulated earnings and profits, if and to the extent that certain adjustments in the conversion ratio that may occur in limited circumstances (particularly an adjustment to reflect a taxable dividend to holders of New Class A Common Stock) increase the proportionate interest of a holder of New Preferred Stock in the fully diluted New Common Stock. This consequence results whether or not the New Preferred Stock is ever converted.


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

          3.      New Common Stock and New Warrants.

                  (a) Exercise of New Warrants. No gain or loss will be recognized by a holder upon the exercise of New Warrants for shares of New Class A Common Stock. A holder's tax basis in the shares of New Class A Common Stock received upon such exchange will equal the sum of the adjusted tax basis in the New Warrants plus the price paid on the exercise thereof. The holding period of the New Class A Common Stock received on the exercise of the New Warrants will not include the period during which the New Warrants were held by such holder.

                  (b) Lapse of New Warrants. If the New Warrants lapse without exercise, the holder will recognize a capital loss (assuming the sale or exchange of the New Warrants by the holder would have given rise to capital gain or loss) equal to the holder's tax basis in the New Warrants. Any such capital loss should be long-term if such holder held its New Warrants for more than one year.

                  (c) Dividends. Distributions, if any, paid on the New Common Stock, to the extent made from the current or accumulated earnings and profits of Reorganized TransTexas, as determined for federal income tax purposes, will be included in income as ordinary dividend income by a holder when paid. The amount of any distribution on the New Common Stock in excess of current and accumulated earnings and profits will first be a tax-free recovery of basis to the extent of (and reduce) such holder's adjusted basis in the stock, and any remaining amount of the distribution will generally be subject to tax to the holder of the stock as capital gain. Corporate holders may be subject to limitations on their ability to claim the dividends-received deduction.

                  (d) Sale or Other Disposition of New Common Stock or New Warrants. The sale of New Warrants ordinarily will result in the recognition of gain or loss to the holder for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of the property received and (ii) the holder's tax basis in the New Warrants. Such gain or loss should constitute capital gain or loss, assuming that the New Class A Common Stock would have been a capital asset in the hands of the holder had the New Warrants been exercised, and such capital gain or loss should qualify as long-term capital gain or loss if such holder held its New Warrants for more than one year. Similarly, upon the sale or exchange of New Common Stock (whether received in connection with the Plans or upon exercise of a New Warrant), a holder will recognize gain or loss in an amount equal to the difference between
(i) the amount of cash and the fair market value of the property received and
(ii) the adjusted tax basis of the New Common Stock in the hands of the holder. Such gain or loss generally will be treated as capital gain or loss if the New Common Stock is a capital asset in the hands of the holder, except that such gain will be treated as ordinary income to the extent of the aggregate amount of
(i) any bad debt deductions claimed by the holder with respect to the Claim exchanged for such New Common Stock (less any gain recognized upon such exchange) and any loss deduction claimed upon such exchange and (ii) any accrued market discount carried over to the New Common Stock. Receipt of cash by


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a holder of a New Warrant in lieu of fractional shares of New Common Stock on the exercise of a New Warrant should be treated as a redemption of such fractional shares for cash.

         The maximum regular individual United States federal income tax rate on capital gains is 20% for capital assets held for more than one year. Capital gains on the sale of capital assets held for one year or less are subject to United States federal income tax at ordinary income rates.

                  (e) Adjustment. The conversion ratio and exercise price of the New Warrants are subject to adjustments under certain circumstances. Under section 305 of the Tax Code, holders of the New Warrants will be treated as having received a constructive distribution, resulting in ordinary income (subject to a possible dividends-received deduction in the case of corporate holders) to the extent of Reorganized TransTexas' current or accumulated earnings and profits, if and to the extent that certain adjustments in the conversion ratio or exercise price that may occur in limited circumstances (particularly an adjustment to reflect a taxable dividend to holders of New Class A Common Stock) increase the proportionate interest of a holder of a New Warrant in the fully diluted New Class A Common Stock. This consequence results whether or not the holder ever exercises the New Warrant.

         E. Withholding and Reporting. The Debtors will withhold all amounts required by law to be withheld from payments to Claimants and holders of Interests and with respect to payments on the Reorganization Securities. In addition, such holders may be required to provide certain tax information to the Debtors as a condition of receiving Distributions under the Plan.

         F.       Importance of Obtaining Professional Tax Assistance.

                  The foregoing is intended to be a summary only and not a substitute for consultation with a tax professional. The federal, state, local and foreign tax consequences of the Plans are complex and, in some respects, uncertain. Such consequences may also vary based upon the individual circumstances of each holder of a Claim or Interest. Accordingly, each holder of a Claim or Interest is strongly urged to consult with its own tax advisor regarding the federal, state, local and foreign tax consequences of the Plans.

                  THE FOREGOING IS INTENDED TO BE ONLY A SUMMARY OF CERTAIN OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLANS, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLANS.

                  THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLANS ARE COMPLEX AND, IN MANY RESPECTS, UNCERTAIN. THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND, AS SUCH, DOES NOT DISCUSS ALL

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

ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR CREDITOR OR HOLDER OF INTERESTS IN TRANSTEXAS. ALL CREDITORS AND HOLDERS OF INTERESTS IN THE DEBTORS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE PLANS THAT ARE RELEVANT TO THEIR PARTICULAR CIRCUMSTANCES.

XI.      CONCLUSION AND RECOMMENDATION

         The Debtors believe that confirmation of their respective Plans is desirable and in the best interests of all holders of Claims and Interests. The Debtors therefore urge you to vote to accept the Plans.



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



                                       Respectfully submitted,



                                       TransTexas Gas Corporation



                                       By:     /s/ Ed Donahue
                                             -------------------------------
                                       Name:   Ed Donahue
                                             -------------------------------
                                       Title:  Vice President
                                             -------------------------------

                                       TransAmerican Energy Corporation



                                       By:     /s/ Ed Donahue
                                             -------------------------------
                                       Name:   Ed Donahue
                                             -------------------------------
                                       Title:  Vice President
                                             -------------------------------



                                       TransAmerican Refining Corporation


                                       By:     /s/ Ed Donahue
                                             -------------------------------
                                       Name:   Ed Donahue
                                             -------------------------------
                                       Title:  Vice President
                                             -------------------------------


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                                   APPENDIX 1

                              DISCLOSURE STATEMENT

                                    GLOSSARY

         The following terms used herein shall have the respective meanings defined below:

         Administrative Expense means (a) any cost or expense of administration of the Chapter 11 Case of TARC, the Chapter 11 Case of TEC or the Chapter 11 Case of TransTexas, as applicable (including, without limitation, the fees and expenses of Professionals) asserted or arising under Sections 503(b), or 507(b) of the Bankruptcy Code, (b) a Claim determined to be an Administrative Expense pursuant to a Final Order, and (c) any fees or charges assessed against the Estate under Section 1930, title 28, United States Code.

         Affiliate of the Debtor means John R. Stanley, or any corporation, limited liability company or other business entity directly or indirectly controlled by John R. Stanley.

         Allowed means with respect to Claims and Interests, (a) any Claim against, or Interest in, TransTexas, TEC or TARC, as applicable, proof of which is timely Filed or by order of the Bankruptcy Court is not or will not be required to be Filed, (b) any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely Filed proof of Claim has been Filed, (c) any Interest registered in the stock register maintained by or on behalf of the applicable Debtor as of the Distribution Record Date or (d) any Claim allowed pursuant to the applicable Plan and, in each such case in (a), (b) and (c) above, as to which either (i) no objection to the allowance thereof has been Filed within the applicable period of time fixed by the applicable Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so Filed and the Claim and Interest shall have been allowed pursuant to a Final Order (but only to the extent so allowed).

         Allowed Claim or Allowed Interest means an Allowed Claim or an Allowed Interest in a specified class with respect to TransTexas, TEC or TARC, as applicable. For example, an Allowed General Unsecured Claim is an Allowed Claim in the General Unsecured Claims Class and an Allowed Old Common Stock Interest is an Allowed Interest in the Old Common Stock Interest Class.

         Amended Bylaws means the amended and restated bylaws of TransTexas to become effective on the Effective Date.


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                                                             Appendix 1 - Page 1

         Amended Certificate of Incorporation means the amended and restated certificate of incorporation of TransTexas to become effective on the Effective Date, substantially in the form as Filed on or prior to the Confirmation Date.

         Ballot/Election Deadline means the date set by the Bankruptcy Court as the last date on which Ballots/Elections may be submitted.

         Ballots means the ballots that accompany the Plan and Disclosure Statement of TransTexas, TEC or TARC, as applicable, upon which holders of Impaired Claims and Impaired Interests entitled to vote on the Plan of such Debtor shall indicate their acceptance or rejection of the Plan of such Debtor.

         Ballots/Elections means the ballots and election forms that accompany the Plan and the Disclosure Statement of TransTexas, TEC or TARC, as applicable, upon which holders of Impaired Claims entitled to vote on the Plan of such Debtor and/or make elections hereunder shall indicate their acceptance or rejection, of or elections respecting, the Plan of such Debtor.

         Bank One means Bank One, N.A., as Indenture Trustee under the TransTexas Subordinated Notes Indenture.

         Bankruptcy Code means Title 11, United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

         Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, having jurisdiction over the Chapter 11 Case or such other court of competent jurisdiction as may obtain such jurisdiction in the future.

         Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any local rules of the Bankruptcy Court.

         Bar Date means as to Creditors other than Governmental Units, September 27, 1999, as the final date for Filing proofs of Claim or proofs of Interest in the Chapter 11 Case of TransTexas, the Chapter 11 Case of TEC or the Chapter 11 Case of TARC, as applicable; and as to Governmental Units, October 18, 1999, as the date for Filing Proofs of Claim or Proofs of Interest in the Chapter 11 Case of TransTexas, the Chapter 11 Case of TEC or the Chapter 11 Case of TARC, as applicable.

         Bondholder Committee means an unofficial committee composed of the following TEC Bondholders: Credit Suisse First Boston Corporation, Oaktree Capital Management, L.L.C., Angelo Gordon & Co., L.P. and Merrill Lynch Asset Management, L.P.; provided, however, each of the

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


foregoing Entities shall cease to be a member of such committee from any date on which it ceases to hold or manage at least $50,000,000 in principal amount of the TEC Senior Secured Notes.

         Bondholder DIP Facility means the Debtor-In-Possession loans and other financial accommodations provided pursuant to the Credit Agreement among TransTexas, as borrower, and TEC and TARC, as guarantors, and the Bondholder Lenders dated as of April 27, 1999, as amended, and all ancillary agreements and instruments thereto.

         Bondholder DIP Secured Claims means the Secured Claims of the lenders arising under the Bondholder DIP Facility.

         Bondholder Lenders means Credit Suisse First Boston Management Corporation, Angelo Gordon & Co., L.P., and Oaktree Capital Management, L.L.C. and their respective successors and assigns.

         Business Day means any day other than a Saturday, Sunday or legal holiday.

         Cash means currency, a certified check, a cashier's check or a wire transfer of immediately available funds from any source or a check drawn on a domestic bank.

         Causes of Action means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

         Chapter 11 Case means the Chapter 11 Case of TransTexas, the Chapter 11 Case of TEC or the Chapter 11 Case of TARC, as applicable.

         Chapter 11 Case of TARC means TARC's voluntary case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code as case number 99-21552.

         Chapter 11 Case of TEC means TEC's voluntary case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code as case number 99-21551.

         Chapter 11 Case of TransTexas means TransTexas' voluntary case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code as case number 99-21550.

         Claim means any right to (a) payment from TransTexas, TEC or TARC, as applicable, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or

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unknown, or (b) an equitable remedy for breach of performance if such breach gives rise to a right of payment from such Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

         Class means any group of substantially similar Claims or Interests classified by the TransTexas Plan, the TEC Plan or the TARC Plan, as applicable, pursuant to Section 1129(a)(1) of the Bankruptcy Code.

         Collateral means any property or interest in property of the TransTexas Estate, the TEC Estate or the TARC Estate, as applicable, subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

         Confirmation means the entry of the Confirmation Order relating to TransTexas, TEC or TARC, as applicable, on the docket maintained by the Clerk of the Bankruptcy Court with respect to the applicable Chapter 11 Case.

         Confirmation Date means the date on which the Confirmation Order relating to TransTexas, TEC or TARC, as applicable, is entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the applicable Chapter 11 Case.

         Confirmation Hearing means the hearing held by the Bankruptcy Court regarding confirmation of the TransTexas Plan, the TEC Plan or the TARC Plan, as applicable, pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         Confirmation Order means the order of the Bankruptcy Court confirming the TransTexas Plan, the TEC Plan or the TARC Plan, as applicable, pursuant to
Section 1129 of the Bankruptcy Code.

         Convenience Claim means any Claim, which would otherwise be a General Unsecured Claim that (a) is Allowed in an amount of $500 or less, or (b) is Allowed in an amount greater than $500, but which is reduced pursuant to Section
6.16 of TransTexas Plan, the TEC Plan or the TARC Plan, as applicable, to an amount of $500 or less.

         Creditor means any Entity that is the holder of a Claim that arose on or before the Petition Date or a Claim of the kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

         Creditors' Committee means the Official Committee of Unsecured Creditors in the Chapter 11 Cases of TransTexas, TEC and TARC, as appointed by the Office of the United States Trustee and reconstituted from time to time, which members are identified in the Disclosure Statement.

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                                                             Appendix 1 - Page 4

         Cure Amount Schedule means the schedule setting forth the proposed amounts to cure all executory contracts to be assumed under Article VIII of the TransTexas Plan, the TEC Plan or the TARC Plan, as applicable.

         Debtor means TransTexas, TEC or TARC, as applicable, as the debtor in the applicable Chapter 11 Case.

         Debtor-in-Possession means TransTexas, TEC or TARC, as applicable, in its capacity as a debtor in possession in its Chapter 11 Case under Sections 1101, 1107 and 1108 of the Bankruptcy Code.

         Deductible Claim means with respect to any Insured Claim, an amount equal to the applicable deductible, self-insured retention or retrospective rating under the relevant insurance policy and any reimbursement obligation of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including, without limitation, any costs and expenses relating to the defense of such Claim). For purposes hereof, the term "Deductible Claim" shall include any Secured Deductible Claim.

         Defendants means Bill Elder, WWL-TV, A.H. Belo, the defendants in the Lawsuit.

         Deficiency Claim means with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the value of the Collateral which secures such Claim.

         Delaware Court means the United States Bankruptcy Court for the District of Delaware.

         DGCL means the General Corporation Law of the State of Delaware, as amended from time to time.

         DIP Facilities means, collectively, the Bondholder DIP Facility and the GMAC DIP Facility.

         DIP Orders means the Final Orders approving the GMAC DIP Facility and the Bondholder DIP Facility.

         Disallowed means, when used with respect to a Claim or an Interest, a Claim or an Interest that has been disallowed pursuant to a Final Order.

         Disbursing Agent means (i) with respect to TARC, the Estate Representative and (ii) with respect to TransTexas, the Entity or Entities designated in the Confirmation Order relating to TransTexas to disburse property pursuant to the TransTexas Plan and may include TransTexas when acting in that capacity.

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                                                             Appendix 1 - Page 5

         Disclosure Statement means the Disclosure Statement relating to the TransTexas Plan, the TEC Plan and the TARC Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented.

         Disputed Claim means the portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim as to which: (a) a proof of Claim has been Filed, or deemed Filed under applicable law or order of the Bankruptcy Court; (b) an objection has been or may be timely Filed; and (c) such objection has not been: (i) withdrawn, (ii) overruled or denied in whole or in part pursuant to a Final Order, or (iii) granted in whole or part pursuant to a Final Order. Before the time that an objection has been or may be Filed, a Claim shall be considered a Disputed Claim (A) if the amount or classification of the Claim specified in the proof of Claim exceeds the amount or classification of any corresponding Claim scheduled by the applicable Debtor in its Schedules, to the extent of such excess; (B) in its entirety, if any corresponding Claim scheduled by the applicable Debtor has been scheduled as disputed, contingent or unliquidated in its Schedules; or (C) in its entirety, if no corresponding Claim has been scheduled by the applicable Debtor in its Schedules.

         Disputed Interest means an Interest, or portion thereof, that has not become an Allowed Interest.

         Distribution Record Date means 5:00 p.m. on the Business Day immediately preceding the applicable Confirmation Date or other such time and date designated in the applicable Confirmation Order.

         Distributions means the distributions to be made pursuant to the TransTexas Plan, the TEC Plan or the TARC Plan, as applicable.

         Effective Date means a Business Day selected by TransTexas, TEC or TARC, as applicable, with the prior consent of the Bondholder Committee that is the later of (a) a day that is not less than eleven (11) days after the applicable Confirmation Date and (b) the first Business Day on which all conditions to the occurrence of the Effective Date have been satisfied or duly waived.

         Entity means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

         Estate Representative means the Person appointed by TARC, with the prior consent of the Creditors' Committee and the Bondholder Committee, who shall be an attorney experienced in commercial litigation to serve as the Litigation Trustee and the Disbursing Agent.


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PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                             Appendix 1 - Page 6

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Extended Bondholder DIP Facility means the Bondholder DIP Facility as amended on the Effective Date to provide for, among other things, the extension of the maturity date thereunder with respect to $10,000,000 in principal amount owing thereunder and all interest, fees and other charges accruing thereon and associated therewith to the maturity date specified in the Post Confirmation Credit Facility, substantially in the form as Filed on or prior to the Confirmation Date.

         Face Amount means: (a) with respect to a particular Claim (i) if the Claim is listed in the Schedules and the holder of such Claim has not Filed a proof of Claim within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the amount of such Claim that is listed in the Schedules as not disputed, contingent or unliquidated; or (ii) if the holder of such Claim has Filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the liquidated amount stated in such proof of Claim, or such amount as is determined by the Final Order of the Bankruptcy Court; (b) in the case of an Administrative Expense, the liquidated amount set forth in any application Filed with respect thereto, or the amount set forth in the Debtor's books and records or such amount as is determined pursuant to a Final Order; or (c) in all other cases, zero or such amount as shall be fixed or estimated pursuant to a Final Order.

         File, Filed or Filing means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case of TransTexas, the Chapter 11 Case of TEC or the Chapter 11 Case of TARC, as applicable.

         Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Case of TransTexas, the Chapter 11 Case of TEC or the Chapter 11 Case of TARC, as applicable, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order, shall not cause such order not to be a Final Order.

         First Union means First Union National Bank, as Indenture Trustee for the TARC Subordinated Notes.

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                                                             Appendix 1 - Page 7

         Firstar means Firstar Bank, N.A., formerly known as Firstar Bank of Minnesota, N.A., as Indenture Trustee for the TEC Bondholders.

         Galveston Bay Processing Corporation means Galveston Bay Processing Corporation, a Delaware corporation.

         General Unsecured Claim means (i) with respect to TEC, any Claim relating to TEC, including, without limitation, the TEC Senior Secured Note Deficiency Claim, that is not an Administrative Expense of TEC, a Priority Claim relating to TEC or a Secured Claim relating to TEC, (ii) with respect to TransTexas, any Claim relating to TransTexas including, without limitation, any Deductible Claim, that is not an Administrative Expense of TransTexas, a Priority Tax Claim relating to TransTexas, a Priority Claim relating to TransTexas, a Secured Claim relating to TransTexas, a Convenience Claim or a Production Payment Claim relating to TransTexas, and (iii) with respect to TARC, any Claim relating to TARC that is not an Administrative Expense of TARC, a Priority Claim relating to TARC, a Secured Claim relating to TARC, a TARC Senior Secured Note Claim, or a TARC Subordinated Note Claim.

         GMAC means GMAC Commercial Credit LLC, formerly known as BNY Factoring LLC, successor by merger to BNY Financial Corporation.

         GMAC DIP Facility means the Debtor-in-Possession loans and other financial accommodations provided pursuant to the Post-Petition Amendment No. 1 to Financing Agreement between TransTexas and GMAC dated as of April 19, 1999 and all ancillary agreements and instruments thereto.

         GMAC Secured Claim means the Secured Claim of GMAC.

         Governmental Unit means a governmental unit as such term is defined in
Section 101(27) of the Bankruptcy Code.

         Impaired means with respect to any Claim or Interest, impaired within the meaning of Section 1124 of the Bankruptcy Code.

         Indemnity Claim means a Claim relating to TransTexas, TEC or TARC, as applicable, of a director or officer of such Debtor that is not assumed by such Debtor pursuant to Article VIII of the Plan of such Debtor for any obligations of such Debtor to indemnify directors or officers against any obligations pursuant to such Debtor's certificate of incorporation, bylaws, contract, applicable state law, any combination of the foregoing, or otherwise.

         Indenture Trustee means any entity identified as the trustee, paying agent or other similar fiduciary under a bond, note or other debt instrument (including, but not limited to (i) with respect

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                                                             Appendix 1 - Page 8
to TARC, the TEC Senior Secured Notes and the TARC Subordinated Notes, (ii) with respect to TEC, the TEC Senior Secured Notes Indenture, and (iii) with respect to TransTexas, the TEC Senior Secured Notes and the TransTexas Subordinated Notes).

         Indenture Trustee Claim means: (i) with respect to TransTexas, the fees and expenses of Bank One or Firstar, as Indenture Trustee under their respective Indentures, or any other successor Indenture Trustee, incurred in their capacity as such, including the fees and expenses of its counsel, (ii) with respect to TARC, the fees and expenses of First Union or Firstar, as Indenture Trustee under their respective Indentures, or any other successor Indenture Trustee, incurred in their capacity as such, including the fees and expenses of its counsel and (iii) with respect to TEC, the fees and expenses of Firstar, as Indenture Trustee under the TEC Senior Secured Notes Indenture, or any other successor Indenture Trustee, incurred in their capacity as such, including the fees and expenses of its counsel.

         Indentures means, collectively, (i) with respect to TEC, the TEC Senior Secured Notes Indenture, (ii) with respect to TransTexas, the TransTexas Senior Secured Loan Agreement, the TEC Senior Secured Notes Indenture and the TransTexas Subordinated Notes Indenture and (iii) with respect to TARC, the TARC Senior Secured Loan Agreement, the TEC Senior Secured Notes Indenture and the TARC Subordinated Notes Indenture.

         Insured Claim means any Claim relating to TransTexas, TEC or TARC, as applicable, arising from an incident or occurrence that is covered under such Debtor's general liability insurance policies but shall not include Workers' Compensation Claims arising out of Workers' Compensation Programs and employee benefit plans.

         Insured Portion means the portion of any Insured Claim that is covered under an applicable Debtor's general liability insurance policy and would not constitute a Deductible Claim.

         Interest Reserve Accounts means the custodial accounts at First Union in the name of First Union, as Trustee, which were established pursuant to the TARC Subordinated Notes Indenture.

         Interests means, as of the Petition Date, the equity Interests in TransTexas, TEC or TARC, as applicable, including, without limitation, shares of common stock and shares of preferred stock of such Debtor and any rights, options, warrants, calls, subscriptions or other similar rights or agreements, commitments or outstanding securities obligating such Debtor to issue, transfer or sell any shares of capital stock of such Debtor.

         IT means information technology.


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                                                             Appendix 1 - Page 9

         Lawsuit means TARC's Causes of Action in that case styled TARC and John Stanley v. Bill Elder, WWL-TV, A.H. Belo, currently pending in the 19th District Court, East Baton Rough Parish, LA.

         Lien means any charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

         Litigation Trust means the trust created by the Litigation Trust Agreement and set up for the benefit of the Class 2 Creditors of TARC.

         Litigation Trust Agreement means the Creditor Litigation Trust Agreement in the form acceptable to the Creditors Committee, TARC and the Bondholders Committee.

         M&M Lien Claimant means any Entity that has a valid mineral contractor or mineral subcontractor Claim pursuant to Chapter 56 of the Texas Property Code or similar statute of a state other than Texas or any Entity with rights which constitute a perfected lien under the Texas Constitution, Article 16, Section 37, to the extent enforceable in a case under Title 11 of the United States Code.

         M&M Lien Secured Claim means a Secured Claim held by a M&M Lien Claimant which has been determined by the Reviewer to be senior in priority as of the Petition Date under the applicable state law to the Secured Claim of TEC and/or Firstar with respect to the Collateral securing such Secured Claim.

         Management Agreement means the new employment agreement between John R. Stanley and Reorganized TransTexas dated as of the Effective Date.

         Maximum GUC Cash Amount means $20 million.

         Mineral Interest means any estate or interest in oil, gas and/or minerals, leases, in which TransTexas claims (either in severalty or in common with other Mineral Interest owners) rights to a share of oil and gas production as defined in Section 9.319(q) of the Texas Business and Commerce Code.

         Mineral Interest Claimant means any Entity other than TransTexas and M&M Lien Claimant that owns an interest in a Mineral Interest, including without limitation, the owners of royalty Interests, overriding royalty Interests, working Interests, and mineral Interests, whether such interest are perpetual or terminable (excluding any person or entity that claims an interest pursuant to a production payment).


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         Mineral Interest Secured Claim means a Secured Claim held by a Mineral
Interest Claimant which has been determined by the Reviewer to be senior in priority as of the Petition Date under the applicable state law to the Secured Claim of TEC and/or Firstar with respect to the Collateral securing such Secured Claim.

         Miscellaneous Secured Claims means a Secured Claim relating to TransTexas, TEC or TARC, as applicable, other than Secured Tax Claims relating to such Debtor, Bondholder DIP Secured Claims relating to such Debtor, TransTexas Senior Secured Note Claims, GMAC Secured Claims, Mineral Interest Secured Claims and M&M Lien Secured Claims.

         New Board of Directors means the board of directors of Reorganized TransTexas, as of the Effective Date.

         New Class A Common Stock means, collectively, the 100 million shares of authorized new Class A Common Stock of Reorganized TransTexas, par value $.01 per share, of which 1,002,500 shares are to be issued on the Effective Date pursuant to the TransTexas Plan.

         New Class B Common Stock means, collectively, the 247,500 shares of authorized New Class B Common Stock of Reorganized TransTexas, par value $0.01 per share, all of which shares are to be issued on the Effective Date pursuant to the TransTexas Plan.

         New Common Stock means, collectively, the New Class A Common Stock and the New Class B Common Stock.

         New Junior Preferred Stock means the Junior Preferred Stock to be authorized and issued on the Effective Date by Reorganized TransTexas pursuant to the TransTexas Plan. The principal economic terms of the New Junior Preferred Stock are set forth on Annex A to the TransTexas Plan.

         New Lenders means certain institutional lenders holding notes secured by a security interest and a lien against the Refinery Assets.

         New Preferred Stock means, collectively, the New Senior Preferred Stock and the New Junior Preferred Stock.

         New Secured Notes Security Documents means the security and pledge agreement and mortgages pursuant to which certain Collateral shall be pledged to secure Reorganized TransTexas' obligations under the New Senior Secured Notes, substantially in the form as Filed on or prior to the Confirmation Date.

         New Senior Preferred Stock means the 10% Senior Preferred Stock to be authorized and issued on the Effective Date by Reorganized TransTexas pursuant to the TransTexas Plan. The

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



principal economic terms of the New Senior Preferred Stock are set forth on Annex B to the TransTexas Plan.

         New Senior Secured Notes means the Senior Secured Notes to be issued by Reorganized TransTexas pursuant to the TransTexas Plan under the New Senior Secured Notes Indenture. The principal economic terms of the New Senior Secured Notes are set forth on Annex C to the TransTexas Plan.

         New Senior Secured Notes Indenture means the Indenture between Reorganized TransTexas, as issuer, and the New Senior Secured Notes Indenture Trustee, as indenture trustee, which indenture relates to the New Senior Secured Notes, substantially in the form as Filed on or prior to the Confirmation Date.

         New Senior Secured Notes Indenture Trustee shall be as designated at the Confirmation Hearing and have the meaning set forth in the Confirmation Order.

         New Warrant Agent shall be as designated by TransTexas, with the consent of the Bondholder Committee, at the Confirmation Hearing and shall have the meaning set forth in the Confirmation Order.

         New Warrant Agreement means the Warrant Agreement between Reorganized TransTexas, as issuer, and the New Warrant Agent, as agent, which agreement relates to the New Warrants, substantially in the form as Filed on or prior to the Confirmation Date.

         New Warrants means the freely transferable rights issued pursuant to the New Warrant Agreement to purchase shares of the New Common Stock. The principal economic terms of the New Warrants are set forth on Annex D to the TransTexas Plan.

         Old Common Stock means all authorized, issued and outstanding shares of the common stock of TransTexas, $.01 par value, as of the Petition Date.

         Orion means Orion Refining Corporation, a Delaware corporation.

         Paying Agent means the Disbursing Agent, any Indenture Trustee, or any other entity contractually authorized and/or obligated to make Distributions to certain holders of Claims and Interests and similar intermediaries an agents participating in making or conveying Distributions as required by the Plan.

         Petition Date means April 19, 1999, with respect to TransTexas, and April 20, 1999, with respect to TEC and TARC.


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



         Plan means the TransTexas Plan, the TEC Plan or the TARC Plan, as applicable.

         Plan Documents means: (i) with respect to TEC, the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the TEC Plan, (ii) with respect to TransTexas, the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the TransTexas Plan and (iii) with respect to TARC, the Litigation Trust Agreement and the other agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the TARC Plan.

         Plan Rate means the "underpayment rate" (as defined in Section 6621(a)(2) of the Internal Revenue Code of 1986, as amended) on the Business Day immediately preceding the applicable Confirmation Date, which rate is the rate of interest charged by the Internal Revenue Service on delinquent federal income taxes.

         Post-Confirmation Credit Facility means the $40,000,000 credit facility between Reorganized TransTexas and certain lender(s), and all ancillary agreements and instruments thereto, in the form as Filed on or prior to the Confirmation Date.

         Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         Production Payment Holder Claims means Claims of TCW Portfolio No. 1555 DRV Sub-Custody Partnership, L.P., TCW DR VI Investment Partnership, L.P. and TCW Asset Management Company which relate to that certain agreement entitled the Production Payment Drilling Program dated February 23, 1998; and Claims of TCW DR VI Investment Partnership, L.P. and TCW Asset Management Company which relate to that certain agreement entitled the Production Payment Transactions dated September 30, 1998.

         Professionals means those Entities: (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code providing for compensation for services rendered prior to the Effective Date pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) seeking compensation and reimbursement pursuant to Sections 503(b)(2) or (4) of the Bankruptcy Code.

         Quarterly Distribution Date means the first Business Day following the end of each quarterly period (i.e., March 31, June 30, September 30, and December 31) following the Effective Date, or as soon thereafter as practicable.

         Ratable Proportion means, with reference to any Distribution on account of any Claim or Interest in any Class or subclass, a Distribution equal in amount to the ratio (expressed as a

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                            Appendix 1 - Page 13
percentage) that the amount of such Claim or number of shares evidencing such Interests, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares of Interest in the same Class or subclass, as applicable.

         Registration Rights Agreement means the registration rights agreement relating to the Reorganization Securities, in substantially the form as Filed on or prior to the Confirmation Date.

         Registration Statement means a registration statement pursuant to
Section 12 of the Exchange Act.

         Rejection Claim means any Claim against the Debtor arising from the rejection of any executory contract or unexpired lease, including any Claim of
(a) a lessor for damages resulting from the rejection of a lease of real property as any such Claim shall be calculated in accordance with Section 502(b)(6) of the Bankruptcy Code or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with Section 502(b)(7) of the Bankruptcy Code. A Rejection Claim shall constitute a General Unsecured Claim.

         Reorganization Securities means the New Senior Secured Notes, the New Senior Preferred Stock, the New Junior Preferred Stock, the New Common Stock and the New Warrants.

         Reorganized TransTexas or Reorganized Debtor means TransTexas from and after the Effective Date.

         Reviewer means the person appointed by the Bankruptcy Court pursuant to the procedures set forth in the Motion of TransTexas Gas Corporation for Order Establishing Procedures For Determination of Amount and Priority of Mechanic's Lien Claims Filed on September 17, 1999, to review the Claims of M&M Lien Claimants and prepare a written report of his proposed factual findings and recommendations for disposition of such Claims.

         Schedules means the schedules of assets and liabilities and the statement of financial affairs Filed by TransTexas, TEC or TARC, as applicable, under Section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 on June 14, 1999, as amended from time to time.

         Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (a) as set forth in the TransTexas Plan, the TEC Plan or the TARC Plan, as applicable, (b) as agreed to by the holder of such Claim and the Debtor or (c) as determined pursuant to a Final Order in accordance with Section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                            Appendix 1 - Page 14

         Secured Tax Claim means a Secured Claim of a Governmental Unit for taxes assessed before the commencement of the Case.

         Securities Act means the Securities Act of 1933, as amended.

         SubDebt Committee means the Official Committee of holders of the TransTexas Subordinated Notes in the Chapter 11 case of TransTexas, as appointed by the Office of the United States Trustee and reconstituted from time-to-time, which members are identified in the Disclosure Statement.

         TARC means TransAmerican Refining Corporation, a Texas corporation, and a debtor-in-possession, in case number 99-21552, pending in the Bankruptcy
Court and which is jointly administered with the Debtor and TEC.

         TARC Common Stock means all authorized, issued and outstanding shares of common stock of TARC, $0.1 par value, as of the Petition Date and all other Interests.

         TARC Estate means the estate of TARC created by Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

         TARC Plan means the Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TARC dated as of July 16, 1999, including, without limitation the annexes, exhibits and schedules thereto, as amended by the First Amended Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TARC dated as of July 22, 1999, and as further amended from time to time.

         TARC Senior Secured Loan Agreement means the Loan Agreement between TARC and TEC, dated as of June 13, 1997, as amended from time to time.

         TARC Senior Secured Note means the fully accreted $920 million senior secured note dated June 13, 1997, originally made by TARC payable to TEC and which was pledged as collateral for the TEC Senior Secured Notes.

         TARC Senior Secured Note Claims means the Claims of the holder of the TARC Senior Secured Note.

         TARC Senior Secured Note Deficiency Claim means the Deficiency Claim of the holder of the $920 million senior secured note dated June 13, 1997, originally made by TARC payable to TEC.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                            Appendix 1 - Page 15

         TARC Subordinated Note Claims means the Claims of the holder of the TARC Subordinated Notes.

         TARC Subordinated Notes means the $200 million aggregate principal amount of TARC 16% Senior Subordinated Notes due 2001 issued by TARC pursuant to the TARC Subordinated Notes Indenture.

         TARC Subordinated Notes Indenture means the Indenture between TARC, as issuer, and First Union, as Indenture Trustee, dated as of December 30, 1997, as amended from time to time, which relates to the TARC Subordinated Notes.

         TARC/TEC Note means the promissory note made by TARC to TEC in the original face amount of $50 million with interest thereon as therein provided, dated October 1, 1998, payable to TEC, and which was pledged as Collateral for the TEC Senior Secured Notes.

         TARC Transaction means the transaction completed by TARC in December 1998, which is described under "Background--Prior Transactions--the TARC Transaction."

         TCR and TCR Holding means TCR Holding Corporation, a Delaware corporation.

         TCR Holding Preferred Stock means all stock held by TARC in TCR Holding pledged to TEC as collateral for the TARC Senior Secured Note.

         TCR Preferred Stock means all stock held by TCR in Orion Refining Corporation, pledged to TEC under that certain Pledge Agreement between TCR and TEC dated December 15, 1998, as amended.

         TCR Secured Note means the Secured Note assumed by TCR , dated October 1, 1998, in the original face amount of $50,000,000 with interest thereon as therein provided payable to TEC and pledged to Firstar by TEC as Collateral for the TEC Senior Secured Notes.

         TEC means TransAmerican Energy Corporation, a Delaware corporation, and a debtor-in-possession, in case number 99-21551, pending in the Bankruptcy
Court and which is jointly administered with the Debtor and TransTexas.

         TEC Bondholders means the holders of the TEC Senior Secured Notes as of the Distribution Record Date.

         TEC Common Stock means all authorized, issued and outstanding shares of the common stock of TEC, $0.1 par value, as of the Petition Date and all other Interests.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                            Appendix 1 - Page 16

         TEC Estate means the estate of TEC created by Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

         TEC Plan means the Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TEC dated as of July 16, 1999, including, without limitation, the annexes, exhibits and schedules thereto, as amended by the First Amended Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TEC dated as of July 22, 1999, and as further amended from time to time.

         TEC Senior Secured Note Claims means the Secured Claims of the holders of the TEC Senior Secured Notes.

         TEC Senior Secured Note Deficiency Claims means the Deficiency Claims of the holder of the TEC Senior Secured Notes.

         TEC Senior Secured Notes means, collectively, the $475 million aggregate principal amount of the 11 1/2% Senior Secured Notes due 2002 and the $1.13 billion aggregate principal amount of the 13% Senior Secured Discount Notes due 2002 issued by TEC pursuant to the TEC Senior Secured Notes Indenture.

         TEC Senior Secured Notes Indenture means the Indenture between TEC, as issuer, and Firstar, as Indenture Trustee, dated as of June 13, 1997, as amended from time to time, which relates to the TEC Senior Secured Notes.

         TEC Transaction means, collectively, the transactions completed by TEC, TransTexas and TARC in June 1997 that are described under "Background--Prior Transactions--the TEC Transaction."

         Tort Claim means any Claim relating to TransTexas, TEC or TARC, as applicable, related to personal injury, property damage, products liability or other similar Claims against such Debtor. A Tort Claim shall constitute an Unsecured Claim.

         TransAmerican means TransAmerican Natural Gas Corporation, a Texas corporation.

         TransTexas means TransTexas Gas Corporation, a Delaware corporation and Debtor-in-Possession, in Case No. 99-21550, pending in the Bankruptcy Court and which is jointly administered with the Chapter 11 cases of the Debtor and TEC.

         TransTexas Common Stock means all authorized, issued and outstanding shares of the Common Stock of TransTexas $.01 par value, as of the Petition Date.


FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                            Appendix 1 - Page 17

         TransTexas Estate means the estate of TransTexas created by Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

         TransTexas Plan means the Plan of Reorganization under Chapter 11 of the Bankruptcy Code proposed by TransTexas, dated as of July 16, 1999, including, without limitation, the annexes, exhibits and schedules thereto, as amended by the First Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code proposed by TransTexas dated as of July 22, 1999, and as further amended from time to time.

         TransTexas Senior Secured Loan Agreement means the Loan Agreement between TransTexas and TEC, dated as of June 13, 1997, as amended from time to time.

         TransTexas Senior Secured Note means the $450 million Senior Secured Note dated June 13, 1997, originally made by TransTexas payable to TEC and which was pledged as Collateral for the TEC Senior Secured Notes.

         TransTexas Senior Secured Note Claims means the Secured Claims of the holder of the TransTexas Senior Secured Note.

         TransTexas Senior Secured Note Deficiency Claim means the Deficiency Claim of the holder of the $450 million senior secured note dated June 13, 1997, originally made by TransTexas payable to TEC and the Claim of the holder of the $50 million unsecured note dated January 23, 1998, originally made by TransTexas payable to TEC.

         TransTexas Subordinated Note Claims means the Claims of the holders of the TransTexas Subordinated Notes due 2001.

         TransTexas Subordinated Notes means the $115.8 million aggregate principal amount of TransTexas 13 3/4% Series D Senior Subordinated Notes due 2001 issued by TransTexas pursuant to the TransTexas Subordinated Notes Indenture.

         TransTexas Subordinated Notes Indenture means the Indenture between TransTexas, as issuer, and Bank One, as Indenture Trustee, dated as of June 13, 1997, as amended from time to time, which relates to the TransTexas Subordinated Notes.

         TransTexas/TEC Note means the note made by TransTexas to TEC in the original face amount of $50,000,000 with interest thereon as therein provided, dated January 23, 1998, payable to TEC and which was pledged as Collateral for the TEC Senior Secured Notes.

         Unclaimed Property means any Cash and Reorganization Securities unclaimed on or after the applicable distribution date made in respect of the relevant Allowed Claim or Allowed Interest.

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                            Appendix 1 - Page 18

Unclaimed Property shall include: (a) checks (and the funds represented thereby) and Reorganization Securities, mailed to an address of a holder of an Allowed Claim or Interest and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) and Reorganization Securities not mailed or delivered because no address to mail or deliver such property was available.

         Unimpaired means a Claim that is not Impaired.

         Workers' Compensation Claims means, with respect to TransTexas, TEC or TARC, as applicable, any Claims held by (a) current and former employees of such Debtor, (b) beneficiaries of current and former employees of the Debtor and (c) Governmental Units, for payment or reimbursement under and according to the terms of the Workers' Compensation Programs.

         Workers' Compensation Programs means those statutorily mandated programs in effect on the Petition Date providing compensation, paid for by third parties, to employees of the applicable Debtor for job-related injuries or job related illnesses, which were required to be maintained under provisions of non-bankruptcy law.



FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                            Appendix 1 - Page 19

                                                                      APPENDIX 2

                           TransTexas Gas Corporation
                         Proforma Financial Projections
                                   1998-2006

                                  Introduction

TransTexas Gas Corporation is an independent oil and gas producer engaged in the exploration for and development and production of natural gas and condensate, primarily in South Texas and along the upper Texas Gulf Coast. The business strategy of TransTexas is to use its experience to continue to find, develop, and produce reserves at a low cost. TransTexas's long term goal is to convert unproven acreage to proved reserves through drilling in underexploited areas. Pursuant to its strategy, TransTexas has made and will be required to make, substantial capital expenditures to fully develop its oil and gas reserves.

In accordance with the TransTexas Plan, Reorganized TransTexas will emerge from Chapter 11 and will continue to operate its properties, and intends to continue its strategy of exploration on both existing acreage and acreage not currently held.

                  Historical and Projected Financial Statements

The attached schedules set forth TransTexas's (i) audited balance sheet and related statement of operations as of and for each of the years in the two-year period ended January 31, 1999; and (ii) projected balance sheets and statements of projected operations as of and for each of the years in the six-year period ending January 31, 2006, hereinafter referred to as the "Proforma Financial Projections."

The Proforma Financial Projections present, to the best of TransTexas's belief, the expected results of operations for the projected periods, using the assumptions referred to below. Accordingly, the Proforma Financial Projections reflect TransTexas's judgment, based on current facts and circumstances, of the expected conditions and TransTexas's anticipated course of action upon the Effective Date. Although TransTexas believes the assumptions set forth below are reasonable, their validity may be affected by the occurrence of events and the existence of conditions not now contemplated, many of which are beyond the control of TransTexas. In addition estimates become less precise in later years in the projection period. The Proforma Financial Projections are, therefore, not intended to represent Reorganized TransTexas's actual future performance. Actual operating results during the projected periods will vary from the Proforma Financial Projections and such variations may be material.

The Proforma Financial Projections were developed using a detailed model of wells to be drilled during the projection period on properties currently in possession of TransTexas and properties to be acquired by TransTexas during the projection period. The model considered each individual well to be drilled in the various development, delineation and exploration areas, using industry-accepted methodology including extrapolation of drilling profiles from similar wells, contingent success rates and historical capital costs to drill wells of similar depth and prospective formation objectives.

                                   Appendix 2
                                     Page 1

Aggregate production was estimated from base wells in production as of the time of preparation of the projections, declined in accordance with the rates utilized in the Netherland, Sewell & Associates reserve report, plus incremental production from wells to be drilled. Production profiles and resultant cashflows of each incremental well were estimated from the anticipated initial production, adjusted for contingent success rates, using historical decline rates and general commodity pricing assumptions.

In conformance with the unescalated commodity pricing assumptions of the model, capital expenditures were unescalated.


The historical information for the years ended January 31, 1998 and 1999 has been extracted from TransTexas's consolidated financial statements for such years, as included in TransTexas's 1999 Securities and Exchange Commission Form 10-K, including the related footnotes, which should be read for additional information.

The Proforma Financial Projections have not been prepared with a view towards compliance with published guidelines of the Securities and Exchange Commission and the American Institute of Certified Accountants, regarding projections or forecasts. The Proforma financial Projections have not been examined, reviewed or compiled by TransTexas's independent accountants in accordance with AICPA Guidelines.

Capitalized terms not otherwise defined herein are used as defined in the TransTexas Plan, Disclosure Statement and attached Appendices. The Proforma Financial Projections should be read in conjunction with the TransTexas Plan, Disclosure Statement and related Appendices Effective Date. The Proforma Financial Projections assume that TransTexas will emerge from Chapter 11 on an Effective Date of December 31, 1999.

Financial Reporting by Entities in Reorganization under the Bankruptcy Code ("SOP 90-7"). The Proforma Financial Projections conform to SOP 90-7.

Under SOP 90-7, the reorganization value, or enterprise value, of the entity is allocated to the entity's assets in conformance with the purchase method described in APB Opinion 16, "Business Combinations." The effects of fresh-start adjustments on assets and liabilities and the effects of the discharge of liabilities gives rise to extraordinary gain.

Upon the Effective Date, Reorganized TransTexas will allocate the actual reorganization value to the entity's assets, and that allocation may be significantly different from the balance sheet presented herein. Because SOP 90-7 requires a different basis of accounting, financial statements for entities emerging from Chapter 11 are not comparable to financial statements of predecessor operations.

                                   Appendix 2
                                     Page 2

                             SIGNIFICANT ASSUMPTIONS

OPERATING ASSUMPTIONS

Pricing. The markets for oil and gas have historically been, and will continue to be, volatile. Prices for oil and gas may fluctuate in response to relatively minor changes in supply and demand, market uncertainty and a variety of factors beyond the control of TransTexas. Set forth in the table below are the average prices historically obtained by and assumed future prices to be received by Reorganized TransTexas during the period indicated.



                                  Year Ended Jan 31                         Year Ended Jan 31
                                      Historical                                Projected
                                  -----------------   ----------------------------------------------------------
                                     1998     1999     2000(1)  2001     2002    2003     2004     2005    2006
Average Price:
  Gas (per Mcf)                      $2.09    $2.10    $2.45    $2.45    $2.46   $2.46    $2.46    $2.46   $2.46
  Condensate and Oil (per Bbl)      $19.20   $11.91   $17.62   $17.62   $17.62  $17.62   $17.62   $17.62  $17.62

(1) For the period November 1, 1999 through January 30, 2000 only.

TransTexas assumes natural gas prices using the historical three-year average of the NYMEX strip price, adjusted for Btu content and transportation. The basis for TransTexas's condensate and oil price assumption is the historical three-year average of Koch's WTI posting adjusted for bonus and transportation. The higher price per Mcf beginning in fiscal 2000 is primarily due to TransTexas's new production in the Eagle Bay area. The gas produced in this area has a Btu content approximately 10% higher than production from areas that TransTexas has operated in the past. In addition, the transportation costs in prior years were higher due to the location of the reserves.

TransTexas's revenue and cash flows will be affected by changes in oil and gas prices. Oil and gas prices are subject to substantial seasonal, political and other fluctuations that TransTexas is unable to control or accurately predict. From time to time, prior to the bankruptcy petition, TransTexas has entered into commodity price swap agreements to reduce its exposure to price risk in the spot market for natural gas. The Proforma Financial Projections do not assume that Reorganized TransTexas will enter into any transactions to hedge against changes in oil and gas prices or interest rates.

Production Volumes. Set forth in the following table are the actual production volumes and projected production volumes.

                                   Appendix 2
                                     Page 3



                                       Year Ended Jan 31                     Year Ended Jan 31
                                           Historical                            Projected
                                      -------------------   ---------------------------------------------------------
                                         1998     1999      2000     2001     2002    2003     2004     2005    2006
Average Price:
  Gas (per Bcf)                          72.4      85.6     29.9     50.5     53.9    54.6     54.5     53.0    51.8
  Condensate and Oil (MBbls)              619     1,120     1911     2908     3354    3485     3036     2528    2078

Overall production declined between fiscal years 1998 and 1999 due to the sale of the Lobo area oil and gas properties. The increase in condensate and oil production for future periods results from TransTexas' existing and planned production from Eagle Bay and other upper gulf coast areas.

Operating Costs. The following chart identifies historical and forecasted operating costs:


                                       Year Ended Jan 31                      Year Ended Jan 31
                                           Historical                             Projected
                                       ------------------  ----------------------------------------------------------
                                          1998     1999     2000     2001     2002    2003     2004     2005    2006
Average Operating
Costs (per Mcfe) (1)                      $0.58    $0.49    $0.67    $0.57    $0.51   $0.50    $0.52    $0.55   $0.57

(1) Operating costs include lease operating expenses and all taxes other than income taxes.


The Proforma Financial Projections separately identify estimated lease operating expenses from transportation costs. Taxes, including severance and ad valorem taxes, are disclosed separately and have been estimated by TransTexas based on anticipated production and commodity prices, and applicable laws.

Depreciation, Depletion and Amortization. The following table summarizes depletion rates per Mcfe for the periods indicated.

                                        Year Ended Jan 31                  Year Ended Jan 31
                                           Historical                         Projected
                                        -----------------  ----------------------------------------------------------
                                          1998     1999    2000(1)   2001    2002    2003     2004     2005    2006
Depletion Expense
 (per Mcfe)                               $1.11    $1.96    $1.15    $1.32   $.88    $.77     $.70     $.70    $.70


(1) As of January 31, 2000.

                                   Appendix 2

General and Administrative Expenses. The following table identifies historical and estimated future general and administrative expenses:


                     Year Ended Jan 31                                Year Ended Jan 31
                        Historical                                        Projected
                     ------------------     ---------------------------------------------------------------------
                        1998       1999      2000        2001      2002      2003      2004     2005      2006
G&A Expense           $48,156    $21,938    $33,202     $21,416   $22,058   $22,720   $25,402  $24,104   $24,827


The decrease in general and administrative expenses from 1998 to 1999 represents TransTexas's change in operations from the Lobo area in south Texas to the Texas gulf coast area.

Reorganization Expenses. TransTexas estimates that reorganization costs, including administrative claims and financing costs of the exit facility, will approximate $5.0 million. TransTexas has planned to pay such expenditures and claims between the months of July 1999 and March 2000.

Interest Expense. The Proforma Financial Projections include interest expense in accordance with the terms of Reorganized TransTexas's capital structure as discussed below and consistent with the terms outlined in the TransTexas Plan.

Income Taxes. TransTexas estimates no material tax liabilities during the Proforma Financial Projections period.


BALANCE SHEET ASSUMPTIONS

Accounts Receivable. The Proforma Financial Projections assume accounts receivable based on Days Sales Outstanding of 35 days (see Credit Agreement below). The Proforma Financial Projections do not include any amounts relating to joint interest billings, as the analysis assumes all costs and revenues net to TransTexas's working interest.

Capital Expenditures. Historical and projected exploration and development costs are as follows:


                      Year Ended Jan 31                              Year Ended Jan 31
                         Historical                                      Projected
                     -------------------     ------------------------------------------------------------------
                       1998       1999       2000(1)     2001      2002      2003     2004     2005       2006
Lease Acquisition
  Costs              $56,205     $13,084                $6,000    $6,000    $6,000   $6,000    $6,000    $6,000
Exploration and
  Development
  Costs              320,001     175,616     48,805     49,361    26,562    41,787   33,370    31,964    31,964


                                   Appendix 2
                                     Page 5

(1) Lease acquisition costs are included in Exploration and Development costs for fiscal 2000.

TransTexas has historically, including during the pendency of this Chapter 11 case, explored for oil and gas. Capital expenditures used in the Proforma Financial Projections are based upon TransTexas's drilling program. TransTexas's drilling program includes the development drilling locations included in the NSAI report dated May 14, 1999, certain probable and possible reserves not included in the NSAI report and future unidentified drilling opportunities.

TransTexas has applied risk factors to the various wells included in the TransTexas drilling program. These risk factors have been internally developed by TransTexas's management, and represent management's best estimate of the likelihood of hydrocarbon discovery, production rates and required capital expenditures.

Plugging and Abandonment Liabilities. The Proforma Financial Projections do not include cash outlays associated with plugging or abandonment liabilities as no such net cash outlays are expected during the projection period.

Credit Agreement. TransTexas and GMAC Financial Corporation ("GMAC") are parties to an accounts receivable management and security agreement dated October 14,1997 ("the GMAC Facility"). Interest accrues on advances at the rate of (i) the higher of (a) the prime rate of the Bank of New York or (b) the Federal Funds Rate plus 1/2 of 1%; plus (ii) 1/2 of 1%. Obligations under the GMAC Facility are secured by liens on TransTexas receivables and inventory, and are guaranteed by Mr. John Stanley. The amounts that may be advanced under the GMAC Facility are based on a percentage of certain of TransTexas' receivables and inventory.

(The Proforma Financial Projections assume TransTexas continues to utilize a facility similar to the GMAC Facility subsequent to the Effective Date. The effective interest rate assumed in the Proforma Financial Projections is 8.75%).

Exit Financing. The Proforma Financial Projections assume that TransTexas reduces its Debtor in Possession financial from $30 million to $10 million on the effective date, and that it obtains a new $42.5 million exit financing credit agreement. The Proforma Financial Projections assume that the terms of these facilities are consistent with the existing Debtor in Possession credit facility including an interest rate of 15%, paid monthly.

Production Payments. The Proforma Financial Projections assume Reorganized TransTexas combines the existing production payment into a new drilling program production payment. The new program will provide up to $50 million in additional funding and have terms similar to the existing facilities. Pursuant to the new program, the third party will reimburse at a minimum all or a portion of the costs of a currently drilling or recently drilled well. The new arrangement will consist of a dollar-denominated production payment equal to the primary sum of the existing production payments plus future funding plus an amount equivalent to 15% annual interest on the unpaid portion of such primary sum.

                                   Appendix 2
                                     Page 6

Repayment of the new production payment will be made from 80-90% of qualified revenues from those wells included in the existing production payments and 65% of qualified revenues from new wells added to the program. A similar program in the amount of approximately $15 million is anticipated beginning in the last fiscal quarter of 2001.

New Senior Secured Notes. The Proforma Financial Projections assume the issuance of $200 million of New Senior Secured Notes. The New Senior Secured Notes have an interest rate of 15% per annum, payable semi-annually in arrears, in cash, beginning six months after the Effective Date.

The New Senior Secured Notes are due five years from the Effective Date. The Proforma Financial Projections assume that the reduced principal balance of the New Senior Secured Notes if refinanced with debt having similar terms. Refinancing costs of $2.0 million associated with this refinancing are assumed in the Proforma Financial Projections.

New Senior Preferred Stock. Pursuant to the TransTexas Plan, the Proforma Financial Projections assume the issuance of $220 million face amount of $1.00 par value New Senior Preferred Stock. The Proforma Financial Projections assume that dividends on the New Senior Preferred Stock are paid quarterly in kind, at a rate of 20% per annum, for the first two years subsequent to December 31, 1999. Beginning in January 2002, the Proforma Financial Projections assume 7.75% cash dividends on the New Senior Preferred Stock paid on a quarterly basis beginning February 2002.

The Proforma Financial Projections do not assume any redemption or conversion of the New Senior Preferred Stock. According to the TransTexas Plan, Reorganized TransTexas may redeem the New Senior Preferred Stock subsequent to the retirement of the New Senior Notes. The new Senior Preferred Stock has a mandatory redemption date of the sixth anniversary of the Effective Date (December 31, 2005).

New Junior Preferred Stock. The Proforma Financial Projections assume the issuance of $80 million face amount of $1.00 par value per share New Junior Preferred Stock. The New Junior Preferred Stock pays quarterly dividends, in kind at 8% of par value per annum. The Proforma Financial Projections do not assume the redemption of the New Junior Preferred Stock.

New Common Stock. The Proforma Financial Projections assume Reorganized TransTexas will issue 1,002,500 million shares of the 100 million authorized shares of Reorganized TransTexas' $.01 par value common stock to the holders of the TransTexas Senior Secured Note Claimants pursuant to the TransTexas Plan.

The Proforma Financial Projections represent Management's understanding of the Company's revenues, development history, operating structure, and prospects, and anticipated commodity prices. Management utilized the industry knowledge and expertise of their financial advisors, PricewaterhouseCoopers, and valuation experts, the Scotia Energy Group, to finalize the projections.

                                   Appendix 2
                                     Page 7

     ($000'S)              TRANSTEXAS GAS CORPORATION
                             STATEMENT OF OPERATIONS
                    FOR PERIODS ENDING IN 1998 THROUGH 2006

                                                  ACTUAL JANUARY 31,
                                               ----------------------
         STATEMENTS OF
            INCOME                                1998         1999
--------------------------------------------   ---------    ---------
REVENUES:
     Gas, condensate and natural gas liquids   $ 164,538    $  91,319
     Transportation                               12,055            0
     Gain on the sale of assets                  543,365       61,247
     Other                                         3,313        4,200
                                               ---------    ---------
         TOTAL REVENUES                          723,271      156,766

COSTS AND EXPENSES:
     Operating                                    50,957       22,352
     General and Administrative                   48,156       21,938
     Taxes Other Than Income Taxes                11,399        7,130
                                               ---------    ---------
         TOTAL COSTS AND EXPENSES                110,512       51,420
                                               ---------    ---------

          EBITDA                                 612,759      105,346

DEPLETION EXPENSE                                 82,659       86,137
IMPAIRMENT LOSS                                        0      425,966
                                               ---------    ---------
         TOTAL D D & A                            82,659      512,103
                                               ---------    ---------

         EBIT                                    530,100     (406,757)

OTHER EXPENSE (INCOME):
     Interest Expense, net                       (80,580)     (79,921)
     Interest Income                              12,393        1,205
                                               ---------    ---------
         TOTAL OTHER EXPENSE (INCOME)            (68,187)     (78,716)
                                               ---------    ---------

              PRETAX INCOME (LOSS)               461,913     (485,473)

INCOME TAX EXPENSE                               161,669      (38,882)
                                               ---------    ---------

              INCOME (LOSS) BEFORE EX. ITEM      300,244     (446,591)
                                               =========    =========

         EXTRAORDINARY ITEM                      (72,043)      (1,142)

              NET INCOME (LOSS)                  228,201     (447,733)
                                               =========    =========

         PREFERRED DIVIDENDS                           0            0
         PREFERRED ACCRETION                           0            0
                                               =========    =========
         NET INCOME TO COMMON                  $ 228,201    ($447,733)
                                               =========    =========

                                                                               FORECAST JANUARY 31,
                                              ------------------------------------------------------------------------------------
         STATEMENTS OF
            INCOME                              2000         2001        2002         2003         2004         2005        2006
--------------------------------------------  ---------   ---------    ---------    ---------    ---------    ---------  ---------
REVENUES:
     Gas, condensate and natural gas liquids  $ 104,824   $ 178,241    $ 194,936    $ 198,932    $ 190,068    $ 176,362  $ 164,942
     Transportation                                   0           0            0            0            0            0          0
     Gain on the sale of assets                    (531)          0            0            0            0            0          0
     Other                                        1,680           0            0            0            0            0          0
                                              ---------   ---------    ---------    ---------    ---------    ---------  ---------
         TOTAL REVENUES                         105,973     178,241      194,936      198,932      190,068      176,362    164,942

COSTS AND EXPENSES:
     Operating                                   21,391      27,013       25,543       26,012       25,387       24,053     22,906
     General and Administrative                  28,801      21,416       22,058       22,720       25,402       24,104     24,827
     Taxes Other Than Income Taxes                8,729      13,327       13,565       12,706       13,191       13,836     15,316
                                              ---------   ---------    ---------    ---------    ---------    ---------  ---------
         TOTAL COSTS AND EXPENSES                58,921      61,756       61,167       61,439       63,979       61,992     63,049
                                              ---------   ---------    ---------    ---------    ---------    ---------  ---------

          EBITDA                                 47,052     116,485      133,769      137,493      126,089      114,370    101,894

DEPLETION EXPENSE                                70,157      93,250       68,194       61,797       54,265       51,049     48,354
IMPAIRMENT LOSS                                       0           0            0            0            0            0          0
                                              ---------   ---------    ---------    ---------    ---------    ---------  ---------
         TOTAL D D & A                           70,157      93,250       68,194       61,797       54,265       51,049     48,354
                                              ---------   ---------    ---------    ---------    ---------    ---------  ---------

         EBIT                                   (23,105)     23,235       65,575       75,696       71,824       63,321     53,540

OTHER EXPENSE (INCOME):
     Interest Expense, net                      (32,048)    (45,427)     (39,428)     (35,274)     (30,352)     (25,726)   (23,441)
     Interest Income                                182         375          211          628          621          672        646
                                              ---------   ---------    ---------    ---------    ---------    ---------  ---------
         TOTAL OTHER EXPENSE (INCOME)           (31,866)    (45,052)     (39,216)     (34,646)     (29,732)     (25,054)   (22,795)
                                              ---------   ---------    ---------    ---------    ---------    ---------  ---------

              PRETAX INCOME (LOSS)              (54,971)    (21,817)      26,359       41,050       42,093       38,267     30,745

INCOME TAX EXPENSE                                    0           0            0            0            0            0          0
                                              ---------   ---------    ---------    ---------    ---------    ---------  ---------

              INCOME (LOSS) BEFORE EX. ITEM     (54,971)    (21,817)      26,359       41,050       42,093       38,267     30,745
                                              =========   =========    =========    =========    =========    =========  =========

         EXTRAORDINARY ITEM                     452,211           0          (90)        (250)        (545)        (600)         0

              NET INCOME (LOSS)                 397,240     (21,817)      26,269       40,800       41,548       37,667     30,745
                                              =========   =========    =========    =========    =========    =========  =========

         PREFERRED DIVIDENDS                          0      47,411       57,629       25,191       25,191       25,191     25,191
         PREFERRED ACCRETION                          0      36,667       36,667       36,667       36,667       36,667     36,667
                                              =========   =========    =========    =========    =========    =========  =========
         NET INCOME TO COMMON                 $ 397,240   $(105,895)   $ (68,026)   $ (21,057)   $ (20,310)   $ (24,190) $ (31,112)
                                              =========   =========    =========    =========    =========    =========  =========

                                                                      Appendix 2

     ($000'S)              TRANSTEXAS GAS CORPORATION
                             STATEMENT OF CASH FLOWS
                     FOR PERIODS ENDING IN 1998 THROUGH 2006

                                                             ACTUAL JANUARY 31,
                                                        --------------------------
          STATEMENTS OF
            CASH FLOWS                                      1998           1999
------------------------------------------------        -----------    -----------
CASH FLOW FROM OPER. ACTIVITIES:
Net income to Common                                    $   228,201    $  (447,733)
Extraordinary Item                                           72,043          1,142
Depletion, depreciation and amortization/Imp                 82,659         86,137
Amortization of debt issue costs                              2,030          5,730
Accretion of interest on senior notes                         4,941              0
Gains on the sale of assets                                (543,365)       (61,247)
Deferred income taxes                                       161,670        (38,882)
Repayment of volumetric production payments                 (45,134)             0
Impairment of Oil & Gas Properties                                0        425,966
Amortization of deferred revenue                             (9,420)             0
Capitalized Interest                                              0              0
Changes in assets and liabilities:
     Accounts receivable                                     61,604            965
     Receivable from affiliates                               3,248         (1,286)
     Inventories                                             (3,953)        13,227
     Other current assets                                    10,265          7,026
     Accounts payable                                        18,451          7,981
     Accrued liabilities                                    (50,966)         9,177
     Transactions with affiliates, net                       31,223         (6,166)
     Accrued Interest payable to affiliate                    6,762          1,851
     Other assets                                                65            126
     Other liabilities                                       (8,371)        (5,384)
                                                        -----------    -----------
NET CASH PROVIDED BY
     OPERATING ACTIVITIES                                    21,953         (1,370)
                                                        ===========    ===========

CASH FLOWS FROM INVEST. ACTIVITIES:
Capital expenditures                                       (423,915)      (190,601)
Proceeds from sale of assets                              1,062,490        156,212
Withdrawals from cash restricted for interest                46,000              0
Payment of advances by affiliate                             24,750              0
Contribution to affiliate                                   (13,304)             0
Advances to affiliate                                             0         (1,648)
                                                        -----------    -----------
Net Cash Used in (Provided by)
     Investing Activities                                   696,021        (36,037)
                                                        -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of production payments                              20,977         69,824
Principal payments on production payments                   (29,504)       (17,355)
(Paydown)/issuance of N/P to TEC/senior  notes                    0              0
DIP financing/super senior                                        0              0
Principal payments on long-term debt                        (10,128)       (62,235)
Revolving credit agreement, net                             (18,351)        (7,572)
(Paydown)/Issuance of sub notes                                   0              0
Preferred Equity Accretion                                 (892,000)             0
Issuance of note payable to affiliate                       486,991          1,395
Debt issue costs                                            (13,559)        (1,027)
Increase in cash restricted for share repurchases          (399,284)             0
Withdrawals from cash restricted for share repurchase       399,284              0
Purchase of treasury stock                                 (262,405)             0
Issuance of long-term debt                                   14,946         19,650
Issuance of senior preferred equity                               0              0
Issuance of junior preferred equity                               0              0
                                                        -----------    -----------
Net Cash Provided By (Used in)
     Financing Activities                                  (703,033)         2,680

                                                        -----------    -----------
NET CHANGE IN CASH                                           14,941        (34,727)
                                                        ===========    ===========

BEGINNING CASH BALANCE                                       23,561         38,502
                                                        -----------    -----------

ENDING CASH BALANCE                                     $    38,502    $     3,775
                                                        ===========    ===========

                                                                              FORECAST JANUARY 31,
                                                         ----------------------------------------------------------------
          STATEMENTS OF
            CASH FLOWS                                     2000       2001     2002     2003     2004     2005     2006
------------------------------------------------         ---------  --------  -------  -------  -------  -------  -------
CASH FLOW FROM OPER. ACTIVITIES:
Net income to Common                                     $ 397,240  $(21,817) $26,268  $40,800  $41,548  $37,667  $30,745
Extraordinary Item                                        (453,130)        0        0        0        0        0        0
Depletion, depreciation and amortization/Imp                70,157    83,250   68,194   61,797   54,265   51,049   48,354
Amortization of debt issue costs                             1,556         0        0        0        0        0        0
Accretion of interest on senior notes                            0         0        0        0        0        0        0
Gains on the sale of assets                                    531         0        0        0        0        0        0
Deferred income taxes                                            0         0        0        0        0        0        0
Repayment of volumetric production payments                      0         0        0        0        0        0        0
Impairment of Oil & Gas Properties                               0         0        0        0        0        0        0
Amortization of deferred revenue                                 0         0        0        0        0        0        0
Capitalized Interest                                             0         0        0        0        0        0        0
Changes in assets and liabilities:
     Accounts receivable                                      (747)   (4,503)    (296)  (1,605)   1,871    1,199      956
     Receivable from affiliates                              1,286         0        0        0        0        0        0
     Inventories                                               618         0        0        0        0        0        0
     Other current assets                                   (1,320)        0        0        0        0        0        0
     Accounts payable                                        1,346     7,089   (6,072)  (4,179)       0        0        0
     Accrued liabilities                                     7,411    (1,636)  (1,723)  (1,798)  (1,798)  (1,798)  (1,817)
     Transactions with affiliates, net                           0         0        0        0        0        0        0
     Accrued Interest payable to affiliate                     700         0        0        0        0        0        0
     Other assets                                           (1,246)        0        0        0        0        0        0
     Other liabilities                                     (11,770)   (3,100)  (3,000)  (3,000)  (3,000)  (3,000)       0
                                                         ---------  --------  -------  -------  -------  -------  -------
NET CASH PROVIDED BY
     OPERATING ACTIVITIES                                   12,732    69,284   83,371   92,015   92,885   85,117   78,239
                                                         =========  ========  =======  =======  =======  =======  =======

CASH FLOWS FROM INVEST. ACTIVITIES:
Capital expenditures                                       (50,604)  (57,761) (34,562) (49,787) (41,370) (39,964) (38,964)
Proceeds from sale of assets                                   556         0        0        0        0        0        0
Withdrawals from cash restricted for interest                    0         0        0        0        0        0        0
Payment of advances by affiliate                                 0         0        0        0        0        0        0
Contribution to affiliate                                        0         0        0        0        0        0        0
Advances to affiliate                                            0         0        0        0        0        0        0
                                                         ---------  --------  -------  -------  -------  -------  -------
Net Cash Used in (Provided by)
     Investing Activities                                  (50,048)  (57,761) (34,562) (49,787) (41,370) (39,964) (38,964)
                                                         ---------  --------  -------  -------  -------  -------  -------


CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of production payments                             21,384    43,964    5,000        0        0        0        0
Principal payments on production payments                  (24,762)  (88,466) (34,022)       0        0        0        0
(Paydown)/issuance of N/P to TEC/senior  notes                   0         0        0        0   (6,000) (20,000) (12,000)
DIP financing/super senior                                  52,500         0   (9,000) (25,000) (18,500)       0        0
Principal payments on long-term debt                          (187)        0        0        0        0        0        0
Revolving credit agreement, net                              2,170      (390)     354    7,791   (1,109)    (709)    (599)
(Paydown)/Issuance of sub notes                                  0         0        0        0        0        0        0
Preferred Equity Accretion                                       0         0        0        0        0        0        0
Issuance of note payable to affiliate                            0         0        0        0        0        0        0
Debt issue costs                                            (2,991)        0        0        0        0        0        0
Increase in cash restricted for share repurchases                0         0        0        0        0        0        0
Withdrawals from cash restricted for share repurchase            0         0        0        0        0        0        0
Purchase of treasury stock                                       0         0        0        0        0        0        0
Issuance of long-term debt                                       0         0        0        0        0        0        0
Issuance of senior preferred equity                              0         0        0  (25,191) (25,191) (25,191) (25,191)
Issuance of junior preferred equity                              0         0        0        0        0        0        0
                                                         ---------  --------  -------  -------  -------  -------  -------
Net Cash Provided by (Used in)
     Financing Activities                                   48,114   (22,892) (37,669) (42,400) (50,799) (45,899) (37,789)
                                                         ---------  --------  -------  -------  -------  -------  -------

NET CHANGE IN CASH                                          10,798   (11,369)  11,141     (172)     716     (745)     486
                                                         =========  ========  =======  =======  =======  =======  =======

BEGINNING CASH BALANCE                                       3,775    14,573    3,204   14,345   14,173   14,889   14,143
                                                         ---------  --------  -------  -------  -------  -------  -------

ENDING CASH BALANCE                                      $  14,573  $  3,204  $14,345  $14,173  $14,889  $14,143  $14,529
                                                         =========  ========  =======  =======  =======  =======  =======

                                                                      Appendix 2

    ($000'S)               TRANSTEXAS GAS CORPORATION
                                 BALANCE SHEETS
                     FOR PERIODS ENDING IN 1998 THROUGH 2006

                                                   ACTUAL JANUARY 31,
                                              --------------------------
      BALANCE SHEET                                1998          1999
-------------------------------------------   -----------    -----------
        ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                $    38,502    $     3,775
     Accounts receivable                           17,056         16,091
     Receivable from affiliates                         0          1,286
     Inventories                                   16,437          3,210
     Other current assets                          10,719          3,693
                                              -----------    -----------
         Total current assets                      82,714         28,055
                                              -----------    -----------
PROPERTY, PLANT & EQUIPMENT                     1,418,293      1,459,630
     Less Accumulated Depreciation                716,695      1,167,487
                                              -----------    -----------
Property, Plant & Equipment, Net                  701,598        292,143


OTHER ASSETS                                       32,323         25,169
                                              -----------    -----------
                                                  816,635        345,367
                                              ===========    ===========

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current Installments of long-term debt        10,181              0
     Accounts Payable                              52,075              0
     Accrued Interest payable to affiliate          6,762              0
     Accrued liabilities                           35,818            983
                                              -----------    -----------
         Total current liabilities                104,836            983
                                              -----------    -----------
LONG-TERM DEBT, LESS CUR. MAT                       9,199              0
N/PTO AFFILIATE / SENIOR NOTES                    486,991              0
PRODUCTION PAYMENTS, LESS CUR                       4,121         56,260
DIP FINANCING / SUPER SENIOR                            0              0
REVOLVING CREDIT AGREEMENT                          7,917              0
SUB NOTES                                         115,815              0
DEFERRED INCOME TAXES                              39,497              0
PAYABLE TO AFFILIATES                               3,002              0
OTHER LIABILITIES                                  20,620              0
SENIOR PREFERRED STOCK                                  0              0
LIABILITIES SUBJECT TO COMPROMISE                       0        718,139
STOCKHOLDERS' DEFICIT
     Common stock                                     740            740
     Additional paid-in-capital                    26,834         19,915
     Retained earnings                            259,468       (188,265)
                                              -----------    -----------
       Common Equity                              287,042       (167,610)
     Treasury stock, at cost, 16,484 shares      (262,405)      (262,405)
     PIK Junior Preferred Stock                         0              0
                                              -----------    -----------
         Total stockholders' deficit               24,637       (430,015)
                                              -----------    -----------
                                              $   816,635    $   345,367
                                              ===========    ===========
                                                                             FORECAST JANUARY 31,
                                              --------------------------------------------------------------------------------
             BALANCE SHEET                     2000         2001        2002        2003        2004        2005        2006
------------------------------------------   ---------    --------    --------    --------    --------    --------    ---------
        ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                $ 14,573    $  3,204    $ 14,345    $ 14,173    $ 14,889    $ 14,143    $ 14,629
     Accounts receivable                        16,838      21,341      21,637      23,242      21,371      20,172      19,216
     Receivable from affiliates                      0           0           0           0           0           0           0
     Inventories                                 2,592       2,592       2,592       2,592       2,592       2,592       2,592
     Other current assets                        5,010       5,010       5,010       5,010       5,010       5,010       5,010
                                             ---------    --------    --------    --------    --------    --------    ---------
         Total current assets                   39,013      32,146      43,584      45,017      43,862      41,917      41,447
                                             ---------    --------    --------    --------    --------    --------    ---------

PROPERTY, PLANT & EQUIPMENT                    315,807     373,568     408,130     457,917     499,287     539,251     579,214
     Less Accumulated Depreciation               4,942      98,192     166,386     228,183     282,448     333,497     381,851
                                             ---------    --------    --------    --------    --------    --------    ---------
Property, Plant & Equipment, Net               310,865     275,376     241,744     229,734     216,839     205,754     197,363
                                             ---------    --------    --------    --------    --------    --------    ---------


OTHER ASSETS                                     2,819       2,819       2,818       2,818       2,819       2,819       2,818
                                             ---------    --------    --------    --------    --------    --------    ---------
                                               352,696     310,341     288,146     277,569     263,520     250,490     241,628
                                             =========    ========    ========    ========    ========    ========    =========

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current Installments of long-term debt          0           0           0           0           0           0           0
     Accounts Payable                           11,969      19,058      12,986       8,807       8,807       8,807       8,807
     Accrued Interest payable to affiliate           0           0           0           0           0           0           0
     Accrued liabilities                        21,992      20,356      18,633      16,835      15,037      13,239      11,422
                                             ---------    --------    --------    --------    --------    --------    ---------
         Total current liabilities              33,961      39,414      31,619      25,642      23,844      22,046      20,229
                                             ---------    --------    --------    --------    --------    --------    ---------
LONG-TERM DEBT, LESS CUR. MAT                        0           0           0           0           0           0           0
N/PTO AFFILIATE / SENIOR NOTES                 200,000     200,000     200,000     200,000     194,000     174,000     162,000
PRODUCTION PAYMENTS, LESS CUR                   51,525      29,022           0           0           0           0           0
DIP FINANCING / SUPER SENIOR                    52,500      52,500      43,500      18,500           0           0           0
REVOLVING CREDIT AGREEMENT                       2,327       1,937       2,291      10,082       8,973       8,264       7,666
SUB NOTES                                            0           0           0           0           0           0           0
DEFERRED INCOME TAXES                                0           0           0           0           0           0           0
PAYABLE TO AFFILIATES                                0           0           0           0           0           0           0
OTHER LIABILITIES                               15,100      12,000       9,000       6,000       3,000           0           0
SENIOR PREFERRED STOCK                               0      84,078     178,374     215,040     251,707     288,374     325,040
LIABILITIES SUBJECT TO COMPROMISE                    0           0           0           0           0           0           0
STOCKHOLDERS' DEFICIT
     Common stock                                   13          13          13          13          13          13          13
     Additional paid-in-capital                      0           0           0           0           0           0           0
     Retained earnings                          (2,730)   (108,625)   (176,651)   (197,708)   (218,018)   (242,208)   (273,320)
                                             ---------    --------    --------    --------    --------    --------    ---------
       Common Equity                            (2,717)   (108,612)   (176,638)   (197,695)   (218,005)   (242,195)   (273,307)
     Treasury stock, at cost, 16,484 shares          0           0           0           0           0           0           0
     PIK Junior Preferred Stock                      0           0           0           0           0           0           0
                                             ---------    --------    --------    --------    --------    --------    ---------
         Total stockholders' deficit            (2,717)   (108,612)   (176,638)   (197,695)   (218,005)   (242,195)   (273,307)
                                             ---------    --------    --------    --------    --------    --------    ---------
                                              $352,696    $310,341    $288,146    $277,569    $263,520    $250,490    $241,628
                                             =========    ========    ========    ========    ========    ========    =========

                                                                      Appendix 2

                        TRANSAMERICAN ENERGY CORPORATION
                             (DEBTOR-IN-POSSESSION)

                                  BALANCE SHEET
                                 AUGUST 31, 1999
                            (IN THOUSANDS OF DOLLARS)
                                   (UNAUDITED)


                                     ASSETS

               Current assets:
                Cash and cash equivalents                      $       13
                Receivable from affiliates                         26,760
                                                               ----------
                  Total current assets                             26,773
                                                               ----------

                Notes receivable from affiliates                1,420,000
                Investment in subsidiaries                        467,113
                Other                                               4,921
                                                               ----------
                                                               $1,918,807
                                                               ==========
                     LIABILITIES AND STOCKHOLDER'S EQUITY

               Current liabilities:
                Accounts payable                               $        5
                                                               ----------
                  Total current liabilities                             5
                                                               ----------

               Liabilities subject to compromise                1,629,067

               Stockholder's equity:
                Common stock                                           --
                Additional paid-in capital                        289,334
                Retained earnings                                     401
                                                               ----------
                  Total Stockholder's equity                      289,735
                                                               ----------
                                                               $1,918,807
                                                               ==========


                                                                      Appendix 2

                        TRANSAMERICAN REFINING CORPORATION
                                (DEBTOR-IN-POSSESSION)

                                   BALANCE SHEET
                                  AUGUST 31, 1999
                             (IN THOUSANDS OF DOLLARS)
                                    (UNAUDITED)

                              ASSETS

          Current assets:
           Cash and cash equivalents                      $    16,276
           Accounts receivable                                    168
                                                          -----------
            Total current assets                               16,444
                                                          -----------

           Due from affiliates                                  2,953
           Investment in subsidiary                         1,112,872
           Other                                               25,151
                                                          -----------
                                                          $ 1,157,420
                                                          ===========

                 LIABILITIES AND STOCKHOLDERS EQUITY

          Current liabilities:
           Accounts payable                               $         5
                                                          -----------
            Total current liabilities                               5
                                                          -----------

          Liabilities subject to compromise                 1,130,371

          Stockholders equity:
           Common stock                                           300
           Additional paid-in capital                         597,024
           Retained earnings                                 (570,280)
                                                          -----------
            Total stockholder's equity                         27,044
                                                          -----------
                                                          $ 1,157,420
                                                          ===========

                                                                      Appendix 2

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                             CORPUS CHRISTI DIVISION

IN RE:                             )
                                   )
TRANSAMERICAN ENERGY               )
CORPORATION,                       )   CASE NO. 99-21551-C-11
                                   )
DEBTOR.                            )

                    SECOND AMENDED PLAN OF LIQUIDATION UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE
                               PROPOSED BY DEBTOR

                            Dated: September 29, 1999





JORDAN, HYDEN, WOMBLE                                   GARDERE & WYNNE, L.L.P.
& CULBRETH, P.C.                                        John Nabors
Shelby Jordan                                           Deirdre B. Ruckman
Bank America Towers                                     3000 Thanksgiving Tower
500 N. Shoreline, Suite 900                             1601 Elm Street
Corpus Christi, TX  78471                               Dallas, TX  75201

COUNSEL FOR DEBTOR                                      SPECIAL COUNSEL FOR
                                                        DEBTOR




                                   APPENDIX 3

                                TABLE OF CONTENTS


                                                                               Page
                                    ARTICLE I
                                  INTRODUCTION
Section 1.01      Introduction..................................................1

                                   ARTICLE II
                                   DEFINITIONS

Section 2.01      Administrative Expense........................................1
Section 2.02      Affiliate of the Debtor.......................................1
Section 2.03      Allowed.......................................................1
Section 2.04      Allowed Claim or Allowed Interest.............................1
Section 2.05      Ballots.......................................................2
Section 2.06      Ballot Deadline...............................................2
Section 2.07      Bankruptcy Code...............................................2
Section 2.08      Bankruptcy Court..............................................2
Section 2.09      Bankruptcy Rules..............................................2
Section 2.10      Bar Date......................................................2
Section 2.11      Bondholder Committee..........................................2
Section 2.12      Bondholder DIP Facility.......................................2
Section 2.13      Bondholder DIP Secured Claims.................................2
Section 2.14      Business Day..................................................2
Section 2.15      Cash..........................................................2
Section 2.16      Causes of Action..............................................3
Section 2.17      Chapter 11 Case...............................................3
Section 2.18      Claim.........................................................3
Section 2.19      Class.........................................................3
Section 2.20      Collateral ...................................................3
Section 2.21      Confirmation..................................................3
Section 2.22      Confirmation Date.............................................3
Section 2.23      Confirmation Hearing..........................................3
Section 2.24      Confirmation Order............................................3
Section 2.25      Creditor......................................................3
Section 2.26      Creditors' Committee..........................................3
Section 2.27      Debtor........................................................4
Section 2.28      Debtor-in-Possession..........................................4
Section 2.29      Deficiency Claim..............................................4
Section 2.30      DGCL..........................................................4
Section 2.31      Disallowed....................................................4
Section 2.32      Disclosure Statement..........................................4
Section 2.33      Distribution Record Date......................................4
Section 2.34      Distributions.................................................4
Section 2.35      Effective Date................................................4
Section 2.36      Entity........................................................4
Section 2.37      Estate........................................................4
Section 2.38      Face Amount...................................................4


Section 2.39      File, Filed or Filing.........................................5
Section 2.40      Final Order...................................................5
Section 2.41      Firstar.......................................................5
Section 2.42      General Unsecured Claim.......................................5
Section 2.43      Governmental Unit.............................................5
Section 2.44      Impaired......................................................5
Section 2.45      Indenture Trustee.............................................5
Section 2.46      Indenture Trustee Claim.......................................6
Section 2.47      Interest Reserve Accounts.....................................6
Section 2.48      Interests.....................................................6
Section 2.49      Lien..........................................................6
Section 2.50      Petition Date.................................................6
Section 2.51      Plan..........................................................6
Section 2.52      Plan Documents................................................6
Section 2.53      Priority Claim................................................6
Section 2.54      Professionals ................................................6
Section 2.55      Ratable Proportion............................................6
Section 2.56      Rejection Claim...............................................7
Section 2.57      Schedules.....................................................7
Section 2.58      Secured Claim.................................................7
Section 2.59      SubDebt Committee.............................................7
Section 2.60      TARC..........................................................7
Section 2.61      TARC Common Stock.............................................7
Section 2.62      TARC Plan.....................................................7
Section 2.63      TARC Senior Secured Note......................................7
Section 2.64      TCR...........................................................7
Section 2.65      TCR  Secured Note.............................................7
Section 2.66      TEC...........................................................8
Section 2.67      TEC Bondholders...............................................8
Section 2.69      TEC Senior Secured Note Claims................................8
Section 2.70      TEC Senior Secured Note Deficiency Claims.....................8
Section 2.71      TEC Senior Secured Notes......................................8
Section 2.72      TEC Senior Secured Notes Indenture............................8
Section 2.73      Tort Claim....................................................8
Section 2.74      TransTexas....................................................8
Section 2.75      TransTexas Common Stock.......................................8
Section 2.76      TransTexas Plan...............................................8
Section 2.77      TransTexas Senior Secured Loan Agreement......................8
Section 2.78      TransTexas Senior Secured Note................................9
Section 2.79      TransTexas/TEC Note...........................................9
Section 2.80      Unimpaired....................................................9

                                   ARTICLE III
                PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE
                           CLAIMS AND PRIORITY CLAIMS

Section 3.01      Treatment of Allowed Administrative Expenses..................9
Section 3.02      Bondholder DIP Secured Claims.................................9
Section 3.03      Treatment of Allowed Priority Claims..........................9


                                   ARTICLE IV
                     CLASSIFICATION OF CLAIMS AND INTERESTS

Section 4.01      Class 1......................................................10
Section 4.02      Class 2......................................................10
Section 4.03      Class 3......................................................10


                                    ARTICLE V
                        TREATMENT OF CLAIMS AND INTERESTS

Section 5.01      Treatment of Allowed Class 1 Claims (TEC Senior Secured
                  Note Claims).................................................10
Section 5.02      Treatment of Allowed Class 2 Claims (General Unsecured
                  Claims)......................................................11
Section 5.03      Treatment of Allowed Class 3 Interests (TEC Common Stock
                  Interests)...................................................11


                                   ARTICLE VI
                      MEANS FOR IMPLEMENTATION OF THE PLAN

Section 6.01      General Corporate Matters....................................11
Section 6.02      Distributions to Holders of Allowed Claims; Further
                  Agreements...................................................11
Section 6.03      Cancellation of Existing Securities..........................11
Section 6.04      Payment of Firstar's Fees and Expenses as Indenture Trustee..12


                                   ARTICLE VII
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 7.01      Rejection Generally..........................................12


                                  ARTICLE VIII
                     DISCHARGE, RELEASES AND INDEMNIFICATION

Section 8.01      No Discharge of Debtor.......................................12
Section 8.02      Releases.....................................................13
Section 8.03      Indemnification..............................................14
Section 8.04      Conclusion of Chapter 11 Cases, and Dissolution of
                  Creditors' Committee and the SubDebt Committee...............14


                                   ARTICLE IX
                 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

Section 9.01      Conditions to Occurrence of the Effective Date...............14
Section 9.02      Waiver of Conditions.........................................15


                                    ARTICLE X
                              LEGAL BINDING EFFECT

Section 10.01     Effects of Confirmation......................................15


                                   ARTICLE XI
                            ADMINISTRATIVE PROVISIONS

Section 11.01     Retention of Jurisdiction....................................15
Section 11.02     Cram Down....................................................17
Section 11.03     Modification of the Plan.....................................17
Section 11.04     Exemption from Certain Transfer Taxes........................17
Section 11.05     Withdrawal or Revocation of the Plan.........................17
Section 11.06     Successors and Assigns.......................................18
Section 11.07     Governing Law................................................18
Section 11.08     Notices......................................................18
Section 11.09     Severability.................................................18
Section 11.10     Interpretation, Rules of Construction, Computation of Time,
                  and Choice of Law............................................19
Section 11.11     No Admissions................................................20
Section 11.12     Limitation of Liability......................................20

                                    ARTICLE I

                                  INTRODUCTION

                  Section 1.01 Introduction. This Plan is proposed by TransAmerican Energy Corporation. Reference is made to the Disclosure Statement accompanying the Plan for a discussion of each of TransTexas Gas Corporation's, TransAmerican Energy Corporation's, and TransAmerican Refining Corporation's history, results of operations, historical financial information and properties, and for a summary and analysis of this Plan. All holders of Claims against and Interests in TransAmerican Energy Corporation are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

                                   ARTICLE II

                                   DEFINITIONS

                  The following terms used herein shall have the respective meanings defined below:

                  Section 2.01 Administrative Expense means (a) any cost or expense of administration of the Chapter 11 Case (including, without limitation, the fees and expenses of Professionals) asserted or arising under Sections 503(b), or 507(b) of the Bankruptcy Code, (b) a Claim determined to be an Administrative Expense pursuant to a Final Order, and (c) any fees or charges assessed against the Estate under Section 1930, title 28, United States Code.

                  Section 2.02 Affiliate of the Debtor means John R. Stanley, or any corporation, limited liability company or other business entity directly or indirectly controlled by John R. Stanley.

                  Section 2.03 Allowed means with respect to Claims and Interests, (a) any Claim against, or Interest in, the Debtor, proof of which is timely Filed or by order of the Bankruptcy Court is not or will not be required to be Filed, (b) any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely Filed proof of Claim has been Filed, (c) any Interest registered in the stock register maintained by or on behalf of the Debtor as of the Distribution Record Date or (d) any Claim allowed pursuant to this Plan and, in each such case in (a), (b) and (c) above, as to which either (i) no objection to the allowance thereof has been Filed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or
(ii) such an objection is so Filed and the Claim and Interest shall have been allowed pursuant to a Final Order (but only to the extent so allowed).

                  Section 2.04 Allowed Claim or Allowed Interest means an Allowed Claim or an Allowed Interest in a specified class. For example, an Allowed General Unsecured Claim is an Allowed Claim in the General Unsecured Claims Class and an Allowed Old Common Stock Interest is an Allowed Interest in the Old Common Stock Interest Class.


Second Amended Plan of Liquidation proposed by TransAmerican Energy
Corporation                                                               Page 1

                  Section 2.05 Ballots means the ballots that accompany the Plan and Disclosure Statement upon which holders of Impaired Claims and Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan.

                  Section 2.06 Ballot Deadline means the date set by the Court as the last date on which Ballots may be cast to vote on the Plan.

                  Section 2.07 Bankruptcy Code means Title 11, United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

                  Section 2.08 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, having jurisdiction over the Chapter 11 Case or such other court of competent jurisdiction as may obtain such jurisdiction in the future.

                  Section 2.09 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under
Section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any local rules of the Bankruptcy Court.

                  Section 2.10 Bar Date means as to Creditors other than Governmental Units, September 27, 1999, as the final date for Filing Proofs of Claims or Proofs of Interest herein; and as to Governmental Units, October 18, 1999, as the final date for Filing Proofs of Claim or Proofs of Interest herein.

                  Section 2.11 Bondholder Committee means an unofficial committee composed of the following TEC Bondholders: Credit Suisse First Boston Management Corporation, Oaktree Capital Management, L.L.C., Angelo Gordon & Co., L.P. and Merrill Lynch Asset Management, L.P.; provided, however, each of the foregoing Entities shall cease to be a member of such committee from the date on which it ceases to hold or manage at least $50,000,000 in principal amount of the TEC Senior Secured Notes.

                  Section 2.12 Bondholder DIP Facility means the Debtor-In-Possession loans and other financial accommodations provided pursuant to the Credit Agreement among TransTexas, as borrower, the Debtor and TARC, as guarantors, and Credit Suisse First Boston Corporation, Angelo Gordon & Co., L.P. and Oaktree Capital Management, L.L.C. and their respective successors and assigns dated as of April 27, 1999, as amended, and all ancillary agreements and instruments thereto.

                  Section 2.13 Bondholder DIP Secured Claims means the Secured Claims of the lenders arising under the Bondholder DIP Facility.

                  Section 2.14 Business Day means any day other than a Saturday, Sunday or legal holiday.

                  Section 2.15 Cash means currency, a certified check, a cashier's check or a wire transfer of immediately available funds from any source or a check drawn on a domestic bank.

Second Amended Plan of Liquidation proposed by TransAmerican Energy
Corporation                                                               Page 2

                  Section 2.16 Causes of Action means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

                  Section 2.17 Chapter 11 Case means the Debtor's voluntary case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code as case number 99-21551.

                  Section 2.18 Claim means any right to (a) payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

                  Section 2.19 Class means any group of substantially similar Claims or Interests classified by the Plan pursuant to Section 1129(a)(1) of the Bankruptcy Code.

                  Section 2.20 Collateral means any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

                  Section 2.21 Confirmation means the entry of the Confirmation Order on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.

                  Section 2.22 Confirmation Date means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.

                  Section 2.23 Confirmation Hearing means the hearing held by the Bankruptcy Court regarding confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  Section 2.24 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

                  Section 2.25 Creditor means any Entity that is the holder of a Claim that arose on or before the Petition Date or a Claim of the kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

                  Section 2.26 Creditors' Committee means the Official Committee of Unsecured Creditors in the Chapter 11 cases of the Debtor, TransTexas and TARC, as appointed by the Office

Second Amended Plan of Liquidation proposed by TransAmerican Energy
Corporation                                                               Page 3
of the United States Trustee and reconstituted from time to time, which members are identified in the Disclosure Statement.

                  Section 2.27 Debtor means TransAmerican Energy Corporation, a Delaware corporation, the debtor in the Chapter 11 Case.

                  Section 2.28 Debtor-in-Possession means the Debtor in its capacity as a debtor in possession in the Chapter 11 Case under Sections 1101, 1107 and 1108 of the Bankruptcy Code.


                  Section 2.29 Deficiency Claim means with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the value of the Collateral which secures such Claim.

                  Section 2.30 DGCL means the General Corporation Law of the State of Delaware, as amended from time to time.

                  Section 2.31 Disallowed means, when used with respect to a Claim or an Interest, a Claim or an Interest that has been disallowed pursuant to a Final Order.

                  Section 2.32 Disclosure Statement means the Disclosure Statement relating to the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented.

                  Section 2.33 Distribution Record Date means 5:00 p.m. on the Business Day immediately preceding the Confirmation Date or other such time and date designated in the Confirmation Order.

                  Section 2.34 Distributions means the distributions to be made pursuant to the Plan.

                  Section 2.35 Effective Date means a Business Day selected by the Debtor, with the prior consent of the Bondholder Committee that is the later of (a) a day that is not less than eleven (11) days after the Confirmation Date and (b) the first Business Day on which all conditions to the occurrence of the Effective Date have been satisfied or duly waived.

                  Section 2.36 Entity means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

                  Section 2.37 Estate means the estate of TEC created by Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

                  Section 2.38 Face Amount means: (a) with respect to a particular Claim (i) if the Claim is listed in the Schedules and the holder of such Claim has not Filed a proof of Claim within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code,

Second Amended Plan of Liquidation proposed by TransAmerican Energy
Corporation                                                               Page 4
the Bankruptcy Rules or other applicable law, the amount of such Claim that is listed in the Schedules as not disputed, contingent or unliquidated; or (ii) if the holder of such Claim has Filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the liquidated amount stated in such proof of Claim, or such amount as is determined by the Final Order of the Bankruptcy Court; (b) in the case of an Administrative Expense, the liquidated amount set forth in any application Filed with respect thereto, or the amount set forth in the Debtor's books and records or such amount as is determined pursuant to a Final Order; or (c) in all other cases, zero or such amount as shall be fixed or estimated pursuant to a Final Order.

                  Section 2.39 File, Filed or Filing means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case.

                  Section 2.40 Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Case, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order, shall not cause such order not to be a Final Order.

                  Section 2.41 Firstar means Firstar Bank, N.A., formerly known as Firstar Bank of Minnesota, N.A., as Indenture Trustee for the TEC Bondholders.

                  Section 2.42 General Unsecured Claim means any Claim, including, without limitation, the TEC Senior Secured Note Deficiency Claim, that is not an Administrative Expense, a Priority Claim or a Secured Claim.

                  Section 2.43 Governmental Unit means a governmental unit as such term is defined in Section 101(27) of the Bankruptcy Code.

                  Section 2.44 Impaired means with respect to any Claim or Interest impaired within the meaning of Section 11 U.S.C. Section 1124 of the Bankruptcy Code.

                  Section 2.45 Indenture Trustee means any Entity identified as the trustee, paying agent or other similar fiduciary under a bond, note or other debt instrument (including, but not limited to, Firstar under the TEC Senior Secured Notes Indenture), whether or not the agreement evidencing the debt or delineating its terms is denominated as an indenture.

Second Amended Plan of Liquidation proposed by TransAmerican Energy
Corporation                                                               Page 5

                  Section 2.46 Indenture Trustee Claim means the fees and expenses of Firstar, as Indenture Trustee under the TEC Senior Secured Notes Indenture, or any other successor Indenture Trustee, incurred in their capacity as such, including the fees and expenses of its counsel.

                  Section 2.47 Interest Reserve Accounts means the custodial accounts at First Union in the name of First Union, as Trustee, which were established pursuant to the TARC Subordinated Notes Indenture.

                  Section 2.48 Interests means, as of the Petition Date, the equity interests in the Debtor, including, without limitation, shares of common stock and shares of preferred stock of the Debtor and any rights, options, warrants, calls, subscriptions or other similar rights or agreements, commitments or outstanding securities obligating the Debtor to issue, transfer or sell any shares of capital stock of the Debtor.

                  Section 2.49 Lien means any charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

                  Section 2.50 Petition Date means April 20, 1999, the date on which the Debtor commenced the Chapter 11 Case.

                  Section 2.51 Plan means this Second Amended Plan of Liquidation Under Chapter 11 of the Bankruptcy Code Proposed by the Debtor dated as of September 29, 1999, including, without limitation, the annexes, exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the Confirmation Order, the provisions of the Bankruptcy Code and the terms hereof.

                  Section 2.52 Plan Documents means the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan.

                  Section 2.53 Priority Claim means any Claim other than an Administrative Expense Claim, entitled to priority in payment under Section 507(a) and 507(a)(8) of the Bankruptcy Code.

                  Section 2.54 Professionals means those Entities: (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code providing for compensation for services rendered prior to the Effective Date pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) seeking compensation and reimbursement pursuant to Sections 503(b)(2) or (4) of the Bankruptcy Code.

                  Section 2.55 Ratable Proportion means, with reference to any Distribution on account of any Claim or Interest in any Class or subclass, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Interest, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares of Interests in the same Class or subclass, as applicable.

Second Amended Plan of Liquidation proposed by TransAmerican Energy
Corporation                                                               Page 6

                  Section 2.56 Rejection Claim means any Claim against the Debtor arising from the rejection of any executory contract or unexpired lease, including any Claim of (a) a lessor for damages resulting from the rejection of a lease of real property as any such Claim shall be calculated in accordance with Section 502(b)(6) of the Bankruptcy Code or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with Section 502(b)(7) of the Bankruptcy Code. A Rejection Claim shall constitute a General Unsecured Claim.

                  Section 2.57 Schedules means the schedules of assets and liabilities and the statement of financial affairs Filed by the Debtor under
Section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 on June 14, 1999, as amended from time to time.

                  Section 2.58 Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtor or (c) as determined pursuant to a Final Order in accordance with Section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under
Section 553 of the Bankruptcy Code, to the extent of such setoff.

                  Section 2.59 SubDebt Committee means the Official Committee of holders of the TransTexas Subordinated Notes in the Chapter 11 case of TransTexas, as appointed by the Office of the United States Trustee and reconstituted from time-to-time, which members are identified in the Disclosure Statement.

                  Section 2.60 TARC means TransAmerican Refining Corporation, a Texas corporation, and a debtor-in-possession, in case number 99-21552, pending in the Bankruptcy Court and which is jointly administered with the Debtor and TransTexas.

                  Section 2.61 TARC Common Stock means all authorized, issued and outstanding shares of the Common Stock of TARC $.01 par value, as of the Petition Date.

                  Section 2.62 TARC Plan means the Second Amended Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TARC dated as of September 29, 1999, including without limitation, the annexes, exhibits and schedules thereto, amended from time to time.

                  Section 2.63 TARC Senior Secured Note means the fully accreted $920 million senior secured note dated June 13, 1997, originally executed by TARC payable to TEC and which was pledged as collateral for the TEC Senior Secured Notes.

                  Section 2.64 TCR mean TCR Holding Corporation, a Delaware corporation.

                  Section 2.65 TCR Secured Note means the Secured Note assumed by TCR , dated October 1, 1998, in the original face amount of $50,000,000 with interest thereon as therein provided payable to TEC and pledged to Firstar by TEC as Collateral for the TEC Senior Secured Notes.

Second Amended Plan of Liquidation proposed by TransAmerican Energy
Corporation                                                               Page 7

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                  Section 2.66 TEC means TransAmerican Energy Corporation, a
Delaware corporation, and the Debtor and the Debtor-in-Possession.

                  Section 2.67 TEC Bondholders means the holders of the TEC Senior Secured Notes as of the Distribution Record Date.

                  Section 2.68 TEC Common Stock means all authorized, issued and outstanding shares of the common stock of TEC, $0.1 par value, as of the Petition Date and all other Interests.

                  Section 2.69 TEC Senior Secured Note Claims means the Secured Claims of the holders of the TEC Senior Secured Notes.

                  Section 2.70 TEC Senior Secured Note Deficiency Claims means the Deficiency Claims of the holder of the TEC Senior Secured Notes.

                  Section 2.71 TEC Senior Secured Notes means, collectively, the $475 million aggregate principal amount of the 11 1/2 % Senior Secured Notes due 2002 and the $1.13 billion aggregate principal amount of the 13% Senior Secured Discount Notes due 2002 issued by TEC pursuant to the TEC Senior Secured Notes Indenture.

                  Section 2.72 TEC Senior Secured Notes Indenture means the Indenture between TEC, as issuer, and Firstar, as Indenture Trustee, dated as of June 13, 1997, as amended from time to time, which relates to the TEC Senior Secured Notes.

                  Section 2.73 Tort Claim means any Claim related to personal injury, property damage, products liability or other similar Claims against the Debtor. A Tort Claim shall constitute an Unsecured Claim.

                  Section 2.74 TransTexas means TransTexas Gas Corporation, a Delaware corporation and a debtor-in-possession, in Case No. 99-21550, pending in the Bankruptcy Court and which is jointly administered with the Chapter 11 cases of the Debtor and TARC.

                  Section 2.75 TransTexas Common Stock means all authorized, issued and outstanding shares of the Common Stock of TransTexas $.01 par value, as of the Petition Date.

                  Section 2.76 TransTexas Plan means the Second Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code proposed by TransTexas dated as of September 29, 1999, including without limitation, the annexes, exhibits and schedules thereto, as the same may be amended or modified from time to time in accordance with the confirmation order entered in the TransTexas bankruptcy proceeding and pursuant to, the provisions of the Bankruptcy Code and the terms thereof.

                  Section 2.77 TransTexas Senior Secured Loan Agreement means the Loan Agreement between TransTexas and TEC, dated as of June 13, 1997, as amended from time to time.

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                  Section 2.78 TransTexas Senior Secured Note means the $450 million senior secured note dated June 13, 1997, originally made by TransTexas payable to TEC and which was pledged as Collateral for the TEC Senior Secured Notes.

                  Section 2.79 TransTexas/TEC Note means the Note made by TransTexas to TEC in the original face amount of $50,000,000 with interest thereon as therein provided, dated January 23, 1998, payable to TEC and which was pledged as Collateral for the TEC Senior Secured Notes.

                  Section 2.80 Unimpaired means a Claim or Interest that is not Impaired.

                                   ARTICLE III

           PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
                                 PRIORITY CLAIMS

                  Section 3.01 Treatment of Allowed Administrative Expenses. Unless otherwise provided for herein, each holder of an Allowed Administrative Expense (including, without limitation, all compensation and reimbursement of expenses of Professionals pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code) shall receive 100% of the unpaid Allowed amount of such Administrative Expense in Cash on or as soon as reasonably practicable after the later of: (a) the Effective Date; and (b) the date on which such Administrative Expense becomes Allowed, provided, that an Allowed Administrative Expense may be paid on such other terms and conditions as are agreed to between the Debtor and the holder of such Allowed Administrative Expense. All Professionals requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, or 503(b) of the Bankruptcy Code for services rendered before the Effective Date shall File and serve on the Debtor, the Creditors' Committee, the Bondholder Committee, GMAC and the United States Trustee an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Confirmation Date. Objections to applications of Professionals for compensation or reimbursement of expenses must be Filed and served on the Debtor, the United States Trustee, the Bondholder Committee, the Creditors' Committee and the Professionals to whose fee application the objections are addressed.

                  Section 3.02 Bondholder DIP Secured Claims. The Bondholder DIP Secured Claims are Allowed in full and the Allowed Bondholder DIP Secured Claims shall receive no Distributions.

                  Section 3.03 Treatment of Allowed Priority Claims. Each holder of an Allowed Priority Claim shall receive an amount of Cash equal to 100% of the unpaid Allowed Amount of such Claim on as soon as practicable after the later of: (a) the Effective Date, or (b) the date on which such Priority Claim became an Allowed Priority Claim.

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

                                   ARTICLE IV

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expenses and Priority Claims of the kinds specified in Sections 507(a)(1), 502(i) and 507(a)(8) of the Bankruptcy Code have not been classified and are excluded from the following classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.

                  Section 4.01 Class 1 consists of the TEC Senior Secured Note Claims.

                  Section 4.02 Class 2 consists of all General Unsecured Claims.

                  Section 4.03 Class 3 consists of all Interests.

                                    ARTICLE V

                        TREATMENT OF CLAIMS AND INTERESTS

                  Section 5.01 Treatment of Allowed Class 1 Claims (TEC Senior Secured Note Claims).

                  (a) The TEC Senior Secured Note Claims are Allowed in full. On the Effective Date, each holder of an Allowed TEC Senior Secured Note Claim as of the Distribution Record Date shall receive on account of its Allowed TEC Senior Secured Note Claim its Ratable Proportion of all of the Debtor's right, title and interest in (i) each item of Collateral securing any of the Debtor's obligations arising under, in respect of, or relating to, the TEC Senior Secured Notes, the TEC Senior Secured Notes Indenture and/or any other agreement or instrument entered into in connection therewith, including, without limitation, all of the Debtor's right, title and interest in (A) the TransTexas Senior Secured Note and all related rights, (B) the TARC Senior Secured Note and all related rights, including 82 1/2% of the funds held in the Interest Reserve Accounts, less reasonable fees and expenses (including attorneys' fees and expenses) of Firstar and the Bondholder Committee, (C) the TransTexas/TEC Note and all related rights, (D) the TCR Secured Note and all related rights, (E) the TARC Common Stock and (F) the TransTexas Common Stock, and (iii) all distributions the Debtor would have, but for this Section 5.01(a), been entitled to receive pursuant to the terms of the TransTexas Plan and the TARC Plan.

                  (b) As more specifically set forth in, and without in any way limiting, Section 8.01 of this Plan, the Distributions provided in this Section
5.01 are in full settlement, release and discharge of each of the TEC Senior Secured Note Claims.


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



                  (c) Class 1 is Impaired. Holders of Allowed TEC Senior Secured Note Claims shall be entitled to vote to accept or reject the Plan.

                  Section 5.02 Treatment of Allowed Class 2 Claims (General Unsecured Claims).

                  (a) Each holder of a General Unsecured Claim (other than Affiliates of the Debtor) shall receive its Ratable Proportion of $5,000.

                  (b) Class 2 is Impaired under this Plan. Holders of Class 2 Claims will be entitled to vote to accept or reject the Plan.

                  Section 5.03 Treatment of Allowed Class 3 Interests (TEC Common Stock Interests).

                  (a) On the Effective Date, the Interests shall be canceled.

                  (b) Class 3 is Impaired under this Plan. Holders of such Interests are deemed to have rejected the Plan

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

                  In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means for implementation of this Plan.

                  Section 6.01 General Corporate Matters. The Debtor shall take such action as is necessary under the laws of the States of Delaware and Texas, federal law and other applicable law to effect the terms and provisions of the Plan and the Plan Documents.

                  Section 6.02 Distributions to Holders of Allowed Claims; Further Agreements. On the Effective Date, the Debtor shall execute and deliver to the Holders of Allowed TEC Senior Secured Note Claims all documents, agreements and instruments reasonably requested by Firstar or the Bondholder Committee to effectuate the treatment of the Class 1 Claims under the Plan and such further documents, instruments and agreements as are necessary to effectuate and further evidence the terms and conditions of the Plan.

                   For the purposes of such Distributions, Firstar shall be deemed to be the sole holder of all such Claims. All Distributions on account of Allowed TEC Senior Secured Note Claims shall be distributed to Firstar, for further distribution to the TEC Bondholders pursuant to the terms of the TEC Senior Secured Notes Indenture. Neither Firstar nor the TEC Bondholders shall have assumed or be deemed to have assumed any liabilities, or obligations of the Debtor by virtue of the treatment of the TEC Senior Secured Note Claims hereunder and this Section 6.02.

                  Section 6.03 Cancellation of Existing Securities. On the Effective Date, the TEC Common Stock, and any options, warrants, calls, subscriptions, or other similar rights or other

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Corporation                                                              Page 11
agreements or commitments, contractual or otherwise, obligating the Debtor to issue, transfer, or sell any shares of TEC Common Stock, or any other capital stock of the Debtor shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights. After Firstar or its agents perform their obligations under the Plan and the TEC Senior Secured Notes Indenture, Firstar and its agents, successors and assigns shall be discharged of all of their obligations associated with the TEC Senior Secured Notes Indenture and related agreements and released from all Claims arising in this Chapter 11 Case, and as of the Effective Date, such Indenture and related agreements shall be deemed canceled, except that such cancellation shall not impair the rights of the holders of the TEC Senior Secured Note Claims to receive Distributions under the Plan or the rights of the Indenture Trustee under its charging liens, if any, pursuant to the TEC Senior Secured Notes Indenture to the extent that the Indenture Trustee has not received payment and, to the extent applicable, a reserve has been established on account of the Indenture Trustee Claim.

                  Section 6.04 Payment of Firstar's Fees and Expenses as Indenture Trustee. Unless otherwise agreed by Firstar and the Debtor, on the Effective Date, the Debtor shall pay or cause to be paid to Firstar an amount in Cash equal to the Indenture Trustee Claim of Firstar for its reasonable fees and expenses incurred as Indenture Trustee prior to the Effective Date. In the event that the Debtor is unable to perform the foregoing obligation, Firstar shall have the right to impose its charging lien to obtain payment of the Indenture Trustee Claim of Firstar upon all Distributions that it receives pursuant to this Plan, the TransTexas Plan and the TARC Plan on behalf of the TEC Bondholders. Nothing in this Plan shall limit Firstar's rights to payment of its Indenture Trustee Claim arising after the Effective Date.

                                   ARTICLE VII

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Section 7.01 Rejection Generally. On the Effective Date, pursuant to Section 365 of the Bankruptcy Code, all executory contracts and unexpired leases of the Debtor are rejected. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections on the Confirmation Date, pursuant to Section 365 of the Bankruptcy Code, effective as of the Effective Date.

                                  ARTICLE VIII

                     DISCHARGE, RELEASES AND INDEMNIFICATION

                  Section 8.01 No Discharge of Debtor. The Plan provides for liquidation of all of the Debtor's assets and the discontinuance of its business. Accordingly, and pursuant to Section 1141(d)(3) of the Bankruptcy Code, the Debtor shall not receive a discharge.


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                  Section 8.02 Releases.

                  (a) On the Effective Date, the Debtor shall be deemed to release unconditionally, and hereby is deemed to release unconditionally on such date (i) each present or former officer, director, shareholder, employee, consultant, attorney, accountant and other representatives of the Debtor, (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each consultant, attorney, accountant or other representative or member of the Creditors' Committee, (iii) Entities serving on the Bondholder Committee at any time during the Chapter 11 Case and, solely in their capacity as representatives of such holders, each of such Entity's respective officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants and other representatives, (iv) Firstar and Indenture Trustee, and, solely in their capacity as representatives of Firstar, as Indenture Trustee, each of such Entity's officers, directors, shareholders, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives (v) the holders of Bondholder DIP Claims and, solely in their capacity as representatives of such holders, (vi) the holders of the Bondholder DIP Secured Claims and, solely in their capacity as representatives of such holders, each of such holder's respective officers, directors, shareholders, partners, agents, employees, consultants, accountants, advisors, affiliates and other representatives (the Entities specified in clauses (iv) and (v) are referred to collectively as the "Releasees"), from any and all Claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan, except that no Releasees shall be released from acts or omissions which are the result of willful misconduct, and except that no officers or directors of the Debtor shall be released with respect to (x) any indebtedness of such Releasee to Debtor or Debtor-in-Possession for money borrowed by such Releasee, (y) any setoff or counterclaim Debtor or Debtor-in-Possession may have or assert against any such Releasee, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Releasee against Debtor or Debtor-in-Possession, as the case may be and (z) Claims arising from the fraud, willful misconduct or gross negligence of such Releasee.

                  (b) On the Effective Date, each holder of a Claim and/or an Interest shall be deemed to have released unconditionally, and hereby is deemed to release unconditionally on such date, the Releasees, from any and all rights, Claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case or the Plan, except that no Releasees shall be released from acts or omissions which are the result of willful misconduct.

                  (c) If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then the Debtor, with the prior consent of the Bondholder Committee, reserves the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.

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Corporation                                                              Page 13

                  Section 8.03 Indemnification. Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its present and former directors, officers and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or by-laws of the Debtor, applicable state law, specific agreement or any combination of the foregoing shall not survive the Effective Date and shall be discharged, regardless of whether indemnification is owed in connection with an event occurring prior to, upon or subsequent to the Petition Date.

                  Section 8.04 Conclusion of Chapter 11 Cases, and Dissolution of Creditors' Committee and the SubDebt Committee.

                  Except with respect to any appeal of an order in the Chapter 11 Case, and any matters related to any proposed modification of the Plan, on the Effective Date, the Creditors' Committee and the SubDebt Committee shall be dissolved and the members, employees, agents, advisors and representatives (including, without limitation, attorneys, financial advisors, and other Professionals) of each thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with the Chapter 11 Case.

                                   ARTICLE IX

                 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

                  Section 9.01 Conditions to Occurrence of the Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

                  (a) The Bankruptcy Court shall have entered an order confirming the TARC Plan, and the TARC Plan and the order confirming the TARC plan shall each be in form and substance satisfactory to the Bondholder Committee and the Debtor.

                  (b) The Bankruptcy Court shall have entered an order confirming the TransTexas Plan, and the TransTexas Plan and the order confirming the TransTexas Plan shall each be in form and substance satisfactory to the Bondholder Committee and the Debtor.

                  (c) The order confirming the TARC Plan shall have become a Final Order (as such term is defined in the TARC Plan).

                  (d) The order confirming the TransTexas Plan shall have become a Final Order (as such term is defined in the TransTexas Plan).

                  (e) The Confirmation Order shall have been entered and become a Final Order in form and substance satisfactory to the Debtor and the Bondholder Committee.

                  (f) The Debtor shall have sufficient Cash to satisfy all Cash obligations under the Plan due on or as of the Effective Date.

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



                  (g) All authorizations, consents and regulatory approvals required, if any, in connection with the Plan's effectiveness shall have been obtained.

                  (h) No order of a court shall have been entered and shall remain in effect restraining the Debtor from consummating the Plan.

                  (i) The Debtor and the Bondholder Committee shall each have approved each of the Plan Documents and such Plan Documents shall have been executed in accordance with their terms.

                  Section 9.02 Waiver of Conditions. The Debtor may waive, upon the prior consent of the Bondholder Committee, one or more of the conditions to the occurrence of the Effective Date.

                                    ARTICLE X

                              LEGAL BINDING EFFECT

                  Section 10.01 Effects of Confirmation. Upon Confirmation, and pursuant to Section 1141(a) of the Bankruptcy Code, the provisions of the Plan will bind the Debtor, the Bondholder Committee, the Creditors' Committee, the SubDebt Committee, all Creditors and Interest holders, including their successors and assigns, whether or not they accept the Plan. The Claims and distributions under the Plan to Creditors are in full and complete settlement of all Claims and Interests.

                                   ARTICLE XI

                            ADMINISTRATIVE PROVISIONS

                  Section 11.01 Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

                  (a) to determine (i) any Disputed Claims, Disputed Interests and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances and (iii) preconfirmation tax liability pursuant to Section 505 of the Bankruptcy Code;

                  (b) to allow, disallow, estimate, liquidate or determine any Claim or Interest against the Debtor and to enter or enforce any order requiring the Filing of any such Claim or Interest before a particular date;

                  (c) to approve all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtor pursuant to Section 365 of the Bankruptcy Code and
Article VII herein;

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




                  (d) to determine requests for payment of administrative expenses entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto;

                  (e) to resolve controversies and disputes regarding the interpretation and implementation of this Plan, any disputes relating to whether or not a timely and proper proof of Claim was Filed or whether a Disallowed Claim or Disallowed Interest should be reinstated;

                  (f) to implement the provisions of this Plan and entry of orders in aid of confirmation and consummation of this Plan;

                  (g) to modify the Plan pursuant to Section 1127 of the Bankruptcy Code;

                  (h) to adjudicate any and all Causes of Action that arose in this Chapter 11 Case preconfirmation or in connection with the implementation of this Plan, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals;

                  (i) to resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Interests or the administration thereof;

                  (j) to resolve any disputes concerning whether a person or entity had sufficient notice of the Chapter 11 Case, the applicable Claims bar date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of this Plan for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

                  (k) to determine any and all applications, Claims, Interests, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims or Interests) in this Chapter 11 Case;

                  (l) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (m) to seek the issuance of such orders in aid of execution of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

                  (n) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

                  (o) to recover all assets of the Debtor and property of the Estate, wherever located, including any Causes of Action under Sections 544 through 550 of the Bankruptcy Code;

                  (p) to hear and resolve matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

                  (q) to hear any other matter not inconsistent with the Bankruptcy Code;

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Corporation                                                              Page 16

                  (r) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves to be established, under this Plan; including, without limitation, the Distributions to be made by the Indenture Trustee and the rights of such Indenture Trustee; and

                  (s) to enter a final decree closing the Chapter 11 Case.

                  Section 11.02 Cram Down. If all of the applicable requirements for confirmation of the Plan are met as set forth in Section 1129(a) of the Bankruptcy Code except subsection (8) thereof, the Debtor, with the prior consent of the Bondholder Committee, may request the Court to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of such subsection (8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any Impaired Class that does not vote to accept this Plan as described in the Disclosure Statement.

                  Section 11.03 Modification of the Plan. The Debtor reserves the right, with the consent of the Bondholder Committee, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtor, with the prior consent of the Bondholder Committee, may, upon order of the Bankruptcy Court and with the prior consent of the Bondholder Committee, alter, amend or modify the Plan in accordance with
Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

                  Section 11.04 Exemption from Certain Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with, the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other simple tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

                  Section 11.05 Withdrawal or Revocation of the Plan. The Debtor, with the prior consent of the Bondholder Committee, reserves the right to revoke or withdraw the Plan prior to the

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



Confirmation Date. If the Plan is revoked or withdrawn, or if the Confirmation Date does not occur, the Plan shall have no force and effect.

                  Section 11.06 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Entity.

                  Section 11.07 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

                  Section 11.08 Notices. All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been received, by mail, addressed to:

                  TransAmerican Energy Corporation
                  1300 North Sam Houston Parkway East
                  Houston, Texas  77032-2949
                  Attn:  Simon Ward

                  with copies to:

                  Gardere & Wynne, L.L.P.
                  3000 Thanksgiving Tower
                  1601 Elm Street
                  Dallas, Texas  75201
                  Attn:  Deirdre B. Ruckman, Esq.

                  and:

                  Bondholder Committee
                  c/o Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York  10038
                  Attn:  Michael J. Sage, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by Filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

                  Section 11.09 Severability. Except as to terms which would frustrate the overall purposes of this Plan, should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.

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




                  Section 11.10 Interpretation, Rules of Construction, Computation of Time, and Choice of Law.

                  (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement.

                  (b) Any term used in the Plan that is not defined in the Plan, either in Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

                  (c) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan.

                  (d) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

                  (e) Any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date without limitation to the provisions set forth in Article VI of this Plan.

                  (f) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

                  (g) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                  (h) All exhibits, annexes and schedules to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when Filed.

                  (i) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

                  (j) Where applicable, references to the singular shall include the plural, and vice-versa.


Second Amended Plan of Liquidation proposed by TransAmerican Energy
Corporation                                                              Page 19

                  Section 11.11 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein.

                  Section 11.12 Limitation of Liability. None of the Debtor, the Creditors' Committee, the Entities serving on the Bondholder Committee at any time during the Chapter 11 Case, the Bondholder Lenders, the Indenture Trustee, nor any of their respective officers, directors, employees, members, agents, underwriters or investment bankers, nor any other professional persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Entity for any act taken or omission made in good faith in connection with or related to formulating, negotiating, implementing, confirming or consummating the Plan, the Disclosure Statement or any Plan Document. The Exculpated Persons shall have no liability to the Debtor, the Reorganized Debtor, any holder of a Claim, any holder of an Interest, any other party in interest in the Chapter 11 Case or any other Entity for actions taken or not taken under the Plan, in connection herewith or with respect hereto, or arising out of their administration of the Plan, or the property to be distributed under the Plan, in good faith, including, without limitation, failure to obtain Confirmation or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Second Amended Plan of Liquidation proposed by TransAmerican Energy
Corporation                                                              Page 20

                                             Respectfully submitted,



                                             TransAmerican Energy Corporation

                                             By:    /s/ Ed Donahue
                                                 ------------------------------
                                                 Name:  Ed Donahue
                                                       ------------------------
                                                 Title: Vice President
                                                       ------------------------


Second Amended Plan of Liquidation proposed by TransAmerican Energy
Corporation                                                              Page 21

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                             CORPUS CHRISTI DIVISION

IN RE:                                )
                                      )
TRANSTEXAS GAS CORPORATION,           )                CASE NO. 99-21550-C-11
                                      )
DEBTOR.                               )


                   SECOND AMENDED PLAN OF REORGANIZATION UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE
                               PROPOSED BY DEBTOR

                            Dated: September 29, 1999













JORDAN, HYDEN, WOMBLE                          GARDERE & WYNNE, L.L.P.
& CULBRETH, P.C.                               John Nabors
Shelby Jordan                                  Deirdre B. Ruckman
Bank America Towers                            3000 Thanksgiving Tower
500 N. Shoreline, Suite 900                    1601 Elm Street
Corpus Christi, TX  78471                      Dallas, TX  75201

COUNSEL FOR DEBTOR                             SPECIAL COUNSEL FOR
                                               DEBTOR









                                   Appendix 4

                                TABLE OF CONTENTS


                                                                                                               Page

                                                     ARTICLE I

                                                   INTRODUCTION

         Section 1.01      Introduction...........................................................................1

                                                    ARTICLE II

                                                    DEFINITIONS

         Section 2.01      Administrative Expense.................................................................1
         Section 2.02      Affiliate of the Debtor................................................................1
         Section 2.03      Allowed................................................................................1
         Section 2.04      Allowed Claim or Allowed Interest......................................................1
         Section 2.05      Amended Bylaws.........................................................................2
         Section 2.06      Amended Certificate of Incorporation...................................................2
         Section 2.07      Ballot Deadline........................................................................2
         Section 2.08      Ballots................................................................................2
         Section 2.09      Bank One...............................................................................2
         Section 2.10      Bankruptcy Code........................................................................2
         Section 2.11      Bankruptcy Court.......................................................................2
         Section 2.12      Bankruptcy Rules.......................................................................2
         Section 2.13      Bar Date...............................................................................2
         Section 2.14      Bondholder Committee...................................................................2
         Section 2.15      Bondholder DIP Facility................................................................2
         Section 2.16      Bondholder DIP Secured Claims .........................................................3
         Section 2.17      Bondholder Lenders.....................................................................3
         Section 2.18      Business Day...........................................................................3
         Section 2.19      Cash...................................................................................3
         Section 2.20      Causes of Action.......................................................................3
         Section 2.21      Chapter 11 Case........................................................................3
         Section 2.22      Claim..................................................................................3
         Section 2.23      Class..................................................................................3
         Section 2.24      Collateral ............................................................................3
         Section 2.25      Confirmation...........................................................................3
         Section 2.26      Confirmation Date......................................................................3
         Section 2.27      Confirmation Hearing...................................................................4
         Section 2.28      Confirmation Order.....................................................................4
         Section 2.29      Convenience Claim......................................................................4
         Section 2.30      Creditor...............................................................................4

         Section 2.31      Creditors' Committee...................................................................4
         Section 2.32      Cure Amount Schedule...................................................................4
         Section 2.33      Debtor.................................................................................4
         Section 2.34      Debtor-in-Possession...................................................................4
         Section 2.35      Deficiency Claim.......................................................................4
         Section 2.36      DGCL...................................................................................4
         Section 2.37      Disallowed.............................................................................4
         Section 2.38      Disbursing Agent.......................................................................4
         Section 2.39      Disclosure Statement...................................................................4
         Section 2.40      Disputed Claim.........................................................................5
         Section 2.41      Disputed Interest......................................................................5
         Section 2.42      Distribution Record Date...............................................................5
         Section 2.43      Distributions..........................................................................5
         Section 2.44      Effective Date.........................................................................5
         Section 2.45      Entity.................................................................................5
         Section 2.46      Estate.................................................................................5
         Section 2.47      Exchange Act...........................................................................5
         Section 2.48      Executive Committee....................................................................5
         Section 2.49      Extended Bondholder DIP Facility.......................................................5
         Section 2.50      Face Amount............................................................................6
         Section 2.51      File, Filed or Filing..................................................................6
         Section 2.52      Final Order............................................................................6
         Section 2.53      Firstar................................................................................6
         Section 2.54      General Unsecured Claim................................................................6
         Section 2.55      GMAC ..................................................................................6
         Section 2.56      GMAC DIP Facility......................................................................7
         Section 2.57      GMAC DIP Order.........................................................................7
         Section 2.58      GMAC Post-Confirmation Agreement.......................................................7
         Section 2.59      GMAC Post-Confirmation Collateral .....................................................7
         Section 2.60      GMAC Secured Claim ....................................................................7
         Section 2.61      GMAC Waiver and Injunction.............................................................7
         Section 2.62      Governmental Unit......................................................................7
         Section 2.63      Impaired...............................................................................7
         Section 2.64      Indemnity Claim........................................................................7
         Section 2.65      Indentures.............................................................................7
         Section 2.66      Indenture Trustee......................................................................7
         Section 2.67      Indenture Trustee Claim................................................................8
         Section 2.68      Instructions Document..................................................................8
         Section 2.69      Interests..............................................................................8
         Section 2.70      Lien...................................................................................8
         Section 2.71      M&M Lien Claimant......................................................................8
         Section 2.72      M&M Lien Secured Claim ................................................................8
         Section 2.73      Management Agreement...................................................................8
         Section 2.74      Maximum GUC Cash Amount................................................................8
         Section 2.75      Mineral Interest.......................................................................8

         Section 2.76      Mineral Interest Claimant..............................................................8
         Section 2.77      Mineral Interest Secured Claim.........................................................8
         Section 2.78      Miscellaneous Secured Claims...........................................................9
         Section 2.79      New Board of Directors.................................................................9
         Section 2.80      New Class A Common Stock...............................................................9
         Section 2.81      New Class B Common Stock...............................................................9
         Section 2.82      New Common Stock.......................................................................9
         Section 2.83      New Junior Preferred Stock.............................................................9
         Section 2.84      New Senior Preferred Stock.............................................................9
         Section 2.85      New Secured Notes Security Documents ..................................................9
         Section 2.86      New Senior Secured Notes...............................................................9
         Section 2.87      New Senior Secured Notes Indenture.....................................................9
         Section 2.88      New Senior Secured Notes Indenture Trustee............................................10
         Section 2.89      New Warrant Agent ....................................................................10
         Section 2.90      New Warrant Agreement.................................................................10
         Section 2.91      New Warrants..........................................................................10
         Section 2.92      Old Common Stock......................................................................10
         Section 2.93      Paying Agent..........................................................................10
         Section 2.94      Petition Date.........................................................................10
         Section 2.95      Plan..................................................................................10
         Section 2.96      Plan Documents........................................................................10
         Section 2.97      Plan Rate.............................................................................10
         Section 2.98      Post-Confirmation Credit Facility.....................................................10
         Section 2.99      Priority Claim........................................................................11
         Section 2.100     Priority Tax Claim....................................................................11
         Section 2.101     Production Payment Holder Claims......................................................11
         Section 2.102     Professionals ........................................................................11
         Section 2.103     Quarterly Distribution Date...........................................................11
         Section 2.104     Ratable Proportion....................................................................11
         Section 2.105     Receivables...........................................................................11
         Section 2.106     Registration Rights Agreement.........................................................11
         Section 2.107     Registration Statement................................................................11
         Section 2.108     Rejection Claim.......................................................................12
         Section 2.109     Reorganization Securities.............................................................12
         Section 2.110     Reorganized TransTexas or Reorganized Debtor .........................................12
         Section 2.111     Reviewer..............................................................................12
         Section 2.112     Schedules.............................................................................12
         Section 2.113     Secured Claim.........................................................................12
         Section 2.114     Secured Tax Claim.....................................................................12
         Section 2.115     SubDebt Committee.....................................................................12
         Section 2.116     TARC..................................................................................12
         Section 2.117     TARC Plan.............................................................................12
         Section 2.118     TEC...................................................................................13
         Section 2.119     TEC Bondholders.......................................................................13
         Section 2.120     TEC Plan .............................................................................13

         Section 2.121     TEC Senior Secured Notes..............................................................13
         Section 2.122     TEC Senior Secured Notes Indenture....................................................13
         Section 2.123     Tort Claim............................................................................13
         Section 2.124     TransTexas............................................................................13
         Section 2.125     TransTexas Senior Secured Loan Agreement..............................................13
         Section 2.126     TransTexas Senior Secured Note Claims.................................................13
         Section 2.127     TransTexas Senior Secured Note Deficiency Claim.......................................13
         Section 2.128     TransTexas Subordinated Note Claims...................................................13
         Section 2.129     TransTexas Subordinated Notes.........................................................13
         Section 2.130     TransTexas Subordinated Notes Indenture...............................................14
         Section 2.131     Unclaimed Property....................................................................14
         Section 2.132     Unimpaired............................................................................14
         Section 2.133     Workers' Compensation Claims..........................................................14
         Section 2.134     Workers' Compensation Programs........................................................14

                                                    ARTICLE III

                             PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS
                                AND PRIORITY TAX CLAIMS AND BONDHOLDER DIP CLAIMS

         Section 3.01      Treatment of Allowed Administrative Expenses..........................................14
         Section 3.02      Treatment of Bondholder DIP Secured Claims............................................15
         Section 3.03      Treatment of Allowed Priority Tax Claims..............................................15

                                                    ARTICLE IV

                                      CLASSIFICATION OF CLAIMS AND INTERESTS

         Section 4.01      Class 1...............................................................................15
         Section 4.02      Class 2...............................................................................15
         Section 4.03      Class 3...............................................................................16
         Section 4.04      Class 4...............................................................................16
         Section 4.05      Class 5...............................................................................16
         Section 4.06      Class 6A..............................................................................16
         Section 4.07      Class 6B .............................................................................16
         Section 4.08      Class 7...............................................................................16
         Section 4.09      Class 8...............................................................................16
         Section 4.10      Class 9 ..............................................................................16
         Section 4.11      Class 10..............................................................................16
         Section 4.12      Class 11..............................................................................16
         Section 4.13      Class 12 .............................................................................16

                                                     ARTICLE V

                                         TREATMENT OF CLAIMS AND INTERESTS

         Section 5.01      Treatment of Allowed Class 1 Claims (Priority Claims).................................16
         Section 5.02      Treatment of Allowed Class 2 Claims (Secured Tax Claims)..............................17
         Section 5.03      Treatment of Allowed Class 3 Claim (TransTexas Senior Secured
                           Note Claims)..........................................................................17
         Section 5.04      Treatment of Allowed Class 4 Claim (GMAC).............................................18
         Section 5.05      Treatment of Allowed Class 5 Claims (Miscellaneous Secured
                           Claims)...............................................................................19
         Section 5.06      Treatment of Allowed Class 6A Claims (Mineral Interest Secured
                           Claims). .............................................................................20
         Section 5.07      Treatment of Allowed Class 6B Claims (M&M Lien Secured Claims)........................21
         Section 5.08      Treatment of Allowed Class 7 Claims (TransTexas Senior Secured
                           Note Deficiency Claims)...............................................................21
         Section 5.09      Treatment of Allowed Class 8 Claims (General Unsecured Claims)........................22
         Section 5.10      Treatment of Allowed Class 9 Claims (TransTexas Subordinated
                           Note Claims)..........................................................................22
         Section 5.11      Treatment of Allowed Class 10 Claims (Convenience Claims).............................22
         Section 5.12      Treatment of Allowed Class 11 Claims (Production Payment Holder
                           Claims)...............................................................................22
         Section 5.13      Treatment of Allowed Class 12 Interests (Old Common Stock
                           Interests)............................................................................23

                                                    ARTICLE VI

                                       MEANS FOR IMPLEMENTATION OF THE PLAN

         Section 6.01      General Corporate Matters. ...........................................................23
         Section 6.02      Post-Confirmation Financing...........................................................23
         Section 6.03      Effectiveness of Securities, Instruments and Agreements...............................23
         Section 6.04      Corporate Action for Reorganized Debtor...............................................23
         Section 6.05      Directors of the Reorganized Debtor.  ................................................24
         Section 6.06      Management Agreement. ................................................................24
         Section 6.07      Approval of Agreements. ..............................................................24
         Section 6.08      Employee Benefit Plans................................................................24
         Section 6.09      Listing of New Common Stock; Registration of Reorganization
                           Securities............................................................................25
         Section 6.10      Distributions to Holders of Allowed Claims and Interests; Source
                           of Cash and Reorganization Securities for Distributions...............................25
         Section 6.11      Distribution to Holders of TransTexas Senior Secured Notes............................25
         Section 6.12      Cancellation and Surrender of Existing Securities; Cancellation of
                           Indentures............................................................................25
         Section 6.13      Release of Liens and Perfection of Liens..............................................26

         Section 6.14      Election of Treatment in Class 8......................................................26
         Section 6.15      Liens Securing New Senior Secured Notes; Further Transactions.........................27

                                                    ARTICLE VII

                                   DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES
                                     AND MISCELLANEOUS DISTRIBUTION PROVISIONS

         Section 7.01      Objections............................................................................27
         Section 7.02      Amendments to Claims; Claims Filed After the Confirmation Date........................27
         Section 7.03      Reserves for Disputed Claims and Disputed Interests...................................28
         Section 7.04      Fluctuation in Value of Securities....................................................28
         Section 7.05      Distributions on Account of Disputed Claims...........................................28
         Section 7.06      Quarterly Distributions...............................................................29
         Section 7.07      Excess Reserves.......................................................................29
         Section 7.08      Undeliverable or Unclaimed Distributions..............................................29
         Section 7.09      Allocation of Consideration...........................................................29
         Section 7.10      Distributions to the Holders of General Unsecured Claims..............................30
         Section 7.11      Transmittal of Distributions and Notices.  ...........................................30
         Section 7.12      Distribution Record Date..............................................................30
         Section 7.13      Method of Cash Distributions..........................................................30
         Section 7.14      Distributions on Non-Business Days....................................................30
         Section 7.15      Rounding..............................................................................31
         Section 7.16      Withholding Taxes.....................................................................31
         Section 7.17      Disputed Distributions................................................................31
         Section 7.18      Retention of Rights to Pursue Causes of Action........................................31
         Section 7.19      Reviewer Proceedings. ................................................................32
         Section 7.20      Instructions Regarding Sale of New Senior Preferred Stock.............................32

                                                   ARTICLE VIII

                               TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Section 8.01      Assumption Generally..................................................................32
         Section 8.02      Approval of Assumptions...............................................................32
         Section 8.03      Objections to Assumption of Executory Contracts and Unexpired
                           Leases................................................................................33
         Section 8.04      Objections to Proposed "Cure" Amounts.................................................33
         Section 8.05      Payment Related to Assumption of Executory Contracts and
                           Unexpired Leases.  ...................................................................34
         Section 8.06      Executory Contracts and Unexpired Leases to be Rejected...............................34
         Section 8.07      Bar Date for Rejection Damages........................................................35
         Section 8.08      Contracts Entered Into on or After the Petition Date..................................35

                                                    ARTICLE IX

                                      DISCHARGE, RELEASES AND INDEMNIFICATION

         Section 9.01      Discharge of All Claims and Interests and Releases....................................35
         Section 9.02      Indemnification.......................................................................37
         Section 9.03      Conclusion of Chapter 11 Case and Dissolution of Creditors'
                           Committee and SubDebt Committee.......................................................37

                                                     ARTICLE X

                                  CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

         Section 10.01     Conditions to Occurrence of the Effective Date........................................37
         Section 10.02     Waiver of Conditions to Occurrence of the Effective Date..............................38

                                                    ARTICLE XI

                                           EFFECTS OF PLAN CONFIRMATION

         Section 11.01     Binding Effect........................................................................39
         Section 11.02     Reorganized Debtor....................................................................39
         Section 11.03     Revesting and Vesting.................................................................39
         Section 11.04     Injunction............................................................................39

                                                    ARTICLE XII

                                             ADMINISTRATIVE PROVISIONS

         Section 12.01     Retention of Jurisdiction.............................................................40
         Section 12.02     Jurisdiction Over the Reorganized Debtor..............................................41
         Section 12.03     Cram Down.  ..........................................................................42
         Section 12.04     Modification of the Plan. ............................................................42
         Section 12.05     Exemption from Certain Transfer Taxes.................................................42
         Section 12.06     Setoffs.  ............................................................................42
         Section 12.07     Compromise of Controversies...........................................................43
         Section 12.08     Withdrawal or Revocation of the Plan.  ...............................................43
         Section 12.09     Successors and Assigns................................................................43
         Section 12.10     Governing Law.  ......................................................................43
         Section 12.11     Notices...............................................................................43
         Section 12.12     Severability..........................................................................44
         Section 12.13     Interpretation, Rules of Construction, Computation of Time, and
                           Choice of Law.........................................................................44
         Section 12.14     No Admissions.........................................................................45
         Section 12.15     Limitation of Liability...............................................................45

ANNEX A  PRINCIPAL TERMS OF THE MANAGEMENT AGREEMENT........................47

ANNEX B  PRINCIPAL TERMS OF NEW JUNIOR PREFERRED STOCK......................48

ANNEX C  PRINCIPAL TERMS OF NEW SENIOR PREFERRED STOCK......................50

ANNEX D  PRINCIPAL TERMS OF NEW SENIOR SECURED NOTES........................53

ANNEX E  PRINCIPAL TERMS OF NEW WARRANTS....................................56

                                    ARTICLE I

                                  INTRODUCTION

                  Section 1.01 Introduction. This Plan is proposed by TransTexas Gas Corporation. Reference is made to the Disclosure Statement accompanying the Plan for a discussion of each of TransTexas Gas Corporation's, TransAmerican Energy Corporation's, and TransAmerican Refining Corporation's history, results of operations, historical financial information and properties, and for a summary and analysis of this Plan. All holders of Claims against and Interests in TransTexas Gas Corporation are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.



                                   ARTICLE II

                                   DEFINITIONS

                  The following terms used herein shall have the respective meanings defined below:

                  Section 2.01 Administrative Expense means (a) any cost or expense of administration of the Chapter 11 Case (including, without limitation, the fees and expenses of Professionals) asserted or arising under Sections 503(b), or 507(b) of the Bankruptcy Code, (b) a Claim determined to be an Administrative Expense pursuant to a Final Order, and (c) any fees or charges assessed against the Estate under Section 1930, title 28, United States Code.

                  Section 2.02 Affiliate of the Debtor means John R. Stanley, or any corporation, limited liability company or other business entity directly or indirectly controlled by John R. Stanley.

                  Section 2.03 Allowed means with respect to Claims and Interests, (a) any Claim against, or Interest in, the Debtor, proof of which is timely Filed or by order of the Bankruptcy Court is not or will not be required to be Filed, (b) any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely Filed proof of Claim has been Filed, (c) any Interest registered in the stock register maintained by or on behalf of the Debtor as of the Distribution Record Date or (d) any Claim allowed pursuant to this Plan and, in each such case in (a), (b) and (c) above, as to which either (i) no objection to the allowance thereof has been Filed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or
(ii) such an objection is so Filed and the Claim and Interest shall have been allowed pursuant to a Final Order (but only to the extent so allowed).

                  Section 2.04 Allowed Claim or Allowed Interest means an Allowed Claim or an Allowed Interest in a specified class. For example, an Allowed General Unsecured Claim is an Allowed Claim in the General Unsecured Claims Class and an Allowed Old Common Stock Interest is an Allowed Interest in the Old Common Stock Interest Class.

Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 1

                  Section 2.05 Amended Bylaws means the amended and restated bylaws of TransTexas to become effective on the Effective Date.

                  Section 2.06 Amended Certificate of Incorporation means the amended and restated certificate of incorporation of TransTexas to become effective on the Effective Date, substantially in the form as Filed on or prior to the Confirmation Date.

                  Section 2.07 Ballot Deadline means the date set by the Bankruptcy Court as the last date on which Ballots/Elections may be submitted.

                  Section 2.08 Ballots means the ballot forms that accompany the Plan and the Disclosure Statement upon which holders of Impaired Claims entitled to vote on the Plan hereunder shall indicate their acceptance or rejection of the Plan.

                  Section 2.09 Bank One means Bank One, N.A., as Indenture Trustee under the TransTexas Subordinated Notes Indenture.

                  Section 2.10 Bankruptcy Code means Title 11, United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

                  Section 2.11 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, having jurisdiction over the Chapter 11 Case or such other court of competent jurisdiction as may obtain such jurisdiction in the future.

                  Section 2.12 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under
Section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any local rules of the Bankruptcy Court.

                  Section 2.13 Bar Date means as to Creditors other than Governmental Units, September 27, 1999, as the final date for Filing proofs of Claim or proofs of Interest herein; and as to Governmental Units, October 18, 1999, as the final date for Filing proofs of Claim or proofs of Interest herein.

                  Section 2.14 Bondholder Committee means an unofficial committee composed of the following TEC Bondholders: Credit Suisse First Boston Corporation, Oaktree Capital Management, L.L.C., Angelo Gordon & Co., L.P. and Merrill Lynch Asset Management, L.P.; provided, however, each of the foregoing Entities shall cease to be a member of such committee from any date on which it ceases to hold or manage at least $50,000,000 in principal amount of the TEC Senior Secured Notes

                  Section 2.15 Bondholder DIP Facility means the
Debtor-In-Possession loans and other financial accommodations provided pursuant to the Credit Agreement among the Debtor, as borrower, and TEC and TARC, as guarantors, and the Bondholder Lenders dated as of April 27, 1999, as amended or otherwise modified, and all ancillary agreements and instruments thereto.



Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 2

                  Section 2.16 Bondholder DIP Secured Claims means the Secured Claims of the Bondholder Lenders arising under the Bondholder DIP Facility.

                  Section 2.17 Bondholder Lenders means Credit Suisse First Boston Corporation, Angelo Gordon & Co., L.P., and Oaktree Capital Management, L.L.C. and their respective successors and assigns.

                  Section 2.18 Business Day means any day other than a Saturday, Sunday or legal holiday.

                  Section 2.19 Cash means currency, a certified check, a cashier's check or a wire transfer of immediately available funds from any source or a check drawn on a domestic bank.

                  Section 2.20 Causes of Action means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

                  Section 2.21 Chapter 11 Case means the Debtor's voluntary case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code as case number 99-21550.

                  Section 2.22 Claim means any right to (a) payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

                  Section 2.23 Class means any group of substantially similar Claims or Interests classified by the Plan pursuant to Section 1129(a)(1) of the Bankruptcy Code.

                  Section 2.24 Collateral means any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

                  Section 2.25 Confirmation means the entry of the Confirmation Order on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 case.

                  Section 2.26 Confirmation Date means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.



Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 3

                  Section 2.27 Confirmation Hearing means the hearing held by the Bankruptcy Court regarding confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  Section 2.28 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

                  Section 2.29 Convenience Claim means any Claim, which would otherwise be a General Unsecured Claim that (a) is Allowed in an amount of $500 or less, or (b) is Allowed in an amount greater than $500, but which is reduced pursuant to Section 6.14 of the Plan to an amount of $500 or less.

                  Section 2.30 Creditor means any Entity that is the holder of a Claim that arose on or before the Petition Date or a Claim of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

                  Section 2.31 Creditors' Committee means the Official Committee of Unsecured Creditors in the Chapter 11 cases of the Debtor, TEC and TARC, as appointed by the Office of the United States Trustee and reconstituted from time to time, which members are identified in the Disclosure Statement.

                  Section 2.32 Cure Amount Schedule means the schedule setting forth the proposed amounts to cure all executory contracts to be assumed under
Article VIII of the Plan.

                  Section 2.33 Debtor means TransTexas Gas Corporation, a Delaware corporation, the debtor in the Chapter 11 Case.

                  Section 2.34 Debtor-in-Possession means the Debtor in its capacity as a debtor in possession in the Chapter 11 Case under Sections 1101, 1107 and 1108 of the Bankruptcy Code.

                  Section 2.35 Deficiency Claim means with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the value of the Collateral which secures such Claim.

                  Section 2.36 DGCL means the General Corporation Law of the State of Delaware, as amended from time to time.

                  Section 2.37 Disallowed means, when used with respect to a Claim or an Interest, a Claim or an Interest that has been disallowed pursuant to a Final Order.

                  Section 2.38 Disbursing Agent means the Entity or Entities designated in the Confirmation Order to disburse property pursuant to the Plan and may include the Reorganized Debtor when acting in that capacity.

                  Section 2.39 Disclosure Statement means the Disclosure Statement relating to the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy



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



Court pursuant to Section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented.

                  Section 2.40 Disputed Claim means the portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim as to which: (a) a proof of Claim has been Filed, or deemed Filed under applicable law or order of the Bankruptcy Court; (b) an objection has been or may be timely Filed; and
(c) such objection has not been: (i) withdrawn, (ii) overruled or denied in whole or in part pursuant to a Final Order, or (iii) granted in whole or part pursuant to a Final Order. Before the time that an objection has been or may be Filed, a Claim shall be considered a Disputed Claim (A) if the amount or classification of the Claim specified in the proof of Claim exceeds the amount or classification of any corresponding Claim scheduled by the Debtor in its Schedules, to the extent of such excess; (B) in its entirety, if any corresponding Claim scheduled by the Debtor has been scheduled as disputed, contingent or unliquidated in its Schedules; or (C) in its entirety, if no corresponding Claim has been scheduled by the Debtor in its Schedules.

                  Section 2.41 Disputed Interest means an Interest, or portion thereof, that has not become an Allowed Interest.

                  Section 2.42 Distribution Record Date means 5:00 p.m. on the Business Day immediately preceding the Confirmation Date or other such time and date designated in the Confirmation Order.

                  Section 2.43 Distributions means the distributions to be made pursuant to the Plan.

                  Section 2.44 Effective Date means a Business Day selected by the Debtor, with the prior consent of the Bondholder Committee, that is the later of (a) a day that is not less than eleven (11) days after the Confirmation Date and (b) the first Business Day on which all conditions to the occurrence of the Effective Date have been satisfied or duly waived.

                  Section 2.45 Entity means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

                  Section 2.46 Estate means the estate of TransTexas created by
Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

                  Section 2.47 Exchange Act means the Securities Exchange Act of 1934, as amended.

                  Section 2.48 Executive Committee means three members of the Creditors' Committee to be designated by the Creditors' Committee on or before the Confirmation Hearing.

                  Section 2.49 Extended Bondholder DIP Facility means the Bondholder DIP Facility as amended on the Effective Date (and as otherwise modified thereafter) to provide for, among other things: (i) the extension of the maturity date thereunder with respect to one-third of the principal


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amount owing thereunder on the Effective Date and all interest, fees and other charges accruing thereon and associated therewith to the date that is six months after the Effective Date and (ii) securing the amounts due thereunder pari passu with all amounts owing under the Post Confirmation Credit Facility, substantially in the form as Filed on or prior to the Confirmation Date.

                  Section 2.50 Face Amount means: (a) with respect to a particular Claim (i) if the Claim is listed in the Schedules and the holder of such Claim has not Filed a proof of Claim within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the amount of such Claim that is listed in the Schedules as not disputed, contingent or unliquidated; or (ii) if the holder of such Claim has Filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the liquidated amount stated in such proof of Claim, or such amount as is determined by the Final Order of the Bankruptcy Court; (b) in the case of an Administrative Expense, the liquidated amount set forth in any application Filed with respect thereto, or the amount set forth in the Debtor's books and records or such amount as is determined pursuant to a Final Order; or (c) in all other cases, zero or such amount as shall be fixed or estimated pursuant to a Final Order.

                  Section 2.51 File, Filed or Filing means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case.

                  Section 2.52 Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Case, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order, shall not cause such order not to be a Final Order.

                  Section 2.53 Firstar means Firstar Bank, N.A., formerly known as Firstar Bank of Minnesota, N.A., as Indenture Trustee.

                  Section 2.54 General Unsecured Claim means any Claim (including, without limitation, any Deductible Claim) that is not an Administrative Expense, a Priority Tax Claim, a Priority Claim, a Secured Claim, a Convenience Claim or a Production Payment Claim.

                  Section 2.55 GMAC means GMAC Commercial Credit LLC, formerly known as BNY Factoring, LLC, successor by merger to BNY Financial Corporation.



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



                  Section 2.56 GMAC DIP Facility means the Debtor-In-Possession loans, advances and other financial accommodations by GMAC to the Debtor pursuant to the GMAC DIP Order and all agreements, documents and instruments ancillary thereto and/or approved thereby.

                  Section 2.57 GMAC DIP Order means the Bankruptcy Court's "Final Order Authorizing Debtor To Enter Into Accounts Receivable Management And Security Agreement And Authorizing Post-Petition Financing Over Administrative Expenses And Secured By Liens On Property Of The Estate Pursuant To Sections 363 and 364 Of The Bankruptcy Code."

                  Section 2.58 GMAC Post-Confirmation Agreement shall have the meaning ascribed to such term pursuant to Section 5.04 of this Plan.

                  Section 2.59 GMAC Post-Confirmation Collateral shall have the meaning ascribed to such term pursuant to Section 5.04 of this Plan.

                  Section 2.60 GMAC Secured Claim means the Secured Claim of GMAC, whether arising prior or subsequent to the Petition Date, including without limitation (a) those fees referred to in paragraph "18(c)" of the Second Amended and Restated Accounts Receivable Management and Security Agreement by and between GMAC and the Debtor made as of October 14, 1997, and (b) the claims of GMAC under the GMAC DIP Facility and/or the GMAC DIP Order.

                  Section 2.61 GMAC Waiver and Injunction shall have the meaning ascribed to such term pursuant to Section 5.04 of this Plan.

                  Section 2.62 Governmental Unit means a governmental unit as such term is defined in Section 101(27) of the Bankruptcy Code.

                  Section 2.63 Impaired means with respect to any Claim or Interest, impaired within the meaning of Section 1124 of the Bankruptcy Code.

                  Section 2.64 Indemnity Claim means a Claim of a director or officer of the Debtor that is not assumed by the Debtor pursuant to Article VIII of the Plan for any obligations of the Debtor to indemnify directors or officers against any obligations pursuant to the Debtor's certificate of incorporation, bylaws, contract, applicable state law, any combination of the foregoing, or otherwise.

                  Section 2.65 Indentures means, collectively, the TransTexas Senior Secured Loan Agreement, the TEC Senior Secured Notes Indenture and the TransTexas Subordinated Notes Indenture.

                  Section 2.66 Indenture Trustee means any entity identified as the trustee, paying agent or other similar fiduciary under a bond, note or other debt instrument (including, but not limited to, the TEC Senior Secured Notes and the TransTexas Subordinated Notes), whether or not the agreement evidencing the debt or delineating its terms is denominated as an indenture.



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



                  Section 2.67 Indenture Trustee Claim means the fees and expenses of Bank One or Firstar, as Indenture Trustee under their respective Indentures, or any other successor Indenture Trustee, incurred in their capacity as such, including the fees and expenses of its counsel.

                  Section 2.68 Instructions Document means a document governing the sale of the New Senior Preferred Stock distributed to the Disbursing Agent pursuant to Sections 6.10 and 7.20.

                  Section 2.69 Interests means, as of the Petition Date, the equity Interests in the Debtor, including, without limitation, shares of common stock and shares of preferred stock of the Debtor and any rights, options, warrants, calls, subscriptions or other similar rights or agreements, commitments or outstanding securities obligating the Debtor to issue, transfer or sell any shares of capital stock of the Debtor.

                  Section 2.70 Lien means any charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

                  Section 2.71 M&M Lien Claimant means any Entity that has a valid mineral contractor or mineral subcontractor Claim pursuant to Chapter 56 of the Texas Property Code or similar statute of a state other than Texas or any Entity with rights which constitute a perfected lien under the Texas Constitution, Article 16, Section 37, to the extent enforceable in a case under Title 11 of the United States Code.

                  Section 2.72 M&M Lien Secured Claim means a Secured Claim held by a M&M Lien Claimant which has been determined by the Reviewer to be senior in priority as of the Petition Date under the applicable state law to the Secured Claim of TEC and/or Firstar with respect to the Collateral securing such Secured Claim.

                  Section 2.73 Management Agreement means the new employment agreement between John R. Stanley and the Reorganized Debtor dated as of the Effective Date. The principal terms of the Management Agreement are set forth on Annex A to the Plan.

                  Section 2.74 Maximum GUC Cash Amount means $20 million.

                  Section 2.75 Mineral Interest means any estate or interest in oil, gas and/or minerals, leases, in which the Debtor claims (either in severalty or in common with other Mineral Interest owners) rights to a share of oil and gas production as defined in Section 9.319(q) of the Texas Business and Commerce Code.

                  Section 2.76 Mineral Interest Claimant means any Entity other than the Debtor and a M&M Lien Claimant that owns an interest in a Mineral Interest, including without limitation, the owners of royalty interests, overriding royalty interests, working interests, and mineral interests, whether such interest are perpetual or terminable (excluding any person or entity that claims an interest pursuant to a production payment).

                  Section 2.77 Mineral Interest Secured Claim means a Secured Claim held by a Mineral Interest Claimant which has been determined by the Reviewer to be senior in priority as of


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



the Petition Date under the applicable state law to the Secured Claim of GMAC with respect to the Collateral securing such Secured Claim.

                  Section 2.78 Miscellaneous Secured Claims means a Secured Claim other than Secured Tax Claims, Bondholder DIP Secured Claims, TransTexas Senior Secured Note Claims, GMAC Secured Claims, Mineral Interest Secured Claims and M&M Lien Secured Claims.

                  Section 2.79 New Board of Directors means the board of directors of Reorganized TransTexas, as of the Effective Date.

                  Section 2.80 New Class A Common Stock means, collectively, the 100 million shares of authorized new Class A Common Stock of Reorganized TransTexas, par value $.01 per share, of which 1,002,500 shares are to be issued on the Effective Date pursuant to the Plan.

                  Section 2.81 New Class B Common Stock means, collectively, the 247,500 shares of authorized New Class B Common Stock of Reorganized TransTexas, par value $0.01 per share, all of which shares are to be issued on the Effective Date pursuant to the TransTexas Plan.

                  Section 2.82 New Common Stock means, collectively, the New Class A Common Stock and the New Class B Common Stock.

                  Section 2.83 New Junior Preferred Stock means the Junior Preferred Stock to be authorized and issued on the Effective Date by Reorganized TransTexas pursuant to the Plan. The principal economic terms of the New Junior Preferred Stock are set forth on Annex B to the Plan.

                  Section 2.84 New Senior Preferred Stock means the 10% Senior Preferred Stock to be authorized and issued on the Effective Date by Reorganized TransTexas pursuant to the Plan. The principal economic terms of the New Senior Preferred Stock are set forth on Annex C to the Plan.

                  Section 2.85 New Secured Notes Security Documents means the security and pledge agreement and mortgages pursuant to which certain Collateral shall be pledged to secure Reorganized TransTexas' obligations under the New Senior Secured Notes, substantially in the form as Filed on or prior to the Confirmation Date.

                  Section 2.86 New Senior Secured Notes means the Senior Secured Notes to be issued by Reorganized TransTexas pursuant to the Plan under the New Senior Secured Notes Indenture. The principal economic terms of the New Senior Secured Notes are set forth on Annex D hereto.

                  Section 2.87 New Senior Secured Notes Indenture means the Indenture between Reorganized TransTexas, as issuer, and the New Senior Secured Notes Indenture Trustee, as indenture trustee, which indenture relates to the New Senior Secured Notes, substantially in the form as Filed on or prior to the Confirmation Date.


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



                  Section 2.88 New Senior Secured Notes Indenture Trustee shall be as designated at the Confirmation Hearing and have the meaning set forth in the Confirmation Order.

                  Section 2.89 New Warrant Agent shall be as designated by the Debtor, with the consent of the Bondholder Committee, at the Confirmation Hearing and shall have the meaning set forth in the Confirmation Order.

                  Section 2.90 New Warrant Agreement means the Warrant Agreement between Reorganized TransTexas, as issuer, and the New Warrant Agent, as agent, which agreement relates to the New Warrants, substantially in the form as Filed on or prior to the Confirmation Date.

                  Section 2.91 New Warrants means the freely transferable rights issued pursuant to the New Warrant Agreement to purchase shares of the New Common Stock. The principal economic terms of the New Warrants are set forth on Annex E hereto.

                  Section 2.92 Old Common Stock means all authorized, issued and outstanding shares of the common stock of TransTexas, $.01 par value, as of the Petition Date.

                  Section 2.93 Paying Agent means the Disbursing Agent, any Indenture Trustee, or any other entity contractually authorized and/or obligated to make Distributions to certain holders of Claims and Interests and similar intermediaries an agents participating in making or conveying Distributions as required by the Plan.

                  Section 2.94 Petition Date means April 19, 1999, the date on which the Debtor commenced the Chapter 11 Case.

                  Section 2.95 Plan means this Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code proposed by the Debtor dated as of September 29, 1999, including, without limitation, the annexes, exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the Confirmation Order, the provisions of the Bankruptcy Code and the terms hereof.

                  Section 2.96 Plan Documents means the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan.

                  Section 2.97 Plan Rate means the "underpayment rate" (as defined in Section 6612(a)(2) of the Internal Revenue Code of 1986, as amended) on the Business Day immediately preceding the Confirmation Date, which rate is the rate of interest charged by the Internal Revenue Service on delinquent federal income taxes.

                  Section 2.98 Post-Confirmation Credit Facility means the $42,500,000 credit facility between the Reorganized Debtor and certain lender(s), and all ancillary agreements and instruments thereto, in the form as Filed on or prior to the Confirmation Date.


Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 10

                  Section 2.99 Priority Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under Section 507(a) of the Bankruptcy Code.

                  Section 2.100 Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  Section 2.101 Production Payment Holder Claims means Claims of TCW Portfolio No. 1555 DRV Sub-Custody Partnership, L.P., TCW DR VI Investment Partnership, L.P. and TCW Asset Management Company which relate to that certain agreement entitled the Production Payment Drilling Program dated February 23, 1998; and Claims of TCW DR VI Investment Partnership, L.P. and TCW Asset Management Company which relate to that certain agreement entitled the Production Payment Transactions dated September 30, 1998.

                  Section 2.102 Professionals means those Entities: (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code providing for compensation for services rendered prior to the Effective Date pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) seeking compensation and reimbursement pursuant to Sections 503(b)(2) or (4) of the Bankruptcy Code.

                  Section 2.103 Quarterly Distribution Date means the first Business Day of each quarterly period (i.e., March 31, June 30, September 30, and December 31) following the Effective Date, or as soon thereafter as practicable.

                  Section 2.104 Ratable Proportion means, with reference to any Distribution on account of any Claim or Interest in any Class or subclass, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Interests, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares evidencing such Interests in the same Class or subclass, as applicable.

                  Section 2.105 Receivables means all of the Debtor's and Reorganized Debtor's accounts, contract rights, instruments (including those evidencing indebtedness owed by affiliates of the Debtor and Reorganized Debtor), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to the Debtor and Reorganized Debtor arising out of or in connection with the sale or lease of inventory or the rendition of services, all guarantees and other security therefor, including all proceeds of the foregoing, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to GMAC.

                  Section 2.106 Registration Rights Agreement means the registration rights agreement relating to the Reorganization Securities, in substantially the form as Filed on or prior to the Confirmation Date.

                  Section 2.107 Registration Statement means a registration statement pursuant to Section 12 of the Exchange Act.

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



                  Section 2.108 Rejection Claim means any Claim arising from the rejection of any executory contract or unexpired lease, including any Claim of
(a) a lessor for damages resulting from the rejection of a lease of real property as any such Claim shall be calculated in accordance with Section 502(b)(6) of the Bankruptcy Code or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with Section 502(b)(7) of the Bankruptcy Code. A Rejection Claim shall constitute a General Unsecured Claim.

                  Section 2.109 Reorganization Securities means the New Senior Secured Notes, the New Senior Preferred Stock, the New Junior Preferred Stock, the New Common Stock and the New Warrants.

                  Section 2.110 Reorganized TransTexas or Reorganized Debtor means the Debtor from and after the Effective Date.

                  Section 2.111 Reviewer means the person appointed by the Bankruptcy Court pursuant to the procedures set forth in the Motion of TransTexas for Order Establishing Procedures For Determination of Amount and Priority of Mechanic's Lien Claims filed on September 17, 1999, to review M&M Lien Claims and prepare a written report of his proposed factual findings and recommendations for disposition of the M&M Lien Claims.

                  Section 2.112 Schedules means the schedules of assets and liabilities and the statement of financial affairs Filed by the Debtor under
Section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 on June 14, 1999, as amended from time to time.

                  Section 2.113 Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtor or (c) as determined pursuant to a Final Order in accordance with Section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under
Section 553 of the Bankruptcy Code, to the extent of such setoff.

                  Section 2.114 Secured Tax Claim means a Secured Claim of a Governmental Unit for property taxes assessed before the commencement of the Case.

                  Section 2.115 SubDebt Committee means the Official Committee of holders of the TransTexas Subordinated Notes in the Chapter 11 Case of TransTexas, as appointed by the Office of the United States Trustee and reconstituted from time-to-time, which members are identified in the Disclosure Statement.

                  Section 2.116 TARC means TransAmerican Refining Corporation, a Texas corporation, and a debtor-in-possession, in case number 99-21552, pending in the Bankruptcy Court and which is jointly administered with the Debtor and TEC.

                  Section 2.117 TARC Plan means the Second Amended Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TARC dated as of September 29, 1999, including, without limitation the annexes, exhibits and schedules thereto, as amended from time to time.


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



                  Section 2.118 TEC means TransAmerican Energy Corporation, a Delaware corporation, and a debtor-in-possession, in case number 99-21551, pending in the Bankruptcy Court and which is jointly administered with the Debtor and TARC.

                  Section 2.119 TEC Bondholders means the holders of the TEC Senior Secured Notes.

                  Section 2.120 TEC Plan means the Second Amended Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TEC dated as of September 29, 1999, including, without limitation, the annexes, exhibits and schedules thereto, as amended from time to time.

                  Section 2.121 TEC Senior Secured Notes means, collectively, the $475 million aggregate principal amount of the 11 1/2 % Senior Secured Notes due 2002 and the $1.13 billion aggregate principal amount of the 13% Senior Secured Discount Notes due 2002 issued by TEC pursuant to the TEC Senior Secured Notes Indenture.

                  Section 2.122 TEC Senior Secured Notes Indenture means the Indenture between TEC, as issuer, and Firstar, as Indenture Trustee, dated as of June 13, 1997, as amended from time to time, which relates to the TEC Senior Secured Notes.

                  Section 2.123 Tort Claim means any Claim related to personal injury, property damage, products liability or other similar Claims against the Debtor. A Tort Claim shall constitute an Unsecured Claim.

                  Section 2.124 TransTexas means TransTexas Gas Corporation, a Delaware corporation and the Debtor and the Debtor-in-Possession.

                  Section 2.125 TransTexas Senior Secured Loan Agreement means the Loan Agreement between TransTexas and TEC, dated as of June 13, 1997, as amended from time to time.

                  Section 2.126 TransTexas Senior Secured Note Claims means the Secured Claims of the holder of the $450 million senior secured note dated June 13, 1997, originally made by TransTexas payable to TEC and which was pledged as Collateral for the TEC Senior Secured Notes.

                  Section 2.127 TransTexas Senior Secured Note Deficiency Claim means the Deficiency Claim of the holder of the $450 million senior secured note dated June 13, 1997, originally made by TransTexas payable to TEC and the Claim of the holder of the $50 million unsecured note dated January 23, 1998, originally made by TransTexas payable to TEC.

                  Section 2.128 TransTexas Subordinated Note Claims means the Claims of the holders of the TransTexas Subordinated Notes.

                  Section 2.129 TransTexas Subordinated Notes means the $115.8 million aggregate principal amount of TransTexas 13 3/4% Series D Senior Subordinated Notes due 2001 issued by TransTexas pursuant to the TransTexas Subordinated Notes Indenture.

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proposed by TransTexas Gas Corporation                                   Page 13

                  Section 2.130 TransTexas Subordinated Notes Indenture means the Indenture between TransTexas, as issuer, and Bank One, as Indenture Trustee, dated as of June 13, 1997, as amended from time to time, which relates to the TransTexas Subordinated Notes.

                  Section 2.131 Unclaimed Property means any Cash and Reorganization Securities unclaimed on or after the applicable distribution date made in respect of the relevant Allowed Claim or Allowed Interest. Unclaimed Property shall include: (a) checks (and the funds represented thereby) and Reorganization Securities, mailed to an address of a holder of a Allowed Claim or Interest and returned as undeliverable without a proper forwarding address;
(b) funds for uncashed checks; and (c) checks (and the funds represented thereby) and Reorganization Securities not mailed or delivered because no address to mail or deliver such property was available.

                  Section 2.132 Unimpaired means a Claim that is not Impaired.

                  Section 2.133 Workers' Compensation Claims means any Claims held by (a) current and former employees of the Debtor, (b) beneficiaries of current and former employees of the Debtor and (c) Governmental Units, for payment or reimbursement under and according to the terms of the Workers' Compensation Programs.

                  Section 2.134 Workers' Compensation Programs means those statutorily mandated programs in effect on the Petition Date providing compensation, paid for by third parties, to employees of the Debtor for job-related injuries or job related illnesses, which were required to be maintained under provisions of non-bankruptcy law.

                                   ARTICLE III

           PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
                  PRIORITY TAX CLAIMS AND BONDHOLDER DIP CLAIMS

                  Section 3.01 Treatment of Allowed Administrative Expenses. Unless otherwise provided for herein, each holder of an Allowed Administrative Expense (including, without limitation, all compensation and reimbursement of expenses of Professionals pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code) shall receive 100% of the unpaid Allowed amount of such Administrative Expense in Cash on or as soon as reasonably practicable after the later of: (a) the Effective Date; and (b) the date on which such Administrative Expense becomes Allowed, provided, however, that an Allowed Administrative Expense representing obligations incurred in the ordinary course of business consistent with past practices of TransTexas shall be paid in full or performed by the Reorganized Debtor, in accordance with its terms and conditions, in the ordinary course of business consistent with such past practices, provided, further, however, that an Allowed Administrative Expense may be paid on such other terms and conditions as are agreed to between the Reorganized Debtor and the holder of such Allowed Administrative Expense. All Professionals requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, or 503(b) of the Bankruptcy Code for services rendered before the Effective Date shall File and serve on Reorganized TransTexas, the Creditors' Committee, the Bondholder Committee, GMAC and the United States Trustee an application for final allowance of

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



compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. Objections to applications of Professionals for compensation or reimbursement of expenses must be Filed and served on Reorganized TransTexas, the United States Trustee, the Bondholder Committee, GMAC, the Creditors' Committee and the Professionals to whose fee application the objections are addressed.

                  Section 3.02 Treatment of Bondholder DIP Secured Claims. The Bondholder DIP Secured Claims are Allowed in full. Unless otherwise agreed by the holders of the Bondholder DIP Secured Claims and the Debtor or Reorganized Debtor, on the Effective Date, each holder of an Allowed Bondholder DIP Secured Claim shall receive its Ratable Proportion of (a) in Cash, an amount equal to two-thirds of the sum of (i) the principal amount owing under the Bondholder DIP Facility on the Effective Date, (ii) all interest accruing thereon in accordance with the Bondholder DIP Facility and (iii) all fees and other charges relating thereto in accordance with the Bondholder DIP Facility and (b) Claims and entitlements under the Extended Bondholder DIP Facility. As more specifically set forth in, and without in any way limiting, Section 9.01 of the Plan, the Distributions provided hereunder are in full settlement, release and discharge of each Bondholder DIP Secured Claim.

                  Section 3.03 Treatment of Allowed Priority Tax Claims. At the option of the Reorganized Debtor, each holder of an Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim: (a) equal Cash payments made on the last Business Day of every six (6) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate; (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Reorganized Debtor, provided such treatment is on more favorable terms to the Reorganized Debtor than the treatment set forth in clause (a) hereof; or (c) the full amount in Cash of such Allowed Priority Tax Claim on or as soon as practicable after the later of: (i) the Effective Date, or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim. The Reorganized Debtor, shall have the right, in its sole discretion, to prepay Allowed Priority Tax Claims without penalty of any sort or nature.

                                   ARTICLE IV

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expenses and Priority Tax Claims of the kinds specified in Sections 507(a)(1), 502(i) and 507(a)(8) of the Bankruptcy Code have not been classified and are excluded from the following classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.

                  Section 4.01 Class 1 consists of all Priority Claims.

                  Section 4.02 Class 2 consists of all Secured Tax Claims.


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                  Section 4.03 Class 3 consists of the TransTexas Senior Secured
Note Claims.

                  Section 4.04 Class 4 consists of the GMAC Secured Claim.

                  Section 4.05 Class 5 consists of all Miscellaneous Secured Claims.

                  Section 4.06 Class 6A consists of all Mineral Interest Secured Claims.

                  Section 4.07 Class 6B consists of all M&M Lien Secured Claims.

                  Section 4.08 Class 7 consists of the TransTexas Senior Secured Note Deficiency Claims.

                  Section 4.09 Class 8 consists of all General Unsecured Claims.

                  Section 4.10 Class 9 consists of all TransTexas Subordinated Note Claims.

                  Section 4.11 Class 10 consists of all Convenience Claims.

                  Section 4.12 Class 11 consists of all Production Payment Holder Claims.

                  Section 4.13 Class 12 consists of all Old Common Stock Interests.



                                    ARTICLE V

                        TREATMENT OF CLAIMS AND INTERESTS

                  Section 5.01 Treatment of Allowed Class 1 Claims (Priority Claims).

                  (a) Unless otherwise agreed by the holder of an Allowed Priority Claim and the Debtor, or following the Effective Date, the Reorganized Debtor, each holder of an Allowed Priority Claim shall receive an amount in Cash equal to 100% of the Allowed amount of such Claim on account of such Allowed Priority Claim on or as soon as practicable after the later of: (i) the Effective Date, or (ii) the date on which such Priority Claim becomes an Allowed Priority Claim.

                  (b) As more specifically set forth in, and without any way limiting, Section 9.01 of this Plan, the Distributions provided in this Section
5.01 are in full settlement, release and discharge of each such holder's Priority Claim.

                  (c) Class 1 is Unimpaired. Holders of Allowed Priority Claims shall be deemed to have accepted the Plan.



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



                  Section 5.02 Treatment of Allowed Class 2 Claims (Secured Tax Claims).

                  (a) At the option of the Reorganized Debtor, each holder of an Allowed Secured Tax Claim shall receive on account of its Allowed Secured Tax Claim one of the following alternatives: (i) equal Cash payments made on the last Business Day of every six (6) month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus 12% interest on any outstanding balance from the Effective Date and a continuation of its Lien until its Allowed Secured Tax Claim is paid in full; (ii) such other treatment agreed to by the holder of such Allowed Secured Tax Claim and the Reorganized Debtor, provided such treatment is on more favorable terms to the Reorganized Debtor, than the treatment set forth in clause (i) hereof; or (iii) payment in full of such Allowed Secured Tax Claim on or as soon as practicable after the later of: (A) the Effective Date, or (B) the date on which such Secured Tax Claim becomes an Allowed Secured Tax Claim. The Reorganized Debtor, shall have the right, in its sole discretion, to prepay Allowed Secured Tax Claims without penalty of any sort or nature.

                  (b) As more specifically set forth in, and without in any way limiting, Section 9.01 of this Plan, the Distributions provided in this Section
5.02 are in full settlement, release and discharge of each holder's Secured Tax Claim.

                  (c) Class 2 is Impaired. Holders of Allowed Secured Tax Claims shall be entitled to vote to accept or reject the Plan.

                  Section 5.03 Treatment of Allowed Class 3 Claim (TransTexas Senior Secured Note Claims).

                  (a) The TransTexas Senior Secured Note Claims are Allowed in full. On the Effective Date, the holder of the Allowed TransTexas Senior Secured Note Claims shall receive on account of its Allowed TransTexas Senior Secured Note Claims: (i) all of the New Senior Secured Notes; (ii) all of the New Senior Preferred Stock issued on the Effective Date; (iii) all of the New Junior Preferred Stock issued on the Effective Date; (iv) all of the New Common Stock issued on the Effective Date; (v) all of the New Warrants issued on the Effective Date; and (vi) an amount in Cash equal to the Maximum GUC Cash Amount.

                  (b) Subject to the occurrence of the Effective Date, the holder of Allowed TransTexas Senior Secured Note Claims has agreed to reallocate and direct the Reorganized Debtor to distribute certain of the Distributions set forth in Section 5.03(a), and the Reorganized Debtor shall distribute such Distributions, as follows:

                           (i) each holder of an Allowed TransTexas Subordinated
                  Note Claim as of the Distribution Record Date shall receive its Ratable Proportion of 80 million shares of New Junior Preferred Stock on the Effective Date or as soon thereafter as is practicable;

                           (ii) each holder of an Allowed General Unsecured
                  Claim shall receive with respect to such General Unsecured Claim, on the earlier of the


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



                  Effective Date or the date on which such Claim becomes an Allowed General Unsecured Claim, or as soon thereafter as is practicable, (a) Cash in an amount equal to its Ratable Proportion of the Maximum GUC Cash Amount; and (b) its Ratable Proportion of five million shares of New Senior Preferred Stock (subject to Sections 6.10 and 7.20);

                           (iii) each holder of the Old Common Stock on the
                  Distribution Record Date that is not an Affiliate of the Debtor shall receive its Ratable Proportion of (a) 52,500 shares of the New Class A Common Stock (which will constitute 4.2% of the New Common Stock) and (b) 109,375 New Warrants on the Effective Date or as soon thereafter as is practicable; and

                           (iv) John R. Stanley, or his designee, shall receive
                  247,500 shares of the New Class B Common Stock (which will constitute 19.8% of the New Common Stock) and 515,625 New Warrants on the Effective Date or as soon thereafter as is practicable.

                  (c) Subject to the occurrence of the Effective Date, the holder of the Allowed TransTexas Senior Secured Note Claims has agreed to allow Reorganized TransTexas to retain an amount of Cash equal to the aggregate amount not paid to the holders of Allowed General Unsecured Claims pursuant to Section 5.03(b)(ii).

                  (d) As more specifically set forth in, and without in any way limiting, Section 9.01 of this Plan, the Distributions provided in this Section
5.03 are in full settlement, release and discharge of the holder's TransTexas Senior Secured Note Claims.

                  (e) Class 3 is Impaired. Holders of Allowed TransTexas Senior Secured Note Claims shall be entitled to vote to accept or reject the Plan.

                  Section 5.04 Treatment of Allowed Class 4 Claim (GMAC).

                  (a) The GMAC Secured Claim is Allowed in full. On the Effective Date, the Reorganized Debtor shall assume the GMAC Secured Claim, which shall be paid in accordance with such terms and conditions as are agreed to in writing between GMAC and the Reorganized Debtor (the "GMAC Post-Confirmation Agreement"). Among other things, the GMAC Post-Confirmation Agreement shall provide that the indebtedness and obligations of the Reorganized Debtor to GMAC shall be secured by a first priority Lien and/or security interest in and to the Receivables and certain other assets of the Debtor and Reorganized Debtor, as set forth with specificity therein (the "GMAC Post-Confirmation Collateral").

                  (b) Notwithstanding anything to the contrary set forth in any other provision of this Plan, and any and all Liens and/or security interests in the assets comprising the GMAC Post-Confirmation Collateral granted by the Debtor and Reorganized Debtor to any person or entity other than GMAC pursuant to this Plan and the Confirmation Order or at any time thereafter shall be subject and subordinate in all respects to the Liens and/or security interests in the GMAC Post-Confirmation Collateral granted to GMAC pursuant to this Plan, and the sole remedy and entitlement


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



of each such holder of a Lien and/or security interest in the assets comprising the GMAC Post-Confirmation Collateral other than GMAC shall be to receive, after the occurrence of an event of default under the Post-Confirmation Agreements, the liquidation of the collateral granted to GMAC thereunder and repayment in full of all indebtedness and obligations due to GMAC, the balance of such proceeds of such assets comprising the GMAC Post-Confirmation Collateral as may remain.

                  (c) The indebtedness and obligations of, and rights granted by, the Debtor to GMAC during the period from the Confirmation Date to the Effective Date, pursuant to the parties' pre-petition agreements, the GMAC DIP Facility and the GMAC DIP Order shall remain in full force and effect with respect to the Debtor and/or the Reorganized Debtor, including without limitation all right, title, interest, claims, liens and security interests of GMAC in the Debtor's and/or the Reorganized Debtor's assets, which shall be deemed continuously perfected.

                  (d) In consideration for the obligations undertaken by GMAC pursuant to the Plan, including without limitation pursuant to the Post-Confirmation Agreement, the Confirmation Order shall provide (collectively, the "GMAC Waiver and Injunction") that (1) every holder of a Claim or Cause of Action against the Debtor, including without limitation all Mineral Interest Claimants, all holders of Priority Tax Claims, all holders of Secured Tax Claims and all Governmental Units holding Claims for property, severance, sales, use, personal property and other taxes ("Releasors") shall be deemed hereunder to have waived, released and relinquished any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted against GMAC, its affiliates, successors, assigns, employees and agents (the "GMAC Releasees") arising out of or relating to the Debtor, Claims against the Debtor, the Chapter 11 Case, the Plan, the Loans, advances and financial accommodations provided to the Debtor by GMAC, the Debtor's business operations and/or management of the affairs of the Debtor and/or its affiliates, arising at any time on or prior to the Effective Date (the "Released Claims"), and (2) the Releasors shall be specifically permanently enjoined and restrained from the commencement, conduct or continuation of any action or proceeding against the GMAC Releasees upon the Released Claims, in any manner, directly or indirectly.

                  (e) Class 4 is Impaired. GMAC shall be entitled to vote to accept or reject the Plan.

                  Section 5.05 Treatment of Allowed Class 5 Claims (Miscellaneous Secured Claims).

                  (a) At the option of the Reorganized Debtor, on the Effective Date, each holder of an Allowed Miscellaneous Secured Claim shall receive on account of its Allowed Miscellaneous Secured Claim one of the following alternatives: (i) the Reorganized Debtor shall execute a written undertaking in favor of the holder of such Claim, whereby the Reorganized Debtor shall assume such Claim and leave unaltered such holder's legal, equitable and contractual rights with respect to such Claim, (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, the Reorganized Debtor, shall (1) cure any such default that occurred before or after the


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



Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (2) reinstate the maturity of such Claim as such maturity existed before such default, (3) compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law or (4) execute a written undertaking in favor of such holder, whereby the Reorganized Debtor shall assume such Claim and, except as permitted in clauses (1), (2) and (3) hereof, shall not otherwise alter the legal, equitable or contractual rights of such holder with respect to such Claim, or (iii) the Reorganized Debtor shall provide such other treatment agreed to by the holder of such Allowed Miscellaneous Secured Claim, and the Reorganized Debtor with the prior consent of the Bondholders.

                  (b) Notwithstanding the foregoing, the Debtor, may elect by sending written notice, to the Bondholder Committee and to the affected Claim holder on or before the Confirmation Date to (i) pay the holder of such Allowed Miscellaneous Secured Claim the allowed Amount thereof, in Cash; (ii) distribute to the holder of an Allowed Claim in Class 5 the property securing such holder's Claim, in which event such holder shall be entitled within thirty (30) days of such election to File a proof of Claim for any deficiency entitled to treatment as a Claim in Class 8 or be forever barred from thereafter asserting a Deficiency Claim against the Debtor or the Reorganized Debtor; or (iii) provide to such holder such treatment, including deferred Cash payments, as shall be consistent with Section 1129(b) of the Bankruptcy Code.

                  (c) As more specifically set forth in, and without in any way limiting, Section 9.01 of this Plan, the Distributions provided in this Section
5.05 are in full settlement, release and discharge of each holder's Miscellaneous Secured Claim.

                  (d) Class 5 is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan. Each Miscellaneous Secured Claim receiving treatment under Section 5.05(b) above shall be deemed to be in separate Class for classification, voting and Distribution purposes.

                  Section 5.06 Treatment of Allowed Class 6A Claims (Mineral Interest Secured Claims).

                  (a) Each holder of an Allowed Mineral Interest Secured Claim shall receive on account of its Allowed Mineral Interest Secured Claim one of the following alternatives in accordance with the Ballot/Election submitted by such holder or its predecessor in interest with respect to such Mineral Interest Secured Claim on or before the Ballot/Election Deadline, on the earlier of the Effective Date or the date on which such Claim becomes an Allowed Mineral Interest Secured Claim, or as soon thereafter as is practicable: (i) equal Cash payments made on the last Business Day in December in each year following the Effective Date, over a period of five (5) years, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate, and until such Claim is paid in full a continuing second priority Lien on the Debtor's and Reorganized Debtor's accounts receivable to the extent that the Claims of the holders of such Mineral Property Security Claims are attributable to accounts receivable of the Debtor existing as of the Petition Date, which Lien shall be subject and subordinate in all respects to the Liens and/or security interests in the GMAC Post-Confirmation Collateral granted to GMAC pursuant to this Plan, and the sole remedy and entitlement of each holder of such


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



Mineral Property Secured Claims shall be to receive, after the occurrence of an event of default under the Post-Confirmation Agreements, the liquidation of the collateral granted to GMAC thereunder and repayment in full of all indebtedness and obligations due to GMAC, the balance of such proceeds of such accounts receivable as may remain, or (ii) in Cash, an amount equal to forty percent (40%) of the Allowed Mineral Interest Secured Claim; provided, however, that each election made by a holder of an Allowed Mineral Interest Secured Claim shall be irrevocable and binding on any subsequent holder of such claim; and provided further, that each holder of an Allowed Mineral Interest Secured Claim that fails to submit its Ballot/Election on or before the Ballot/Election Deadline and otherwise in accordance with the instructions contained therein shall be deemed to have elected to receive equal Cash payments made on the last Business Day in December in each year following the Effective Date, over a period of five (5) years, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate, and a continuing Lien securing such Claim until paid in full.

                  (b) As more specifically set forth in, and without in any way limiting, Section 9.01 of this Plan, the Distributions provided in this Section
5.06 are in full settlement, release and discharge of each Mineral Interest Secured Claim.

                  (c) Class 6A is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan. Each Mineral Interest Secured Claim receiving treatment under Section 5.06(b) above shall be deemed to be in a separate Class for classification, voting and distribution purposes.

                  Section 5.07 Treatment of Allowed Class 6B Claims (M&M Lien Secured Claims).

                  (a) Each holder of an Allowed M&M Lien Secured Claim shall receive on account of its Allowed M&M Secured Claim, on the earlier of the Effective Date or the date on which such Claim becomes an Allowed M&M Lien Secured Claim or as soon thereafter as is practicable, equal Cash Payments made on the last Business Day in December in each year following the Effective Date, over a period of five (5) years, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the Plan Rate, and a continuing Lien securing such Claim until paid in full.

                  (b) As more specifically set forth in, and without in any way limiting, Section 9.01 of this Plan, the Distributions provided in this Section
5.07 are in full settlement, release and discharge of each M&M Lien Secured
Claim.

                  (c) Class 6B is impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan. Each M&M Lien Secured Claim receiving treatment under Section 5.07(b) above shall be deemed to be in a separate Class for classification, voting and distribution purposes.

                  Section 5.08 Treatment of Allowed Class 7 Claims (TransTexas Senior Secured Note Deficiency Claims).

                  (a) The holder of the TransTexas Senior Secured Note Deficiency Claims shall receive no Distribution on account of its TransTexas Senior Secured Notes Deficiency Claims.


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


                  (b) Class 7 is Impaired. The holder of such Claim shall be deemed to have rejected the Plan.

                  Section 5.09 Treatment of Allowed Class 8 Claims (General Unsecured Claims).

                  (a) The holders of Allowed General Unsecured Claims shall receive no Distribution on account of their General Unsecured Claims under the Plan.

                  (b) Class 8 is Impaired. Holders of such Claims shall be deemed to have rejected the Plan.

                  Section 5.10 Treatment of Allowed Class 9 Claims (TransTexas Subordinated Note Claims).

                  (a) The holders of the TransTexas Subordinated Note Claims shall receive no Distributions on account of their TransTexas Subordinated Note Claims.

                  (b) Class 9 is Impaired. Holders of such Claims shall be deemed to have rejected the Plan.

                  Section 5.11 Treatment of Allowed Class 10 Claims (Convenience Claims).

                  (a) On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Convenience Claim shall receive on account of its Allowed Convenience Claim Cash in an amount equal to 100% of its Allowed Convenience Claim (as reduced in accordance with Section 6.16 of this Plan), without interest.

                  (b) As more specifically set forth in, and without in any way limiting, Section 9.01 of this Plan, the Distributions provided in this Section
5.11 are in full settlement, release and discharge of each holder's Convenience Claim.

                  (c) Class 10 is Impaired under this Plan. Holders of such Claims shall be entitled to vote to accept or reject the Plan.

                  Section 5.12 Treatment of Allowed Class 11 Claims (Production Payment Holder Claims).

                  (a) On the Effective Date, except to the extent that a holder of an Allowed Production Payment Holder Claim agrees to a different treatment of such Allowed Production Payment Holder Claim, each Allowed Production Payment Holder Claim shall be rendered Unimpaired in accordance with Section 1124 of the Bankruptcy Code. All Allowed Production Payment Holder Claims that are not due and payable on or before the Effective Date shall be paid in accordance with the terms of their underlying agreement and in the ordinary course of business of TransTexas.


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



                  (b) As more specifically set forth in, and without in any way limiting, Section 9.01 of this Plan, the Distributions provided in this Section
5.12 are in full settlement, release and discharge of each Production Payment Holder Claim.

                  (c) Class 11 is Unimpaired. Holders of such Claims shall be deemed to have accepted the Plan.

                  Section 5.13 Treatment of Allowed Class 12 Interests (Old Common Stock Interests).

                  (a) The holders of Old Common Stock Interests shall receive no Distributions of any kind under the Plan in respect of those Interests.

                  (b) Class 12 is Impaired under the Plan. Holders of such Claims shall be deemed to have rejected the Plan.

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

                  In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means for implementation of this Plan.

                  Section 6.01 General Corporate Matters. Reorganized TransTexas shall take such action as is necessary under the laws of the States of Delaware and Texas, federal law and other applicable law to effect the terms and provisions of the Plan and the Plan Documents.

                  Section 6.02 Post-Confirmation Financing. On the Effective Date, the transactions contemplated by the Post-Confirmation Credit Facility shall be consummated and thereupon become effective.

                  Section 6.03 Effectiveness of Securities, Instruments and Agreements. On the Effective Date, all Plan Documents issued or entered into pursuant to the Plan, including, without limitation, (i) the New Secured Notes Security Documents, (ii) the New Senior Secured Notes, (iii) the New Senior Secured Notes Indenture, (iv) the New Senior Preferred Stock, (v) the New Junior Preferred Stock, (vi) the New Warrant Agreement, (vii) the New Warrants, (viii) the Registration Rights Agreement, (ix) the Management Agreement, (x) the Post-Confirmation Credit Facility, (xi) the Extended Bondholder DIP Facility,
(xii) the GMAC DIP Facility, and/or (xiii) any agreement entered into or instrument issued or in connection with any of the foregoing or any other Plan Document, shall become effective and binding in accordance with their respective terms and conditions upon the Entities thereto and shall be deemed to become effective simultaneously.

                  Section 6.04 Corporate Action for Reorganized Debtor. On the Effective Date, the issuance of the New Common Stock, the New Senior Preferred Stock, the New Junior Preferred Stock, the New Warrants, the election or appointment of directors and officers pursuant to this Plan, and the other matters provided in this Plan involving the corporate structure of the Reorganized


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



Debtor shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to Section 303 of the DGCL without any requirement of further action by the stockholders or directors of the Debtor or the Reorganized Debtor. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtor shall file with the Secretary of State of the State of Delaware in accordance with Sections 103 and 303 of the DGCL, the Amended Certificate of Incorporation. The Amended Certificate of Incorporation shall provide for, among other things, (i) the authorization of 100 million shares of New Class A Common Stock, (ii) the authorization of 247,500 shares of New Class B Common Stock; (iii) the authorization of the New Senior Preferred Stock and the New Junior Preferred Stock, (iv) the indemnification of officers and directors of the Reorganized Debtor to the fullest extent permitted by
Section 145 of the DGCL, (v) the cancellation of the Old Common Stock, and (vi) a prohibition on the issuance of nonvoting equity securities to the extent, and only to the extent, required by Section 1123(a)(6) of the Bankruptcy Code.

                  Section 6.05 Directors of the Reorganized Debtor. On the Effective Date, the operation of Reorganized TransTexas shall become the general responsibility of its New Board of Directors, subject to, and in accordance with, the Amended Certificate of Incorporation and the Amended By-Laws. The initial New Board of Directors shall consist of five members identified at the Confirmation Hearing by the Debtor, with the prior consent of the Bondholder Committee. Such directors shall be deemed elected or appointed, pursuant to the Confirmation Order, but shall not take office and shall not be deemed to be elected or appointed until the occurrence of the Effective Date. Those directors and officers not continuing in office shall be deemed to have resigned therefrom as of the Effective Date pursuant to the Confirmation Order.

                  Section 6.06 Management Agreement. The Management Agreement supersedes all employment, severance, retention bonus and other agreements between the Debtor and Mr. John R. Stanley prior to the Effective Date and all such agreements shall be deemed rejected on the Effective Date. On the Effective Date, all Claims and Administrative Expenses of Mr. John R. Stanley against the Debtor under any employment, severance, retention bonus and other agreements, if any, between Mr. John R. Stanley and the Debtor will be governed by, and completely satisfied in accordance with, the terms and conditions of the Management Agreement.

                  Section 6.07 Approval of Agreements. The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan Documents and all transactions contemplated by this Plan. Entry of the Confirmation Order shall constitute approval of the Plan Documents and such transactions.

                  Section 6.08 Employee Benefit Plans. Subject to the occurrence of the Effective Date, all employee benefit plans, policies and programs of the Debtor and the Debtor's obligations thereunder, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged. Except as otherwise provided in this Plan, employee benefit plans, policies, and programs shall include, without limitations, all savings plans, retirement pension plans, health care plans, disability plans, severance benefit plans, life, accidental death and dismemberment insurance plans (to the extent not executory contracts assumed under the Plan) and Workers' Compensation Programs, but shall exclude all employees' equity or equity-based incentive plans, which Interests shall be canceled pursuant to the terms hereof.


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



                  Section 6.09 Listing of New Common Stock; Registration of Reorganization Securities. Reorganized TransTexas shall use its best efforts to cause as soon as practicable after the Effective Date, the shares of New Common Stock issued hereunder to be listed on a national securities exchange or quoted in the national market system of the National Association of Securities Dealer's Automated Quotation System. Within ten days after the Effective Date and in accordance with the terms of the Registration Rights Agreement, Reorganized TransTexas will use its best efforts to file, at its expense, and have declared effective as soon as practicable thereafter, a registration statement or registration statements under the Securities Act for the offering on a continuous or delayed basis in the future the Reorganization Securities (the "Shelf Registration"). All of the Reorganization Securities shall be included in the Shelf Registration statement. The Reorganized Debtor shall keep the Shelf Registration effective for a three-year period from the Effective Date and supplement or make amendments to the Shelf Registration, if required under the Securities Act or by the rules and regulations promulgated thereunder, or in accordance with the terms of the Registration Rights Agreement, and have such supplements and amendments declared effective as soon as practicable after Filing.

                  Section 6.10 Distributions to Holders of Allowed Claims and Interests; Source of Cash and Reorganization Securities for Distributions. On the Effective Date, Reorganized TransTexas shall deliver to the Disbursing Agent sufficient Cash and Reorganization Securities to (a) make the Distributions to be made on the Effective Date to the holders of Allowed Claims and Allowed Interests, including but not limited to an amount of Cash equal to the Maximum GUC Cash Amount and five million shares of New Senior Preferred Stock; and (b) establish reserves for the Classes of Disputed Claims (other than those in Class
8) and Disputed Interests as set forth below. Payments and other distributions to be made pursuant to the Plan will be available from the Reorganized Debtor's funds, including funds provided to the Debtor in connection with the Post-Confirmation Credit Facility.

                  Section 6.11 Distribution to Holders of TransTexas Senior Secured Notes. For the purposes of Distributions to the holder of Allowed TransTexas Senior Secured Note Claims, Firstar shall be deemed to be the sole holder of all such Claims. All Distributions on account of Allowed TransTexas Senior Secured Note Claims shall be distributed to Firstar, for further distribution to the TEC Bondholders pursuant to the terms of the TEC Senior Secured Notes Indenture, the Plan and the TEC Plan.

                  Section 6.12 Cancellation and Surrender of Existing Securities; Cancellation of Indentures.

                  (a) Cancellation of Existing Securities and Agreements. On the Effective Date, the TransTexas Senior Secured Notes, the TransTexas Loan Agreement, the TransTexas Subordinated Notes, the TransTexas Subordinated Notes Indenture, the Old Common Stock, and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Debtor to issue, transfer, or sell any shares of Old Common Stock, or any other capital stock of the Debtor shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the Distributions to be made to holders of such instruments under this Plan. After the Indenture Trustees or their


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agents perform their obligations under the Plan, the Plan Documents and their respective Indentures, the Indenture Trustees and their agents, successors and assigns shall be discharged of all of their obligations associated with the respective Indentures and related agreements and released from all Claims arising in this Chapter 11 Case, and as of the Effective Date, such Indentures shall be deemed canceled, except that such cancellation shall not impair the rights of the holders of the TransTexas Senior Secured Note Claims and the TransTexas Subordinated Note Claims to receive Distributions under the Plan or the rights of the Indenture Trustee under their charging liens, if any, pursuant to the Indentures to the extent that the Indenture Trustee has not received payment.

                  (b) Surrender of Existing Securities. As a condition to receiving any Distribution under the Plan, each holder of a promissory note, share certificate, or other instrument evidencing a Claim or Interest must surrender such promissory note, share certificate, or other instrument to the Reorganized Debtor or its designee. Any holder of a Claim or Interest that fails to (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtor and furnish a bond in the form, substance, and amount reasonably satisfactory to the Reorganized Debtor before the later to occur of (1) the second anniversary of the Effective Date and (2) six (6) months following the date such holder's Claim becomes an Allowed Claim, shall be deemed to have forfeited all rights, Claims, and/or Interests and may not participate in any Distribution under the Plan.

                  Section 6.13 Release of Liens and Perfection of Liens. Except as otherwise provided in the Plan or in any Plan Document: (a) each holder of
(i) a Miscellaneous Secured Claim, (ii) a Bondholder DIP Secured Claim, (iii) a Secured Claim other than the GMAC Secured Claim, (iv) a judgment, and (v) a Mineral Interest Claim, shall on the Effective Date (x) turn over and release to the Reorganized Debtor any and all Collateral that secures or purportedly secures such Claim, as they pertain to the properties currently owned or leased by the Debtor or such Lien shall automatically, and without further action by the Debtor or Reorganized Debtor, be deemed released, and (y) execute such documents and instruments as the Reorganized Debtor requests to evidence such Claim holder's release of such property or Lien; and (b) on the Effective Date, all right, title and interest in any and all property of the Estate shall revert or be transferred to the Reorganized Debtor free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, encumbrances and/or security Interests of any kind. No Distribution hereunder shall be made to or on behalf of any Claim holder unless and until such holder executes and delivers to the Debtor or Reorganized Debtor such release of Liens or otherwise turns over and releases such Cash, pledge, or other possessory Lien. Any such holder that fails to execute and deliver such release of Liens within 120 days of the Effective Date shall be deemed to have no further Claim against the Debtor, the Reorganized Debtor or its assets or property in respect of such Claim and shall not participate in any Distribution hereunder. Notwithstanding the immediately preceding sentence, any holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

                  Section 6.14 Election of Treatment in Class 8. Each holder of a Claim in Class 8 may elect, in the Ballot/Election by which it votes to reduce the amount of its Claim to $500 or less and thereby be deemed a holder of a Claim in Class 10 for purposes of voting and payment under the Plan. Holders of Claims in any other class shall not be entitled to make an election into Class


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10 pursuant to this Plan. Any such election shall be effective only upon the receipt thereof by the Debtor prior to the Confirmation Date. Once the election is made, and received by the Debtor, such election shall be irrevocable and binding on any successor-in-interest with respect to such Claim, but shall not preclude the Debtor and/or other Entities from objecting to such Claim as reduced.

                  Section 6.15 Liens Securing New Senior Secured Notes; Further Transactions. On the Effective Date, the Reorganized Debtor shall execute and deliver to Firstar, as Indenture Trustee under the New Senior Secured Notes Indenture, such documents, instruments and agreements as are necessary to confer the priority of TEC with respect to its Liens under the TransTexas Senior Secured Loan Agreement and the documents, instruments and agreements entered into in connection therewith and Firstar under the TEC Senior Secured Notes Indenture and the documents, instruments and agreements entered into in connection therewith on Firstar as Indenture Trustee under the New Senior Secured Notes Indenture and the documents, instruments and agreements entered into in connection therewith. On the Effective Date, the Reorganized Debtor shall execute and deliver such further documents, instruments and agreements as are necessary to effectuate and further evidence the terms and conditions of the Plan.

                                   ARTICLE VII

                  DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES
                    AND MISCELLANEOUS DISTRIBUTION PROVISIONS

                  Section 7.01 Objections. An objection to the allowance of a Claim (other than an Administrative Expense Claim) or Interest shall be in writing and may be Filed by the Debtor or Reorganized Debtor, or any other party in interest, at any time on or before the Objection Deadline. The "Objection Deadline" is the later of (a) the 120th day following the Effective Date unless such period is extended by order of the Bankruptcy Court, (b) sixty (60) days after the Filing of the proof of such Claim or Interest or (c) such other date set by order of the Bankruptcy Court (the application for which may be made on an ex parte basis). The objecting party shall serve a copy of each such Objection upon the holder of the Claim or Interest to which it pertains and upon the Debtor or the Reorganized Debtor, as the case may be, and, prior to the Effective Date, the Debtor or the Reorganized Debtor will prosecute each Objection to a Claim or Interest until determined by a Final Order unless the Debtor or the Reorganized Debtor (i) compromises and settles an Objection to a Claim or Interest by written stipulation, subject to Bankruptcy Court approval, if necessary or (ii) withdraws an Objection to a Claim or Interest.

                  Section 7.02 Amendments to Claims; Claims Filed After the Confirmation Date. Except as otherwise provided in this Plan, after the Confirmation Date, a Claim may not be Filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such Claim solely to decrease, but not to increase, the Face Amount thereof. Except as otherwise provided in this Plan, any new or amended Claim Filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtor or Reorganized Debtor.



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



                  Section 7.03 Reserves for Disputed Claims and Disputed Interests.

                  (a) On the Effective Date, Reorganized Debtor shall reserve sufficient shares of New Common Stock to be issued to the holders of Class 4 Claims and other distributees as specified in Section 5.03.

                  (b) On the Effective Date, the Reorganized Debtor shall transmit to the Disbursing Agent, and the Disbursing Agent shall reserve for the account of each holder of a Disputed Claim or Interest, (i) the property which would otherwise be distributable to such holder on such date in accordance with the Plan were such Disputed Claim or Disputed Interest an Allowed Claim or Allowed Interest, as applicable, on such date, in the Face Amount thereof, or such other amount as ordered or estimated by the Bankruptcy Court or (ii) such other property as such holder and the Reorganized Debtor may agree; provided, however, in no event shall the Cash reserve exceed the Maximum GUC Cash Amount. Property reserved under this Section 7.03(b) shall be set aside and to the extent practicable, held by the Disbursing Agent in an interest bearing account to be established and maintained by the Disbursing Agent pending resolution of such Disputed Claim, provided, however, that Cash shall be invested in a manner consistent with the requirements of Section 345 of the Bankruptcy Code or otherwise ordered by the Bankruptcy Court. To the extent such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest, the property so reserved for the holder thereof, together with any proceeds thereon, shall be distributed by the Disbursing Agent to such holder pursuant to, and to the extent provided for in the Plan.

                  (c) Any voting rights of Reorganization Securities held in reserve in respect of a Disputed Claim or Disputed Interest shall be suspended until such securities are released from such reserve.

                  Section 7.04 Fluctuation in Value of Securities. The value of the Reorganization Securities held in reserve under Section 7.03 of the Plan is likely to fluctuate. The Reorganized Debtor does not represent or warrant that the value of any Reorganization Securities will not decline after the Effective Date and they do not otherwise assume any liability or risk of loss which the holder of a Disputed Claim or Disputed Interest which becomes an Allowed Claim or Allowed Interest, as applicable, after the Effective Date may suffer by reason of any decline in value of a reserved Reorganization Securities pending determination of the amount of such Disputed Claim. The risk or benefit of any appreciation or depreciation in the value of any reserved Reorganization Securities shall be borne solely by the Entity to whom such Reorganization Securities is ultimately distributed.

                  Section 7.05 Distributions on Account of Disputed Claims. In determining the amount of Distributions to be made under the Plan to the holders of Allowed Claims on the Effective Date or a Quarterly Distribution Date, the appropriate Distributions shall be made as if all the Disputed Claims as of such Distribution Date were Allowed Claims in the full amount claimed by the holders thereof, unless otherwise ordered or estimated by the Court. No Distributions will be made on a Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.


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                  Section 7.06 Quarterly Distributions. On the Quarterly
Distribution Date, the Disbursing Agent shall make Ratable Proportion or other Distributions of Cash or Reorganization Securities reserved for any Disputed Claim that has become an Allowed Claim during the preceding quarterly period. Additionally, on each Quarterly Distribution Date, the Reorganized Debtor, shall distribute to holders of previously Allowed Class 8 Claims their Ratable Proportion of distributable cash in the Cash Reserve Account less the total amount of any Distribution previously received.

                  Section 7.07 Excess Reserves. On the date on which all Class 8 Claims and Class 10 Claims are either Allowed or Disallowed Claims and all payments required to be made pursuant to the Plan to the holders of such Allowed Claims shall have been made, all Cash and Reorganization Securities reserved for the payment of, or Distribution on, the disallowed portion of Disputed Claims and Disputed Interests and not required to be otherwise Distributed pursuant to the Plan, shall immediately and irrevocably vest in the Reorganized Debtor and the Disbursing Agent shall transmit such property to the Reorganized Debtor, whereupon the Reorganized Debtor shall thereafter be empowered to take whatever steps may be necessary to exercise control over such property. Shares of New Common Stock that are reserved pursuant to Section 7.03 for issuance but not issued shall remain authorized but unissued New Common Stock.

                  Section 7.08 Undeliverable or Unclaimed Distributions. Any Entity that is entitled to receive a Cash Distribution under this Plan but that fails to cash a check within 120 days of its issuance shall be entitled to receive a reissued check from the Reorganized Debtor for the amount of the original check, without any interest, if such Entity requests the Reorganized Debtor or its designee to reissue such check and provides the Reorganized Debtor or its designee, with such documentation as the Reorganized Debtor or its designee requests to verify that such Entity is entitled to such check, prior to the later of (a) the second anniversary of the Effective Date or (b) six (6) months after such Claim becomes an Allowed Claim. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (a) the second anniversary of the Effective Date or (b) six (6) months following the date such Entity's Claim becomes an Allowed Claim, such Entity shall not be entitled to receive any distribution under this Plan with respect to the amount of such check. If the distribution to any holder of an Allowed Claim or Interest is returned to the Reorganized Debtor or its designee as undeliverable, no further distributions will be made to such holder unless and until the Reorganized Debtor or its designee is notified in writing of such holder's then-current address.

                  All Claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such Entity's Claim becomes an Allowed Claim or Allowed Interest. After such date, all unclaimed property shall revert to the Reorganized Debtor and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheatment laws to the contrary.

                  Section 7.09 Allocation of Consideration. The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under this Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and


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



any remaining consideration as satisfying accrued, but unpaid, interest through the Effective Date, if any.

                  Section 7.10 Distributions to the Holders of General Unsecured Claims. For purposes of formulating this Plan, the Debtor has estimated the aggregate total of Allowed General Unsecured Claims, after the resolution of all disputes, to be approximately $100 million. In connection with the process of resolution of Disputed Claims, the Bankruptcy Court will determine the amount of ultimately Allowed General Unsecured Claims and consequently, the final distributions to holders of Allowed General Unsecured Claims pursuant to this Plan.

                  Section 7.11 Transmittal of Distributions and Notices.

                  (a) Any property or notice other than Cash Distributions made through Section 7.14 which an Entity is or becomes entitled to receive pursuant to the Plan shall be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity at the address indicated on any notice of appearance Filed by that Entity or his authorized agent prior to the Effective Date. If no notice of appearance has been Filed, notice shall be sent to the address indicated on a properly Filed proof of Claim or Interest or, absent such a proof of Claim or Interest, the address that is Scheduled for that Entity or register maintained for register securities. The date of Distribution shall be the date of mailing, and property distributed in accordance with this Section shall be deemed delivered to such Entity regardless of whether such property is actually received by that Entity.

                  (b) A holder of a Claim or Interest may designate a different address for notices and distributions by notifying the Debtor or the Reorganized Debtor, or with respect to the holder of a TransTexas Senior Secured Note Claims, Firstar, or with respect to a holder of a TransTexas Subordinated Note Claim, Bank One, of that address in writing. The new address shall be effective upon receipt by the Debtor or the Reorganized Debtor, as the case may be.

                  (c) Notwithstanding anything contrary herein and above, to the extent that a Distribution is required to be made to a Paying Agent, the address for the relevant Claim or Interest shall be the address of the relevant Paying Agent.

                  Section 7.12 Distribution Record Date. As of the close of business on the Distribution Record Date, the transfer register for the TransTexas Subordinated Notes and the TEC Secured Notes will be closed, and the Disbursing Agent, Bank One, Firstar and their respective agents will have no obligation to recognize the transfer of any TransTexas Subordinated Notes occurring after such time and will be entitled for all purposes herein to recognize and deal only with those holders of record as of such time.

                  Section 7.13 Method of Cash Distributions. Any Cash payment to be made pursuant to this Plan may be made by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

                  Section 7.14 Distributions on Non-Business Days. Any Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.


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



                  Section 7.15 Rounding. Notwithstanding any other provision of the Plan, only whole numbers of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock and whole numbers of New Warrants will be issued. When any distribution on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock or a number of New Warrants that is not a whole number, the actual distribution of shares of such stock or warrants will be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and (ii) fractions less than 1/2 will be rounded to the next lower number. The total number of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock and New Warrants to be distributed to a Class of Claims or Interests will be adjusted as necessary to account for the rounding provided for herein. If, as a result of such rounding, the amount of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock or the amount of New Warrants to be distributed to a particular Class differs from the aggregate number of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock or New Warrants to be distributed pursuant to the Plan to that Class, the aggregate number of shares of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock or the amount of New Warrants specified with respect to such Class will be adjusted upward or downward to provide for the distribution of New Senior Preferred Stock, New Junior Preferred Stock and New Common Stock or New Warrants, as the case may be, in an aggregate number of shares or New Warrants equal to such sum. No consideration will be provided in lieu of fractional shares or warrants that are rounded down.

                  Section 7.16 Withholding Taxes. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

                  Section 7.17 Disputed Distributions. If any dispute arises as to the identity of a holder of an Allowed Claim or an Allowed Interest who is to receive any distribution, the Disbursing Agent, Firstar, or Bank One may, in lieu of making such distribution to such Entity, make such distribution into an escrow account until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

                  Section 7.18 Retention of Rights to Pursue Causes of Action. Pursuant to Section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtor (as representatives of the Debtor's estate) will retain and have the exclusive right to enforce against any Entity any and all Causes of Action (including, without limitation, all Causes of Action arising under Sections 510, 544 through 550 and 553 of the Bankruptcy Code or otherwise arising under the Bankruptcy Code and/or those arising under other applicable law) that arose before the Effective Date, including all Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code, other than those expressly released or compromised as part of or pursuant to this Plan; provided, however, that all Causes of Action that arose before the Effective Date relating to any of the Distributions received by the holder of the TransTexas Senior Secured Note Claims pursuant to Section 5.03(a) and not reallocated pursuant to 5.03(b) or retained pursuant to Section 5.03(c) are hereby assigned to Firstar on behalf of the TEC Bondholders.


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



                  Section 7.19 Reviewer Proceedings. All Disputed Secured Claims of a M&M Lien Claimant shall be referred to the Reviewer. The Reviewer shall make findings of fact and shall refer all questions of law to the Bankruptcy Court. The Reviewer shall enter findings and conclusions as to the allowance of a Disputed Secured Claim of a M&M Lien Claimant; provided, however, that any party may obtain a trial de novo before the Bankruptcy Court by appealing the Reviewer's finding and conclusions within 10 days of the Reviewer's Filing of his report to the Bankruptcy Court.

                  Section 7.20 Instructions Regarding Sale of New Senior Preferred Stock. Subsequent to the Effective Date, the Debtor will deliver to the Disbursing Agent five million shares of New Senior Preferred Stock. The Executive Committee will instruct the Disbursing Agent when to sell the shares pursuant to the Instructions Document which will be filed with the Court prior to the Confirmation Hearing. The Executive Committee intends to sell the stock as soon as commercially practicable.

                                  ARTICLE VIII

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Section 8.01 Assumption Generally. Except as otherwise provided in this Plan or in any order of the Bankruptcy Court, subject to the occurrence of the Effective Date, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, all executory contracts and unexpired leases not listed on the Schedule of Rejected Contracts to be served and Filed by the Debtor at least five (5) days before the Confirmation Hearing (the "Schedule of Rejected Contracts"), or which is not the subject of a motion to reject as of the Confirmation Date, and is not rejected under Section 8.06 hereof, are assumed, subject to the same rights that the Debtor or the Reorganized Debtor held or holds at, on, or after the Petition Date to modify or terminate such agreements under applicable nonbankruptcy law. Each contract and lease assumed under this Section shall be assumed only to the extent, if any, that it constitutes an executory contract or unexpired lease, and nothing contained herein shall constitute an admission by the Debtor or the Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor or the Reorganized Debtor has any liability thereunder. To the extent the Bankruptcy Court, or any other court of competent jurisdiction, determines, either before, on, or after the Effective Date, that any agreement in the form of a lease of real or personal property identified for assumption in this
Article VIII of the Plan, is, in fact, a secured transaction, the resulting secured indebtedness arising from such determination shall be treated in accordance with the applicable section of the Plan. Each executory contract and unexpired lease assumed pursuant to this Article VIII shall revest in and be fully enforceable by the Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable federal law.

                  Section 8.02 Approval of Assumptions. Subject to the occurrence of the Effective Date, the Confirmation Order (except as otherwise provided therein) shall constitute an order of the Bankruptcy Court approving the assumptions, revestments and, to the extent not subject to dispute as set forth in Section 8.04 of the "cure" amounts described in this Article VIII and the Cure Amount

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proposed by TransTexas Gas Corporation                                   Page 32

Schedule attached to the Schedule of Rejected Contracts pursuant to Section 365 of the Bankruptcy Code effective as of the Effective Date.

                  Section 8.03 Objections to Assumption of Executory Contracts and Unexpired Leases.

                  (a) Any Entity objecting to the Debtor's proposed assumption of an executory contract or unexpired lease based on a lack of adequate assurance of future performance or on any ground other than the adequacy of the "cure" amount set forth in the Cure Amount Schedule, shall File and serve a written objection to the assumption of such contract or lease within the same deadline and in the same manner established for Filing objections to Confirmation of this Plan. Failure to File an objection within the time period set forth above shall constitute consent to the assumption and revestment of those contracts and leases, including an acknowledgment that the proposed assumption provides adequate assurance of future performance.

                   (b) If any Entity Files an objection to assumption based on any ground other than the adequacy of the "cure" amount set forth in the Cure Amount Schedule, and the Bankruptcy Court ultimately determines that the Debtor cannot assume the executory contract or lease or that the Debtor cannot provide adequate assurance of future performance as proposed or in any modified proposal submitted by the Debtor or the Reorganized Debtor, then the unexpired lease or executory contract shall automatically thereupon be deemed to have been included on the Schedule of Rejected Contracts and shall be rejected pursuant to Section
8.06 hereof.

                  Section 8.04 Objections to Proposed "Cure" Amounts.

                  (a) The Debtor believes that any executory contract of the Debtor that is not listed on the Schedule of Rejected Contracts or in the Cure Amount Schedule may be assumed by the Debtor without the payment of any monetary cure amount. Any party to an executory contract or unexpired lease to be assumed that asserts arrearages or damages pursuant to Section 365(b)(1) of the Bankruptcy Code that exceeds the amount set forth in the Cure Amount Schedule, or which is not listed therein and pertains to an executory contract not listed in the Schedule of Rejected Contracts must File and serve an objection to the proposed cure amount within the same deadline and in the same manner established for Filing objections to Confirmation of this Plan. Failure to assert arrearages different from the amount set forth on the Cure Amount Schedule or which pertains to an executory contract not listed in the Schedule of Rejected Contracts or the Cure Amount Schedule within the time period set forth above shall constitute consent to the cure amount set forth in the Cure Amount Schedule or to the Debtor's position that no cure amount must be paid and an acknowledgment that the amount identified for "cure" on the Cure Amount Schedule is the only amount necessary to cover any and all outstanding defaults under the respective executory contract or unexpired lease to be assumed and an acknowledgment that no other defaults exist under said contract or lease.

                  (b) To the extent that any objections to the amounts set forth in the Cure Amount Schedule are timely Filed and served and such objections are not resolved between the Debtor and the objecting Entities, the Bankruptcy Court shall resolve such disputes at a hearing to be held at a


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



date to be determined by the Bankruptcy Court at the Confirmation Hearing. The resolution of such disputes shall not affect the Debtor's assumption of the contracts or leases that are subject of such a dispute, but rather shall affect only the "cure" amount the Debtor must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtor in its discretion determines that the amount asserted to be the necessary "cure" amount would, if ordered by the Bankruptcy Court, make the assumption of the contract or lease imprudent, then the Debtor may, prior to or at the Confirmation Hearing, elect to (1) reject the contract or lease pursuant to Section 8.06 hereof, or (2) request an expedited hearing on the resolution of the "cure" dispute, exclude assumption or rejection of the contract or lease from the scope of the Confirmation Order, and retain the fight to reject the contract or lease pursuant to Section 8.06 hereof pending the outcome of such dispute.

                  Section 8.05 Payment Related to Assumption of Executory Contracts and Unexpired Leases. If not the subject of dispute pursuant to
Section 8.04 hereof as of Confirmation Date, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied by the Debtor, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the amount set forth in the Cure Amount Schedule or such other amount as ordered by the Bankruptcy Court or agreed upon by the Debtor in Cash within 60 days following the Effective Date or on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute pursuant to Section 8.04, payment of the amount otherwise payable hereunder shall be made following entry of a Final Order or agreement by the Debtor or the Reorganized Debtor, as the case may be, and the party to the contract or lease.

                  Section 8.06 Executory Contracts and Unexpired Leases to be Rejected.

                  (a) Effective as of, and subject to the occurrence of, the Effective Date, the executory contracts and unexpired leases listed on the Schedule of Rejected Contracts shall be rejected as of the Effective Date. The Debtor may amend the Schedule of Rejected Contracts at any time prior to the Confirmation Hearing (i) by Filing such amendment with the Bankruptcy Court and serving it on parties directly affected by the amendment; or (ii) with Bankruptcy Court approval after a hearing on notice to the Creditors' Committee and the affected parties. Listing a contract or lease by category above or on the Schedule of Rejected Contracts shall not constitute an admission by the Debtor or the Reorganized Debtor that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtor or the Reorganized Debtor have any liability thereunder.

                  (b) The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections on the Confirmation Date, pursuant to
Section 365 of the Bankruptcy Code, effective as of the Effective Date. Any party to an executory contract or unexpired lease identified for rejection as provided herein may, within the same deadline and in the same manner established for Filing objections to Confirmation, file any objection thereto. Failure to file any such objection within the time period set forth above shall constitute consent and agreement to the rejection.



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



                  Section 8.07 Bar Date for Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 8.06 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely Filed and is a Miscellaneous Secured Claim, shall be classified in Class 6, and to the extent that it is timely Filed and is a General Unsecured Claim, shall be classified in Class 8 or Class 10, as the case may be; provided, however, that in either event any Claim arising from the rejection shall be forever barred and shall not be enforceable against the Debtor, the Reorganized Debtor, their affiliates, their successors, estates, or their properties, unless a proof of Claim is Filed and served on the Debtor or the Reorganized Debtor within thirty days after the earlier of (a) the date of entry of the first order of the Bankruptcy Court rejecting the executory contract or unexpired lease, or (b) the Confirmation Date.

                  Section 8.08 Contracts Entered Into on or After the Petition Date. On the Effective Date, all contracts, leases, and other agreements entered into by the Debtor on or after the Petition Date, which agreements have not been terminated in accordance with their terms on or before the Confirmation Date shall revest in and remain in full force and effect as against the Reorganized Debtor and the other parties to such contracts, leases and other agreements.

                                   ARTICLE IX

                     DISCHARGE, RELEASES AND INDEMNIFICATION

                  Section 9.01 Discharge of All Claims and Interests and
Releases.

                  (a) Except as otherwise specifically provided by this Plan, the Confirmation (subject to the occurrence of the Effective Date) shall discharge the Debtor and the Reorganized Debtor from any debt that arose before the Confirmation Date, and any debt of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of Claim is Filed or is deemed Filed, whether or not such Claim is an Allowed Claim, and whether or not the holder or such Claim has voted on this Plan.

                  (b) Except as otherwise specifically provided by this Plan, the Distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date) of (i) all Claims and Causes of Action against, liabilities of, liens on, obligations of and Interests in the Debtor or the Reorganized Debtor and the assets and properties of the Debtor or the Reorganized Debtor, whether known or unknown, and (ii) all Causes of Action (whether known or unknown, either directly or derivatively through the Debtor or the Reorganized Debtor) against, Claims (as defined in Section 101 of the Bankruptcy Code) against, liabilities (as guarantor of a Claim or otherwise) of, Liens on the direct or indirect assets and properties of, and obligations of successors and assigns of, the Debtor, the Reorganized Debtor and their successors and assigns based on the same subject matter as any Claim or Interest or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case


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



regardless of whether a proof of Claim or Interest was Filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on this Plan.

                  (c) On the Effective Date, the Reorganized Debtor, on behalf of itself and its subsidiaries, shall be deemed to release unconditionally, and hereby is deemed to release unconditionally on such date (i) each present or former officer, director, shareholder, employee, consultant, attorney, accountant and other representatives of the Debtor, (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each consultant, attorney, accountant or other representative or member of the Creditors' Committee, (iii) the Entities serving on the Bondholder Committee at any time in the Chapter 11, and, solely in their capacity as representatives of such holders, each of such Entity's respective officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives, (iv) Firstar, as Indenture Trustee, and, solely in their capacity as representatives of Firstar, as Indenture Trustee, each of Firstar's officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives, (v) GMAC and, solely in their capacity as representatives of GMAC, each of GMAC's officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives and (vi) the holders of Bondholder DIP Claims and, solely in their capacity as representatives of such holders, each of such holder's respective officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives (the Entities specified in clauses (i) and (vi) are referred to collectively as the "Releasees"), from any and all Claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Reorganized Debtor, the Chapter 11 Case, or the Plan, except that no Releasees shall be released from acts or omissions which are the result of willful misconduct and except that no officers or directors of the Debtor shall be released with respect to (x) any indebtedness of such Releasee to Debtor or Debtor-in-Possession for money borrowed by such Releasee, (y) any setoff or counterclaim Debtor or Debtor-in-Possession may have or assert against any such Releasee, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Releasee against Debtor or Debtor-in-Possession, as the Case may be and (z) Claims arising from the fraud, willful misconduct or gross negligence of such Releasee.

                  (d) On the Effective Date, each holder of a Claim and/or an Interest shall be deemed to have released unconditionally, and hereby is deemed to release unconditionally on such date, the Releasees, from any and all rights, Claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or relating to any act or omission, transaction, event or other occurrence taking place on or before the Effective Date in any way relating to the Reorganized Debtor, the Debtor, the Chapter 11 Case or the Plan, except that no Releasees shall be released from acts or omissions which are the result of willful misconduct.



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



                  (e) If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then the Debtor, with the prior consent of the Bondholder Committee, reserves the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.

                  Section 9.02 Indemnification. Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its present and former directors, officers and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or by-laws of the Debtor, applicable state law, specific agreement or any combination of the foregoing shall not survive the Effective Date and shall be discharged, regardless of whether indemnification is owed in connection with an event occurring prior to, upon or subsequent to the Petition Date, provided, however, that the Reorganized Debtor shall take all such actions as are necessary to maintain in full force and effect the existing insurance policies until such time as it may expire by its terms and directors and officers of the Debtor covered by the existing insurance policies shall be entitled to make Claims thereunder pursuant to the terms thereof notwithstanding the provisions of this Section 9.02.

                  Section 9.03 Conclusion of Chapter 11 Case and Dissolution of Creditors' Committee and SubDebt Committee.

                  Except with respect to any appeal of an order in the Chapter 11 Case, and any matters related to any proposed modification of the Plan, on the Effective Date, the Creditors' Committee and the SubDebt Committee shall be dissolved and the members, employees, agents, advisors, affiliates and representatives (including, without limitation, attorneys, financial advisors, and other Professionals) of each thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with or related to the Chapter 11 Case and shall be indemnified (including for reasonable attorneys' fees and costs) by the Reorganized Debtor for any and all acts performed, or omissions, in connection with or related to the Chapter 11 Case, except for acts or omissions as shall constitute fraud, willful misconduct or gross negligence of their duties. Notwithstanding the foregoing, for a period not to exceed 2 years from the Effective Date, the Executive Committee (and its counsel) shall continue for the sole purpose of monitoring and, if necessary, participating in the claims objection process of the Debtor.

                                    ARTICLE X

                 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

                  Section 10.01 Conditions to Occurrence of the Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

                  (a) The Bankruptcy Court shall have entered an order confirming the TEC Plan, and the TEC Plan and the order confirming the TEC Plan shall each be in form and substance satisfactory to the Bondholder Committee and the Debtor.


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



                  (b) The Bankruptcy Court shall have entered an order confirming the TARC Plan, and the TARC Plan and the order confirming the TARC Plan shall each be in form and substance satisfactory to the Bondholder Committee and the Debtor.

                  (c) The order confirming the TEC Plan shall have become a Final Order (as such term is defined in the TEC Plan).

                  (d) The order confirming the TARC Plan shall have become a Final Order (as such term is defined in the TARC Plan).

                  (e) The Confirmation Order shall have been entered and become a Final Order in form and substance satisfactory to the Debtor and the Bondholder Committee.

                  (f) The Debtor shall have sufficient Cash under the Post-Confirmation Credit Facility and otherwise to satisfy all Cash obligations under the Plan due on or as of the Effective Date, including but not limited to the Maximum GUC Cash Amount.

                  (g) The Amended Certificate of Incorporation shall have been filed with the Secretary of State of Delaware in accordance with such State's corporation laws and the Amended By-Laws shall have been adopted by the Reorganized Debtor and in form and substance acceptable to the Bondholder Committee.

                  (h) All authorizations, consents and regulatory approvals required, if any, in connection with the Plan's effectiveness shall have been obtained.

                  (i) No order of a court shall have been entered and shall remain in effect restraining the Debtor from consummating the Plan.

                  (j) The Debtor and the Bondholder Committee shall each have approved each of the Plan Documents and such Plan Documents shall have been executed in accordance with their terms.

                  (k) All amounts required to be paid pursuant to Section 3.02 shall have been paid in full in Cash to the Bondholder Lenders.

                  Section 10.02 Waiver of Conditions to Occurrence of the Effective Date. The Debtor may waive, with the prior consent of the Bondholder Committee, one or more of the conditions to the occurrence of the Effective Date.


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



                                   ARTICLE XI

                          EFFECTS OF PLAN CONFIRMATION

                  Section 11.01 Binding Effect. Upon Confirmation, and pursuant to Section 1141(a) of the Bankruptcy Code, the provisions of the Plan will bind the Debtor, the Bondholder Committee, the Creditors Committee, the SubDebt Committee, and all Creditors and Interest holders, including their successors and assigns, whether or not they accept the Plan. The Claims and distributions under the Plan to Creditors are in full and complete settlement of all Claims and Interests.

                  Section 11.02 Reorganized Debtor. The Debtor shall, as the Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

                  Section 11.03 Revesting and Vesting. Except as otherwise provided in this Plan, pursuant to Section 1123(a)(5) and 1141 of the Bankruptcy Code, all property comprising the Estate shall revest in the Reorganized Debtor or its successor, free and clear of all Claims, Liens, charges, encumbrances and Interests of Creditors and equity security holders on the Effective Date. As of the Effective Date, the Reorganized Debtor may operate its businesses and use, acquire and dispose of property and settle and compromise Claims or Interests without supervision of the Court free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may pay the charges it incurs for Professional fees, disbursements, expenses, or related support services after the Effective Date without any application to the Court.

                  Section 11.04 Injunction. Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that all Entities who have held, hold or may hold Claims against or Interests in the Debtor are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtor, the Reorganized Debtor, any member of the Bondholder Committee or Firstar, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, the Debtor, or any property of any such transferee or successor; (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order against the Debtor, the Reorganized Debtor, any member of the Bondholder Committee or Firstar, any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, the Debtor, or any property of any such transferee or successor; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtor, the Reorganized Debtor, any member of the Bondholder Committee or Firstar, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Entities; (d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the


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



Debtor, the Reorganized Debtor, any member of the Bondholder Committee or Firstar, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, the Debtor; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

                                   ARTICLE XII

                            ADMINISTRATIVE PROVISIONS

                  Section 12.01 Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

                  (a) to determine (i) any Disputed Claims, Disputed Interests and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances, (iii) preconfirmation tax liability pursuant to Section 505 of the Bankruptcy Code, and (iv) controversies and disputes regarding the interpretation of the Plan and documents executed in connection therewith;

                  (b) to allow, disallow, estimate, liquidate or determine any Claim or Interest against the Debtor and to enter or enforce any order requiring the Filing of any such Claim or Interest before a particular date;

                  (c) to approve all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtor pursuant to Section 365 of the Bankruptcy Code and
Article VII herein;

                  (d) to determine requests for payment of administrative expenses entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto;

                  (e) to resolve controversies and disputes regarding the interpretation and implementation of this Plan, any disputes relating to whether or not a timely and proper proof of Claim was Filed or whether a Disallowed Claim or Disallowed Interest should be reinstated;

                  (f) to implement the provisions of this Plan and entry of orders in aid of confirmation and consummation of this Plan;

                  (g) to modify the Plan pursuant to Section 1127 of the Bankruptcy Code;

                  (h) to adjudicate any and all Causes of Action that arose in these Chapter 11 Case preconfirmation or in connection with the implementation of this Plan, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals;


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



                  (i) to resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Interests or the administration thereof;

                  (j) to resolve any disputes concerning whether a person or entity had sufficient notice of the Chapter 11 Case, the applicable Claims bar date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of this Plan for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

                  (k) to determine any and all applications, Claims, Interests, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims or Interests) in these Chapter 11 Case;

                  (l) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (m) to seek the issuance of such orders in aid of execution of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

                  (n) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

                  (o) to recover all assets of the Debtor and property of the Estate, wherever located, including any Causes of Action under Sections 544 through 550 of the Bankruptcy Code;

                  (p) to hear and resolve matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

                  (q) to hear any other matter not inconsistent with the Bankruptcy Code;

                  (r) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves to be established, under this Plan, including, without limitation, Distributions to be made by the Indenture Trustee; and

                  (s) to enter a final decree closing the Chapter 11 Case.

                  (t) to enforce the injunction granted under Section 11.03 of the Plan and to enforce the GMAC Waiver and Injunction

                  Section 12.02 Jurisdiction Over the Reorganized Debtor. Notwithstanding the jurisdiction retained in Section 12.01 hereof, from and after the Effective Date, the Bankruptcy Court shall not have the power to issue any order which modifies the Reorganization Securities or the rights of the holders thereof with respect to such Reorganization Securities.


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



                  Section 12.03 Cram Down. If all of the applicable requirements for confirmation of the Plan are met as set forth in Section 1129(a) of the Bankruptcy Code except subsection (8) thereof, the Debtor may request the Court to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of such subsection (8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any Impaired Class that does not vote to accept this Plan as described in the Disclosure Statement.

                  Section 12.04 Modification of the Plan. The Debtor reserves the right, with the prior consent of the Bondholder Committee, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtor may, upon order of the Bankruptcy Court and with the prior consent of the Bondholder Committee, alter, amend or modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

                  Section 12.05 Exemption from Certain Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with, the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other simple tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

                  Section 12.06 Setoffs. Except for distributions to holders of allowed Bondholder DIP Claims and allowed GMAC Claims (as to which the Debtor and Reorganized Debtor shall have no right of setoff and/or recoupment) and as otherwise provided in the Plan, agreements entered into in connection with the Plan, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, the Debtor or the Reorganized Debtor, may but will not be required to, set off against any Claim and the Distributions made with respect to the Claim, before any distribution is made on account of such Claim, any and all of the Claims, rights and causes of action of any nature that the Debtor or the Reorganized Debtor may hold against the holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other action or omission of the Debtor or the Reorganized Debtor, nor any provision of this Plan shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such


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



Claims, rights and causes of action that the Debtor or the Reorganized Debtor may possess against such holder. To the extent the Reorganized Debtor fails to set off against a holder of a Claim or Interest and seek to collect a Claim from the holder of such Claim or Interest after a distribution to the holder of such Claim or Interest pursuant to the Plan, the Reorganized Debtor shall be entitled to full recovery on its Claim against the holder of such Claim or Interest.

                  Section 12.07 Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best Interests of the Debtor, the Reorganized Debtor, the Estates, and any Entity holding Claims against the Debtor.

                  Section 12.08 Withdrawal or Revocation of the Plan. The Debtor reserves the right, with the prior consent of the Bondholder Committee, to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn, or if the Confirmation Date does not occur, the Plan shall have no force and effect.

                  Section 12.09 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Entity.

                  Section 12.10 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

                  Section 12.11 Notices. All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been received, by mail, addressed to:

                  TransTexas Gas Corporation
                  1300 North Sam Houston Parkway East
                  Houston, Texas  77032-2949
                  Attn:  Simon Ward

                  with copies to:

                  Gardere & Wynne, L.L.P.
                  3000 Thanksgiving Tower
                  1601 Elm Street
                  Dallas, Texas  75201
                  Attn:  Deirdre B. Ruckman, Esq.

                  and:


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proposed by TransTexas Gas Corporation                                   Page 43

                  Bondholder Committee
                  c/o Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York  10038
                  Attn:  Michael J. Sage, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by Filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

                  Section 12.12 Severability. Except as to terms which would frustrate the overall purposes of this Plan, should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.

                  Section 12.13 Interpretation, Rules of Construction, Computation of Time, and Choice of Law.

                  (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement.

                  (b) Any term used in the Plan that is not defined in the Plan, either in Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

                  (c) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan.

                  (d) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

                  (e) Any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date without limitation to the provisions set forth in Article VI of this Plan.

                  (f) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

                  (g) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.


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



                  (h) All exhibits, annexes and schedules to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when Filed.

                  (i) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

                  (j) Where applicable, references to the singular shall include the plural, and vice- versa.

                  Section 12.14 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein.

                  Section 12.15 Limitation of Liability. None of the Debtor, the Reorganized Debtor, the Creditors' Committee, the Entities serving on the Bondholder Committee at any time during the Chapter 11 Case, the Bondholder Lenders, GMAC, the Indenture Trustees, nor any of their respective officers, directors, partners, employees, members, agents, advisors, affiliates, underwriters or investment bankers, nor any other professional persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Entity for any act taken or omission made in good faith in connection with or related to formulating, negotiating, implementing, confirming or consummating the Plan, the Disclosure Statement or any Plan Document. The Exculpated Persons shall have no liability to the Debtor, the Reorganized Debtor, any holder of a Claim, any holder of an Interest, any other party in interest in the Chapter 11 Case or any other Entity for actions taken or not taken under the Plan, in connection herewith or with respect thereto, or arising out of their administration of the Plan or the property to be distributed under the Plan, in good faith, including, without limitation, failure to obtain Confirmation or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.


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





                                      Respectfully submitted,







                                      TransTexas Gas Corporation



                                      By:     /s/ Ed Donahue
                                             ----------------------------------

                                      Name:   Ed Donahue
                                             ----------------------------------

                                      Title:   Vice President
                                             ----------------------------------





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proposed by TransTexas Gas Corporation                                   Page 46

                                     ANNEX A

                   PRINCIPAL TERMS OF THE MANAGEMENT AGREEMENT


Parties:                            The Reorganized Debtor and John R. Stanley.



Term:                               Three years, subject to two one-year
                                    extensions at the option of John R. Stanley, provided certain performance tests have been met.



Compensation:                       $300,000 per year. Mr. Stanley will also be
                                    given warrants each year during the term of
                                    the Management Agreement to purchase 300,000
                                    shares of New Common Stock at an exercise
                                    price of $120 per share.



Termination Rights:                 The Reorganized Debtor will have the right
                                    to terminate the Management Agreement for
                                    "cause" (as defined, including, without
                                    limitation, events customarily constituting
                                    cause, a default by the Reorganized Debtor
                                    in the payment of interest or principal
                                    payments due on the New Senior Secured Notes
                                    or dividend or redemption payments due on
                                    the New Senior Preferred Stock and a
                                    bankruptcy filing by the Reorganized
                                    Debtor). Upon termination, Mr. Stanley will
                                    cease to be an officer or director of the
                                    Reorganized Debtor.



Required Approval of Sale:          Prior to February 15, 2001, unanimous
                                    approval of the New Board of Directors will
                                    be required to approve a sale of the
                                    Reorganized Debtor, unless the Reorganized
                                    Debtor has filed for protection under the
                                    Bankruptcy Code.



Severance Payment:                  $3 million, if the Management Agreement is
                                    terminated without cause, or $1.5 million,
                                    if the Management Agreement is terminated
                                    with cause.


Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 47

                                     ANNEX B

                  PRINCIPAL TERMS OF NEW JUNIOR PREFERRED STOCK


Dividends:                          Holders of the New Junior Preferred Stock
                                    will have the right to receive quarterly
                                    dividends, cumulative from the Effective
                                    Date, in preference to the holders of any
                                    other shares of capital stock of the
                                    Reorganized Debtor, in an amount per share
                                    equal to 8% of the par value per share
                                    annually, payable in kind (i.e., in
                                    additional shares of New Junior Preferred
                                    Stock with an aggregate par value equal to
                                    the dividend amount) quarterly in arrears on
                                    the last day of the third, sixth, ninth and
                                    twelfth months after the Effective Date and
                                    on successive anniversaries of such dates.

Par Value:                          $1.00 per share.



Liquidation Preference:             Par value per share, plus an amount equal to
                                    accrued and unpaid dividends.



Mandatory Redemption:               None.



Optional Redemption:                The Junior Preferred Stock will be
                                    redeemable, in whole or in part, at the
                                    option of the Reorganized Debtor for cash in
                                    an amount equal to the par value per share
                                    thereof at any time after the New Senior
                                    Secured Notes and the New Senior Preferred
                                    Stock have been retired.



Voting Rights:                      Holders of New Junior Preferred Stock will
                                    have one-tenth of a vote per share, voting
                                    together with holders of the New Class A
                                    Common Stock, on all matters on which
                                    holders of the New Class A Common Stock are
                                    entitled to vote.



Mandatory Conversion:               Shares of the New Junior Preferred Stock
                                    will be automatically converted into shares
                                    of New Common Stock on the basis of .04175
                                    shares of New Class A Common Stock for each
                                    $1 of liquidation



Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 48

                                    preference of the New Junior Preferred Stock if either (i) more than 75 million shares of the New Senior Preferred Stock are outstanding after the sixth anniversary of the Effective Date or (ii) two successive dividend payments are in arrears on the New
                                    Senior Preferred Stock.



Ranking: The New Junior Preferred Stock will rank junior to the New Senior Preferred Stock, and senior to the New Common Stock and to all preferred stock of the Reorganized
                                    Debtor, if any, that is expressly stated to be junior to the New Junior Preferred Stock with respect to the payment of dividends and amounts upon the liquidation, dissolution or winding up of the Reorganized Debtor.



Registration:                       The New Junior Preferred Stock will be
                                    registered pursuant to the Shelf
                                    Registration Statement and freely tradable,
                                    subject to applicable law.



Additional Issuances:               Additional issuances of the New Junior
                                    Preferred Stock (other than shares issued to
                                    pay dividends in kind) will be prohibited.




Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 49

                                     ANNEX C

                  PRINCIPAL TERMS OF NEW SENIOR PREFERRED STOCK


Number of Shares:                   220 million

Dividends:                          Subject to the right of the Reorganized
                                    Debtor to pay dividends in kind in the first
                                    two years, as described below, holders of
                                    the New Senior Preferred Stock will have the
                                    right during the first two years after the
                                    Effective Date to receive quarterly cash
                                    dividends, cumulative from the Effective
                                    Date, in preference to holders of any other
                                    shares of capital stock of the Reorganized
                                    Debtor, in an amount per share equal to 10%
                                    per annum of the par value per share payable
                                    quarterly in arrears on the last day of the
                                    third, sixth, ninth and twelfth months after
                                    the Effective Date and on successive
                                    anniversaries of such dates. During the
                                    first two years after the Effective Date, in
                                    lieu of paying cash dividends, the
                                    Reorganized Debtor will be entitled, at its
                                    option, to pay dividends in kind (i.e., in
                                    additional shares of New Senior Preferred
                                    Stock with an aggregate par value equal to
                                    the dividend amount), in an amount per share
                                    equal to 20% per annum of the par value per
                                    share. After the first two years following
                                    the Effective Date, dividends are payable in
                                    cash at the rate of 7.75% per annum of the
                                    par value per share.



Par Value:                          $1.00 per share.



Liquidation Preference:             Par value per share, plus an amount equal to
                                    accrued and unpaid dividends.



Mandatory Redemption:               The New Senior Preferred Stock will be
                                    required to be redeemed by the Reorganized
                                    Debtor on the sixth anniversary of the
                                    Effective Date, at 100% of the liquidation
                                    preference per share.



Optional Redemption:                Redeemable at the option of the Reorganized
                                    Debtor at an initial price equal to $0.88
                                    per share, increasing by $0.005 per share
                                    per month to a maximum of 100% of the
                                    liquidation preference per share, provided


Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 50

                                    that no redemption will be permitted prior to the time the New Senior Secured Notes have been retired.



Mandatory Conversion:               If either (i) more than 75 million shares of
                                    the New Senior Preferred Stock are
                                    outstanding after the sixth anniversary of
                                    the Effective Date or (ii) two successive
                                    dividend payments are in arrears on the New
                                    Senior Preferred Stock, one-half of the
                                    shares of the New Senior Preferred Stock
                                    will be automatically converted into shares
                                    of the New Common Stock on the basis of
                                    .4175 shares of New Class A Common Stock for
                                    each $1 of liquidation preference of the
                                    shares of New Senior Preferred Stock
                                    converted. The remaining shares of New
                                    Senior Preferred Stock will remain
                                    outstanding.



Voting Rights:                      Holders of the New Senior Preferred Stock
                                    will have the right, voting separately as a
                                    class, to elect four (4) of the five (5)
                                    directors to the Board of Directors of the
                                    Reorganized Debtor; provided, that if
                                    dividends are in arrears with respect to the
                                    payments due commencing two (2) years after
                                    the Effective Date, such holders will have
                                    the right, voting separately as a class, to
                                    elect all five (5) directors to the Board of
                                    Directors of the Reorganized Debtor. Holders
                                    of the New Senior Preferred Stock will have
                                    one vote per share, voting together with the
                                    New Class A Common Stock, on all matters on
                                    which the holders of the New Class A Common
                                    Stock are entitled to vote generally. The
                                    voting rights of the New Senior Preferred
                                    Stock will not be subject to change absent
                                    the consent of the holders of 75% of the New
                                    Senior Preferred Stock, voting as a class.



Ranking: The New Senior Preferred Stock will rank senior to all other capital stock of the Reorganized Debtor with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up of the Reorganized Debtor.

Restrictive Covenants:              The New Senior Preferred Stock will contain
                                    covenants limiting the Reorganized Debtor's
                                    ability to (a) incur indebtedness other than
                                    the Post-Confirmation Facility and the
                                    Extended Bondholder DIP Facility (in an
                                    aggregate amount not to exceed $52,500,000),
                                    Liens of holders of Allowed Mineral Interest
                                    Secured Claims electing to continue such
                                    Liens under Section 5.06(a)(i) and the
                                    Ballots/Elections


Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 51

                                    and the GMAC Facility, (b) engage in
                                    transactions with affiliates and related parties, including Mr. John R. Stanley, absent unanimous approval of the New Board of Directors and the obtaining of a fairness opinion from an internationally recognized investment bank or accounting firm, (c) dispose of assets or engage in sale/leaseback transactions, (d) issue dividends to the holders of the New Common
                                    Stock while the New Senior Preferred Stock is outstanding, (e) change the Reorganized
                                    Debtor's line of business, (f) consolidate with or merge into any other Entity or convey, transfer or lease substantially all of the Reorganized Debtor's assets, and (g) authorize or issue any additional shares of preferred stock (other than shares of New
                                    Senior Preferred Stock and New Junior
                                    Preferred Stock issued to pay dividends in
                                    kind).



Additional Issuances:               Additional issuances of the New Senior
                                    Preferred Stock (other than shares issued to
                                    pay dividends in kind) will be prohibited.



Registration:                       The New Senior Preferred Stock will be
                                    registered pursuant to the Shelf
                                    Registration and freely tradable, subject to
                                    applicable law.



Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 52

                                     ANNEX D


                   PRINCIPAL TERMS OF NEW SENIOR SECURED NOTES

Principal Amount:                   $200 million.



Interest:                           15% per annum, accruing from the Effective
                                    Date, payable semi-annually in arrears, in
                                    cash, beginning six months after the
                                    Effective Date.



Maturity:                           Five years after the Effective Date.



Mandatory Redemption:               None.



Optional Redemption:                The New Senior Secured Notes will be
                                    redeemable by the Reorganized Debtor, at its
                                    option, in whole or in part, in cash, at the
                                    redemption prices (expressed as a percentage
                                    of the outstanding principal amount) set
                                    forth below, together with accrued and
                                    unpaid interest, if any, to the redemption
                                    date:


                                    If redeemed during the 12-        Redemption
                                    month period beginning            Price
                                    ----------------------            -----
                                    the Effective Date                115%
                                    1 year after the Effective Date   112%
                                    2 years after the Effective Date  109%
                                    3 years after the Effective Date  106%
                                    4 years after the Effective Date  103%





Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 53

Collateral:                         Lien on all Collateral securing the note
                                    governed by the TransTexas Senior Secured
                                    Loan Agreement and all assets securing the
                                    Bondholder DIP Facility subordinated to the
                                    Liens securing the Post-Confirmation
                                    Facility and the Extended Bondholder DIP
                                    Facility.



Ranking: The New Senior Secured Notes will be senior indebtedness of the Reorganized Debtor.



Registration:                       The New Senior Secured Notes will be
                                    registered pursuant to the Shelf
                                    Registration Statement and freely tradable
                                    subject to applicable law.



Restrictive Covenants:              The New Senior Secured Notes Indenture will
                                    contain covenants limiting the Reorganized
                                    Debtor's ability to (a) incur indebtedness
                                    other than the Post-Confirmation Facility
                                    and the Extended Bondholder DIP Facility (in
                                    an aggregate amount not to exceed
                                    $52,500,000), Liens of holders of Allowed
                                    Mineral Interest Secured Claims electing to
                                    continue such Liens under Section 5.06(a)(i)
                                    and the Ballots/Elections and the GMAC
                                    Facility, (b) engage in transactions with
                                    affiliates and related parties, including
                                    Mr. John R. Stanley, absent unanimous
                                    approval of the New Board of Directors and
                                    the furnishing of a fairness opinion from an
                                    internationally recognized investment bank
                                    or accounting firm to the indenture trustee
                                    for the New Senior Secured Notes, (c)
                                    dispose of assets or engage in
                                    sale/leaseback transactions, (d) issue
                                    dividends to the holders of the New Common
                                    Stock while the New Senior Secured Notes are
                                    outstanding, (e) change the Reorganized
                                    Debtor's line of business, (f) consolidate
                                    with or merge into any other Entity or
                                    convey, transfer or lease substantially all
                                    of the Reorganized Debtor's assets, and (g)
                                    suffer a change of control.


Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 54

Other Provisions:                   The New Senior Secured Notes Indenture will
                                    contain other customary provisions and such
                                    Indenture will be qualified under the Trust
                                    Indenture Act of 1939, as amended.





Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 55

                                     ANNEX E

                         PRINCIPAL TERMS OF NEW WARRANTS


Amount: 625,000 New Warrants, each to acquire one share of New Class A Common Stock.



Term:                               Expire on June 30, 2002.



Exercise Price:                     $120.00 per share.



Customary Provisions:               The New Warrant Agreement will contain
                                    customary terms such as anti-dilution
                                    provisions (however, the anti-dilution
                                    provisions will not provide for any
                                    adjustments relating to shares issued upon
                                    the exercise, if any, of any New Warrants
                                    issued after the Effective Date or upon
                                    conversion, if any, of the New Senior
                                    Preferred Stock or the New Junior Preferred
                                    Stock).




Second Amended Plan of Reorganization
proposed by TransTexas Gas Corporation                                   Page 56

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                             CORPUS CHRISTI DIVISION

IN RE:                                  )
TRANSAMERICAN REFINING                  )        CASE NO. 99-21552-C-11
CORPORATION,                            )
                                        )
                                        )
DEBTOR.                                 )

                    SECOND AMENDED PLAN OF LIQUIDATION UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE
                               PROPOSED BY DEBTOR

                            Dated: September 29, 1999





JORDAN, HYDEN, WOMBLE                                GARDERE & WYNNE, L.L.P.
& CULBRETH, P.C.                                     John Nabors
Shelby Jordan                                        Deirdre B. Ruckman
Bank America Towers                                  3000 Thanksgiving Tower
500 N. Shoreline, Suite 900                          1601 Elm Street
Corpus Christi, TX  78471                            Dallas, TX  75201

COUNSEL FOR DEBTOR                                   SPECIAL COUNSEL FOR
                                                     DEBTOR



                                   Appendix 5

                                TABLE OF CONTENTS


                                    ARTICLE I

                                  INTRODUCTION



                                                                                                                Page
Section 1.01      Introduction....................................................................................1


                                   ARTICLE II

                                   DEFINITIONS

Section 2.01      Administrative Expense..........................................................................1
Section 2.02      Allowed.........................................................................................1
Section 2.03      Allowed Claim or Allowed Interest...............................................................1
Section 2.04      Application to Compromise Controversy...........................................................1
Section 2.05      Ballot Deadline.................................................................................2
Section 2.06      Ballots.........................................................................................2
Section 2.07      Bankruptcy Code.................................................................................2
Section 2.08      Bankruptcy Court................................................................................2
Section 2.09      Bankruptcy Rules................................................................................2
Section 2.10      Bar Date........................................................................................2
Section 2.11      Bondholder Committee............................................................................2
Section 2.12      Bondholder DIP Facility.........................................................................2
Section 2.13      Bondholder Dip Secured Claims...................................................................2
Section 2.14      Bondholder Lenders..............................................................................2
Section 2.15      Business Day....................................................................................2
Section 2.16      Cash............................................................................................3
Section 2.17      Causes of Action................................................................................3
Section 2.18      Chapter 11 Case.................................................................................3
Section 2.19      Claim...........................................................................................3
Section 2.20      Class...........................................................................................3
Section 2.21      Collateral .....................................................................................3
Section 2.22      Confirmation....................................................................................3
Section 2.23      Confirmation Date...............................................................................3
Section 2.24      Confirmation Hearing............................................................................3
Section 2.25      Confirmation Order..............................................................................3
Section 2.26      Creditor........................................................................................3
Section 2.27      Creditors' Committee............................................................................4
Section 2.28      Debtor..........................................................................................4
Section 2.29      Debtor-in-Possession............................................................................4
Section 2.30      Defendants......................................................................................4
Section 2.31      Deficiency Claim................................................................................4
Section 2.32      Disallowed......................................................................................4

Section 2.33      Disbursing Agent................................................................................4
Section 2.34      Disclosure Statement............................................................................4
Section 2.35      Disputed Claim..................................................................................4
Section 2.36      Disputed Interest...............................................................................4
Section 2.37      Distribution Record Date........................................................................5
Section 2.38      Distributions...................................................................................5
Section 2.39      Effective Date..................................................................................5
Section 2.40      Entity..........................................................................................5
Section 2.41      Estate..........................................................................................5
Section 2.42      Estate Representative...........................................................................5
Section 2.43      Face Amount.....................................................................................5
Section 2.44      File, Filed or Filing...........................................................................5
Section 2.45      Final Order.....................................................................................5
Section 2.46      Firstar.........................................................................................6
Section 2.47      First Union.....................................................................................6
Section 2.48      General Unsecured Claim.........................................................................6
Section 2.49      Governmental Unit...............................................................................6
Section 2.50      Impaired........................................................................................6
Section 2.51      Indentures......................................................................................6
Section 2.52      Indenture Trustee...............................................................................6
Section 2.53      Indenture Trustee Claim.........................................................................6
Section 2.54      Insured Claim...................................................................................6
Section 2.55      Insured Portion.................................................................................6
Section 2.56      Interest Reserve Accounts.......................................................................7
Section 2.57      Interests.......................................................................................7
Section 2.58      Lawsuit.........................................................................................7
Section 2.59      Lien............................................................................................7
Section 2.60      Litigation Trust................................................................................7
Section 2.61      Litigation Trust Agreement......................................................................7
Section 2.62      Paying Agent....................................................................................7
Section 2.63      Petition Date...................................................................................7
Section 2.64      Plan............................................................................................7
Section 2.65      Plan Documents..................................................................................7
Section 2.66      Priority Claim..................................................................................7
Section 2.67      Professionals ..................................................................................8
Section 2.68      Ratable Proportion..............................................................................8
Section 2.69      Rejection Claim.................................................................................8
Section 2.70      Schedules.......................................................................................8
Section 2.71      Secured Claim...................................................................................8
Section 2.72      SubDebt Committee...............................................................................8
Section 2.73      TARC............................................................................................8
Section 2.74      TARC Common Stock...............................................................................8
Section 2.75      TARC Senior Secured Loan Agreement..............................................................8
Section 2.76      TARC Senior Secured Note .......................................................................9
Section 2.77      TARC Senior Secured Note Claims.................................................................9
Section 2.78      TARC Senior Secured Note Deficiency Claim ......................................................9
Section 2.79      TARC Subordinated Notes.........................................................................9
Section 2.80      TARC Subordinated Notes Indenture...............................................................9
Section 2.81      TCR.............................................................................................9

Section 2.82      TCR Preferred Stock.............................................................................9
Section 2.83      TEC.............................................................................................9
Section 2.84      TEC Bondholders.................................................................................9
Section 2.85      TEC Plan........................................................................................9
Section 2.86      TEC Senior Secured Notes........................................................................9
Section 2.87      TEC Senior Secured Notes Indenture..............................................................9
Section 2.88      Tort Claim.....................................................................................10
Section 2.89      TransTexas.....................................................................................10
Section 2.90      TransTexas Plan................................................................................10
Section 2.91      Unclaimed Property.............................................................................10
Section 2.92      Unimpaired.....................................................................................10
Section 2.93      Workers' Compensation Claims...................................................................10
Section 2.94      Workers' Compensation Programs.................................................................10


                                   ARTICLE III
                PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE
                           CLAIMS AND PRIORITY CLAIMS

Section 3.01      Treatment of Allowed Administrative Expenses...................................................11
Section 3.02      Bondholder DIP Secured Claims. ................................................................11
Section 3.03      Treatment of Allowed Priority Claims...........................................................11


                                   ARTICLE IV

                     CLASSIFICATION OF CLAIMS AND INTERESTS

Section 4.01      Class 1........................................................................................11
Section 4.02      Class 2........................................................................................11
Section 4.03      Class 3........................................................................................12
Section 4.04      Class 4........................................................................................12



                                    ARTICLE V

                        TREATMENT OF CLAIMS AND INTERESTS

Section 5.01      Treatment of Allowed Class 1 Claim (TARC Senior Secured Note Claims)...........................12
Section 5.02      Treatment of Allowed Class 2 Claims (General Unsecured Claims).................................12
Section 5.03      Treatment of Allowed Class 3 Claims (TARC Subordinated Note Claims)............................12
Section 5.04      Treatment of Allowed Class 4 Interests (TARC Common Stock Interests)...........................13


                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN



Section 6.01      General Corporate Matters......................................................................13
Section 6.02      Distributions to Holders of Allowed Claims; Further Transactions...............................13
Section 6.03      Distribution to Holders of TARC Subordinated Notes.............................................13
Section 6.04      Approval of Agreements.........................................................................14
Section 6.05      Cancellation and Surrender of Existing Securities; Cancellation of Indentures..................14
Section 6.06      Estate Representative..........................................................................14
Section 6.07      Litigation Trust...............................................................................15


                                   ARTICLE VII

                  DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES
                    AND MISCELLANEOUS DISTRIBUTION PROVISIONS

Section 7.01      Objections.....................................................................................15
Section 7.02      Amendments to Claims; Claims Filed After the Confirmation Date.................................15
Section 7.03      Payment or Distribution of Disputed Claim or Disputed Interest.................................16
Section 7.04      Timing of Payment or Distribution When a Disputed Claim or Disputed Interest
                  Becomes an Allowed Claim or Allowed Interest...................................................16
Section 7.05      Undeliverable or Unclaimed Distributions.......................................................16
Section 7.06      Allocation of Consideration....................................................................16
Section 7.07      Distributions to the Holders of General Unsecured Claims.......................................17
Section 7.08      Transmittal of Distributions and Notices.......................................................17
Section 7.09      Distribution Record Date.......................................................................17
Section 7.10      Method of Cash Distributions...................................................................17
Section 7.11      Distributions on Non-Business Days.............................................................17
Section 7.12      Withholding Taxes..............................................................................18
Section 7.13      Disputed Distributions.........................................................................18
Section 7.14      Rights to Pursue Causes of Action..............................................................18


                                  ARTICLE VIII

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 8.01      Rejection Generally............................................................................18
Section 8.02      Bar Date for Rejection Damages.................................................................18

                                   ARTICLE IX

                     DISCHARGE, RELEASES AND INDEMNIFICATION

Section 9.01      No Discharge of Debtor.........................................................................19
Section 9.02      Releases.......................................................................................19



Section 9.03      Indemnification................................................................................20
Section 9.04      Conclusion of Chapter 11 Cases and Dissolution of Creditors' Committee
                  and SubDebt Committee..........................................................................20


                                    ARTICLE X

                 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

Section 10.01     Conditions to Occurrence of the Effective Date.................................................20
Section 10.02     Waiver of Conditions...........................................................................21


                                   ARTICLE XI

                              LEGAL BINDING EFFECT

Section 11.01     Effects of Confirmation........................................................................21


                                   ARTICLE XII

                            ADMINISTRATIVE PROVISIONS

Section 12.01     Retention of Jurisdiction......................................................................21
Section 12.02     Cram Down......................................................................................23
Section 12.03     Modification of the Plan.......................................................................23
Section 12.04     Exemption from Certain Transfer Taxes..........................................................23
Section 12.05     Compromise of Controversies....................................................................24
Section 12.06     Withdrawal or Revocation of the Plan...........................................................24
Section 12.07     Successors and Assigns.........................................................................24
Section 12.08     Governing Law..................................................................................24
Section 12.09     Notices........................................................................................24
Section 12.10     Severability...................................................................................25
Section 12.11     Interpretation, Rules of Construction, Computation of Time, and Choice of
                  Law............................................................................................25
Section 12.12     No Admissions..................................................................................26
Section 12.13     Limitation of Liability........................................................................26


                                    ARTICLE I

                                  INTRODUCTION

                  Section 1.01 Introduction. This Plan is proposed by TransAmerican Refining Corporation. Reference is made to the Disclosure Statement accompanying the Plan for a discussion of each of TransTexas Gas Corporation's, TransAmerican Energy Corporation's, and TransAmerican Refining Corporation's history, results of operations, historical financial information and properties, and for a summary and analysis of this Plan. All holders of Claims against and Interests in TransAmerican Refining Corporation are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.


                                   ARTICLE II

                                   DEFINITIONS

                  The following terms used herein shall have the respective meanings defined below:

                  Section 2.01 Administrative Expense means (a) any cost or expense of administration of the Chapter 11 Case (including, without limitation, the fees and expenses of Professionals) asserted or arising under Sections 503(b), or 507(b) of the Bankruptcy Code, (b) a Claim determined to be an Administrative Expense pursuant to a Final Order, and (c) any fees or charges assessed against the Estate under Section 1930, title 28, United States Code.

                  Section 2.02 Allowed means with respect to Claims and Interests, (a) any Claim against, or Interest in, the Debtor, proof of which is timely Filed or by order of the Bankruptcy Court is not or will not be required to be Filed, (b) any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely Filed proof of Claim has been Filed, (c) any Interest registered in the stock register maintained by or on behalf of the Debtor as of the Distribution Record Date or (d) any Claim allowed pursuant to this Plan and, in each such case in (a), (b) and (c) above, as to which either (i) no objection to the allowance thereof has been Filed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or
(ii) such an objection is so Filed and the Claim and Interest shall have been allowed pursuant to a Final Order (but only to the extent so allowed).

                  Section 2.03 Allowed Claim or Allowed Interest means an Allowed Claim or an Allowed Interest in a specified class. For example, an Allowed General Unsecured Claim is an Allowed Claim in the General Unsecured Claims Class and an Allowed Old Common Stock Interest is an Allowed Interest in the Old Common Stock Interest Class.

                  Section 2.04 Application to Compromise Controversy means the application pursuant to Bankruptcy Rule 9019 to compromise and settle the Adversary Proceeding No. 99-2215 commenced by Firstar, as Indenture Trustee, vs. TEC, TARC and First Union on July 28, 1999.


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                  Section 2.05 Ballot Deadline means the date set by the
Bankruptcy Court as the last date on which Ballots may be cast to vote on the Plan.

                  Section 2.06 Ballots means the ballots that accompany the Plan and Disclosure Statement upon which holders of Impaired Claims and Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan.

                  Section 2.07 Bankruptcy Code means Title 11, United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

                  Section 2.08 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, having jurisdiction over the Chapter 11 Case or such other court of competent jurisdiction as may obtain such jurisdiction in the future.

                  Section 2.09 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under
Section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any local rules of the Bankruptcy Court.

                  Section 2.10 Bar Date means as to Creditors other than Governmental Units, September 27, 1999, as the final date for Filing proofs of Claim or proofs of Interest herein; and as to Governmental Units, October 18, 1999, as the date for Filing Proofs of Claim or Proofs of Interest herein.

                  Section 2.11 Bondholder Committee means an unofficial committee composed of the following TEC Bondholders: Credit Suisse First Boston Corporation, Oaktree Capital Management, L.L.C., Angelo Gordon & Co., L.P. and Merrill Lynch Asset Management, L.P.; provided, however, each of the foregoing Entities shall cease to be a member of such committee from any date on which it ceases to hold or manage at least $50,000,000 in principal amount of the TEC Senior Secured Notes.

                  Section 2.12 Bondholder DIP Facility means the
Debtor-In-Possession loans and other financial accommodations provided pursuant to the Credit Agreement among TransTexas, as borrower, the Debtor and TEC, as guarantors, and the Bondholder Lenders dated as of April 27, 1999, as amended, and all ancillary agreements and instruments thereto.

                  Section 2.13 Bondholder Dip Secured Claims means the Secured Claims of the Bondholder Lenders arising under the Bondholder DIP Facility.

                  Section 2.14 Bondholder Lenders means Credit Suisse First Boston Management Corporation, Angelo Gordon & Co., L.P., and Oaktree Capital Management, L.L.C. and their respective successors and assigns.

                  Section 2.15 Business Day means any day other than a Saturday, Sunday or legal holiday.




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                  Section 2.16 Cash means currency, a certified check, a
cashier's check or a wire transfer of immediately available funds from any source or a check drawn on a domestic bank.

                  Section 2.17 Causes of Action means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

                  Section 2.18 Chapter 11 Case means the Debtor's voluntary case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code as case number 99-21552.

                  Section 2.19 Claim means any right to (a) payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

                  Section 2.20 Class means any group of substantially similar Claims or Interests classified by the Plan pursuant to Section 1129(a)(1) of the Bankruptcy Code.

                  Section 2.21 Collateral means any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

                  Section 2.22 Confirmation means the entry of the Confirmation Order on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.

                  Section 2.23 Confirmation Date means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.

                  Section 2.24 Confirmation Hearing means the hearing held by the Bankruptcy Court regarding confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  Section 2.25 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code and approving the settlement and compromise effectuated under Section 5.03(a) of the Plan.

                  Section 2.26 Creditor means any Entity that is the holder of a Claim that arose on or before the Petition Date or a Claim of the kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

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                  Section 2.27 Creditors' Committee means the Official Committee of Unsecured Creditors in the Chapter 11 cases of the Debtor, TEC and TransTexas, as appointed by the Office of the United States Trustee and reconstituted from time to time, which members are identified in the Disclosure Statement.

                  Section 2.28 Debtor means TransAmerican Refining Corporation, a Texas corporation, the debtor in the Chapter 11 Case.

                  Section 2.29 Debtor-in-Possession means the Debtor in its capacity as a debtor in possession in the Chapter 11 Case under Sections 1101, 1107 and 1108 of the Bankruptcy Code.

                  Section 2.30 Defendants means Bill Elder, WWL-TV, A.H. Belo, the defendants in the Lawsuit.

                  Section 2.31 Deficiency Claim means with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the value of the Collateral which secures such Claim.

                  Section 2.32 Disallowed means, when used with respect to a Claim or an Interest, a Claim or an Interest that has been disallowed pursuant to a Final Order.

                  Section 2.33 Disbursing Agent means the Estate Representative.

                  Section 2.34 Disclosure Statement means the Disclosure Statement relating to the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented.

                  Section 2.35 Disputed Claim means the portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim as to which: (a) a proof of Claim has been Filed, or deemed Filed under applicable law or order of the Bankruptcy Court; (b) an objection has been or may be timely Filed; and
(c) such objection has not been: (i) withdrawn, (ii) overruled or denied in whole or in part pursuant to a Final Order, or (iii) granted in whole or part pursuant to a Final Order. Before the time that an objection has been or may be Filed, a Claim shall be considered a Disputed Claim (A) if the amount or classification of the Claim specified in the proof of Claim exceeds the amount or classification of any corresponding Claim scheduled by the Debtor in its Schedules, to the extent of such excess; (B) in its entirety, if any corresponding Claim scheduled by the Debtor has been scheduled as disputed, contingent or unliquidated in its Schedules; or (C) in its entirety, if no corresponding Claim has been scheduled by the Debtor in its Schedules.

                  Section 2.36 Disputed Interest means an Interest, or portion thereof, that has not become an Allowed Interest.


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                  Section 2.37 Distribution Record Date means 5:00 p.m. on the
Business Day immediately preceding the Confirmation Date or other such time and date designated in the Confirmation Order.

                  Section 2.38 Distributions means the distributions to be made pursuant to the Plan.

                  Section 2.39 Effective Date means a Business Day selected by the Debtor, with the prior consent of the Bondholder Committee that is the later of (a) a day that is not less than eleven (11) days after the Confirmation Date and (b) the first Business Day on which all conditions to the occurrence of the Effective Date have been satisfied or duly waived.

                  Section 2.40 Entity means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

                  Section 2.41 Estate means the estate of TARC created by
Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

                  Section 2.42 Estate Representative means the Person appointed by the Debtor, with the prior consent of the Creditors' Committee and the Bondholder Committee, who shall be an attorney experienced in commercial litigation to serve as the Litigation Trustee and the Disbursing Agent.

                  Section 2.43 Face Amount means: (a) with respect to a particular Claim (i) if the Claim is listed in the Schedules and the holder of such Claim has not Filed a proof of Claim within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the amount of such Claim that is listed in the Schedules as not disputed, contingent or unliquidated; or (ii) if the holder of such Claim has Filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the liquidated amount stated in such proof of Claim, or such amount as is determined by the Final Order of the Bankruptcy Court; (b) in the case of an Administrative Expense, the liquidated amount set forth in any application Filed with respect thereto, or the amount set forth in the Debtor's books and records or such amount as is determined pursuant to a Final Order; or (c) in all other cases, zero or such amount as shall be fixed or estimated pursuant to a Final Order.

                  Section 2.44 File, Filed or Filing means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case.

                  Section 2.45 Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Case, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b)




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if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order, shall not cause such order not to be a Final Order.

                  Section 2.46 Firstar means Firstar Bank, N.A., formerly known as Firstar Bank of Minnesota, N.A., as Indenture Trustee for the TEC Bondholders.

                  Section 2.47 First Union means First Union National Bank, as Indenture Trustee for the TARC Subordinated Notes.

                  Section 2.48 General Unsecured Claim means any Claim that is not an Administrative Expense, a Priority Claim, a Secured Claim, a TARC Senior Secured Note Claim, or a TARC Subordinated Note Claim.

                  Section 2.49 Governmental Unit means a governmental unit as such term is defined in Section 101(27) of the Bankruptcy Code.

                  Section 2.50 Impaired means with respect to any Claim or Interest, impaired within the meaning of Section 1124 of the Bankruptcy Code.

                  Section 2.51 Indentures means, collectively, the TEC Senior Secured Notes Indenture and the TARC Subordinated Notes Indenture.

                  Section 2.52 Indenture Trustee means any entity identified as the trustee, paying agent or other similar fiduciary under a bond, note or other debt instrument (including, but not limited to, the TEC Senior Secured Notes and the TARC Subordinated Notes), whether or not the agreement evidencing the debt or delineating its terms is denominated as an indenture.

                  Section 2.53 Indenture Trustee Claim means the fees and expenses of First Union or Firstar, as Indenture Trustee under their respective Indentures, or any other successor Indenture Trustee, incurred in their capacity as such, including the fees and expenses of its counsel.

                  Section 2.54 Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtor's general liability insurance policies but shall not include Workers' Compensation Claims arising out of Workers' Compensation Programs and employee benefit plans.

                  Section 2.55 Insured Portion means the portion of any Insured Claim that is covered under an applicable Debtor's general liability insurance policy and would not constitute a Deductible Claim.


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                  Section 2.56 Interest Reserve Accounts means the custodial accounts at First Union in the name of First Union, as Trustee, which were established pursuant to the TARC Subordinated Notes Indenture.

                  Section 2.57 Interests means, as of the Petition Date, the equity Interests in the Debtor, including, without limitation, shares of common stock and shares of preferred stock of the Debtor and any rights, options, warrants, calls, subscriptions or other similar rights or agreements, commitments or outstanding securities obligating the Debtor to issue, transfer or sell any shares of capital stock of the Debtor.

                  Section 2.58 Lawsuit means the Debtor's Causes of Action in that case styled TARC and John Stanley v. Bill Elder, WWL-TV, A.H. Belo, currently pending in the 19th District Court, East Baton Rough Parish, LA.

                  Section 2.59 Lien means any charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

                  Section 2.60 Litigation Trust means the trust created by the Litigation Trust Agreement and set up for the benefit of the Class 2 Creditors.

                  Section 2.61 Litigation Trust Agreement means the Creditor Litigation Trust Agreement in the form acceptable to the Creditors Committee, the Debtor and the Bondholders Committee.

                  Section 2.62 Paying Agent means the Disbursing Agent, any Indenture Trustee, or any other entity contractually authorized and/or obligated to make Distributions to certain holders of Claims and Interests and similar intermediaries an agents participating in making or conveying Distributions as required by the Plan.

                  Section 2.63 Petition Date means April 20, 1999, the date on which the Debtor commenced the Chapter 11 Case.

                  Section 2.64 Plan means this Second Amended Plan of Liquidation Under Chapter 11 of the Bankruptcy Code proposed by the Debtor dated as of September 29, 1999, including, without limitation, the annexes, exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the Confirmation Order, the provisions of the Bankruptcy Code and the terms hereof.

                  Section 2.65 Plan Documents means the Litigation Trust Agreement and the other agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan.

                  Section 2.66 Priority Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under Section 507(a) of the Bankruptcy Code.




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                  Section 2.67 Professionals means those Entities: (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code providing for compensation for services rendered prior to the Effective Date pursuant to Sections 327, 328,329, 330 and 331 of the Bankruptcy Code, or (b) seeking compensation and reimbursement pursuant to Sections 503(b)(2) or (4) of the Bankruptcy Code.

                  Section 2.68 Ratable Proportion means, with reference to any Distribution on account of any Claim or Interest in any Class or subclass, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Interests, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares of Interest in the same Class or subclass, as applicable.

                  Section 2.69 Rejection Claim means any Claim against the Debtor arising from the rejection of any executory contract or unexpired lease, including any Claim of (a) a lessor for damages resulting from the rejection of a lease of real property as any such Claim shall be calculated in accordance with Section 502(b)(6) of the Bankruptcy Code or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with Section 502(b)(7) of the Bankruptcy Code. A Rejection Claim shall constitute a General Unsecured Claim.

                  Section 2.70 Schedules means the schedules of assets and liabilities and the statement of financial affairs Filed by the Debtor under
Section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 on June 14, 1999, as amended from time to time.

                  Section 2.71 Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtor or (c) as determined pursuant to a Final Order in accordance with Section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under
Section 553 of the Bankruptcy Code, to the extent of such setoff.

                  Section 2.72 SubDebt Committee means the Official Committee of holders of the TransTexas Subordinated Notes in the Chapter 11 case of TransTexas, as appointed by the Office of the United States Trustee and reconstituted from time-to-time, which members are identified in the Disclosure Statement.

                  Section 2.73 TARC means TransAmerican Refining Corporation, a Texas corporation, the Debtor and the Debtor-in-Possession.

                  Section 2.74 TARC Common Stock means all authorized, issued and outstanding shares of common stock of TARC, $0.1 par value, as of the Petition Date and all other Interests.

                  Section 2.75 TARC Senior Secured Loan Agreement means the Loan Agreement between TARC and TEC, dated as of June 13, 1997, as amended from time to time.


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                  Section 2.76 TARC Senior Secured Note means the fully accreted
$920 million senior secured note dated June 13, 1997, originally made by TARC payable to TEC and which was pledged as collateral for the TEC Senior Secured Notes.

                  Section 2.77 TARC Senior Secured Note Claims means the Claims of the holder of the TARC Senior Secured Note.

                  Section 2.78 TARC Senior Secured Note Deficiency Claim means the Deficiency Claim of the holder of the $920 million senior secured note dated June 13, 1997, originally made by TARC payable to TEC.

                  Section 2.79 TARC Subordinated Notes means the $200 million aggregate principal amount of TARC 16% Senior Subordinated Notes due 2001 issued by TARC pursuant to the TARC Subordinated Notes Indenture.

                  Section 2.80 TARC Subordinated Notes Indenture means the Indenture between TARC, as issuer, and First Union, as Indenture
Trustee, dated as of December 30, 1997, as amended from time to time, which relate to the TARC Subordinated Notes.

                  Section 2.81 TCR means TCR Holding Corporation, a Delaware corporation.

                  Section 2.82 TCR Preferred Stock means all stock held by TCR in TransContinental Refining Corporation, d/b/a Orion Refining Corporation pledged to TEC under that certain Pledge Agreement between TCR and TEC dated December 15, 1998, as amended.

                  Section 2.83 TEC means TransAmerican Energy Corporation, a Delaware corporation, and a debtor-in-possession, in case number 99-21551, pending in the Bankruptcy Court and which is jointly administered with the Debtor and TransTexas.

                  Section 2.84 TEC Bondholders means the holders of the TEC Senior Secured Notes as of the Distribution Record Date.

                  Section 2.85 TEC Plan means the Second Amended Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TEC dated as of September 29, 1999, including, without limitation, the annexes, exhibits and schedules thereto, as amended from time to time.

                  Section 2.86 TEC Senior Secured Notes means, collectively, the $475 million aggregate principal amount of the 11 1/2 % Senior Secured Notes due 2002 and the $1.13 billion aggregate principal amount of the 13% Senior Secured Discount Notes due 2002 issued by TEC pursuant to the TEC Senior Secured Notes Indenture.

                  Section 2.87 TEC Senior Secured Notes Indenture means the Indenture between TEC, as issuer, and Firstar, as Indenture Trustee, dated as of June 13, 1997, as amended from time to time, which relates to the TEC Senior Secured Notes.




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                  Section 2.88 Tort Claim means any Claim related to personal injury, property damage, products liability or other similar Claims against the Debtor. A Tort Claim shall constitute an Unsecured Claim.

                  Section 2.89 TransTexas means TransTexas Gas Corporation, a Delaware corporation and Debtor-in-Possession, in Case No. 99-21550, pending in the Bankruptcy Court and which is jointly administered with the Chapter 11 cases of the Debtor and TEC.

                  Section 2.90 TransTexas Plan means the Second Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code proposed by TransTexas, dated as of September 29, 1999, including, without limitation, the annexes, exhibits and schedules thereto, as amended from time to time.

                  Section 2.91 Unclaimed Property means any Cash unclaimed on or after the applicable distribution date made in respect of the relevant Allowed Claim or Allowed Interest. Unclaimed Property shall include: (a) checks (and the funds represented thereby), mailed to an address of a holder of a Allowed Claim or Interest and returned as undeliverable without a proper forwarding address;
(b) funds for uncashed checks; and (c) checks (and the funds represented thereby) not mailed or delivered because no address to mail or deliver such property was available.

                  Section 2.92 Unimpaired means a Claim that is not Impaired.

                  Section 2.93 Workers' Compensation Claims means any Claims held by (i) current and former employees of the Debtor, (ii) beneficiaries of current and former employees of the Debtor and (iii) Governmental Units, for payment or reimbursement under and according to the terms of the Workers' Compensation Programs.

                  Section 2.94 Workers' Compensation Programs means those statutorily mandated programs in effect on the Petition Date providing compensation, paid for by third parties, to employees of the Debtor for job-related injuries or job related illnesses, which were required to be maintained under provisions of non-bankruptcy law.




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                                   ARTICLE III

           PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
                                 PRIORITY CLAIMS

                  Section 3.01 Treatment of Allowed Administrative Expenses. Unless otherwise provided for herein, each holder of an Allowed Administrative Expense (including, without limitation, all compensation and reimbursement of expenses of Professionals pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code) shall receive 100% of the unpaid Allowed amount of such Administrative Expense in Cash on or as soon as reasonably practicable after the later of: (a) the Effective Date; and (b) the date on which such Administrative Expense becomes Allowed, provided, however, that an Allowed Administrative Expense may be paid on such other terms and conditions as are agreed to between the Debtor and the holder of such Allowed Administrative Expense. All Professionals requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, or 503(b) of the Bankruptcy Code for services rendered before the Effective Date shall File and serve on the Debtor, the Creditors' Committee, the Bondholder Committee, and the United States Trustee an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Confirmation Date. Objections to applications of Professionals for compensation or reimbursement of expenses must be Filed and served on the Debtor, the United States Trustee, the Bondholder Committee, the Creditors' Committee and the Professionals to whose fee application the objections are addressed.

                  Section 3.02 Bondholder DIP Secured Claims. The holders of the Bondholder DIP Secured Claims shall receive no Distribution under this Plan.

                  Section 3.03 Treatment of Allowed Priority Claims. Each holder of an Allowed Priority Claim shall receive on account of such Allowed Priority Claim Cash in an amount equal to the Allowed Amount of its Claim on or as soon as practicable after the later of: (a) the Effective Date or (b) the date on which such Priority Claim became an Allowed Priority Claim.


                                   ARTICLE IV

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expenses and Priority Claims of the kinds specified in Sections 507(a)(1), 502(i) and 507(a)(8) of the Bankruptcy Code have not been classified and are excluded from the following classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.



                  Section 4.01       Class 1 consists of the TARC Senior Secured Note Claims.

                  Section 4.02       Class 2 consists of all General Unsecured Claims.






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



                  Section 4.03      Class 3 consists of all TARC Subordinated Note Claims.

                  Section 4.04      Class 4 consists of all TARC Common Stock Interests.


                                    ARTICLE V

                        TREATMENT OF CLAIMS AND INTERESTS

                  Section 5.01 Treatment of Allowed Class 1 Claim (TARC Senior Secured Note Claims).

                  (a) The TARC Senior Secured Note Claims are Allowed in full. On the Effective Date, the holder of the Allowed TARC Senior Secured Note Claims as of the Distribution Record Date shall receive on account of its Allowed TARC Senior Secured Note Claims all of Debtor's right, title and interest in each item of Collateral securing any of the Debtor's obligations arising under, in respect of, or relating to the TARC Senior Secured Note, the TARC Senior Secured Loan Agreement and/or any other agreement or instrument entered into in connection therewith, including, without limitation, all of the Debtor's right, title and interest in the TCR Preferred Stock.

                  (b) Class 1 is Impaired. Holders of Allowed TARC Senior Secured Note Claims shall be entitled to vote to accept or reject the Plan.

                  Section 5.02 Treatment of Allowed Class 2 Claims (General Unsecured Claims).

                  (a) Each holder of an Allowed General Unsecured Claim, together with each holder of a Class 3 Allowed TARC Subordinated Note Claim, shall receive on account of its Allowed General Unsecured Claim, its Ratable Proportion of the Litigation Trust.

                  (b) Class 2 is Impaired under the Plan. Holders of such Claims shall be entitled to vote to accept or reject the Plan.


                  Section 5.03 Treatment of Allowed Class 3 Claims (TARC Subordinated Note Claims).

                  (a) The TARC Subordinated Note Claims are allowed in full. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed TARC Subordinated Note Claim as of the Distribution Record Date, shall be entitled to receive on account of its Allowed TARC Subordinated Note Claim its Ratable Proportion of 17 1/2% of the funds held in the Interest Reserve Accounts, less reasonable attorneys' fees and expenses payable to First Union. Firstar shall receive the remaining 82 1/2% of the funds held in the Interest Reserve Accounts for the benefit of the TEC Bondholders. The TARC Senior Secured Note Claimants and the TARC Subordinated Note Claimants have agreed to this division of the funds in the Interest Reserve Accounts as set forth more specifically in the Application to Compromise Controversy which is incorporated by reference herein. Confirmation of the TARC Plan shall be deemed approval of this compromise and settlement pursuant to Bankruptcy Rule 9019. In addition, each holder of an Allowed TARC



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Subordinated Note Claim, together with each holder of a Class 2 Allowed General
Unsecured Claim, shall receive on account of its Allowed Claim, its Ratable Proportion of the Litigation Trust.

                  (b) Class 3 is Impaired. Holders of such Claims shall be entitled to vote to accept or reject the Plan.

                  Section 5.04 Treatment of Allowed Class 4 Interests (TARC Common Stock Interests).

                  (a) The holders of TARC Common Stock Interests shall receive no distributions of any kind under the Plan in respect of those Interests.

                  (b) Class 4 is Impaired under the Plan. Holders of such Interests shall be deemed to have rejected the Plan.


                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

                  In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means for implementation of this Plan.

                  Section 6.01 General Corporate Matters. The Debtor shall take such action as is necessary under the laws of the State of Texas, federal law and other applicable law to effect the terms and provisions of the Plan and the Plan Documents.

                  Section 6.02 Distributions to Holders of Allowed Claims; Further Transactions. On the Effective Date, the Debtor shall execute and deliver to the holders of Allowed TARC Senior Secured Note Claims, all documents, agreements and instruments reasonably requested by Firstar and/or the Bondholder Committee, to effectuate the treatment of the Allowed TARC Senior Secured Note Claims. The Reorganized Debtor shall execute such further documents, instruments and agreements as are necessary to effectuate and further evidence the terms and conditions of the Plan. For the purposes of the treatment of the Allowed TARC Senior Secured Note Claims, Firstar shall be deemed to be the sole holder of all such Claims. All Distributions on account of the Allowed TARC Senior Secured Note Claims shall be distributed to Firstar, for further distribution to the TEC Bondholders pursuant to the terms of the TEC Senior Secured Notes Indenture, the Plan and the Plan Documents. Neither Firstar nor the TEC Bondholders shall have assumed or be deemed to have assumed any liabilities or obligations of the Debtor by virtue of the treatment of the Allowed TARC Senior Secured Note Claims and this Section 6.02.

                  Section 6.03 Distribution to Holders of TARC Subordinated Notes. For the purposes of Distributions to the holder of Allowed TARC Subordinated Note Claims, First Union shall be deemed to be the sole holder of such Claims. All Distributions on account of Allowed TARC Subordinated Note Claims shall be distributed to First Union, for further distribution to the TARC Subordinated Note holders.





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                  Section 6.04 Approval of Agreements. The solicitation of votes on the Plan shall be deemed a solicitation for the approval of the Plan
Documents and transactions contemplated by this Plan. Entry of the Confirmation Order shall constitute approval of such other agreements and transactions as the Confirmation Order shall so provide.

                  Section 6.05 Cancellation and Surrender of Existing Securities; Cancellation of Indentures.

                  (a) Cancellation of Existing Securities and Agreements. On the Effective Date, the TARC Common Stock, and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Debtor to issue, transfer, or sell any shares of TARC Common Stock, or any other capital stock of the Debtor shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights. After the Indenture Trustees or their agents perform their obligations under the Plan, the Plan Documents and their respective Indentures, the Indenture Trustees and their agents, successors and assigns shall be discharged of all of their obligations associated with the respective Indentures and related agreements and released from all Claims arising in this Chapter 11 Case, and as of the Effective Date, such Indentures and related agreements shall be deemed canceled, except that such cancellation shall not impair the rights of the holders of the TEC Senior Secured Note Claims and the TARC Subordinated Note Claims to receive Distributions under the Plan or the rights of the Indenture Trustee under their charging liens, if any, pursuant to the Indentures to the extent that the Indenture Trustee has not received payment and, to the extent applicable, a reserve has been established on account of the Indenture Trustee Claim.

                  (b) Surrender of Existing Securities. As a condition to receiving any Distribution under the Plan, each holder of a promissory note, share certificate, or other instrument evidencing a Claim or Interest must surrender such promissory note, share certificate, or other instrument to the Debtor or its designee. Any holder of a Claim or Interest that fails to (a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Debtor or the Estate Representative and furnish a bond in the form, substance, and amount reasonably satisfactory to the Debtor or the Estate Representative before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such holder's Claim becomes an Allowed Claim, shall be deemed to have forfeited all rights, Claims, and/or Interests and may not participate in any Distribution under the Plan.

                  Section 6.06 Estate Representative. On the Confirmation Date, the Plan shall be implemented under the supervision of a representative or representatives appointed by the Debtor, with the prior consent of the Creditors' Committee and the Bondholder Committee. The Estate Representative shall be appointed at or prior to the Confirmation Date. The Estate Representative shall be entitled to reasonable compensation, subject to the approval of the Bankruptcy Court. The duties and powers of the Estate Representative shall include all powers necessary to implement the Plan, including but not limited to, the following: (i) to compromise, dismiss or pursue in litigation any and all Claims of the Debtor and its Creditors pending or existing at Confirmation against the Defendants; (ii) to retain professionals to assist it in performing its duties hereunder; and (iii) to




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serve as Trustee of the Litigation Trust hereunder and Disbursing Agent hereunder. Upon the Effective Date, the Creditors Committee shall cease to exist. In the event the position of the Estate Representative hereunder is vacated for any reason, the Creditors Committee shall reconvene for the sole purpose of selecting a successor Estate Representative. If the Creditors Committee fails to select a successor Estate Representative within thirty days after the Creditors Committee is reconvened, one shall be selected by the United States Trustee. The Estate Representative shall be required to disclose his or her connections, if any, to the Debtor, Creditors, any other party-in-interest and to the United States Trustee for the Southern District of Texas, Corpus Christi Division.

                  Section 6.07 Litigation Trust. On the Confirmation Date: (i) a Litigation Trust shall be established for the purpose of pursuing Claims of the Debtor or its Creditors against the Defendants; (ii) the Estate Representative shall be authorized to execute a Litigation Trust Agreement and take all other steps necessary to establish the Litigation Trust; and (iii) the Claims of the Debtor against the Defendants shall be assigned to the Litigation Trust as successor in interest to the Debtor.

                  The Claims assigned to the Litigation Trust shall include only the Claims of the Debtor and its Estate against the Defendants. The decision of whether or not to pursue the litigation at all or to compromise Claims once they have been asserted shall be in the sole discretion of the Estate Representative.


                                   ARTICLE VII

                  DISPUTED CLAIMS, DISPUTED INTERESTS, RESERVES
                    AND MISCELLANEOUS DISTRIBUTION PROVISIONS

                  Section 7.01 Objections. An objection to the allowance of a Claim (other than an Administrative Expense Claim) or Interest shall be in writing and may be Filed by the Debtor, or the Estate Representative, or any other party in interest, at any time on or before the Objection Deadline. The "Objection Deadline" is the later of (a) the 120th day following the Effective Date unless such period is extended by order of the Bankruptcy Court, (b) sixty
(60) days after the Filing of the proof of such Claim or Interest or (c) such other date set by order of the Bankruptcy Court (the application for which may be made on an ex parte basis). The objecting party shall serve a copy of each such Objection upon the holder of the Claim or Interest to which it pertains and upon the Debtor, or the Estate Representative, as the case may be, and, prior to the Effective Date, the Creditors' Committee. The Debtor or the Estate Representative will prosecute each Objection to a Claim or Interest until determined by a Final Order unless the Debtor or the Estate Representative (i) compromises and settles an Objection to a Claim or Interest by written stipulation, subject to Bankruptcy Court approval, if necessary or (ii) withdraws an Objection to a Claim or Interest.

                  Section 7.02 Amendments to Claims; Claims Filed After the Confirmation Date. Except as otherwise provided in this Plan, after the Confirmation Date, a Claim may not be Filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such Claim solely to decrease, but not to increase,



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the Face Amount thereof. Except as otherwise provided in this Plan, any new or amended Claim Filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtor.

                  Section 7.03 Payment or Distribution of Disputed Claim or Disputed Interest. No payment or distribution will be made in respect of a Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest. Notwithstanding the foregoing, on or as soon as practicable after the Objection Deadline, the Estate Representative shall make Distributions to holders of Disputed Claims or Disputed Interest to the extent, and only to the extent, the portion of such Claim or Interest is not subject to a pending objection.

                  Section 7.04 Timing of Payment or Distribution When a Disputed Claim or Disputed Interest Becomes an Allowed Claim or Allowed Interest. Subject to the provisions of this Plan and the Litigation Trust Agreement, Distributions with respect to each Disputed Claim that becomes an Allowed Claim that would have otherwise been made had the Claim been an Allowed Claim on the Effective Date shall be made within thirty (30) days after the date on which such Disputed Claim becomes an Allowed Claim.

Section 7.05 Undeliverable or Unclaimed Distributions. Any Entity that is entitled to receive a Cash Distribution under this Plan but that fails to cash a check within 120 days of its issuance shall be entitled to receive a reissued check from the Disbursing Agent for the amount of the original check, without any interest, if such Entity requests the Disbursing Agent or its designee to reissue such check and provides the Disbursing Agent or its designee, with such documentation as the Disbursing Agent or its designee requests to verify that such Entity is entitled to such check, prior to the later of (a) the second anniversary of the Effective Date or (b) six (6) months after such Claim becomes an Allowed Claim. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (a) the second anniversary of the Effective Date or (b) six (6) months following the date such Entity's Claim becomes an Allowed Claim, such Entity shall not be entitled to receive any distribution under this Plan with respect to the amount of such check. If the distribution to any holder of an Allowed Claim is returned to the Disbursing Agent or its designee as undeliverable, no further distributions will be made to such holder unless and until the Disbursing Agent or its designee is notified in writing of such holder's then-current address.

                  All Claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such Entity's Claim becomes an Allowed Claim. After such date, all unclaimed property shall revert to the Disbursing Agent and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheatment laws to the contrary.

                  Section 7.06 Allocation of Consideration. The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under this Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and




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any remaining consideration as satisfying accrued, but unpaid, interest through the Effective Date, if any.

                  Section 7.07 Distributions to the Holders of General Unsecured Claims. In connection with the process of resolution of Disputed Claims, the Bankruptcy Court will determine the amount of ultimately Allowed General Unsecured Claims and consequently, the final distributions to holders of Allowed General Unsecured Claims pursuant to this Plan.

                  Section 7.08 Transmittal of Distributions and Notices.

                  (a) Any property or notice other than Cash Distributions made through Section 7.05 which an Entity is or becomes entitled to receive pursuant to the Plan shall be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity at the address indicated on any notice of appearance Filed by that Entity or his authorized agent prior to the Effective Date. If no notice of appearance has been Filed, notice shall be sent to the address indicated on a properly Filed proof of Claim or, absent such a proof of Claim or Interest, the address that is Scheduled for that Entity or register maintained for register securities. The date of Distribution shall be the date of mailing, and property distributed in accordance with this Section shall be deemed delivered to such Entity regardless of whether such property is actually received by that Entity.

                  (b) A holder of a Claim may designate a different address for notices and distributions by notifying the Debtor or after the Effective Date, the Estate Representative, or with respect to the holder of a TARC Senior Secured Note Claims, Firstar, or with respect to a holder of a TARC Subordinated Note Claim, First Union, of that address in writing. The new address shall be effective upon receipt by the Debtor, the Estate Representative, Firstar or First Union, as the case may be.

                  (c) Notwithstanding anything contrary herein and above, to the extent that a Distribution is required to be made to a Paying Agent, the address for the relevant Claim shall be the address of the relevant Paying Agent.

                  Section 7.09 Distribution Record Date. As of the close of business on the Distribution Record Date, the transfer register for the TARC Subordinated Notes and the TEC Senior Secured Notes will be closed, and the Disbursing Agents, First Union and Firstar and their respective agents will have no obligation to recognize the transfer of any TARC Subordinated Notes or the transfer of any TEC Senior Secured Notes occurring after such time and will be entitled for all purposes herein to recognize and deal only with those holders of record as of such time.

                  Section 7.10 Method of Cash Distributions. Any Cash payment to be made pursuant to this Plan may be made by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.

                  Section 7.11 Distributions on Non-Business Days. Any Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.




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                  Section 7.12 Withholding Taxes. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

                  Section 7.13 Disputed Distributions. If any dispute arises as to the identity of a holder of an Allowed Claim or an Allowed Interest who is to receive any distribution, the Disbursing Agent, Firstar, or Bank One may, in lieu of making such distribution to such Entity, make such distribution into an escrow account until the disposition thereof shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to such dispute.

                  Section 7.14 Rights to Pursue Causes of Action. Firstar shall have the exclusive right to enforce against any Entity any and all Causes of Action (including, without limitation, all Causes of Action arising under Sections 510, 544 through 550 and 553 of the Bankruptcy Code or otherwise arising under the Bankruptcy Code and/or those arising under other applicable law) that arose before the Effective Date, including all Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code, other than (i) those expressly released or compromised as part of or pursuant to this Plan and (ii) the Lawsuit; provided, however, that Firstar shall have no obligation to pursue any such Cause of Action unless directed by a majority in principal amount of the holders of the TEC Senior Secured Notes, in accordance with the terms of the TEC Senior Secured Notes Indenture.


                                  ARTICLE VIII

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Section 8.01 Rejection Generally. On the Effective Date, pursuant to Section 365 of the Bankruptcy Code, all executory contracts and unexpired leases are rejected. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving the rejection of all of the Debtor's executory contracts and unexpired leases.

                  Section 8.02 Bar Date for Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 8.01 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely Filed it is a General Unsecured Claim, shall be classified in Class 2. A proof of Claim for rejection damages must be Filed and served on the Debtor or the Estate Representative, as the case may be, within forty-five days after the earlier of (a) the date of entry of the first order of the Bankruptcy Court rejecting the executory contract or unexpired lease, or (b) the Confirmation Date.


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                                   ARTICLE IX

                     DISCHARGE, RELEASES AND INDEMNIFICATION

                  Section 9.01 No Discharge of Debtor. The Plan provides for liquidation of all of the Debtor's assets and the discontinuance of its business. Accordingly, and pursuant to Section 1141(d)(3) of the Bankruptcy Code, the Debtor shall not receive a discharge.

                  Section 9.02 Releases.

                  (a) On the Effective Date, the Debtor shall be deemed to release unconditionally, and hereby is deemed to release unconditionally on such date (i) each present or former officer, director, shareholder, employee, consultant, attorney, accountant and other representatives of the Debtor, (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each consultant, attorney, accountant or other representative or member of the Creditors' Committee, (iii) the entities serving on the Bondholder Committee at any time during the Chapter 11 Case and, solely in their capacity as representatives of such holders, each of such entity's respective officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants and other representatives, (iv) Firstar as Indenture Trustee, and, solely in their capacity as representatives of Firstar, as Indenture Trustee, each of such Entity's officers, directors, shareholders, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives, (v) First Union as Indenture Trustee, and, solely in their capacity as representatives of First Union, as Indenture Trustee, each of such Entity's officers, directors, shareholders, employees, consultants, attorneys, accountants, advisors, affiliates and other respective members, (vi) the holders of Bondholder DIP Claims and, solely in their capacity as representatives of such holders, each of such holder's respective officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives (the Entities specified in clauses (i), (ii), (iii), (iv), (v) and (vi) are referred to collectively as the "Releasees"), from any and all Claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan, except that no Releasees shall be released from acts or omissions which are the result of willful misconduct, except that no Releasees shall be released from acts or omissions which are the result of willful misconduct and no officers or directors of the Debtor shall be released with respect to (x) any indebtedness of such Releasee to Debtor or Debtor-in-Possession for money borrowed by such Releasee, (y) any setoff or counterclaim Debtor or Debtor-in-Possession may have or assert against any such Releasee, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Releasee against Debtor or Debtor-in-Possession, as the Case may be and (z) Claims arising from the fraud, willful misconduct or gross negligence of such Releasee.



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                  (b) On the Effective Date, each holder of a Claim and/or an
Interest shall be deemed to have released unconditionally, and hereby is deemed to release unconditionally on such date, the Releasees, from any and all rights, Claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case or the Plan, except that no Releasees shall be released from acts or omissions which are the result of willful misconduct.

                  (c) If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then the Debtor, with the prior consent of the Bondholders Committee, reserves the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.

                  Section 9.03 Indemnification. Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its present and former directors, officers and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or by-laws of the Debtor, applicable state law, specific agreement or any combination of the foregoing shall not survive the Effective Date and shall be discharged, regardless of whether indemnification is owed in connection with an event occurring prior to, upon or subsequent to the Petition Date.

                  Section 9.04 Conclusion of Chapter 11 Cases and Dissolution of Creditors' Committee and SubDebt Committee.

                  Except with respect to any appeal of an order in the Chapter 11 Case, and any matters related to any proposed modification of the Plan, on the Effective Date, the Creditors' Committee and the SubDebt Committee shall be dissolved and the members, employees, agents, advisors and representatives (including, without limitation, attorneys, financial advisors, and other Professionals) of each thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with the Chapter 11 Case.


                                    ARTICLE X

                 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

                  Section 10.01 Conditions to Occurrence of the Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

                  (a) The Bankruptcy Court shall have entered an order confirming the TEC Plan, and the TEC Plan and the order confirming the TEC Plan shall each be in form and substance satisfactory to the Bondholder Committee and the Debtor.



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                  (b) The Bankruptcy Court shall have entered an order
confirming the TransTexas Plan, and the TransTexas Plan and the order confirming the TransTexas Plan shall each be in form and substance satisfactory to the Bondholder Committee and the Debtor.

                  (c) The order confirming the TEC Plan shall have become a Final Order (as such term is defined in the TEC Plan).

                  (d) The order confirming the TransTexas Plan shall have become a Final Order (as such term is defined in the TransTexas Plan).

                  (e) The Confirmation Order shall have been entered and become a Final Order in form and substance satisfactory to the Debtor and the Bondholder Committee.

                  (f) The Debtor shall have sufficient Cash, to satisfy all Cash obligations under the Plan due on or as of the Effective Date.

                  (g) No order of a court shall have been entered and shall remain in effect restraining the Debtor from consummating the Plan.

                  (h) The Debtor and the Bondholder Committee shall each have approved each of the Plan Documents and such Plan Documents shall have been executed in accordance with their terms.

                  Section 10.02 Waiver of Conditions. The Debtor may waive, with the prior consent of the Bondholder Committee, one or more of the conditions to the occurrence of the Effective Date.


                                   ARTICLE XI

                              LEGAL BINDING EFFECT

                  Section 11.01 Effects of Confirmation. Upon Confirmation, and pursuant to Section 1141(a) of the Bankruptcy Code, the provisions of the Plan will bind the Debtor, the Bondholder Committee, the Creditors' Committee, the SubDebt Committee, the Estate Representative and all Creditors and Interest holders, including their successors and assigns, whether or not they accept the Plan. The Claims and distributions under the Plan to Creditors are in full and complete settlement of all Claims and Interests.


                                   ARTICLE XII

                            ADMINISTRATIVE PROVISIONS

                  Section 12.01 Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:




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                  (a) to determine (i) any Disputed Claims, Disputed Interests and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances and (iii) preconfirmation tax liability pursuant to Section 505 of the Bankruptcy Code;

                  (b) to allow, disallow, estimate, liquidate or determine any Claim or Interest against the Debtor and to enter or enforce any order requiring the Filing of any such Claim or Interest before a particular date;

                  (c) to approve all matters related to the rejection of any executory contract or unexpired lease of the Debtor pursuant to Section 365 of the Bankruptcy Code;

                  (d) to determine requests for payment of administrative expenses entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto;

                  (e) to resolve controversies and disputes regarding the interpretation and implementation of this Plan, any disputes relating to whether or not a timely and proper proof of Claim was Filed or whether a Disallowed Claim or Disallowed Interest should be reinstated;

                  (f) to implement the provisions of this Plan and entry of orders in aid of confirmation and consummation of this Plan;

                  (g) to modify the Plan pursuant to Section 1127 of the Bankruptcy Code;

                  (h) to adjudicate any and all Causes of Action that arose in this Chapter 11 Case preconfirmation or in connection with the implementation of this Plan, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals;

                  (i) to resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Interests or the administration thereof;

                  (j) to resolve any disputes concerning whether a person or entity had sufficient notice of the Chapter 11 Case, the Bar Date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of this Plan for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

                  (k) to determine any and all applications, Claims, Interests, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims or Interests) in this Chapter 11 Case;

                  (l) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;




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                  (m) to seek the issuance of such orders in aid of execution of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

                  (n) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

                  (o) to recover all assets of the Debtor and property of the Estate, wherever located, including any Causes of Action under Sections 544 through 550 of the Bankruptcy Code and the Lawsuit;

                  (p) to hear and resolve matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

                  (q) to hear any other matter not inconsistent with the Bankruptcy Code;

                  (r) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves to be established, under this Plan, including, without limitation, the Distributions to be made by either Indenture Trustee and the rights of such Indenture Trustee; and

                  (s) to enter a final decree closing the Chapter 11 Case.

                  Section 12.02 Cram Down. If all of the applicable requirements for confirmation of the Plan are met as set forth in Section 1129(a) of the Bankruptcy Code except subsection (8) thereof, the Debtor, with the prior consent of the Bondholder Committee, may request the Court to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of such subsection (8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any Impaired Class that does not vote to accept this Plan as described in the Disclosure Statement.

                  Section 12.03 Modification of the Plan. The Debtor, with the prior consent of the Bondholder Committee, reserves the right, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtor, with the prior consent of the Bondholder Committee, may, upon order of the Bankruptcy Court, alter, amend or modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

                  Section 12.04 Exemption from Certain Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with, the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or



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    Corporation                                                         Page 23
personal property of the Debtor pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other simple tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

                  Section 12.05 Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtor, the Estates, and any Entity holding Claims against the Debtor.

                  Section 12.06 Withdrawal or Revocation of the Plan. The Debtor, with the prior consent of the Bondholder Committee, reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn, or if the Confirmation Date does not occur, the Plan shall have no force and effect.

                  Section 12.07 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Entity.

                  Section 12.08 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

                  Section 12.09 Notices. All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been received, by mail, addressed to:

                  TransAmerican Refining Corporation
                  1300 North Sam Houston Parkway East
                  Houston, Texas  77032-2949
                  Attn:  Simon Ward

                  with copies to:

                  Gardere & Wynne, L.L.P.
                  3000 Thanksgiving Tower


Second Amended Plan of Liquidation proposed by TransAmerican Refining
    Corporation                                                         Page 24

                  1601 Elm Street
                  Dallas, Texas  75201
                  Attn:  Deirdre B. Ruckman, Esq.

                  and:

                  Bondholder Committee
                  c/o Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York  10038
                  Attn:  Michael J. Sage, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by Filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

                  Section 12.10 Severability. Except as to terms which would frustrate the overall purposes of this Plan, should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.

                  Section 12.11 Interpretation, Rules of Construction, Computation of Time, and Choice of Law.

                  (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement.

                  (b) Any term used in the Plan that is not defined in the Plan, either in Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

                  (c) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan.

                  (d) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

                  (e) Any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date without limitation to the provisions set forth in Article VI of this Plan.




Second Amended Plan of Liquidation proposed by TransAmerican Refining
    Corporation                                                         Page 25

                  (f) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

                  (g) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                  (h) All exhibits, annexes and schedules to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when Filed.

                  (i) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

                  (j) Where applicable, references to the singular shall include the plural and vice-versa.

                  Section 12.12 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein.

                  Section 12.13 Limitation of Liability. None of the Debtor, the Creditors' Committee, the Entities serving on the Bondholder Committee, at any time during the Chapter 11 Case, the Bondholder Lenders, the Indenture Trustees, nor any of their respective officers, directors, employees, members, agents, underwriters or investment bankers, nor any other professional persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Entity for any act taken or omission made in good faith in connection with or related to formulating, negotiating, implementing, confirming or consummating the Plan, the Disclosure Statement or any Plan Document. The Exculpated Persons shall have no liability to the Debtor, any holder of a Claim, any holder of an Interest, any other party in interest in the Chapter 11 Case or any other Entity for actions taken or not taken under the Plan, in connection herewith or with respect hereto, or arising out of their administration of the Plan or the property to be distributed under the Plan, in good faith, including, without limitation, failure to obtain Confirmation or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.



Second Amended Plan of Liquidation proposed by TransAmerican Refining
    Corporation                                                         Page 26

                                    Respectfully submitted,



                                    TransAmerican Refining Corporation

                                    By: /s/ ED DONAHUE
                                        ---------------------------------------

                                        Name: Ed Donahue
                                        ---------------------------------------

                                        Title: Vice President
                                        ---------------------------------------





Second Amended Plan of Liquidation proposed by TransAmerican Refining
    Corporation                                                         Page 27

                          Summary Liquidation Analysis

         The following is a summary liquidation analysis of TransTexas assuming a hypothetical Chapter 7 liquidation in which a court appointed trustee would liquidate the assets of TransTexas. The liquidation analysis has been prepared by TransTexas solely for the purpose of estimating the proceeds available in a Chapter 7 liquidation of TransTexas to illustrate that the TransTexas Plan meets the "Best Interest" test and provide at least equal or greater value to all Impaired Classes of Creditors and Interest Holders than would be provided in a hypothetical conversion to Chapter 7 liquidation. Nothing contained in these valuations is intended to or may constitute a concession by, or admission of, TransTexas for any other purposes.

         It is possible that a conversion to a Chapter 7 case could result in liquidation expenses being greater or less than the estimated amount. Such expenses are in part dependent on the length of time of the liquidation. The liquidation analysis assumes that there will be no income or transfer tax liabilities resulting from Chapter 7 proceedings.

FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                             Appendix 6 - Page 1

                     SUMMARY LIQUIDATION ANALYSIS ($,000'S)

                                           BALANCE AS OF      CHAPTER 7
SOURCES OF LIQUIDATION PROCEEDS            JULY 31, 1999     LIQUIDATION
      Cash                                   $   16,670      $   16,670
      Accounts Receivable                    $   24,187      $   24,187  (1)
      Receivable from Affiliate              $    1,075      $       --  (2)
      Inventories                            $    2,592      $    1,296  (3)
      Total Oil & Gas Properties             $  219,639      $  236,065  (4)
      Other Non-Oil & Gas P., P. & E.        $   48,461      $   37,218  (5)
      Less Costs to Liquidate                $                   (2,845) (6)
      Other Assets (Debt Issuance Costs)     $   22,805      $       --  (7)
      Less Chapter 7 expenses                                      (938) (8)

      ASSETS AVAILABLE FOR DISTRIBUTION      $  335,429      $  311,653

                                                                               PERCENT
USES OF LIQUIDATION PROCEEDS               CLAIM AMOUNT      DISTRIBUTION      RECOVERY
      Production Payment                     $   49,796      $   49,796  (9)    100.0%
      Administrative Claims                  $   32,568      $   32,568 (10)    100.0%
      TransTexas Senior Secured Note         $  450,000      $  229,289          51.0%

      TOTAL                                  $  532,364      $  311,653          58.5%

FOOTNOTES

     (1) It is assumed that uncollectible receivables are written down by the debtor prior to July 31, 1999

     (2)  Assumed to have no liquidation value

     (3)  Assumed to realize 50% of book value in liquidation scenario

     (4)  As estimated by Scotia Group

     (5)  Book value of all other non-oil & gas assets, less liabilities

     (6)  Assumes 1% transaction fee

     (7) Capitalized Debt Issuance costs are not a recoverable asset in a liquidation. This asset is assumed to have no liquidation value

     (8)  General administrative liquidation expenses

     (9)  Unimpaired in Liquidation

     (10) Includes Post-petition accounts payable, accrued liabilities, borrowings and other liabilities

          Also includes administrative and other priority expenses



FIRST AMENDED JOINT DISCLOSURE STATEMENT FOR DEBTORS'
PLANS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                                             Appendix 6 - Page 2